Prospectus supplement dated June 5, 2007 (to prospectus dated February 27, 2007)

$1,200,086,000
(Approximate)

American Home Mortgage Assets Trust 2007-3
Issuing Entity

American Home Mortgage Servicing, Inc.
Servicer

American Home Mortgage Corp.
Sponsor

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Assets Trust 2007-3,
Mortgage-Backed Pass-Through Certificates, Series 2007-3

You should consider carefully the risk factors beginning on page S-23 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of fixed-rate and adjustable-rate first lien and second lien mortgage loans divided into three aggregate loan groups consisting of five loan groups. The trust will issue thirty-three classes of certificates, twenty-one of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of:

•	subordination provided to some classes of certificates in a group by other classes of certificates in that group as described in this prospectus supplement;

•	excess interest and overcollateralization; and

•
a financial guaranty insurance policy issued by Assured Guaranty Corp. for the benefit of the Class III-A-1 Certificates only and a financial guaranty insurance policy issued by Assured Guaranty Corp. for the benefit of the Class III-A-2 Certificates only.

The Class I-A Certificates and Class I-M Certificates will also have the benefit of an interest rate swap agreement and a cap contract and the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will also have the benefit of an interest rate swap agreement, a floor contract and a cap contract.

The Certificates

The certificates offered hereby represent an interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning June 2007.

Greenwich Capital Markets, Inc., JP Morgan Securities Inc., Morgan Stanley & Co., Incorporated and Bear, Stearns & Co. Inc. will offer the underwritten certificates to the public from time to time in negotiated transactions, at varying prices to be determined at the time of sale. There is no underwriting arrangement for the Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6, Class III-M-1 and Class III-M-2 Certificates. The proceeds to the depositor from the offering will be approximately 98.99% of the aggregate certificate principal balance of the underwritten certificates, plus accrued interest from the cut-off date on the Class II-A Certificates and Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates. The expenses of the depositor are estimated to be $800,000. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

RBS Greenwich Capital

JPMorgan	Morgan Stanley	Bear, Stearns & Co. Inc.

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The depositor’s principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (516) 396-7700.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

Caption

SUMMARY OF PROSPECTUS SUPPLEMENT

TRANSACTION STRUCTURE

RISK FACTORS

THE MORTGAGE POOL
General
Mortgage Rates
Index on the Adjustable Rate Mortgage Loans
Mortgage Loan Characteristics
Prepayment Charges

THE DEPOSITOR

ISSUING ENTITY

THE SPONSOR

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

THE SERVICER
Table of Fees and Expenses

MORTGAGE LOAN ORIGINATION
FICO Scores
Representations and Warranties

ADDITIONAL INFORMATION

STATIC POOL INFORMATION

DESCRIPTION OF THE CERTIFICATES
General
Book-Entry Certificates
Interest and Principal Payments on the Certificates
Interest Payments on the Class I-A Certificates and Class I-M Certificates
Principal Payments on the Class I-A Certificates and Class I-M Certificates
Interest Payments on the Class II-A Certificates and Class II-M Certificates
Principal Payments on the Class II-A Certificates and Class II-M Certificates
Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates
Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates
Overcollateralization Provisions for Loan Group I
Overcollateralization Provisions for Loan Group II
Overcollateralization Provisions for Loan Group III
The LPMI Insurers
The LPMI Policies
Calculation of LIBOR for the LIBOR Certificates
Allocation of Losses; Subordination
The Derivative Contracts
P&I Advances
The Class III-A-1 Policy and Class III-A-2 Policy

YIELD ON THE CERTIFICATES
General
Prepayment Considerations
Allocation of Principal Payments
Interest Shortfalls and Realized Losses
Pas Through Rates
Purchase Price
Final Scheduled Distribution Date
Weighted Average Life

POOLING AND SERVICING AGREEMENT
General
The Trustee, the Securities Administrator and the Master Servicer
Reports to Certificateholders
Servicing and Other Compensation and Payment of Expenses
Voting Rights
Optional Termination
Optional Sale of Defaulted Mortgage Loans
Limited Mortgage Loan Purchase Right
Optional Purchase of Defaulted Loans and Certain Delinquent Loans
Pledge and Assignment of Servicer’s Rights
Assignment of the Mortgage Loans
Modifications
Evidence as to Compliance
Rights of the NIM Insurer Under the Pooling and Servicing Agreement

THE CREDIT ENHANCER

CONTROL RIGHTS OF THE CREDIT ENHANCER

FEDERAL INCOME TAX CONSEQUENCES
General
Special Tax Considerations Applicable to the Class A and Class M Certificates

SECONDARY MARKET

LEGAL OPINIONS

LEGAL PROCEEDINGS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

RATINGS

AVAILABLE INFORMATION

REPORTS TO CERTIFICATEHOLDERS

LEGAL INVESTMENT

ERISA CONSIDERATIONS

GLOSSARY

ANNEX I

SCHEDULE A

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuing Entity	American Home Mortgage Assets Trust 2007-3.
Title of Series	Mortgage-Backed Pass-Through Certificates, Series 2007-3.
Cut-off Date	May 1, 2007.
Closing Date	On or about June 6, 2007.
Depositor	American Home Mortgage Assets LLC.
Sponsor	American Home Mortgage Corp.
Originator	American Home Mortgage Corp., or an affiliate thereof.
Master Servicer	Wells Fargo Bank, N.A.
Securities Administrator	Wells Fargo Bank, N.A. The securities administrator also will act as the paying agent and certificate registrar.
Servicer	American Home Mortgage Servicing, Inc.
Trustee	Deutsche Bank National Trust Company.
Custodian	Deutsche Bank National Trust Company.
Group I Swap Provider, Group I Cap Contract Provider, Group III Swap Provider, Group III Cap Contract Provider and Group III Floor Contract Provider	The Royal Bank of Scotland plc.
Credit Enhancer	Assured Guaranty Corp., with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates only.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in June 2007.
Certificates	The classes of certificates and their pass-through rates and initial certificate principal balances are set forth in the table below.
Minimum Denominations	The offered certificates will be issued in minimum denominations of $100,000 principal balance and integral multiples of $1 in excess thereof.

Offered Certificates

Class	Pass-Through Rate	Initial Certificate Principal Balance(1)	Initial Rating (S&P/Moody’s)	Designation
I-1A-1	Adjustable Rate	$86,835,000	AAA/Aaa	Super Senior/Adjustable Rate
I-1A-2	Adjustable Rate	$21,709,000	AAA/Aaa	Senior Support/Adjustable Rate
I-2A-1	Adjustable Rate	$273,048,000	AAA/Aaa	Super Senior/Adjustable Rate
I-2A-2	Adjustable Rate	$30,339,000	AAA/Aaa	Senior Support/Adjustable Rate
I-M-1	Adjustable Rate	$16,708,000	AA/Aa2	Subordinate/Adjustable Rate
I-M-2	Adjustable Rate	$6,907,000	A/A2	Subordinate/Adjustable Rate
I-M-3	Adjustable Rate	$6,015,000	BBB-/Baa3	Subordinate/Adjustable Rate
II-1A-1	6.25%(2)	$192,050,000	AAA/Aaa	Super Senior/Fixed Rate
II-1A-2	6.25%(2)	$48,013,000	AAA/Aaa	Senior Support/Fixed Rate
II-2A-1	6.25%(2)	$312,241,000	AAA/Aaa	Super Senior/Fixed Rate
II-2A-2	6.25%(2)	$34,693,000	AAA/Aaa	Senior Support/Fixed Rate
II-M-1	6.25%(2)	$24,005,000	AA/Aa2	Subordinate/Fixed Rate
II-M-2	6.25%(2)	$3,521,000	AA-/Aa3	Subordinate/Fixed Rate
II-M-3	6.25%(2)	$5,761,000	A+/A2	Subordinate/Fixed Rate
II-M-4	6.25%(2)	$2,880,000	A/A3	Subordinate/Fixed Rate
II-M-5	6.25%(2)	$2,881,000	A-/Baa2	Subordinate/Fixed Rate
II-M-6	6.25%(2)	$3,201,000	BBB+/Baa3	Subordinate/Fixed Rate
III-A-1	Adjustable Rate	$101,062,000	AAA/Aaa	Senior/Insured/Adjustable Rate
III-A-2	Adjustable Rate	$12,432,000	AAA/Aa1	Subordinate/Insured/Adjustable Rate
III-M-1	Adjustable Rate	$7,264,000	A/A2	Subordinate/Adjustable Rate
III-M-2	Adjustable Rate	$8,521,000	BBB/A3	Subordinate/Adjustable Rate
Total Offered Certificates:		$1,200,086,000

Non-Offered Certificates
I-R	N/A	$	N/A	NR/NR	Group I REMIC Residual
I-RX	N/A	$	N/A	NR/NR	Group I REMIC Residual
I-C	N/A		$(3)	NR/NR	Group I Residual
I-P	N/A		$100	NR/NR	Group I Prepayment Charges
II-R	N/A	$	N/A	NR/NR	Group II REMIC Residual
II-RX	N/A	$	N/A	NR/NR	Group II REMIC Residual
II-C	N/A		$(3)	NR/NR	Group II Residual
II-P	N/A		$100	NR/NR	Group II Prepayment Charges
III-R	N/A	$	N/A	NR/NR	Group III REMIC Residual
III-RX	N/A	$	N/A	NR/NR	Group III REMIC Residual
III-C	N/A		$(3)	NR/NR	Group III Residual
III-PO	N/A		$5,448,000	BB/Ba1	Principal Only
Total Non-Offered Certificates:			$5,448,200
Total Certificates:			$1,205,534,200

(1)	Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

(2)	Subject to increase after the related step-up date as described in this prospectus supplement.

(3)	As described in the pooling and servicing agreement.

Certificates:

The certificates offered hereby represent interests solely in the related loan group and related assets of American Home Mortgage Assets Trust 2007-3 and do not represent interests in or obligations of the sponsor, the depositor, the originator or any of their affiliates.

Other Information:

Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates:

The pass-through rates on these classes of certificates will be equal to the lesser of:

•	one-month LIBOR plus the related margin set forth below;

•	the related net WAC rate described in this prospectus supplement; and

	Margin			Margin
Class	(1)	(2)	Class	(1)	(2)
Class I-1A-1	0.210%	0.420%	Class I-M-3	2.000%	3.000%
Class I-1A-2	0.350%	0.700%	Class III-A-1	0.350%	0.700%
Class I-2A-1	0.230%	0.460%	Class III-A-2	0.600%	0.900%
Class I-2A-2	0.350%	0.700%	Class III-M-1	2.500%	3.750%
Class I-M-1	0.550%	0.825%	Class III-M-2	2.500%	3.750%
Class I-M-2	1.500%	2.250%
_______________
(1) Initially.
(2) On and after the related step-up date as described in this prospectus supplement.

Class II-A Certificates and Class II-M Certificates:

The pass-through rates on the Class II-A Certificates and Class II-M Certificates initially will be equal to the related fixed rate indicated on page 8 subject to the related net WAC rate described in this prospectus supplement. However, on and after the related step-up date as described in this prospectus supplement, the pass-through rate on the Class II-A Certificates and Class II-M Certificates will increase by 0.500%, subject to the related net WAC rate described in this prospectus supplement.

The Issuing Entity

The depositor will establish a trust with respect to the Series 2007-3 Certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the securities administrator and the trustee. On the closing date, the depositor will deposit the mortgage loans described below into the issuing entity. There are thirty-three classes of certificates representing the issuing entity, twenty-one of which are offered by this prospectus supplement.

Distributions of interest and principal on the offered certificates, which, along with the Class I-C, Class II-C, Class III-C, Class I-P and Class II-P Certificates, represent in the aggregate the entire beneficial ownership interest in the issuing entity, will be made only from payments received from the related assets of the issuing entity as described in this prospectus supplement.

In addition, the supplemental interest trust will hold (i) a cap contract and an interest rate swap agreement for the benefit of the Class I-A Certificates and Class I-M Certificates and (ii) a cap contract, a floor contract and an interest rate swap agreement for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates are the classes of certificates that are not offered by this prospectus supplement.

See“Description of the Certificates” in this prospectus supplement.

The Originator

All of the mortgage loans were originated by American Home Mortgage Corp., or an affiliate thereof.

LPMI Insurers

Mortgage Guaranty Insurance Corporation (the “MGIC”), a Wisconsin corporation, and Radian Guaranty Inc., a Pennsylvania corporation (“Radian Guaranty”). MGIC and Radian Guaranty are sometimes referred to in this prospectus supplement as the LPMI Insurers. Certain of the mortgage loans are covered by mortgage insurance provided by the LPMI Insurers, which may provide limited protection to the trust in the event the related mortgage loans default. See “Description of the Certificates—The LPMI Policies” in this prospectus supplement.

The Mortgage Loans

The trust will initially contain approximately 6,291 mortgage loans, divided into three aggregate loan groups consisting of a total of five loan groups. Loan group I consists of loan group I-1 and loan group I-2; loan group II consists of loan group II-1 and loan group II-2; and loan group III consists of a single loan group. The mortgage loans in loan group I-1 are conforming balance adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group I-2 are conforming balance and non-conforming balance adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group II-1 are conforming balance fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group II-2 are conforming balance and non-conforming balance fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in loan group III are fixed rate mortgage loans secured by junior liens on one- to four-family residential properties. All percentages and amounts with respect to the characteristics of the mortgage loans shown in this prospectus supplement are subject to a variance of plus or minus 5%.

The interest rate on the adjustable rate mortgage loans will be adjusted monthly, annually or semi-annually after an initial fixed-rate period (in most cases), to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under“The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The characteristics of the mortgage loans are as follows:

The Group I-1 Loans

The group I-1 mortgage loans will consist of conforming balance adjustable-rate mortgage loans, a substantial majority of which have an initial fixed-rate period of one, three, five, seven or ten years.

The following table summarizes the approximate characteristics of all of the group I-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	585
Aggregate stated principal balance:	$117,408,041
Range of scheduled principal balances:	$31,181 to $581,600
Average scheduled principal balance:.	$200,689
Range of gross mortgage rates:	5.125% to 9.500%
Weighted average gross mortgage rate:	7.539%
Range of remaining terms to stated maturity (months):	348 to 360 months
Weighted average remaining terms to stated maturity (months):	358 months
Weighted average loan-to-value ratio at origination:	78.42%
Weighted average gross margin:	4.663%
Weighted average maximum lifetime mortgage rate (per annum):	12.543%
Weighted average months to next interest adjustment date (months):	58
Loan Index Type:
Six Month LIBOR	95.55%
One Year LIBOR	3.17%
One Year CMT	1.01%
One Month LIBOR	0.27%

The Group I-2 Loans

The group I-2 mortgage loans will consist of conforming balance and non-conforming balance adjustable-rate mortgage loans, a substantial majority of which have an initial fixed-rate period of one, three, five, seven or ten years.

The following table summarizes the approximate characteristics of all of the group I-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	861
Aggregate stated principal balance:	$328,163,164
Range of scheduled principal balances:	$30,847 to $4,665,000
Average scheduled principal balance:.	$381,142
Range of gross mortgage rates:	4.125% to 9.875%
Weighted average gross mortgage rate:	7.587%
Range of remaining terms to stated maturity (months):	313 to 360 months
Weighted average remaining terms to stated maturity (months):	358 months
Weighted average loan-to-value ratio at origination:	77.59%
Weighted average gross margin:	4.141%
Weighted average maximum lifetime mortgage rate (per annum):	12.597%
Weighted average months to next interest adjustment date (months):	57
Loan Index Type:
Six Month LIBOR	91.10%
One Year LIBOR	8.35%
One Year CMT	0.17%
One Month LIBOR	0.38%

The Group II-1 Loans

The group II-1 mortgage loans will consist of conforming balance fixed-rate mortgage loans.

The following table summarizes the approximate characteristics of all of the group II-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	1,457
Aggregate stated principal balance:	$261,791,682
Range of scheduled principal balances:	$450 to $650,000
Average scheduled principal balance:.	$179,679
Range of gross mortgage rates:	5.750% to 9.500%
Weighted average gross mortgage rate:	7.165%
Range of remaining terms to stated maturity (months):	172 to 473 months
Weighted average remaining terms to stated maturity (months):	357 months
Weighted average loan-to-value ratio at origination:	74.87%

The Group II-2 Loans

The group II-2 mortgage loans will consist of conforming balance and non-conforming balance fixed-rate mortgage loans.

The following table summarizes the approximate characteristics of all of the group II-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	1,226
Aggregate stated principal balance:	$378,335,983
Range of scheduled principal balances:	$29,938 to $2,840,655
Average scheduled principal balance:.	$308,594
Range of gross mortgage rates:	4.050% to 9.625%
Weighted average gross mortgage rate:	7.098%
Range of remaining terms to stated maturity (months):	74 to 360 months
Weighted average remaining terms to stated maturity (months):	354 months
Weighted average loan-to-value ratio at origination:	76.37%

The Group III Loans

The group III mortgage loans will consist of fixed-rate mortgage loans secured by junior liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group III mortgage loans as of the Cut-off Date:

Number of mortgage loans:	2,162
Aggregate stated principal balance:	$139,685,229
Range of scheduled principal balances:	$158 to $499,790
Average scheduled principal balance:.	$64,609
Range of gross mortgage rates:	7.000% to 16.750%
Weighted average gross mortgage rate:	11.954%
Range of remaining terms to stated maturity (months):	119 to 240 months
Weighted average remaining terms to stated maturity (months):	179 months
Weighted average combined loan-to-value ratio at origination:	96.58%

Repurchase, Substitution and Purchase of Mortgage Loans

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the custodian finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the custodian shall promptly notify the trustee and, in the case of the group III loans, the credit enhancer, who, in turn, will notify originator of such defect. The originator must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders (without regard to the financial guaranty insurance policies to be issued by the credit enhancer in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates) in the related mortgage loan, the originator will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase the related mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 90 days or more.

The purchase price for any mortgage loans repurchased or purchased by the sponsor or the servicer generally will be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the servicer, less the applicable servicing fee rate).

See “Pooling and Servicing Agreement — Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement.

Description of the Certificates

General

The issuing entity will issue senior and subordinate certificates with respect to each of loan group I, loan group II and loan group III. The Class I-A Certificates will represent senior interests in the mortgage loans in loan group I. The Class II-A Certificates will represent senior interests in the mortgage loans in loan group II. The Class III-A-1 Certificates will represent senior interests in the mortgage loans in loan group III. The Class I-M Certificates will represent subordinate interests in the mortgage loans in loan group I. The Class II-M Certificates will represent subordinate interests in the mortgage loans in loan group II. The Class III-A-2, Class III-M and Class III-PO Certificates will represent subordinate interests in the mortgage loans in loan group III.

Amounts from the mortgage loans in loan group I will not be available to make payments on the certificates related to loan group II or loan group III. Amounts from the mortgage loans in loan group II will not be available to make payments on the certificates related to loan group I or loan group III. Amounts from the mortgage loans in loan group III will not be available to make payments on the certificates related to loan group I or loan group II.

Priority of Distributions

Interest Distributions on the Class I-A Certificates and Class I-M Certificates.

In general, on any distribution date, the interest remittance amount available with respect to the mortgage loans in loan group I-1 and loan group I-2 will be distributed first to pay any group I net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) owed to the group I swap provider, and such amount will be deducted pro rata from the interest remittance amount related to loan group I-1 and loan group I-2. The remaining interest remittance amount for loan group I-1 will then be distributed to pay current interest on the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata based on entitlement. The remaining interest remittance amount for loan group I-2 will then be distributed to pay current interest on the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata based on entitlement. Any remaining interest remittance amount for loan group I-1 and loan group I-2 after the foregoing distributions are made on the Class I-A Certificates will be used to make payments as follows:

first, concurrently to the Class I-1A Certificates and Class I-2A Certificates, pro rata, based on unpaid current interest, any remaining unpaid current interest;

second, to pay current interest sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order; and

third, any remainder to be allocated as part of the related net monthly excess cashflow described in this prospectus supplement.

Principal Distributions on the Class I-A Certificates and Class I-M Certificates.

Principal received on the mortgage loans in loan group I will be used to make certain payments to the group I swap provider to the extent not covered by the related interest remittance amount and to pay principal on the Class I-A Certificates and Class I-M Certificates as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group I-1 and Loan Group I-2.

Available funds from loan group I-1 and loan group I-2 remaining after paying (i) current interest and principal to the Class I-A Certificates and Class I-M Certificates and (ii) certain amounts to the group I swap provider, each as described in this prospectus supplement, will be the related net monthly excess cashflow and will be used for various purposes, to the extent of funds available, including paying principal on the Class I-A Certificates and Class I-M Certificates to maintain the target amount of overcollateralization for loan group I and covering some unpaid realized loss amounts, interest carry forward amounts, basis risk shortfall carryforward amounts on such certificates and payment of swap termination payments due to swap counterparty trigger events.

Interest Distributions on the Class II-A Certificates and Class II-M Certificates.

In general, on any distribution date, the interest remittance amount for loan group II-1 will be distributed first to pay current interest on the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata based on entitlement. The interest remittance amount for loan group II-2 will be distributed first to pay current interest on the Class II-2A-1 Certificates and Class II-2A-2 Certificates, pro rata based on entitlement. Any remaining interest remittance amount from loan group II-1 and loan group II-2 after the foregoing distributions are made on the Class II-A Certificates will be used to make payments as follows:

first, concurrently to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on unpaid current interest, any remaining unpaid current interest;

second, to pay current interest sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order; and

third, any remainder to be allocated as part of the related net monthly excess cashflow described in this prospectus supplement.

Principal Distributions on the Class II-A Certificates and Class II-M Certificates.

Principal received on the mortgage loans in loan group II will be used to pay principal on the Class II-A Certificates and Class II-M Certificates as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group II-1 and Loan Group II-2.

Available funds from loan group II-1 and loan group II-2 remaining after paying current interest and principal to the Class II-A Certificates and Class II-M Certificates, as described in this prospectus supplement, will be the related net monthly excess cashflow and will be used for various purposes, to the extent available, including paying principal on the Class II-A Certificates and Class II-M Certificates to maintain the target amount of overcollateralization for loan group II and covering some unpaid realized loss amounts, interest carry forward amounts and net WAC shortfall carryforward amounts on such certificates.

Interest Distributions on the Class III-A-1, Class III-A-2 and Class III-M Certificates.

In general, on any distribution date, the interest remittance amount available with respect to the mortgage loans in loan group III will be distributed first, to pay the credit enhancer the premium on the Class III-A-1 Policy and Class III-A-2 Policy, second, to pay any group III net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) owed to the group III swap provider and third, to pay current interest on the Class III-A-1 Certificates. Any remaining interest remittance amount from loan group III after the foregoing distributions are made will be used to make payments as follows:

first, to pay current interest to the Class III-A-2 Certificates,

second, to reimburse amounts owed to the credit enhancer,

third, to pay current interest sequentially, to the Class III-M-1 Certificates and Class III-M-2 Certificates, in that order; and

fourth, any remainder to be allocated as part of the related net monthly excess cashflow described in this prospectus supplement.

Principal Distributions on the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates.

Principal received on the mortgage loans in loan group III will be used to make certain payments to the group III swap provider to the extent not covered by the related interest remittance amount, to pay principal on the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates and to make certain payments to the credit enhancer, as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions from Loan Group III.

Available funds from loan group III remaining after paying (i) current interest and principal, as applicable, to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, and (ii) certain payments to the Group III swap provider and credit enhancer, each as described in this prospectus supplement, will be the related net monthly excess cashflow and will be used for various purposes, to the extent of funds available, including making certain payments to the credit enhancer, paying principal on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to maintain the target amount of overcollateralization for loan group III and covering some unpaid realized loss amounts, interest carry forward amounts and basis risk shortfall carryforward amounts on such certificates, paying additional principal on the Class III-M-2, Class III-M-1 and Class III-A-2 Certificates and paying related swap termination payments due to a related swap counterparty trigger event.

Credit Enhancement

Class I-A Certificates and Class I-M Certificates

The credit enhancement provided for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates consists of the related net monthly excess cashflow, related overcollateralization and the subordination provided to certain classes of certificates by other classes of certificates, each as described below.

The overcollateralization with respect to loan group I is the amount by which the aggregate stated principal balance of the mortgage loans in loan group I exceeds the aggregate certificate principal balance of the Class I-A, Class I-M and Class I-P Certificates. On the closing date, the amount of overcollateralization with respect to loan group I is expected to equal approximately $4,010,105.

The amount of overcollateralization with respect to loan group I is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group I is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the aggregate certificate principal balance of the Class I-A Certificates and Class I-M Certificates, until the required level of overcollateralization with respect to loan group I has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group I may change over time.

The mortgage loans in loan group I are expected to generate more interest than is needed to pay interest on the Class I-A Certificates and Class I-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group I is expected to be higher than the weighted average pass-through rate on the Class I-A Certificates and Class I-M Certificates (including expenses and the effective rate at which any group I net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) may be payable to the group I swap provider).

Subordination is provided to the Class I-A Certificates by the Class I-M Certificates. The Class I-1A-2 Certificates will provide additional subordination to the Class I-1A-1 Certificates by absorbing realized losses otherwise allocable to the Class I-1A-1 Certificates. The Class I-2A-2 Certificates will provide additional subordination to the Class I-2A-1 Certificates by absorbing realized losses otherwise allocable to the Class I-2A-1 Certificates. Among the classes of Class I-M Certificates, each class of Class I-M Certificates with a higher numerical class designation will provide subordination to each class of Class I-M Certificates with a lower numerical class designation.

In addition, the supplemental interest trust will hold (i) a cap contract for the benefit of the Class I-A Certificates and Class I-M Certificates, payments from which will be used to cover some unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, in each case, to the extent not paid after the application of related net monthly excess cashflow and amounts received, if any, on the group I interest rate swap agreement and (ii) an interest rate swap agreement for the benefit of the Class I-A Certificates and Class I-M Certificates, payments from which will be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, in each case, to the extent not paid after the application of related net monthly excess cashflow.

Class II-A Certificates and Class II-M Certificates

The credit enhancement provided for the benefit of the holders of the Class II-A Certificates and Class II-M Certificates consists of the related net monthly excess cashflow, related overcollateralization and the subordination provided to certain classes of certificates by other classes of certificates, as described below.

The overcollateralization with respect to loan group II is the amount by which the aggregate stated principal balance of the mortgage loans in loan group II exceeds the aggregate certificate principal balance of the Class II-A, Class II-M and Class II-P Certificates. On the closing date, the amount of overcollateralization with respect to loan group II is expected to equal approximately $10,881,565.

The amount of overcollateralization with respect to loan group II is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group II is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the total certificate principal balance of the Class II-A Certificates and Class II-M Certificates, until the required level of overcollateralization with respect to loan group II has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group II may change over time.

The mortgage loans in loan group II are expected to generate more interest than is needed to pay interest on the Class II-A Certificates and Class II-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group II is expected to be higher than the weighted average pass-through rate on the Class II-A Certificates and Class II-M Certificates (including expenses).

Subordination is provided to the Class II-A Certificates by the Class II-M Certificates. Among the classes of Class II-M Certificates, each class of Class II-M Certificates with a higher numerical class designation will provide subordination to each class of Class II-M Certificates with a lower numerical class designation. The Class II-1A-2 Certificates will provide additional subordination to the Class II-1A-1 Certificates by absorbing realized losses otherwise allocable to the Class II-1A-1 Certificates. The Class II-2A-2 Certificates will provide additional subordination to the Class II-2A-1 Certificates by absorbing realized losses otherwise allocable to the Class II-2A-1 Certificates.

Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

The credit enhancement provided for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates consists of the related net monthly excess cashflow, related overcollateralization, the subordination provided to certain classes of certificates by other classes of certificates, as described below and the financial guaranty insurance policies issued by the credit enhancer with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates.

The overcollateralization with respect to loan group III is the amount by which the aggregate stated principal balance of the mortgage loans in loan group III exceeds the aggregate certificate principal balance of the Class III-A-1, Class III-A-2, Class III-PO and Class III-M Certificates. On the closing date, the amount of overcollateralization with respect to loan group III is expected to equal approximately $4,958,229.

The amount of overcollateralization with respect to loan group III is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization with respect to loan group III is reduced, related net monthly excess cashflow on the related mortgage loans will be used to reduce the total certificate principal balance of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, until the required level of overcollateralization with respect to loan group III has been maintained or restored.

On any distribution date, the amount of related overcollateralization (if any) will be available to absorb realized losses on the related mortgage loans if those losses are not otherwise covered by the related net monthly excess cashflow (if any). The required level of overcollateralization with respect to loan group III may change over time.

The mortgage loans in loan group III are expected to generate more interest than is needed to pay interest on the Class III-A-1, Class III-A-2 and Class III-M Certificates because the weighted average of the net mortgage rates for the mortgage loans in loan group III is expected to be higher than the weighted average pass-through rate on the Class III-A-1, Class III-A-2 and Class III-M Certificates (including expenses, the effective rate of the premium payable to the credit enhancer in connection with the class III-A-1 policy and class III-A-2 policy and the effective rate at which any group III net swap payment plus any related swap termination payment (other than a related swap termination payment due to a related swap provider trigger event) may be payable to the group III swap provider).

Subordination is provided to the Class III-A-1 Certificates by the Class III-A-2, Class III-M and the Class III-PO Certificates. Subordination is provided to the Class III-A-2 Certificates by the Class III-M Certificates and the Class III-PO Certificates. Subordination is provided to the Class III-M-1 Certificates and Class III-M-2 Certificates by the Class III-PO Certificates. Subordination is provided to the Class III-M-2 Certificates by the Class III-PO Certificates.

In addition, the supplemental interest trust will hold a cap contract, a floor contract and an interest rate swap agreement for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, payments from which will be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group III, in each case, to the extent not paid after the application of related net monthly excess cashflow.

The Class III-A-1 Certificates and Class III-A-2 Certificates will have the benefit of the class III-A-1 policy and class III-A-2 policy, respectively.

See“Description of the Certificates” in this prospectus supplement for additional information.

The NIM Insurer

On or after the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of (i) the Class I-P Certificates and Class I-C Certificates, (ii) the Class II-P Certificates and Class II-C Certificates or (iii) the Class III-C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this prospectus supplement as the “NIM Insurer.” The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the related offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the related offered certificates.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the credit enhancer as provided for in the agreement.

See “Risk Factors—Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You” in this prospectus supplement.

Interest Rate Swap Agreements

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group I interest rate swap agreement with the group I swap provider. On each distribution date, commencing with the distribution date in June 2007 and ending with the distribution date in August 2010, the supplemental interest trust trustee on behalf of the supplemental interest trust, will be obligated to make a fixed payment, and the group I swap provider will be obligated to make a floating payment, in each case as set forth in the group I interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders relating to loan group I, will be applied to make a net payment to the group I swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the group I swap provider will make a net swap payment to the supplemental interest trust trustee on behalf of the supplemental interest trust, from which the supplemental interest trust trustee on behalf of the supplemental interest trust, will remit certain amounts to holders of the Class I-A Certificates and Class I-M Certificates, as described in this prospectus supplement.

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III interest rate swap agreement with the group III swap provider. On each distribution date, commencing with the distribution date in June 2007 and ending with the distribution date in June 2009, the supplemental interest trust trustee on behalf of the supplemental interest trust, will be obligated to make a fixed payment, and the group III swap provider will be obligated to make a floating payment, in each case as set forth in the group III interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders relating to group III, will be applied to make a net payment to the group III swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the group III swap provider will make a net swap payment to the supplemental interest trust trustee on behalf of the supplemental interest trust, from which the supplemental interest trust trustee on behalf of the supplemental interest trust, will remit certain amounts to holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as described in this prospectus supplement. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Upon early termination of each interest rate swap agreement, the supplemental interest trust trustee on behalf of the supplemental interest trust, or the related swap provider, may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in each interest rate swap agreement based on conditions at the time of termination. In the event that the supplemental interest trust is required to make a swap termination payment to the related swap provider, such amount (to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust, from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) generally will be paid by the supplemental interest trust trustee on behalf of the supplemental interest trust, on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the related certificateholders. In the case of a swap termination payment resulting from an event of default or certain termination events with respect to the related swap provider as described in this prospectus supplement, however, the supplemental interest trust’s payment to the related swap provider will be subordinated to all distributions to the holders of the related offered certificates.

Except as described in the preceding sentence, amounts payable by the supplemental interest trust trustee on behalf of the supplemental interest trust, will be payable from the related interest remittance amount, and, if such amount in insufficient, from the related principal remittance amount, before distributions to the related certificateholders.

Cap Contracts

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group I cap contract with the group I cap contract provider. The Class I-A Certificates and Class I-M Certificates will be entitled to the benefits provided by the group I cap contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in February 2017, the group I cap contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group I cap contract, exceeds a certain level described in this prospectus supplement. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this prospectus supplement.

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III cap contract with the group III cap contract provider. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to the benefits provided by the group III cap contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in September 2011, the group III cap contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group III cap contract, exceeds a certain level described in this prospectus supplement. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this prospectus supplement. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Floor Contract

Wells Fargo Bank, N.A. will act as supplemental interest trust trustee on behalf of the supplemental interest trust and will enter into the group III floor contract with the group III floor contract provider. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to the benefits provided by the group III floor contract and any proceeds thereof. In general, on each distribution date commencing with the distribution date in July 2007 and ending with the distribution date in July 2008, the group III floor contract provider will be obligated to make payments to the supplemental interest trust trustee on behalf of the supplemental interest trust, when One-Month LIBOR, as determined pursuant to the group III cap contract, is less than a certain level, as described in this prospectus supplement. Such payments will be distributed by the supplemental interest trust trustee on behalf of the supplemental interest trust, on behalf of the issuing entity as described in this prospectus supplement. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Lender Paid Mortgage Insurance

Approximately 3.58%, 32.42%, 5.54% and 18.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 24.82% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 13.35% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, will be insured by an insurance policy issued by the MGIC. Approximately 59.98%, 32.28%, 50.68% and 43.88% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 39.58% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 46.66% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, will be insured by an insurance policy issued by the Radian Guaranty. However, such policies will provide only limited protection against losses on defaulted mortgage loans which are covered by such policies. See “Description of the Certificates—The LPMI Policies” in this prospectus supplement.

Master Servicing Compensation, Servicing and Trustee Fee

The master servicer will be entitled to receive as compensation for its activities under the pooling and servicing agreement any amounts earned on permitted investments in the distribution account. The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will range from 0.250% to 0.500% per annum for the mortgage loans. The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement pursuant to a side letter agreement between the master servicer and the trustee.

Advances

The servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the servicer fails to make any required advances, the master servicer, as successor servicer, may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

Class I-A Certificates and Class I-M Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group I at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group I as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group I, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group I.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group I.

Class II-A Certificates and Class II-M Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group II at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group II as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group II, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group II.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group II.

Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

On or after the first distribution date on which the aggregate outstanding stated principal balance of the mortgage loans in loan group III at the end of the related due period is less than or equal to 20% of the aggregate stated principal balance of the mortgage loans in loan group III as of the cut-off date, the servicer or its designee may, but will not be required to, purchase from the issuing entity all remaining mortgage loans in loan group III, thereby causing an early retirement of and a principal prepayment on the certificates relating to loan group III, or, if the servicer fails to exercise the right to terminate 60 days after the 20% level is reached, the credit enhancer may, at its option purchase the assets of the trust related to loan group III and cause an early retirement of and a principal prepayment on the certificates relating to loan group III, provided that no such purchase may be made without the consent of the credit enhancer unless each of the Class III-A-1 Policy and Class III-A-2 Policy is terminated and the credit enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to loan group III provided that any unpaid reimbursement amounts to the credit enhancer have been paid.

See“Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the Issuing Entity. The offered certificates (exclusive of the right to receive payments in respect of net WAC shortfall carryforward amounts or basis risk shortfall carryforward amounts, as applicable, or the obligation of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to make payments to the supplemental interest trust) will represent ownership of regular interests in a REMIC. The offered certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of the offered certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.

The group I interest rate swap agreement, group I cap contract, group III interest rate swap agreement, group III cap contract, group III floor contact, carryover reserve fund, supplemental interest trust and the derivative account will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the offered certificates that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Certificates	S&P	Moody’s
I-1A-1	AAA	Aaa
I-1A-2	AAA	Aaa
I-2A-1	AAA	Aaa
I-2A-2	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	A	A2
I-M-3	BBB-	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-2A-1	AAA	Aaa
II-2A-2	AAA	Aaa
II-M-1	AA	Aa2
II-M-2	AA-	Aa3
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa2
II-M-6	BBB+	Baa3
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
III-M-1	A	A2
III-M-2	BBB	A3

The ratings on the certificates address the likelihood that holders of the certificates will receive all distributions on the mortgage loans to which they are entitled other than basis risk shortfall carryforward amounts or net WAC shortfall carryforward amounts, as applicable. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

See “Yield on the Certificates” and“Ratings” in this prospectus supplement and“Yield Considerations” in the accompanying prospectus.

Legal Investment

When issued, the Class I-A, Class II-A, Class I-M-1, Class II-M-1 and Class II-M-2 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

See“Legal Investment” in this prospectus supplement and“Legal Investment Matters” in the accompanying prospectus.

ERISA Considerations

The Class I-A, Class I-M-1, Class II-1A-1, Class II-2A-1, Class III-A-1 and Class III-A-2 Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Prior to the termination of the Supplemental Interest Trust, plans may invest in the Class I-A, Class I-M-1, Class III-A-1 and Class III-A-2 Certificates if they meet the requirements of an investor-based exemption. The Class II-1A-2, Class II-2A-2, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates may not be sold to plans unless such plans are investing through certain insurance company general accounts. Plans are encouraged to consult with their legal advisors before investing in the above mentioned certificates. As of the closing date, plans may not buy the Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6 and Class III-M Certificates.

See“ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the underwritten certificates, however, the underwriter is not obligated to do so. We cannot assurance you that a secondary market for the underwritten certificates will develop or, if one does develop, that it will provide holders of the underwritten certificates with liquidity of investment or that it will continue for the life of the underwritten certificates. As a result, the secondary market for the underwritten certificates may be very limited. In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwritten certificates will not be listed on any securities exchange.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 13.23%, 16.72%, 7.54%, 16.50% and 15.16% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1, loan group II-2 and loan group III, respectively, approximately 15.80% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 12.83% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, are secured by properties in the State of California. As of the cut-off date, approximately 23.71%, 27.83%, 13.37%, 14.74% and 17.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1, loan group II-2 and loan group III, respectively, approximately 26.75% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 14.18% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, are secured by properties in the State of Florida. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Moreover, with respect to adjustable rate mortgage loans that have an initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

The mortgage loans in the issuing entity do not include subprime mortgage loans, and the sponsor and its affiliates originate only a limited number of subprime mortgage loans, all of which are sold to third-parties. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, if any, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the yield on and value of the certificates.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization.

The amount of interest generated by the mortgage loans (net of fees and expenses) in a loan group is expected to be higher than the amount of interest required to be paid to the related certificates and (i) in the case of loan group I, to make any group I net swap payment payable to the group I swap provider and (ii) in the case of loan group III, to make payments of premium to the credit enhancer and make any group III net swap payment payable to the group III swap provider. Any such excess interest will be used to maintain the target or level of overcollateralization by covering current or previous realized losses on the related loan group. In addition, (i) amounts payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, under the group I cap contract and group I interest rate swap agreement may be used to cover some unpaid current interest, interest carry forward amounts, basis risk shortfall carryforward amounts and unpaid realized loss amounts, each as applicable, and to maintain the related level of overcollateralization and (ii) amounts payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, under the group III cap contract, group III floor contract and the group III interest rate swap agreement may be used to cover some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the related level of overcollateralization. We cannot assure you, however, that enough excess interest or amounts available from the related derivative contracts will be sufficient to cover those amounts. The factors described below will affect the amount of excess interest that the related loan group will generate:

•
Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Rate and Timing of Principal Distributions on the Certificates Will Be Affected by Prepayment Speeds.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates:

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
AHMC will be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of representations and warranties occur and have not been cured and AHMC is unable to substitute mortgage loans for those mortgage loans. In addition, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent, subject to the terms of the pooling and servicing agreement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of any such purchased mortgage loans. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests that determine the level of the related overcollateralization target amount, which may adversely affect the market value of your certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of related certificates whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
As of the cut-off date, approximately 21.51%, 23.74%, 22.99% and 24.17% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 23.16% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 23.69% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from twelve months to five years after the related mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period. Any such prepayment charge on a mortgage loan in loan group I and loan group II will be paid to the holder of the Class I-P Certificates and Class II-P Certificates, respectively, and will not be available for payments on the other classes of certificates.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See“Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR.” or “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC.”, as applicable.

Payments From The Interest Rate Swap Agreements Are Subject to Limitations.

Group I net swap payments payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, by the group I swap provider under the group I interest rate swap agreement will be available as described in this prospectus supplement to cover, to the extent not covered by the related net monthly excess cashflow, some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group I, each as described in this prospectus supplement with respect to the Class I-A Certificates and Class I-M Certificates, as applicable. However, no net amounts will be payable by the group I swap provider unless the floating amount owed by the group I swap provider on a distribution date exceeds the fixed amount owed to the group I swap provider on such distribution date. No assurance can be made that any amounts will be received under the group I interest rate swap agreement or that any such amounts that are received will be sufficient. Any group I net swap payment payable to the group I swap provider under the terms of the group I interest rate swap agreement will reduce amounts available for distribution to the related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the group I interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make a group I net swap payment to the group I swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any related swap termination payment payable to the group I swap provider in the event of early termination of the group I interest rate swap agreement (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the group I swap provider, as described in this prospectus supplement, and to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust from any upfront payment received pursuant to any related replacement related interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) will reduce amounts available for distribution to the related offered certificateholders.

Group III net swap payments payable to the supplemental interest trust trustee on behalf of the supplemental interest trust, by the group III swap provider under the group III interest rate swap agreement will be available as described in this prospectus supplement to cover, to the extent not covered by the related net monthly excess cashflow, some unpaid current interest, interest carry forward amounts, unpaid realized loss amounts, basis risk shortfall carryforward amounts and to maintain the target amount of overcollateralization for group III, each as described in this prospectus supplement with respect to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as applicable. However, no net amounts will be payable by the group III swap provider unless the floating amount owed by the group III swap provider on a distribution date exceeds the fixed amount owed to the group III swap provider on such distribution date. No assurance can be made that any amounts will be received under the group III interest rate swap agreement or that any such amounts that are received will be sufficient. Any group III net swap payment payable to the group III swap provider under the terms of the group III interest rate swap agreement will reduce amounts available for distribution to the related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the group III interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make a group III net swap payment to the group III swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any related swap termination payment payable to the group III swap provider in the event of early termination of the group III interest rate swap agreement (other than certain related swap termination payments resulting from an event of default or certain termination events with respect to the group III swap provider, as described in this prospectus supplement, and to the extent not paid by the supplemental interest trust trustee on behalf of the supplemental interest trust from any upfront payment received pursuant to any related replacement related interest rate swap agreement that may be entered into by the supplemental interest trust trustee on behalf of the supplemental interest trust) will reduce amounts available for distribution to the related offered certificateholders. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

All of the group III loans as of the cut-off date are secured by junior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the group III loans in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the related group III loan as a bad debt. These risks are greater if a group III loan has a high combined loan-to-value ratio or low junior ratio because it is more likely that the servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related group III loans in the trust and the other forms of credit enhancement are insufficient to cover the loss, then:

•	There will be a delay in payments to holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates while a deficiency judgment against the borrower is sought; and

•	Holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Certain of the Underlying Senior Mortgages May be Subject to Negative Amortization

Approximately 0.15% of the mortgage loans in loan group III, by aggregate stated principal balance as of the cut-off date, will have underlying senior mortgages that are negative amortization loans. The interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loan are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as before the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on a senior mortgage loan that is a negatively amortizing loan will become deferred interest that will be added to the principal balance of the senior mortgage loan and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to result in a scheduled payment that fully amortizes the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior mortgage loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related second lien group III loan if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater because of the increased principal balance of the senior mortgage loan due to deferred interest.

Some Additional Risks Are Associated With the Class A, Class III-A-2 and Class M Certificates.

The weighted average life of, and the yields to maturity on the certificates, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the mortgage loans in a loan group are higher than those assumed by an investor in these related certificates, the actual yield to maturity of these certificates may be lower than assumed. The timing of losses on the related mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I-1 loans and group I-2 loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, in that order. Realized losses on the group I-1 loans and group I-2 loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class I-M Certificates has been reduced to zero, will be allocated (i) in the case of the group I-1 loans, sequentially, to the Class I-1A-2 Certificates and Class I-1A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero and (ii) in the case of the group I-2 loans, sequentially, to the Class I-2A-2 and Class I-2A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero. Realized losses on the group II loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class II-M-6, Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Certificates, in that order. Realized losses on the group II-1 loans and group II-2 loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class II-M Certificates has been reduced to zero, will be allocated (i) in the case of the group II-1 loans, sequentially, to the Class II-1A-2 and Class II-1A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero and (ii) in the case of the group II-2 loans, sequentially, to the Class II-2A-2 Certificates and Class II-2A-1 Certificates, in that order, in each case until the certificate principal balance of that class is reduced to zero. Realized losses on the group III loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related distribution date, will reduce the certificate principal balance of the Class III-PO, Class III-M-2, Class III-M-1 and Class III-A-2 Certificates, in that order. Realized losses on the group III loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate certificate principal balance of the Class III-PO, Class III-A-2 and Class III-M Certificates has been reduced to zero, will be allocated to the Class III-A-1 Certificates, until the certificate principal balance of that class is reduced to zero.

Once a realized loss is allocated to a class of offered certificates, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to these certificates may be repaid with interest to the holders thereof from the related net monthly excess cashflow according to the priorities set forth under “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group I”, “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group II” and “Description of the Certificates — Overcollateralization Provisions with Respect to Loan Group III” in this prospectus supplement, and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the group I cap contract and group I interest rate swap agreement and (ii) in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only, from the group III cap contract, group III floor contract and group III interest rate swap agreement.

The yields to maturity on the certificates will be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by related excess interest, related overcollateralization, the group I cap contract or the group I interest rate swap agreement (in the case of the Class I-A Certificates and Class I-M Certificates only), the group III cap contract, group III floor contract and group III interest rate swap agreement (in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only), a class of certificates subordinate thereto or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, the Class III-A-1 Policy and Class III-A-2 Policy, respectively. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the certificates may be adversely affected by losses even if such class of certificates does not ultimately bear such loss.

Also, investors in the certificates should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class M Certificates (or the Class III-PO Certificates in the case of Loan Group III) in the related group of certificates may receive more than such class’ pro rata share of principal for that distribution date. As a result, the most subordinate class or classes of Class M Certificates (or the Class III-PO Certificates in the case of Loan Group III) in the related group of certificates may be reduced to zero prior to the more senior class or classes of such group of certificates.

Unless the aggregate certificate principal balance of the Class I-A Certificates is reduced to zero, it is not expected that the Class I-M Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class I-M Certificates may be longer than would otherwise be the case.

The Class I-M Certificates represents interest in loan group I-1 and loan group I-2. As a result, the certificate principal balances of the Class I-M Certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class I-M Certificates will reduce the subordination provided by those classes of certificates to all of the Class I-A Certificates and Class I-M Certificates, even if such classes of certificates did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

Unless the aggregate certificate principal balance of the Class II-A Certificates is reduced to zero, it is not expected that the Class II-M Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class II-M Certificates may be longer than would otherwise be the case.

The Class II-M Certificates represents interest in loan group II-1 and loan group II-2. As a result, the certificate principal balances of the Class II-M Certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class II-M Certificates will reduce the subordination provided by those classes of certificates to all of the Class II-A Certificates and Class II-M Certificates, even if such classes of certificates did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

Unless the aggregate certificate principal balance of the Class III-A-1 Certificates is reduced to zero, it is not expected that the Class III-A-2, Class III-M and Class III-PO Certificates will receive any distributions of principal until the related stepdown date. As a result, the weighted average lives of the Class III-A-2, Class III-M and Class III-PO Certificates may be longer than would otherwise be the case.

Also, if the aggregate certificate principal balance of Class III-A-2, Class III-M and Class III-PO Certificates have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the Class III-A-1 Certificates, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such certificates.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of subordinate certificates or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, the Class III-A-1 Policy and Class III-A-2 Policy, respectively. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Although loan-level mortgage insurance coverage has been acquired on behalf of the trust from (i) MGIC with respect to 3.58%, 32.42%, 5.54% and 18.75% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 24.82% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 13.35% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date and (ii) Radian Guaranty with respect to 59.98%, 32.28%, 50.68% and 43.88% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 39.58% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 46.66% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, by aggregate stated principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans in such related loan group. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI Insurers also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the related policy.

Under the LPMI Policies, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to certificateholders.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See“Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Senior Certificates.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class I-A, Class II-A and Class III-A-1 Certificates, and to a more limited extent, the holders of the Class I-M, Class II-M, Class III-A-2, Class III-M and Class III-PO Certificates, will receive regular distributions of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the related mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I, loan group II and loan group III will approximately equal the required level of overcollateralization.

If delinquencies or defaults occur on the related mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis, or, in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates, by a change of the financial strength rating of the credit enhancer. None of the depositor, the sponsor, the master servicer, the servicer, the trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the base prospectus.

Some of the Mortgage Loans May Have Been Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Some of the mortgage loans may have been generally underwritten in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors.

These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators’ underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators’ loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates. For a description of the underwriting standards under which the mortgage loans were originated, see “Mortgage Loan Origination—Underwriting Guidelines” in this prospectus supplement.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I-1 made to a single borrower is four mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,533,000. The greatest number of mortgage loans in loan group I-2 made to a single borrower is three mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,137,639. The greatest number of mortgage loans in loan group II-1 made to a single borrower is six mortgage loans in the case of one borrower, with an aggregate stated principal balance as of the cut-off date of $301,920. The greatest number of mortgage loans in loan group II-2 made to a single borrower is four mortgage loans in the case of two borrower, one with an aggregate stated principal balance as of the cut-off date of $656,000. The greatest number of mortgage loans in loan group III made to a single borrower is four mortgage loans in the case of three borrowers, one with an aggregate stated principal balance as of the cut-off date of $187,970.

The Difference Between the Interest Rates on the Mortgage Loans and the Offered Certificates May Result in Shortfalls with Respect to these Certificates.

The pass-through rate with respect to the Class I-A Certificates and the Class I-M Certificates adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related net WAC rate. However, the mortgage rate of a majority of the mortgage loans in loan group I-1 and loan group I-2 is fixed for an initial period, and then adjusts based on one of several mortgage indexes which adjust monthly, semi-annually or annually. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, most of the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the one-month LIBOR index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the one-month LIBOR index and the related mortgage indices rise during the same period, the one-month LIBOR index may rise much more rapidly than the related mortgage indices. To the extent that the related pass-through rate is limited to the related net WAC rate, basis risk shortfalls may occur.

The pass-through rate with respect to the Class II-A Certificates and Class II-M Certificates is a fixed rate, subject to a net WAC rate. All of the mortgage loans in loan group II are fixed rate. However, to the extent of prepayments on the mortgage loans in loan group II with higher interest rates, the related net WAC rate may be reduced. To the extent that the related pass-through rate is limited to the related net WAC rate, net WAC shortfalls may occur.

The pass-through rate with respect to the Class III-A-1, Class III-A-2 and Class III-M Certificates adjusts each month and is based upon the value of one-month LIBOR plus the related margin and, is limited by the related net WAC rate. However, the mortgage rates of all of the mortgage loans in loan group III are fixed. To the extent that the related pass-through rate is limited to the related net WAC rate, basis risk shortfalls may occur. Any basis risk shortfall carryforward amount allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates will not be covered by the Class III-A-1 policy and Class III-A-2 policy, respectively, issued by the credit enhancer.

Amounts payable from the group I cap contract will be used first, to cover some unpaid realized loss amounts, second, to cover some basis risk shortfall carryforward amounts and third, to maintain the target amount of overcollateralization for group I, each as described in this prospectus supplement. Amounts payable from the group I interest rate swap agreement will be used first, to cover some unpaid current interest and interest carry forward amounts, second, to cover some unpaid realized loss amounts, third, to cover some basis risk shortfall carryforward amounts and fourth, to maintain the target amount of overcollateralization for group I, each as described in this prospectus supplement. However, the parameters of the group I cap contract and the group I interest rate swap agreement were made based on certain assumptions, which may prove incorrect, which would reduce amounts available to make the payments described above. In addition, in the event of a default by the group I cap contract provider or group I swap provider, as applicable, these payments will not be made.

Amounts payable from the group III cap contract, group III floor contract and group III interest rate swap agreement will be used first, to cover some unpaid current interest and interest carry forward amounts, second, to cover some unpaid realized loss amounts, third, to cover some basis risk shortfall carryforward amounts and fourth, to maintain the target amount of overcollateralization for group III, each as described in this prospectus supplement. However, the parameters of the group III cap contract, group III floor contract and group III interest rate swap agreement were made based on certain assumptions, which may prove incorrect, which would reduce amounts available to make the payments described above. In addition, in the event of a default by the group III cap contract provider, group III floor contract provider or group III swap provider, as applicable, these payments will not be made. The class III-A policies will not cover basis risk shortfall carryforward amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related derivative provider to make a payment.

The related net monthly excess cashflow will provide some protection against any basis risk shortfalls and net WAC shortfalls on the related offered certificates, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available related net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of certificates is limited to the related net WAC rate, there will be little or no related net monthly excess cashflow.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 79.43%, 86.41%, 68.27% and 72.87% of the mortgage loans in loan group I-1, loan group I-2, loan group II-1 and loan group II-2, respectively, approximately 84.57% of the mortgage loans in loan group I-1 and loan group I-2 in the aggregate and approximately 70.99% of the mortgage loans in loan group II-1 and loan group II-2 in the aggregate, in each case by aggregate stated principal balance of the related mortgage loans as of the cut-off date, have initial interest only terms ranging from three to fifteen years. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates as described in this prospectus supplement.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may adversely affect the delinquency, loss and prepayment performance of these mortgage loans.

The Ratings on the Certificates are Not a Recommendation to Buy, Sell or Hold the Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and, accordingly, there can be no assurance that the rating assigned to any certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related certificates may be adversely affected. See“Ratings” in this prospectus supplement and in the accompanying prospectus.

The Yield on the Class III-A-1, Class III-A-2 and Class III-M Certificates May Be Affected by Various Rights of the Credit Enhancer.

The yield to investors on the Class III-A-1, Class III-A-2 and Class III-M Certificates may be adversely affected to the extent the credit enhancer is entitled to reimbursement for payments, including interest thereon, made under the related financial guaranty insurance policy and any other amounts due to the credit enhancer pursuant to the related financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the related mortgage loans such as certain expenses of the credit enhancer, to the extent not previously paid or reimbursed. In addition, the holders of the Class III-A-1, Class III-A-2 and Class III-M Certificates may be adversely affected by the ability of the credit enhancer to exercise the rights of the Class III-A-1, Class III-A-2 and Class III-M Certificates under the pooling and servicing agreement and any additional rights as provided in this prospectus supplement.

The Rating of the Class III-A-1 Certificates and Class III-A-2 Certificates is Based Primarily on the Financial Strength of the Credit Enhancer.

The rating on the Class III-A-1 Certificates and Class III-A-2 Certificates depends primarily on an assessment by the rating agencies of the related mortgage loans and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class III-A-1 Certificates and Class III-A-2 Certificates. A reduction in the rating assigned to the Class III-A-1 Certificates and Class III-A-2 Certificates will reduce the market value of these certificates and may adversely affect the ability of investors in these certificates to sell them.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

The mortgage loans included in the issuing entity may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See“Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and“Legal Aspects of Mortgage Loans—Environmental Legislation” in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the related certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

(a)  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b)  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the Issuing Entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Issuing Entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

On the closing date, AHMC will represent, among other things, that each mortgage loan, as of the time it was made, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, AHMC will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the accompanying prospectus.

The Return on the Certificates Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the amounts available to be distributed to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the offered certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the related certificates. The financial guaranty insurance policies issued by the credit enhancer with respect to the Class III-A-1 Certificates and Class III-A-2 Certificates will not cover Relief Act shortfalls allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates.

FICO Scores Mentioned in this Prospectus Supplement Are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See“The Mortgage Pools — FICO Scores” in the base prospectus.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 8.23% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were in excess of $1,000,000 as of the cut-off date. The principal balances of approximately 1.55% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were between $2,000,000 and $3,000,000 as of the cut-off date. The principal balances of approximately 1.42% of the mortgage loans in loan group I-2, by aggregate stated principal balance of the mortgage loans in loan group I-2, were between $3,000,000 and $5,000,000 as of the cut-off date. The principal balance of the mortgage loan in loan group I-2 with the greatest principal balance is equal to approximately $4,665,000, representing approximately 1.42% of the mortgage loans in loan group I-2 loan, by aggregate stated principal balance of the mortgage loans in loan group I-2 loan as of the cut-off date.

The principal balances of approximately 4.67% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2, were in excess of $1,000,000 as of the cut-off date. The principal balances of approximately 0.75% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2, were between $2,000,000 and $3,000,000 as of the cut-off date. The principal balance of the mortgage loan in loan group II-2 with the greatest principal balance is equal to approximately $2,840,655, representing approximately 0.75% of the mortgage loans in loan group II-2, by aggregate stated principal balance of the mortgage loans in loan group II-2 as of the cut-off date.

The loss and delinquency experience on these high balance loans may have a disproportionate effect on the related loan group as a whole.

Rights of the NIM Insurer Limit Your Control and NIM Insurer Actions May Negatively Affect You.

If there is a NIM Insurer, pursuant to the pooling and servicing agreement, unless the NIM Insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIM Insurer is the subject of a bankruptcy proceeding, referred to as a “NIM Insurer Default”, the NIM Insurer will be entitled to exercise, among others, the following rights without the consent of holders of the related offered certificates, and the holders of the related offered certificates may exercise these rights only with the prior written consent of the NIM Insurer:

•
the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the servicing agreement upon a default by the servicer,

•	the right to remove the trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement, and

•	the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement.

In addition, unless a NIM Insurer Default exists, the NIM Insurer’s consent will be required before, among other things,

•	any removal of the servicer, any successor servicer or the trustee and any appointment of any co-trustee,

•	any otherwise permissible waivers of prepayment charges or extensions of due dates for payment granted by the servicer with respect to more than 5% of the mortgage loans, or

•	any amendment to the pooling and servicing agreement or servicing agreement.

Investors in the offered certificates should note that:

•	the rights granted to the NIM Insurer are extensive,

•
the interests of the NIM Insurer may be inconsistent with, and adverse to, the interests of the holders of the related offered certificates, and the NIM Insurer has no obligation or duty to consider the interests of the related offered certificates in connection with the exercise or nonexercise of the NIM Insurer’s rights,

•
the NIM Insurer’s exercise of its rights and consents may negatively affect the related offered certificates and the existence of the NIM Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the related offered certificates, relative to other securities backed by comparable mortgage loans and with comparable payment priorities and ratings, and

•	any insurance policy issued by the NIM Insurer will not cover, and will not benefit in any manner whatsoever, the related offered certificates.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the credit enhancer as provided for in the agreement.

See “Rights of the NIM Insurer under Pooling and Servicing Agreement” in this prospectus supplement.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Certificates from the Sponsor pursuant to the Mortgage Loan Purchase Agreement. All of the mortgage loans were originated by American Home. See“Mortgage Loan Origination” in this prospectus supplement.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into five loan groups, designated as Loan Group I-1, Loan Group I-2, Loan Group II-1, Loan Group II-2 and Loan Group III as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in Loan Group I-1 are referred to herein as the Group I-1 Loans, the mortgage loans in Loan Group I-2 are referred to herein as the Group I-2 Loans (the Group I-1 Loans and Group I-2 Loans are together referred to as the Group I Loans), the mortgage loans in Loan Group II-1 are referred to herein as the Group II-1 Loans, the mortgage loans in Loan Group II-2 are referred to herein as the Group II-2 Loans (the Group II-1 Loans and Group II-2 Loans are together referred to as the Group II Loans) and the mortgage loans in Loan Group III are referred to herein as the Group III Loans. Each group of mortgage loans is referred to herein as a Loan Group. The depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement.

All percentages and amounts with respect to the characteristics of the mortgage loans shown in this prospectus supplement and in Schedule A to this prospectus supplement are subject to a variance of plus or minus 5%.

The Group I-1 Loans will initially consist of approximately 585 first lien conforming balance adjustable rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group I-2 Loans will initially consist of approximately 861 first lien conforming balance and non-conforming balance adjustable rate mortgage loans secured primarily by one- to four-family residences. The Group I-1 Loans and Group I-2 Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $117,408,041 and $328,163,164, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans in Loan Group I-1 and Loan Group I-2 are also referred to in this prospectus supplement as the “adjustable-rate mortgage loans”. The Group II-1 Loans will initially consist of approximately 1,457 first lien conforming balance fixed rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group II-2 Loans will initially consist of approximately 1,226 first lien conforming balance and non-conforming balance fixed rate mortgage loans secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease. The Group II-1 Loans and Group II-2 Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $261,791,682 and $378,335,983, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received. The Group III Loans will initially consist of approximately 2,162 second lien fixed-rate mortgage loans secured primarily by one- to four-family residences. The Group III Loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $139,685,229, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans in Loan Group II-1, Loan Group II-2 and Loan Group III are also referred to in this prospectus supplement as the “fixed rate mortgage loans”.

The Group I-1, Group I-2, Group II-1, Group II-2 and Group III Loans have original terms to maturity of not greater than 30, 30, 40, 30 and 20 years, respectively. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus.

No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.

The Mortgage Pool is more fully described below and in Schedule A to this prospectus supplement.

The mortgage loans are being serviced by the Servicer as described below under “The Servicer.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the related Due Date. Each mortgage loan will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

All of the Group I-1 Loans and Group I-2 Loans, approximately 97.51% of the Group II-1 Loans, all of the Group II-2 Loans and approximately 98.85% of the Group II Loans, in each case by aggregate Stated Principal Balance of the related mortgage loans as of the Cut-off Date, with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

Mortgage Rates

The interest rate borne by the adjustable-rate mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the One-Month LIBOR Loan Index;

•	semi-annually based on the Six-Month LIBOR Loan Index;

•	annually based on the One-Year CMT Loan Index; or

•	annually based on the One-Year LIBOR Loan Index.

each of which is referred to in this prospectus supplement as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

Index on the Adjustable Rate Mortgage Loans

Six-Month LIBOR. Approximately 95.55% and 91.10% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 92.27% of the Group I Loans, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2001. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group I Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2001	2002	2003	2004	2005	2006	2007
January 1	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%	5.40%
February 1	5.26	2.08	1.35	1.21	2.97	4.82	5.37
March 1	4.91	2.04	1.34	1.17	3.19	4.98	5.32
April 1	4.71	2.36	1.23	1.16	3.39	5.14	5.36
May 1	4.30	2.12	1.29	1.37	3.41	5.25
June 1	3.98	2.08	1.21	1.61	3.54	5.39
July 1	3.91	1.95	1.12	1.90	3.73	5.58
August 1	3.69	1.87	1.21	1.94	3.95	5.51
September 1	3.45	1.80	1.20	1.98	4.00	5.42
October 1	2.52	1.71	1.14	2.20	4.27	5.38
November 1	2.15	1.60	1.23	2.62	4.47	5.37
December 1	2.03	1.47	1.27	2.63	4.63	5.33

One-Year LIBOR. Approximately 3.17% and 8.35% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 6.99% of the Group I Loans, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

One-Year CMT. Approximately 1.01% and 0.17% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 0.39% of the Group I Loans, will adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note, or the One-Year CMT Loan Index.

One-Month LIBOR. Approximately 0.27% and 0.38% of the Group I-1 Loans and Group I-2 Loans, respectively, and approximately 0.35% of the Group I Loans, will adjust monthly based on the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note, or the One-Month LIBOR Loan Index.

Mortgage Loan Characteristics

Loan Group I-1

The Group I-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $117,408,041 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I-1 Loans are conforming balance adjustable rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group I-1 Loans at origination will be approximately $200,778. No Group I-1 Loan had a principal balance at origination of greater than approximately $581,600 or less than approximately $31,200. The average principal balance of the Group I-1 Loans as of the Cut-off Date will be approximately $200,698. No Group I-1 Loan will have a principal balance as of the Cut-off Date of greater than approximately $581,600 or less than approximately $31,181.

As of the Cut-off Date, the Group I-1 Loans will have gross mortgage rates ranging from approximately 5.125% per annum to approximately 9.500% per annum and the weighted average gross mortgage rate will be approximately 7.539% per annum. The weighted average remaining term to stated maturity of the Group I-1 Loans will be approximately 358 months as of the Cut-off Date. None of the Group I-1 Loans will have a first Due Date prior to June 1, 2006, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 348 months as of the Cut-off Date. The latest maturity date of any Group I-1 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I-1 Loans was approximately 78.42%. No loan-to-value ratio at origination of any Group I-1 Loan was greater than approximately 100.00% or less than approximately 33.33%.

Loan Group I-2

The Group I-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $328,163,164 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I-2 Loans are conforming balance and non-conforming balance adjustable rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group I-2 Loans at origination will be approximately $383,185. No Group I-2 Loan had a principal balance at origination of greater than approximately $4,665,000 or less than approximately $30,875. The average principal balance of the Group I-2 Loans as of the Cut-off Date will be approximately $381,142. No Group I-2 Loan will have a principal balance as of the Cut-off Date of greater than approximately $4,665,000 or less than approximately $30,847.

As of the Cut-off Date, the Group I-2 Loans will have gross mortgage rates ranging from approximately 4.125% per annum to approximately 9.875% per annum and the weighted average gross mortgage rate will be approximately 7.587% per annum. The weighted average remaining term to stated maturity of the Group I-2 Loans will be approximately 358 months as of the Cut-off Date. None of the Group I-2 Loans will have a first Due Date prior to July 1, 2003, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 313 months as of the Cut-off Date. The latest maturity date of any Group I-2 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I-2 Loans was approximately 77.59%. No loan-to-value ratio at origination of any Group I-2 Loan was greater than approximately 100.00% or less than approximately 22.22%.

Loan Group I-1 and Loan Group I-2

The Group I Loans will have an aggregate principal balance as of the Cut-off Date of approximately $445,571,205 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group I Loans at origination will be approximately $309,390. No Group I Loan had a principal balance at origination of greater than approximately $4,665,000 or less than approximately $30,875. The average principal balance of the Group I Loans as of the Cut-off Date will be approximately $308,141. No Group I Loan will have a principal balance as of the Cut-off Date of greater than approximately $4,665,000 or less than approximately $30,847.

As of the Cut-off Date, the Group I Loans will have gross mortgage rates ranging from approximately 4.125% per annum to approximately 9.875% per annum and the weighted average gross mortgage rate will be approximately 7.575% per annum. The weighted average remaining term to stated maturity of the Group I Loans will be approximately 358 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to July 1, 2003, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 313 months as of the Cut-off Date. The latest maturity date of any Group I Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group I Loans was approximately 77.81%. No loan-to-value ratio at origination of any Group I Loan was greater than approximately 100.00% or less than approximately 22.22%.

Loan Group II-1

The Group II-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $261,791,682 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-1 Loans are conforming balance fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II-1 Loans at origination will be approximately $180,031. No Group II-1 Loan had a principal balance at origination of greater than approximately $650,000 or less than approximately $31,050. The average principal balance of the Group II-1 Loans as of the Cut-off Date will be approximately $179,679. No Group II-1 Loan will have a principal balance as of the Cut-off Date of greater than approximately $650,000 or less than approximately $450.

As of the Cut-off Date, the Group II-1 Loans will have gross mortgage rates ranging from approximately 5.750% per annum to approximately 9.500% per annum and the weighted average gross mortgage rate will be approximately 7.165% per annum. The weighted average remaining term to stated maturity of the Group II-1 Loans will be approximately 357 months as of the Cut-off Date. None of the Group II-1 Loans will have a first Due Date prior to June 1, 2006, or after June 1, 2007, or will have a remaining term to maturity of greater than 473 months or less than 172 months as of the Cut-off Date. The latest maturity date of any Group II-1 Loan is October 1, 2046.

The weighted average of the loan-to-value ratios at origination of the Group II-1 Loans was approximately 74.87%. No loan-to-value ratio at origination of any Group II-1 Loan was greater than approximately 109.14% or less than approximately 12.00%.

Loan Group II-2

The Group II-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $378,335,983 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-2 Loans are conforming balance and non-conforming balance fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II-2 Loans at origination will be approximately $309,127. No Group II-2 Loan had a principal balance at origination of greater than approximately $2,881,000 or less than approximately $30,000. The average principal balance of the Group II-2 Loans as of the Cut-off Date will be approximately $308,594. No Group II-2 Loan will have a principal balance as of the Cut-off Date of greater than approximately $2,840,655 or less than approximately $29,938.

As of the Cut-off Date, the Group II-2 Loans will have gross mortgage rates ranging from approximately 4.050% per annum to approximately 9.625% per annum and the weighted average gross mortgage rate will be approximately 7.098% per annum. The weighted average remaining term to stated maturity of the Group II-2 Loans will be approximately 354 months as of the Cut-off Date. None of the Group II-2 Loans will have a first Due Date prior to August 1, 2001, or after June 1, 2007, or will have a remaining term to maturity of greater than 360 months or less than 74 months as of the Cut-off Date. The latest maturity date of any Group II-2 Loan is May 1, 2037.

The weighted average of the loan-to-value ratios at origination of the Group II-2 Loans was approximately 76.37%. No loan-to-value ratio at origination of any Group II-2 Loan was greater than approximately 105.43% or less than approximately 27.08%.

Loan Group II-1 and Loan Group II-2

The Group II Loans will have an aggregate principal balance as of the Cut-off Date of approximately $640,127,665 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II Loans are fixed rate mortgage loans secured by first liens on the related mortgaged property.

The average principal balance of the Group II Loans at origination will be approximately $239,021. No Group II Loan had a principal balance at origination of greater than approximately $2,881,000 or less than approximately $30,000. The average principal balance of the Group II Loans as of the Cut-off Date will be approximately 238,587. No Group II Loan will have a principal balance as of the Cut-off Date of greater than approximately $2,840,655 or less than approximately $450.

As of the Cut-off Date, the Group II Loans will have gross mortgage rates ranging from approximately 4.050% per annum to approximately 9.625% per annum and the weighted average gross mortgage rate will be approximately 7.126% per annum. The weighted average remaining term to stated maturity of the Group II Loans will be approximately 355 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to August 1, 2001, or after June 1, 2007, or will have a remaining term to maturity of greater than 473 months or less than 74 months as of the Cut-off Date. The latest maturity date of any Group II Loan is October 1, 2046.

The weighted average of the loan-to-value ratios at origination of the Group II Loans was approximately 75.76%. No loan-to-value ratio at origination of any Group II Loan was greater than approximately 109.14% or less than approximately 12.00%.

Loan Group III

The Group III Loans will have an aggregate principal balance as of the Cut-off Date of approximately $139,685,229, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group III Loans are fixed rate mortgage loans secured by second liens on the related mortgaged property.

The average principal balance of the Group III Loans at origination will be approximately $64,762. No Group III Loan had a principal balance at origination of greater than approximately $500,000 or less than approximately $10,000. The average principal balance of the Group III Loans as of the Cut-off Date will be approximately $64,609. No Group III Loan will have a principal balance as of the Cut-off Date of greater than approximately $499,790 or less than approximately $158.

As of the Cut-off Date, the Group III Loans will have gross mortgage rates ranging from approximately 7.000% per annum to approximately 16.750% per annum and the weighted average gross mortgage rate will be approximately 11.954% per annum. The weighted average remaining term to stated maturity of the Group III Loans will be approximately 179 months as of the Cut-off Date. None of the Group III Loans will have a first Due Date prior to January 1, 2005, or after June 1, 2007, or will have a remaining term to maturity of greater than 240 months or less than 119 months as of the Cut-off Date. The latest maturity date of any Group III Loan is May 1, 2027.

The weighted average of the combined loan-to-value ratios at origination of the Group III Loans was approximately 96.58%. No combined loan-to-value ratio at origination of any Group III Loan was greater than approximately 100.00% or less than approximately 35.80%.

Prepayment Charges

Approximately 21.51%, 23.74%, 22.99% and 24.17% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 23.16% of the Group I Loans in the aggregate and approximately 23.69% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, have a Prepayment Charge on prepayments made less than or equal to five years from the date of origination of the mortgage loans. The amount of the Prepayment Charge on mortgage loans with prepayment charges is generally equal to six months interest on the amount prepaid that exceeds 20% of the loan amount, subject to limitations, if any, imposed by applicable state laws. The holders of the Class I-P Certificates and Class II-P Certificates will be entitled to all Prepayment Charges received on the Group I Loans and Group II Loans, respectively, and these amounts will not be available for distribution on the other classes of Certificates. The Servicer may waive the collection of any otherwise applicable Prepayment Charge or reduce the amount thereof actually collected, but only if done so in compliance with the Prepayment Charge waiver standards set forth in the servicing agreement. There can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the mortgage loans.

All of the mortgage loans with Prepayment Charges have Prepayment Charges which are “hard” throughout the period for which a Prepayment Charge applies, meaning that the borrower has to cover the Prepayment Charge regardless of the reason for prepayment, subject to limitations, if any, imposed by applicable state laws.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the Certificates contemplated in this prospectus supplement, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.

The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Long Reset ARM	--	--	--	--	--	--
Fixed Rate	--	--	--	--	1	$253,001
Second Lien	--	--	--	--	--	--
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,170,466,041

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

ISSUING ENTITY

The depositor will establish the Issuing Entity as a trust under the laws of the State of New York, pursuant to a pooling and servicing agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Securities Administrator, and the Trustee, referred to herein as the “Agreement”. The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the Closing Date, the Depositor will deposit into the Issuing Entity a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first and second liens on one- to four-family residential properties with terms to maturity of not more than 480 months. The trust will not have any additional equity. The Agreement will authorize the Issuing Entity to engage only in selling the Certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Issuing Entity and making distributions to Certificateholders. For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment” in the prospectus.

The Issuing Entity’s fiscal year end is December 31.

The Agreement will provide that the Depositor assigns to the Trustee for the benefit of the Certificateholders without recourse all the right, title and interest of the Depositor in and to the mortgage loans. Furthermore, the Agreement will state that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the mortgage loans and related collateral.

THE SPONSOR

The Sponsor is American Home Mortgage Corp. The Sponsor was incorporated in the State of New York on April 5, 1988 as a corporation for the purpose of operating as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. The Sponsor currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York 11747.

The Sponsor has been securitizing residential mortgage loans since 2005. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Long Reset ARM	--	--	--	--	--	--
Fixed Rate	--	--	--	--	1	$253,001
Second Lien	--	--	--	--	--	--
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,170,466,041

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and as Securities Administrator under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 + million customers and 158,000 + employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of the Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer, except as otherwise described herein and the Agreement. If the Servicer fails to fulfill its obligations under the Servicing Agreement, then the Master Servicer is obligated to terminate the Servicer and either appoint a successor servicer, as provided in the Agreement or assume the obligations of the Servicer under the Servicing Agreement. In accordance with the terms and conditions of the Servicing Agreement, the Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer.

In addition, the Servicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer has determined that there is a realized loss with respect to a mortgaged property, the Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the Agreement, the Master Servicer will be entitled to the investment income on the funds on deposit in the distribution account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders.

THE SERVICER

American Home Mortgage Servicing, Inc., referred to herein as the Servicer, will act as the Servicer of the mortgage loans pursuant to the servicing agreement. The Servicer is a Maryland corporation. The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The Servicer has been servicing mortgage loans since its incorporation in 1972. The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the Servicer is not using any subservicers as of January 1, 2007.

The Servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the protected account. If the borrower is delinquent, the Servicer will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, the Servicer will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which the Servicer may take possession of the property as “real estate owned” property, commonly known as an REO property. The Servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the Servicer’s portfolio of mortgage loans of the types specified as of the dates indicated:

Short Reset ARMs	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	20,751	39,699	68,802	72,328
Principal Balance	$4,762,653,643	$11,109,422,516	$24,725,791,965	$26,242,405,718

Long Reset ARMs	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	26,199	52,505	43,350	46,048
Principal Balance	$5,780,463,715	$12,844,011,591	$10,907,479,663	$12,235,500,346

Fixed Rate	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	47,496	64,561	72,631	79,735
Principal Balance	$5,834,968,501	$9,811,479,158	$11,657,591,865	$13,796,959,494

Second Lien Fixed Rate	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	5,856	13,768	17,285	19,117
Principal Balance	$302,253,074	$878,044,948	$1,163,569,698	$1,283,129,635

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

The Servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the Servicer.

The Servicer may be terminated in connection with an event of default as described in the Servicing Agreement and Agreement. See “The Agreements—Events of Default and Rights Upon Event of Default” in the accompanying prospectus. In addition, in the event of a Servicer Termination Event, the Servicer may be removed by the Credit Enhancer as Servicer with respect to the Group III Loans.

The Servicer is an affiliate of American Home Mortgage Investment Corp., a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The consolidated financial statements of American Home Mortgage Investment Corp. may be found in the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) which are accessible through SEC’s website at www.sec.gov. The Servicer is a “taxable REIT subsidiary” of American Home Mortgage Investment Corp.

A description of the duties of the Servicer, including the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans “ in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the Servicer reduces the borrower’s monthly payment, the amount payable to the related trust may be reduced.

The Servicer does not have any custodial responsibility for the mortgage loans. The custodian has sole custodial responsibility pursuant to the custodial agreement.

The Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The Servicer is an affiliate of the Originator.

Table of Fees and Expenses

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the Certificateholders, while the Certificates are outstanding:

Description	Amount	Receiving Party
Servicer Fee
With respect to each Group I Loan, 0.250% per annum during the initial fixed period and increasing to 0.375% per annum after the first interest rate change date. With respect to each Group II Loan, 0.250% per annum. With respect to each Group III Loan, 0.500% per annum.*
Servicer
Master Servicer Compensation	Investment income on funds on deposit in the distribution account	Master Servicer
MGIC Fee	With respect to any mortgage loan covered by the MGIC Policy, 0.72% per annum	Mortgage Loan Interest Collections
Radian Guaranty Fee	With respect to any mortgage loan covered by the Radian Modified Pool Policy, 0.59% per annum	Mortgage Loan Interest Collections

* The Servicer will be entitled to the related Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

MORTGAGE LOAN ORIGINATION

American Home Mortgage Corp. (the “Originator”) is a New York corporation that operates as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating fixed rate mortgage loans and adjustable-rate mortgage loans, or ARMs, since such date. The Originator currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of mortgage loans of the type specified for the past three years and the three months ended March 31, 2007:

Long Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,749	43,471	30,624	8,637
Principal Balance	5,184,236,416	$11,525,035,476	$9,401,339,446	$3,052,644,617

Short Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,772	28,179	53,299	9,016
Principal Balance	5,243,914,215	$9,539,586,012	$20,291,229,888	$3,291,921,408

Fixed Rate	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	59,630	99,953	120,410	41,238
Principal Balance	$10,593,252,722	$19,353,121,580	$24,987,132,683	$9,292,204,464

Second Lien Fixed Rate	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	13,152	41,326	47,684	10,482
Principal Balance	$589,549,029	$2,400,097,324	$3,044,209,795	$655,916,584

With respect to the table above, a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more and a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Guidelines

The following information generally describes the Originator’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines. None of the mortgage loans were generally written in accordance with the Federal Housing Administration’s underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower’s creditworthiness based solely on information that the Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower’s credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, the Originator underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Issuing Entity will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each mortgage loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the mortgage loans are currently being serviced in accordance with accepted servicing practices;

(3) As of the Closing Date, the improvements on each Mortgaged Property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located as provided by Fannie Mae or Freddie Mac;

(4) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(5) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(6) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(7) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(8) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

(9) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders (without regard to the financial guaranty insurance policies issued by the Credit Enhancer in the case of the Class III-A-1 Certificates and Class III-A-2 Certificates), the Credit Enhancer or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Credit Enhancer, the Custodian, the Depositor, the Securities Administrator or the Sponsor, will (i) cure such breach in all material respects, (ii) provide the Custodian, on behalf of the Trustee, with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this prospectus supplement, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K filed by the Depositor. In no event, however, will more than 5% (by aggregate Stated Principal Balance as of the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm.com/StaticPools/AHMA2007-3.aspx. The Sponsor does not have any material static pool information with respect to any mortgage loans originated or acquired by it or its affiliates prior to January 1, 2006 that were of the same type as those included in the Issuing Entity and that were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated or acquired by the Sponsor or its affiliates on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Originator and not for any mortgage loans which have been sold on a servicing released basis.

The static pool information contained in this prospectus supplement contains vintage information since 2004 derived from the performance of Long-Reset ARMs, Short Reset ARMs, second lien mortgage loans and fixed rate mortgage loans included in the Sponsor’s securitized pools and those sponsored by its affiliate, American Home Mortgage Acceptance Inc. The sponsor has determined that information provided on a securitized pool basis does not clearly reflect the historical experience of mortgage loans acquired by the Sponsor and its affiliates with the characteristics of the mortgage loans included in the Issuing Entity.

DESCRIPTION OF THE CERTIFICATES

General

The American Home Mortgage Assets Trust 2007-3, Mortgage-Backed Pass-Through Certificates, Series 2007-3, will consist of thirty-three classes of Certificates, twenty-one of which are offered pursuant to this prospectus supplement.

The Class I-1A Certificates represent an interest primarily in the Group I-1 Loans. The Class I-2A Certificates represent an interest primarily in the Group I-2 Loans. Payments of principal on the Class I-1A and Class I-2A Certificates will be made first from payments received from the Group I-1 Loans and Group I-2 Loans, respectively. The Class I-M Certificates represent an interest in both the Group I-1 Loans and Group I-2 Loans. The Class I-A Certificates and the Class I-M Certificates are not entitled to payments from the Group II-1, Group II-2 or Group III Loans.

The Class II-1A Certificates represent an interest primarily in the Group II-1 Loans. The Class II-2A Certificates represent an interest primarily in the Group II-2 Loans. Payments of principal on the Class II-1A and Class II-2A Certificates will be made first from payments received from the Group II-1 Loans and Group II-2 Loans, respectively. The Class II-M Certificates represent an interest in both the Group II-1 Loans and Group II-2 Loans. The Class II-A Certificates and the Class II-M Certificates are not entitled to payments from the Group I-1, Group I-2 or Group III Loans.

The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates represent an interest solely in the Group III Loans. The Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates are not entitled to any payments from the Group I-1, Group I-2, Group II-1 or Group II-2 Loans.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates are not offered pursuant to this prospectus supplement.

The assets of the Issuing Entity on the Closing Date will consist of the following:

•
the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of the Issuing Entity by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•	the rights of the Issuing Entity under all insurance policies required to be maintained pursuant to the Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the protected account and the distribution account;

•	the rights with respect to the Servicing Agreement, to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

In addition, the Class III-A-1 Certificates and Class III-A-2 Certificates will have the benefit of the Class III-A-1 Policy and Class III-A-2 Policy, respectively.

The aggregate Stated Principal Balance of the Group I-1, Group I-2, Group II-1, Group II-2, and Group III Loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $117,408,041, $328,163,164, $261,791,682, $378,335,983 and $139,685,229, respectively, the aggregate Stated Principal Balance of the Group I Loans in the aggregate after application of scheduled payments due whether or not received, is approximately $445,571,205, and the aggregate Stated Principal Balance of the Group II Loans in the aggregate after application of scheduled payments due whether or not received, is approximately $640,127,665, in each case subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

Each class of Certificates will have the initial Certificate Principal Balance as set forth on page 8 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. In addition, (i) the Margin on each of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates and (ii) the fixed rate of the Class II-A Certificates and Class II-M Certificates will be subject to increase on or after the related Step-Up Date. The holders of the Offered Certificates will not be entitled to recover interest in excess of any applicable limitation on the related Pass-Through Rate thereon on any future Distribution Date except from the related Net Monthly Excess Cashflow and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the Group I Cap Contract and Group I Interest Rate Swap Agreement and (ii) in the case of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates only, from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement, as provided in “—Overcollateralization Provisions with respect to Loan Group I”, “—Overcollateralization Provisions with respect to Loan Group II”, “—Overcollateralization Provisions with respect to Loan Group III” and “—Derivative Contracts” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Offered Certificates will be issued as global certificates. See “Description of the Securities—Form of Securities” and“—Global Securities” in the accompanying prospectus.

Amounts payable with respect to the Certificates shall be paid by the Securities Administrator.

Book-Entry Certificates

The Offered Certificates will initially be issued in book-entry form and are referred to herein as the Book-Entry Certificates. Holders of the Book-Entry Certificates may elect to hold their Certificates through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-Entry Certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Offered Certificates in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-Entry Certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreement.

A Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate Owner’s account for that purpose. In turn, the financial intermediary's ownership of the Book-Entry Certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Certificate Owners will receive all payments of principal and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-Entry Certificates and is required to receive and transmit payments of principal and interest on the Book-Entry Certificates.

Participants and indirect participants with whom Certificate Owners have accounts for Certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of Book-Entry Certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owner.

Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the payments will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-Entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator and the certificate registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Certificates which conflict with actions taken relating to other Certificates.

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the certificate registrar, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s percentage interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator and the certificate registrar are required to request that DTC notify all Certificateholders through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the certificate registrar will reissue the Book-Entry Certificates as definitive certificates issued in the respective Certificate Principal Balances owned by individual Certificate Owners, and thereafter the certificate registrar will recognize the holders of definitive certificates as Certificateholders under the Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

None of the Depositor, the Master Servicer, the Servicer, the Sponsor, the Trustee, the Custodian, the certificate registrar or the Securities Administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

The Class I-R, Class I-RX, Class I-C, Class I-P, Class II-R, Class II-RX, Class II-C, Class II-P, Class III-R, Class III-RX, Class III-C and Class III-PO Certificates will be issued in fully registered, certificated form.

For additional information regarding DTC, Clearstream, Euroclear and the Certificates, see “Description of the Securities—Form of Securities” and “—Global Securities” in the accompanying prospectus.

Interest and Principal Payments on the Certificates

The following describes distributions to be made to the Certificates.

Interest Payments on the Class I-A Certificates and Class I-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the related Interest Remittance Amount remaining for such Distribution Date, to the extent described below:

(1)
from the Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, pro rata, to the Derivative Account, in an amount equal to any Group I Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement;

(2)
concurrently, (A) from the Interest Remittance Amount relating to Loan Group I-1, concurrently to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date and (B) from the Interest Remittance Amount relating to Loan Group I-2, concurrently to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date;

(3)
from any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, concurrently to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on their respective entitlements, any remaining unpaid Current Interest for each such class for such Distribution Date;

(4)
from any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date, sequentially, to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(5)
any remaining Interest Remittance Amount relating to Loan Group I-1 and Loan Group I-2 for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “—Overcollateralization Provisions for Loan Group I” below.

Principal Payments on the Class I-A Certificates and Class I-M Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a related Sequential Trigger Event is in effect, the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount will be distributed sequentially, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) the related Class I-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, concurrently, to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, sequentially, to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(4)
any remaining related Principal Distribution Amount, as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “—Overcollateralization Provisions for Loan Group I” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Certificates and Class I-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) in an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount, concurrently, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount will be distributed sequentially, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) in an amount up to the related Class I-A Principal Allocation Fraction of the Class I-A Principal Distribution Amount, concurrently, to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to any remaining Class I-A Principal Distribution Amount, concurrently, to the Class I-1A-1, Class I-1A-2, Class I-2A-1 and Class I-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-1 Principal Distribution Amount, to the Class I-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-2 Principal Distribution Amount, to the Class I-M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, in an amount up to the Class I-M-3 Principal Distribution Amount, to the Class I-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(6)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group I to be allocated as described under “—Overcollateralization Provisions for Loan Group I” below.

The allocation of distributions in respect of principal to the Class I-A Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Group I Loans evidenced by the Class I-M Certificates. Increasing the respective percentage interest of the Class I-M Certificates in the Group I Loans relative to that of the Class I-A Certificates is intended to preserve the availability of the subordination provided by the Class I-M Certificates.

Interest Payments on the Class II-A Certificates and Class II-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the related Interest Remittance Amount remaining for such Distribution Date, to the extent described below:

(1)
concurrently, (A) from the Interest Remittance Amount relating to Loan Group II-1, concurrently to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date and (B) from the Interest Remittance Amount relating to Loan Group II-2, concurrently to the Class II-2A-1 Certificates and Class II-2A-2 Certificates, pro rata, based on their respective entitlements, the Current Interest for each such class for such Distribution Date;

(2)
from any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date, concurrently to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on their respective entitlements, any remaining unpaid Current Interest for each such class for such Distribution Date;

(3)
from any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date, sequentially, to the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(4)
any remaining Interest Remittance Amount relating to Loan Group II-1 and Loan Group II-2 for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “—Overcollateralization Provisions for Loan Group II” below.

Principal Payments on the Class II-A Certificates and Class II-M Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class II-A Certificates and Class II-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount will be distributed sequentially, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) the related Class II-A Principal Allocation Fraction of the related Principal Distribution Amount, concurrently, to the Class II-2A-1 Certificates and Class II-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, concurrently, to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(4)
any remaining related Principal Distribution Amount, as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “-Overcollateralization Provisions for Loan Group II” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class II-A Certificates and Class II-M Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, (A) in an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount, concurrently, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero, provided, however that if a related Sequential Trigger Event is in effect, an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount will be distributed sequentially, to the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (B) in an amount up to the related Class II-A Principal Allocation Fraction of the Class II-A Principal Distribution Amount, concurrently, to the Class II-2A-1 Certificates and Class II-2A-2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance of each such class has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to any remaining Class II-A Principal Distribution Amount, concurrently, to the Class II-1A Certificates and Class II-2A Certificates, pro rata, based on the Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-1 Principal Distribution Amount, to the Class II-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-2 Principal Distribution Amount, to the Class II-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-3 Principal Distribution Amount, to the Class II-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-4 Principal Distribution Amount, to the Class II-M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-5 Principal Distribution Amount, to the Class II-M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8)
from any remaining related Principal Distribution Amount, in an amount up to the Class II-M-6 Principal Distribution Amount, to the Class II-M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(9)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group II to be allocated as described under “—Overcollateralization Provisions for Loan Group II” below.

The allocation of distributions in respect of principal to the Class II-A Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class II-A Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Group II Loans evidenced by the Class II-M Certificates. Increasing the respective percentage of the Class II-M Certificates in the Group II Loans relative to that of the Class II-A Certificates is intended to preserve the availability of the subordination provided by the Class II-M Certificates.

Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Interest Remittance Amount relating to Loan Group III for such Distribution Date and make the following payments, in the order of priority described below, in each case to the extent of the Interest Remittance Amount relating to Loan Group III remaining for such Distribution Date, to the extent described below:

(1)	from the Interest Remittance Amount relating to Loan Group III, to the Credit Enhancer to pay (i) the premium on the Class III-A-1 Policy and (ii) the premium on the Class III-A-2 Policy;

(2)
from any remaining Interest Remittance Amount relating to Loan Group III, to the Derivative Account, in an amount equal to any Group III Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) owed to the Group III Swap Provider pursuant to the Group III Interest Rate Swap Agreement;

(3)	from any remaining Interest Remittance Amount relating to Loan Group III, to the holders of the Class III-A-1 Certificates, the Current Interest for such class for such Distribution Date;

(4)	from the remaining Interest Remittance Amount relating to Loan Group III, to the holders of the Class III-A-2 Certificates, the Current Interest for such class for such Distribution Date;

(5)
from any remaining Interest Remittance Amount relating to Loan Group III, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(6)
from any remaining Interest Remittance Amount relating to Loan Group III for such Distribution Date, sequentially, to the holders of the Class III-M-1 Certificates and Class III-M-2 Certificates, in that order, the Current Interest for each such class for such Distribution Date; and

(7)
any remaining Interest Remittance Amount relating to Loan Group III for such Distribution Date to be included as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “—Overcollateralization Provisions for Loan Group III” below.

Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates

On each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount, to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(2)	from any remaining related Principal Distribution Amount, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

(3)
from any remaining related Principal Distribution Amount, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount relating to Loan Group III;

(4)
from any remaining related Principal Distribution Amount, sequentially, to the holders of the Class III-M-1, Class III-M-2 and Class III-PO Certificates, in that order, until the Certificate Principal Balance of each such class is reduced to zero; and

(5)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “—Overcollateralization Provisions for Loan Group III” below.

On each Distribution Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	in an amount up to the Class III-A-1 Principal Distribution Amount, to the Class III-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(2)
from any remaining related Principal Distribution Amount, in an amount up to the Class III-A-2 Principal Distribution Amount, to the Class III-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(3)
from any remaining related Principal Distribution Amount, to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount relating to Loan Group III;

(4)
from any remaining related Principal Distribution Amount, to the Class III-M-1 Certificates, in an amount up to the Class III-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(5)
from any remaining related Principal Distribution Amount, to the Class III-M-2 Certificates, in an amount up to the Class III-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(6)
from any remaining related Principal Distribution Amount, to the Class III-PO Certificates, in an amount up to the Class III-PO Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(7)	any remainder as part of the Net Monthly Excess Cashflow relating to Loan Group III to be allocated as described under “—Overcollateralization Provisions for Loan Group III” below.

The allocation of distributions in respect of principal to the Class III-A-1 Certificates on each Distribution Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class III-A-1 Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of Group III Loans evidenced by the Class III-A-2, Class III-M and Class III-PO Certificates. Increasing the respective percentage interest of the Class III-A-2, Class III-M and Class III-PO Certificates in the Group III Loans relative to that of the Class III-A-1 Certificates is intended to preserve the availability of the subordination provided by the Class III-A-2, Class III-M and Class III-PO Certificates.

Overcollateralization Provisions for Loan Group I

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group I shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group I:

(1)
to the Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Certificates and Class I-M Certificates” above;

(2)
to the Class I-A Certificates, concurrently, (A) to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, pro rata and (B) to the Class I-2A-1 Certificates and Class I-2A-2 Certificates, pro rata, in each case in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for each such class for such Distribution Date;

(3)
to the Class I-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(4)
to the Class I-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(5)
to the Class I-M-3 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(6)	to the Derivative Account, in an amount equal to any related Swap Termination Payment due to the Group I Swap Provider as a result of a related Swap Provider Trigger Event; and

(7)	to fund distributions to the Class I-C Certificates and Class I-R Certificates, in each case in the amounts specified in the Agreement.

Overcollateralization Provisions for Loan Group II

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group II shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group II:

(1)
to the Class II-A Certificates and Class II-M Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class II-A Certificates and Class II-M Certificates” above;

(2)
to the Class II-A Certificates, concurrently, to the Class II-1A Certificates and to the Class II-2A Certificates, pro rata, in each case in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for each such class for such Distribution Date;

(3)	to the Class II-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(4)	to the Class II-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(5)	to the Class II-M-3 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(6)	to the Class II-M-4 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(7)	to the Class II-M-5 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date;

(8)	to the Class II-M-6 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Net WAC Carryforward Amount for such class for such Distribution Date; and

(9)	to fund distributions to the Class II-C Certificates and Class II-R Certificates, in each case in the amounts specified in the Agreement.

Overcollateralization Provisions for Loan Group III

With respect to any Distribution Date, any Net Monthly Excess Cashflow relating to Loan Group III shall be paid as follows, in each case to the extent of remaining Net Monthly Excess Cashflow relating to Loan Group III:

(1)
to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates then entitled to receive distributions in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such classes as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates” above;

(2)	to the Class III-A-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount and Interest Carry Forward Amount for such class for such Distribution Date;

(3)
to the Credit Enhancer, as reimbursement for prior draws made under the Class III-A-1 Policy and Class III-A-2 Policy and any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement, to the extent not paid out of the Interest Remittance Amount or Principal Remittance Amount relating to Loan Group III;

(4)	to the Class III-A-1 Certificates, in an amount equal to Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(5)
to the Class III-A-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(6)
to the Class III-M-1 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(7)
to the Class III-M-2 Certificates, in an amount equal to any Unpaid Realized Loss Amount, Interest Carry Forward Amount and Basis Risk Shortfall Carryforward Amount for such class for such Distribution Date;

(8)	to the Class III-PO Certificates, in an amount equal to any Unpaid Realized Loss Amount for such class for such Distribution Date;

(9)	sequentially, to the Class III-M-2, Class III-M-1 and Class III-A-2 Certificates, as principal, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(10)	to the Derivative Account, in an amount equal to any related Swap Termination Payment due to the Group III Swap Provider as a result of a related Swap Provider Trigger Event; and

(11)	to fund distributions to the Class III-C Certificates and Class III-R Certificates, in each case in the amounts specified in the Agreement.

The LPMI Insurers

MGIC

Mortgage Guaranty Insurance Corporation (“MGIC”), a Wisconsin corporation with its principal offices in Milwaukee, Wisconsin, is a private mortgage insurance company and wholly-owned subsidiary of MGIC Investment Corporation ("MGIC Investment"). As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of “AA” from S&P, “AA+” from Fitch and “Aa2” from Moody’s. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time. The ratings reflect each respective rating agency’s current assessments of the creditworthiness of MGIC and its ability to pay claims on its policies of insurance. Each financial strength rating of MGIC should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. MGIC does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Radian Guaranty

Radian Guaranty Inc., (“Radian Guaranty”) a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and wholly-owned subsidiary of Radian Group Inc., (“Radian”) an insurance holding company listed on the New York Stock Exchange. Radian Guaranty is licensed in all 50 states, the District of Columbia and Guam to offer mortgage insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian Guaranty’s financial strength is rated “AA” by S&P and Fitch and “Aa3” by Moody’s. Radian Guaranty’s financial strength currently is not rated by any other rating agency. The ratings reflect each respective rating agencies’ current assessments of the creditworthiness of Radian Guaranty and its ability to pay claims on its policies of insurance. Each financial strength rating of Radian Guaranty should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Radian Guaranty does not guaranty the market prices of the offered certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

On February 6, 2007, MGIC and Radian announced that they had agreed to merge. The surviving company will be called MGIC Radian Financial Group Inc. and will be headquartered in Milwaukee, Wisconsin. The merger has been approved by the shareholders and boards of directors of both MGIC Investment and Radian, but remains subject to final due diligence, regulatory review and regulatory approvals. Radian and MGIC anticipate that the merger will close in the fourth quarter of 2007. More information concerning the merger is contained in certain public filings made by MGIC Investment and/or Radian with the SEC on or after February 6, 2007. Copies of such merger information can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N/W, Washington, D.C. 20549, and the NYSE offices at 20 Broad Street, New York 10005.

Copies of Radian Guaranty’s quarterly and annual statutory financial statements, which are based on accounting principals that differ from generally accepted accounting principles and which may result in significant financial differences, are available upon request to Radian Guaranty at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian Guaranty’s telephone number is (215) 231-1000.

The LPMI Policies

The MGIC Policy

Approximately 3.58%, 32.42%, 5.54% and 18.75% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 24.82% of the Group I Loans in the aggregate and approximately 13.35% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, are covered by a primary mortgage insurance policy issued by MGIC (the “MGIC Policy,” and the mortgage loans covered by such policy, the “MGIC Covered Loans”). The MGIC Policy does not cover any mortgage loans 60 days or more delinquent in payment as of the Cut-off Date. Each MGIC Covered Loan is covered for losses up to the policy limits; provided, however, that the MGIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in the MGIC Policy. Claims on an insured mortgage loan generally will reduce uninsured exposure to an amount equal to 65.00% of the lesser of the appraised value as of the origination date or the purchase price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policy covering the mortgage loan remains in effect and a full claim settlement is made thereunder. The MGIC Policy will have an aggregate loss limit equal to 3% of the aggregate Stated Principal Balance of the MGIC Covered Loans (approximately $5,881,509).

The MGIC Policy is required to remain in force with respect to each MGIC Covered Loan until: (i) the principal balance of the MGIC Covered Loan is paid in full; (ii) the principal balance of the MGIC Covered Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60.00% or less (provided, however, that no coverage of any MGIC Covered Loan under such MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC or cancellation of the MGIC Policy by the insured.

Coverage provided under the MGIC Policy is for the sole and exclusive benefit of the insured named in the MGIC Policy and/or the owner of the MGIC Covered Loans, and no other person or entity shall be deemed a third party beneficiary of the MGIC Policy. The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to the assignment of coverage on all mortgage loans from the Trustee to any successor trustee, provided that in each case, prompt notice of such assignment is provided to MGIC.

The MGIC Policy generally requires that delinquencies on any MGIC Covered Loan must be reported to MGIC within four months of default, that reports regarding the delinquency of the MGIC Covered Loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such MGIC Covered Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Policy, the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the MGIC Covered Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC Policy, and (ii) if the MGIC Covered Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such preexisting primary mortgage insurance policy within the time frames specified in the MGIC Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the MGIC Covered Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the MGIC Covered Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the MGIC Covered Loan) and with the insured retaining title to the property securing such MGIC Covered Loan, or (iii) if the property securing the MGIC Covered Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the MGIC Covered Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Policy unless the property securing the MGIC Covered Loan is in the same physical condition as when such MGIC Covered Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the MGIC Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC's receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by MGIC, no changes may be made to the terms of the MGIC Covered Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the MGIC Covered Loan; nor may the lender make any change in the property or other collateral securing the MGIC Covered Loan, nor may any mortgagor be released under the MGIC Covered Loan from liability.

If a MGIC Covered Loan is assumed with the insured’s approval, MGIC’s liability for coverage of the MGIC Covered Loan under the MGIC Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any MGIC Covered Loan covered by the MGIC Policy, the master servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the MGIC Covered Loan.

The MGIC Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the MGIC Covered Loan; (ii) any claim resulting from a default occurring after lapse or cancellation of coverage; (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the MGIC Covered Loan (whether or not known by the person or persons submitting an application for coverage of the MGIC Covered Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the MGIC Covered Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a MGIC Covered Loan; (viii) any claim arising from the failure of the borrower under a covered MGIC Covered Loan to make any balloon payment, if applicable, under such MGIC Covered Loan; and (ix) any claim submitted in connection with a MGIC Covered Loan if the MGIC Covered Loan did not meet MGIC’s requirements applicable to the origination of the MGIC Covered Loan.

In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the MGIC Covered Loan furnished to it by the sponsor. The MGIC Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including: (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the MGIC Covered Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the MGIC Covered Loan; (ii) negligence or fraud by the applicable servicer of the MGIC Covered Loan; and (iii) failure to construct a property securing a MGIC Covered Loan in accordance with specified plans. The MGIC Policy permits MGIC to cancel coverage of a MGIC Covered Loan under the MGIC Policy or deny any claim submitted under the MGIC Policy in connection with a MGIC Covered Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered MGIC Covered Loan.

The MGIC Policy provides less than 10% of the cash flow used to support the Offered Certificates related to Loan Group I and Loan Group II, and MGIC is not a significant enhancement provider as described under Regulation AB Item 1114. MGIC may be replaced in certain circumstances, including if the MGIC Policy provides 10% or more of the cash flow used to support the Offered Certificates related to Loan Group I and Loan Group II and MGIC fails to comply with the reporting requirements as set forth in the MGIC Policy.

The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Policy, a copy of which is available upon request from the Trustee.

In addition, the Servicing Agreement permits the Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the MGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

The Radian Modified Pool Policy

A mortgage insurance policy (the “Radian Modified Pool Policy”) will be obtained to cover losses (subject to the limitations described herein) by reason of default of the mortgagor on approximately 59.98%, 32.28%, 50.68% and 43.88% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 39.58% of the Group I Loans in the aggregate and approximately 46.66% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date (the “Radian Covered Mortgage Loans”). The Radian Modified Pool Policy will cover losses up to the Covered Percentage on each Radian Covered Mortgage Loan, up to an aggregate amount equal to approximately 3% of the aggregate Stated Principal Balance of the Radian Covered Mortgage Loans (approximately $14,251,971) (the “Aggregate Loss Limit”). The “Coverage Percentage” for each Radian Covered Mortgage Loan is determined by the following formula: 1 - (65%/Original Loan-to-Value Ratio). The Coverage Percentage determined in accordance to the preceding formula shall be rounded up to the next whole percentage and provided to the insured. “Original Loan-to-Value Ratio” means the loan to value ratio of the loan at the time of origination, where the value for a new property is the lesser of the purchase price or the appraisal value and the value for a refinanced property is the appraisal value.

The Radian Modified Pool Policy will be issued by Radian and delivered to the Trustee on the Closing Date. Radian will be paid the Radian Modified Pool Insurer Fee. The Servicer will present claims and provide certain notices all in accordance with the terms of the Radian Modified Pool Policy. Subject to certain limitations set forth in the servicing agreement, the Servicer is required to use commercially reasonable efforts to maintain the Radian Modified Pool Policy during the term of the servicing agreement.

The following summary describes certain provisions of the Radian Modified Pool Policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Radian Modified Pool Policy.

Radian Guaranty will not be liable for and the Radian Modified Pool Policy will not apply to, extend to or cover any loss for which a claim is made in connection with a mortgage loan as to which there has been a misstatement, misrepresentation or omission or as a result of any other act of fraud or a breach of a representation or warranty concerning the Radian Covered Mortgage Loans as set forth in the Radian Modified Pool Policy.

For the purposes of the Radian Modified Pool Policy, the following terms have the following meanings:

“Approved Sale” means (1) a sale of property acquired by the insured because of a Default by the borrower and to which the Radian Guaranty has given prior written approval, (2) a foreclosure or trustee’s sale of a property to a third party at a price equal to or exceeding the maximum amount specified by Radian Guaranty to be bid by the insured or (3) a sale of the property by the borrower prior to the foreclosure sale and to which Radian Guaranty has given prior written approval.

“Default” occurs when the borrower either becomes in arrears in an amount equal to or greater than one (1) monthly principal and interest payment due under the terms of the mortgage loan or violates any other term or condition of the mortgage loan which is a basis for a foreclosure action.

“Three (3) Months in Default” occurs when the borrower becomes in arrears in an amount equal to or greater than three (3) monthly principal and interest payments due under the terms of the mortgage loan.

“Qualified” means Radian Guaranty is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Radian Modified Pool Policy, and has a financial strength rating of not lower than “Baa3” from Moody’s and “BBB-” from S&P (if rated by the respective rating agency).

Within ten (10) days after the Servicer receives notice or otherwise becomes aware that (a) a borrower is Three (3) Months in Default or (b) proceedings to acquire title to a borrower’s property have been commenced, whichever event occurs first, notice thereof will be given to Radian Guaranty on behalf of the Servicer upon the form furnished by Radian Guaranty; provided, however, that failure of Radian Guaranty to furnish forms will not relieve the Servicer of the obligation to give notice in any reasonable form within the required time. Thereafter, the Servicer will report monthly to Radian Guaranty in summary form the status of the borrower’s account, until a claim is submitted to Radian Guaranty or until the borrower is less than Three (3) Months in Default. When a borrower becomes less than thirty (30) days in default, a final monthly report must be provided indicating that the Default has been cured. Failure by the Servicer to give any notice or file any report required under the Radian Modified Pool Policy, within the time period specified, will not constitute failure to comply with a material condition of the Radian Modified Pool Policy provided that such failure is remedied within fifteen (15) days of receipt of notice thereof from Radian Guaranty. If the insured fails to give the notice of Default to Radian Guaranty within the time period specified, any additional interest accruing or advances incurred or accruing during the period of such failure will not be includable in the claim.

If a Radian Covered Mortgage Loan is assumed, the coverage under the Radian Modified Pool Policy will remain in force if the original borrower is not released from personal liability. If the original borrower by an assumption is released from personal liability on a Radian Covered Mortgage Loan, the liability of Radian Guaranty for coverage under the Radian Modified Pool Policy as to such Radian Covered Mortgage Loan will terminate unless Radian Guaranty approves the assumption in writing. The Servicer will provide Radian Guaranty with the information and documentation required by Radian Guaranty. Radian Guaranty will not unreasonably withhold approval of an assumption.

In the event of default, it will be a condition precedent to payment of a claim on any mortgage loan that the Servicer cause to be advanced in accordance with the applicable servicing guidelines: (1) reasonable and customary hazard insurance premiums, (2) taxes, assessments and other public charges imposed upon the property, (3) customary expenses necessary for preservation of the property, (4) condominium fees, homeowner association dues and other shared property fees, (5) all other reasonable and necessary expenses incurred in the Appropriate Proceedings, including attorney’s fees not in excess of three percent (3%) of the delinquent principal and interest at the time a Claim is filed, and customary court costs, (6) necessary and customary costs for eviction proceedings, including related attorney’s fees. In the event of default, if there is any physical damage to the property from any cause, whether by accidental means or otherwise, it will be a condition precedent to payment of a claim on the mortgage loan that the Servicer cause to be restored the property to its condition at the time of the issuance of the Radian Modified Pool Policy, reasonable wear and tear excepted.

Subject to the Aggregate Loss Limit, the amount of loss payable to the Servicer (on behalf of the Trustee) on each individual claim shall be the total of: (1) the amount of the unpaid principal balance at the time of an Approved Sale of the property, (2) the amount of the accumulated delinquent interest computed to the date of claim settlement at the mortgage loan’s rate of interest and (3) the amount of advances made on behalf of the Servicer (as described in the preceding paragraph) less (a) the amount of all rents and other payments (excluding net proceeds of an Approved Sale of the Mortgaged Property and the proceeds of fire and extended coverage insurance) collected or received by the insured, which are derived from or in any way related to the Mortgaged Property; (b) the amount of cash remaining in any escrow account as of the last payment date; (c) the amount of cash or other collateral to which the insured has retained the right of possession as security for the mortgage loan; (d) the amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the Mortgaged Property and which has not been applied to the payment of the mortgage loan as required by the terms of the mortgage loan; (e) the amounts of any payments of Loss previously made by Radian Guaranty; (f) the net proceeds upon an Approved Sale of the Mortgaged Property; and (g) any other amounts claimed by the insured to the extent they are excluded from the Claim Amount.

Subject to the Aggregate Loss Limit, in lieu of paying the loss determined by the computation above, Radian Guaranty may, at its option, pay the Servicer (on behalf of the Trustee) the total of the amounts under clauses (1), (2) and (3) of the immediately preceding paragraph. As a condition precedent to the payment of any sum under this loss payment option, the Trustee will execute a transfer of title to the Mortgaged Property provided to it, without representation, warranty or recourse, on behalf of the Issuing Entity in favor of Radian Guaranty upon receipt of an officer’s certificate from the Servicer that Radian Guaranty elects such option and that the Servicer will deposit such funds in the Protected Account. Within thirty (30) days after the property is sold by Radian Guaranty, Radian Guaranty will give written notice to the Servicer (on behalf of the Trustee) of the net amount received for such sale.

Any claim payment or loss payment as described in the preceding two paragraphs will be a full and final discharge of Radian Guaranty’s obligation with respect to such claim or loss under the terms of the Radian Modified Pool Policy.

The aggregate losses are the sum of losses paid by Radian Guaranty, reduced by any net amount Radian Guaranty receives upon disposal of any property. When the aggregate losses paid by Radian Guaranty reach an amount equal to the Aggregate Loss Limit, the liability of Radian Guaranty to pay any additional claims for loss ceases.

The Radian Modified Pool Policy will continue in force until (i) each Radian Covered Mortgage Loan has either been paid in full, is no longer represented by the Security or is otherwise liquidated, or (ii) the Offered Certificates have either been paid in full or reduced to zero. If at any time Radian Guaranty ceases to be Qualified, the Servicer shall give written notice to the Trustee (upon the Servicer’s actual knowledge thereof) and the Servicer on behalf of the Trustee shall terminate the Radian Modified Pool Policy upon written notice to Radian Guaranty, and thereupon no further premium shall be due under this Radian Modified Pool Policy. Radian Guaranty will use all diligent effort to remain qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by the Radian Modified Pool Policy.

Unless otherwise mutually agreed, a claim for loss may be filed with Radian Guaranty on the appropriate form provided by Radian Guaranty within sixty (60) days after the insured has conveyed title to the property pursuant to an Approved Sale and shall be accompanied by such documents and other information as are reasonably requested by Radian Guaranty. Radian Guaranty shall not unreasonably withhold the approval necessary for such an Approved Sale. Failure to file a claim for loss within sixty (60) days after a claim could first be filed under the Radian Modified Pool Policy shall be deemed a waiver of all rights to claim payment under the terms of the Radian Modified Pool Policy. If the insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim, the insured will no longer be entitled to payment of a Loss and Radian Guaranty will not be obligated to make any payment under the Radian Modified Pool Policy.

Any payment of loss required to be made to the Servicer (on behalf of the Trustee) with respect to any claim will be payable within sixty (60) days after receipt by Radian Guaranty of such claim, provided that, if Radian Guaranty shall within twenty (20) days after the filing of the claim request additional information necessary to complete its review of the claim, then the sixty (60) day period will be suspended until Radian Guaranty receives the requested information.

Notwithstanding any other provision of the Radian Modified Pool Policy, the coverage extended to any mortgage loan may be terminated at Radian Guaranty’s sole discretion, immediately and without notice, if, with respect to such mortgage loan, the insured shall permit or agree to any of the following without prior written consent of Radian Guaranty:

A.
Loan Modification. Any material change or modification of the terms of the mortgage loan including but not limited to, the borrowed amount, interest rate, term or amortization schedule, excepting such modifications as may be specifically provided for in the mortgage loan documents, and permitted without further approval or consent of the insured. The insured may increase the principal balance of a mortgage loan, provided that the written approval of the Policy insurer has been obtained. The insured shall pay Radian Guaranty the additional premium due at the then prevailing premium.

B.	Release. Any release of the borrower from liability for the mortgage loan.

C.	Assumption. Any assumption of liability for the mortgage loan, with or without release of the original borrower from liability therefore.

D.	Property Change. Any change in the residential use or nature of the Mortgaged Property or any release of a portion of the collateral securing the mortgage loan.

E.	Servicing. Any sale or transfer of the servicing of a mortgage loan to an entity not previously approved in writing by Radian Guaranty as a servicer.

Calculation of LIBOR for the LIBOR Certificates

On each LIBOR Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as it is quoted on the Bloomberg Terminal Telerate Successor Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the LIBOR rate does not appear or is not available on the Bloomberg Terminal Telerate Successor Page 3750, One-Month LIBOR for the related Accrual Period for the LIBOR Certificates will be established separately by the Securities Administrator as follows:

(1)
If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(3)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Losses; Subordination

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group I-1 Loans and Group I-2 Loans will be allocated on any Distribution Date, first, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fourth, to the extent the Realized Loss is on a Group I-1 Loan, sequentially, to the Class I-1A-2 Certificates and Class I-1A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero, and to the extent the Realized Loss is on a Group I-2 Loan, sequentially, to the Class I-2A-2 Certificates and Class I-2A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group II-1 Loans and Group II-2 Loans will be allocated on any Distribution Date, first, to the Class II-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class II-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class II-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class II-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class II-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class II-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and seventh, to the extent the Realized Loss is on a Group II-1 Loan, sequentially, to the Class II-1A-2 Certificates and Class II-1A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero, and to the extent the Realized Loss is on a Group II-2 Loan, sequentially, to the Class II-2A-2 Certificates and Class II-2A-1 Certificates, in that order, in each case in reduction of the Certificate Principal Balance thereof, until reduced to zero.

After the credit enhancement provided by the related Net Monthly Excess Cashflow and the related overcollateralization (if any) has been exhausted, any Realized Losses on the Group III Loans will be allocated on any Distribution Date, first, to the Class III-PO Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, second, to the Class III-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, third, to the Class III-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class III-A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and fifth, to the Class III-A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero.

Any such reduction described in the each of the three foregoing paragraphs is an “Applied Realized Loss Amount.”

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be paid to the Credit Enhancer to the extent that the Credit Enhancer has paid a claim in respect of any Applied Realized Loss Amount previously allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates and then will be applied to increase the Certificate Principal Balance of the Class A Certificates with the highest payment priority to which Realized Losses have been allocated, and then to increase the Certificate Principal Balance of the related Class M Certificates (Class III-A-2 Certificates or Class III-PO Certificates in the case of Loan Group III, if applicable) with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Certificates, and so on. Holders of the Certificates will not be entitled to any payment in respect of any Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such class in accordance with its respective percentage interest.

The Derivative Contracts

The Group I Cap Contract

Wells Fargo Bank, N.A., as trustee for the Supplemental Interest Trust (the “Supplemental Interest Trust Trustee”), will enter into a cap contract (the “Group I Cap Contract”) on behalf of the Supplemental Interest Trust with The Royal Bank of Scotland plc (in such capacity, the “Group I Cap Contract Provider”) primarily for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group I Cap Contract.

Under the Group I Cap Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in February 2017, the Group I Cap Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group I Cap Contract for the related calculation period (as defined in the Group I Cap Contract) over (ii) the Group I Cap Contract Cap Rate for such Distribution Date set forth below, (y) the Group I Cap Contract Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The “Group I Cap Contract Notional Amount” for each Distribution Date and the “Group I Cap Rate” for each Distribution Date will be as described in the following table:

Month of Distribution Date	Group I Cap Contract Notional Amount ($)	Group I Cap Contract Cap Rate (%)
July 2007	1,207,054.94	5.320000
August 2007	2,667,814.33	5.320000
September 2007	4,274,814.04	5.320000
October 2007	6,412,696.68	5.320000
November 2007	8,040,766.40	5.320000
December 2007	9,727,008.29	5.320000
January 2008	11,386,689.86	5.320000
February 2008	13,177,181.98	5.320000
March 2008	14,875,383.34	5.320000
April 2008	16,845,204.22	5.320000
May 2008	18,912,556.07	5.320000
June 2008	21,015,816.59	5.320000
July 2008	23,098,873.86	5.320000
August 2008	25,156,903.47	5.320000
September 2008	26,823,018.69	5.320000
October 2008	28,113,545.76	5.320000
November 2008	29,129,291.16	5.320000
December 2008	30,067,474.73	5.320000
January 2009	31,430,646.95	5.320000
February 2009	31,894,161.64	5.320000
March 2009	32,255,249.88	5.320000
April 2009	32,632,708.91	5.320000
May 2009	33,554,312.59	5.320000
June 2009	34,482,588.88	5.320000
July 2009	35,335,815.70	5.320000
August 2009	36,116,865.92	5.320000
September 2009	36,563,757.88	5.320000
October 2009	36,760,885.08	5.320000
November 2009	36,802,504.92	5.320000
December 2009	36,751,121.35	5.320000
January 2010	36,618,173.65	5.320000
February 2010	36,452,992.52	5.320000
March 2010	36,241,061.11	5.320000
April 2010	36,008,713.60	5.320000
May 2010	35,749,986.55	5.320000
June 2010	35,465,770.30	5.320000
July 2010	34,550,566.15	5.320000
August 2010	34,218,841.43	5.320000
September 2010	118,219,719.89	5.320000
October 2010	113,757,609.28	5.320000
November 2010	109,816,627.14	5.320000
December 2010	106,199,468.09	5.320000
January 2011	102,978,353.88	5.320000
February 2011	99,689,983.53	5.320000
March 2011	96,605,019.45	5.320000
April 2011	93,439,538.10	5.320000
May 2011	90,138,839.76	5.320000
June 2011	0.00	0.000000
July 2011	0.00	0.000000
August 2011	0.00	0.000000
September 2011	0.00	0.000000
October 2011	0.00	0.000000
November 2011	0.00	0.000000
December 2011	0.00	0.000000
January 2012	0.00	0.000000
February 2012	0.00	0.000000
March 2012	0.00	0.000000
April 2012	0.00	0.000000
May 2012	0.00	0.000000
June 2012	0.00	0.000000
July 2012	0.00	0.000000
August 2012	0.00	0.000000
September 2012	0.00	0.000000
October 2012	0.00	0.000000
November 2012	0.00	0.000000
December 2012	62,288,147.84	9.000000
January 2013	60,831,504.01	9.000000
February 2013	59,406,013.93	9.000000
March 2013	58,066,219.47	9.000000
April 2013	56,696,215.09	9.000000
May 2013	50,605,456.50	9.000000
June 2013	49,398,320.20	9.000000
July 2013	48,232,443.67	9.000000
August 2013	47,074,513.54	9.000000
September 2013	45,940,547.61	9.000000
October 2013	44,839,163.03	9.000000
November 2013	44,449,031.90	9.000000
December 2013	43,384,760.38	9.000000
January 2014	42,318,207.04	9.000000
February 2014	41,266,866.65	9.000000
March 2014	40,278,652.15	9.000000
April 2014	39,257,549.58	9.000000
May 2014	39,180,928.66	9.000000
June 2014	38,217,290.12	9.000000
July 2014	37,283,902.46	9.000000
August 2014	36,354,550.65	9.000000
September 2014	35,443,004.13	9.000000
October 2014	34,560,130.99	9.000000
November 2014	33,682,196.26	9.000000
December 2014	32,833,771.32	9.000000
January 2015	31,990,202.85	9.000000
February 2015	31,164,546.23	9.000000
March 2015	30,389,445.80	9.000000
April 2015	29,597,800.28	9.000000
May 2015	28,833,507.66	9.000000
June 2015	28,076,795.43	9.000000
July 2015	27,346,419.07	9.000000
August 2015	26,624,647.00	9.000000
September 2015	25,919,296.19	9.000000
October 2015	25,239,493.44	9.000000
November 2015	24,566,817.53	9.000000
December 2015	23,919,143.88	9.000000
January 2016	23,279,565.49	9.000000
February 2016	22,656,633.01	9.000000
March 2016	22,064,168.31	9.000000
April 2016	21,472,744.84	9.000000
May 2016	20,901,907.99	9.000000
June 2016	20,336,006.80	9.000000
July 2016	19,787,591.59	9.000000
August 2016	19,244,189.03	9.000000
September 2016	18,711,632.06	9.000000
October 2016	18,194,909.28	9.000000
November 2016	17,683,200.77	9.000000
December 2016	17,186,116.98	9.000000
January 2017	16,694,243.64	9.000000
February 2017	16,212,057.03	9.000000

The Group III Cap Contract

The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will enter into a cap contract (the “Group III Cap Contract”) with The Royal Bank of Scotland plc (in such capacity, the “Group III Cap Contract Provider”) primarily for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group III Cap Contract.

Under the Group III Cap Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in September 2011, the Group III Cap Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Group III Cap Contract for the related calculation period (as defined in the Group III Cap Contract) over (ii) the Group III Cap Contract Cap Rate for such Distribution Date set forth below, (y) the Group III Cap Contract Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The “Group III Cap Contract Notional Amount” for each Distribution Date and the “Group III Cap Rate” for each Distribution Date will be as described in the following table:

Month of Distribution Date	Group III Cap Contract Notional Amount ($)	Group III Cap Contract Cap Rate (%)
July 2007	4,737,714.70	5.320000
August 2007	9,000,983.40	5.320000
September 2007	12,826,889.18	5.320000
October 2007	16,247,834.49	5.320000
November 2007	19,292,122.11	5.320000
December 2007	21,993,555.95	5.320000
January 2008	24,372,877.81	5.320000
February 2008	26,461,819.34	5.320000
March 2008	28,280,081.31	5.320000
April 2008	29,840,335.01	5.320000
May 2008	31,180,175.66	5.320000
June 2008	32,304,554.44	5.320000
July 2008	33,240,412.85	5.320000
August 2008	33,993,802.10	5.320000
September 2008	34,589,899.87	5.320000
October 2008	35,037,401.85	5.320000
November 2008	35,343,721.38	5.320000
December 2008	35,531,546.91	5.320000
January 2009	35,601,065.14	5.320000
February 2009	35,573,404.16	5.320000
March 2009	35,453,030.47	5.320000
April 2009	35,235,679.07	5.320000
May 2009	34,962,590.81	5.320000
June 2009	34,618,284.99	5.320000
July 2009	45,626,223.39	5.320000
August 2009	43,246,369.57	5.320000
September 2009	40,939,836.78	5.320000
October 2009	38,698,019.09	5.320000
November 2009	36,513,492.72	5.320000
December 2009	34,395,057.50	5.320000
January 2010	32,330,771.33	5.320000
February 2010	30,328,109.33	5.320000
March 2010	28,380,999.47	5.320000
April 2010	26,476,817.17	5.320000
May 2010	24,635,983.26	5.320000
June 2010	22,842,738.99	5.320000
July 2010	21,101,681.91	5.320000
August 2010	19,405,363.25	5.320000
September 2010	17,757,344.05	5.320000
October 2010	16,153,672.54	5.320000
November 2010	14,591,241.31	5.320000
December 2010	13,072,119.70	5.320000
January 2011	12,082,922.44	5.320000
February 2011	12,082,922.44	5.320000
March 2011	12,082,922.44	5.320000
April 2011	12,082,922.44	5.320000
May 2011	12,082,922.44	5.320000
June 2011	12,082,922.44	5.320000
July 2011	12,082,922.44	5.320000
August 2011	12,082,922.44	5.320000
September 2011	12,082,922.44	5.320000

Cap Contracts Termination

Each Cap Contract will terminate following the last Distribution Dates specified above, unless such Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the related Cap Contract Provider to pay specified amounts due under the related Cap Contract (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the related Cap Contract and (2) no Early Termination Date (as defined in the related Cap Contract) has occurred or been effectively designated with respect to the related Cap Contract.

Events of default under each Cap Contract (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment as required under the terms of the related Cap Contract,

•	failure by the related Cap Contract Provider to comply with or perform certain agreements or obligations as required under the terms of the related Cap Contract,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the related Cap Contract,

•	certain representations by the related Cap Contract Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the related Cap Contract Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the related Cap Contract Provider and specified for this purpose in the related Cap Contract,

•
cross-default by the related Cap Contract Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the related Cap Contract,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the related Cap Contract without an assumption of such party’s obligations under the related Cap Contract,

each as further described in each Cap Contract.

Termination events under each Cap Contract (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related Cap Contract),

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Contract, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the related Cap Contract as a result of a merger or similar transaction),

each as further described in each Cap Contract.

Additional termination events under each Cap Contract (each a “Cap Contract Additional Termination Event”) include the following:

•
failure of the related Cap Contract Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the related Cap Contract (including certain collateral posting requirements), in each case in certain circumstances as specified in the related Cap Contract,

•
failure of the related Cap Contract Provider to comply with the Regulation AB provisions of the related Cap Contract (including, if applicable, the provisions of any additional agreement incorporated by reference into the related Cap Contract), and

•	occurrence of an optional termination with respect to the related Loan Group pursuant to the terms of the Agreement,

each as further described in each Cap Contract.

If the related Cap Contract Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the related Cap Contract, the related Cap Contract Provider may be required, at its own expense and in accordance with the requirements of the related Cap Contract, to do one or more of the following: (1) obtain a substitute cap contract provider, or (2) establish any other arrangement as may be specified for such purpose in the related Cap Contract.

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the related Cap Contract, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the related Cap Contract. The occurrence of an Early Termination Date under each Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the related Cap Contract Provider may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the related Cap Contract computed in accordance with the procedures set forth in the related Cap Contract.

Upon a Cap Contract Early Termination (other than in connection with an optional termination with respect to the related Loan Group), the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor cap counterparty to enter into a new cap contract on terms substantially similar to the related Cap Contract with a cap counterparty meeting all applicable eligibility requirements. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any Cap Contract Termination Payment received from the original related Cap Contract Provider in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap counterparty.

If a successor cap counterparty selected by the Depositor is not appointed within 30 days of the Cap Contract Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Cap Contract Termination Payment received from the original related Cap Contract Provider into a separate, non-interest bearing reserve account established by the Securities Administrator and the Securities Administrator will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Supplemental Interest Trust by the original related Cap Contract Provider calculated in accordance with the terms of the original related Cap Contract, and distribute such amount in accordance with the terms of the Agreement.

The “significance percentage” of the Group I Cap Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance percentage” of the Group III Cap Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of each Cap Contract is based on a reasonable good-faith estimate of the maximum probable exposure of the related Cap Contract, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. The related Cap Contract provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

The Group I Interest Rate Swap Agreement

The Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement (the “Group I Interest Rate Swap Agreement”) with The Royal Bank of Scotland plc (in such capacity, the “Group I Swap Provider”) for the benefit of the Class I-A Certificates and Class I-M Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds with regards to the Group I Interest Rate Swap Agreement.

Under the Group I Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in August 2010, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be obligated to pay to the Group I Swap Provider a fixed amount for that Distribution Date, or the Group I Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.343% per annum, (y) the Group I Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Group I Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis, and the denominator of which is 360, and the Group I Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, or the Group I Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group I Interest Rate Swap Agreement for the related calculation period (as defined in the Group I Interest Rate Swap Agreement), (y) the Group I Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Group I Net Swap Payment, will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to the Group I Swap Provider, if the Group I Fixed Swap Payment for such Distribution Date exceeds the Group I Floating Swap Payment for such Distribution Date or (b) by the Group I Swap Provider to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, if the Group I Floating Swap Payment exceeds the Group I Fixed Swap Payment for such Distribution Date.

If a Group I Net Swap Payment and/or a related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Counterparty Trigger Event) is payable to the Group I Swap Provider with respect to any Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 the amount of such Group I Net Swap Payment or related Swap Termination Payment as described under clause (1) under “—Interest Payments on the Class I-A Certificates and Class I-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 is insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group I-1 and Loan Group I-2, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the Group I Swap Provider) and deposit the amount of such Group I Net Swap Payment or related Swap Termination Payment in the Derivative Account maintained on behalf of the Supplemental Interest Trust.

The Group I Swap Notional Amount for each Distribution Date will be equal to the scheduled notional amount as set forth below (the “Group I Swap Notional Amount”):

Month of Distribution Date	Group I Notional Amount ($)
June 2007	441,784,000.00
July 2007	435,162,441.49
August 2007	426,798,923.64
September 2007	417,383,906.56
October 2007	406,860,996.91
November 2007	396,473,220.90
December 2007	385,613,250.62
January 2008	374,777,699.89
February 2008	363,086,997.27
March 2008	351,648,780.54
April 2008	338,880,741.59
May 2008	325,281,029.69
June 2008	310,932,078.22
July 2008	296,154,178.55
August 2008	280,925,315.19
September 2008	267,230,520.40
October 2008	255,269,319.69
November 2008	244,669,001.53
December 2008	234,782,992.48
January 2009	225,445,004.60
February 2009	216,941,196.07
March 2009	209,085,463.01
April 2009	201,140,743.71
May 2009	190,886,856.33
June 2009	180,233,392.28
July 2009	169,541,107.80
August 2009	158,800,532.53
September 2009	149,549,279.95
October 2009	141,730,827.51
November 2009	134,951,338.72
December 2009	128,825,098.37
January 2010	123,475,247.65
February 2010	118,088,878.13
March 2010	113,156,226.53
April 2010	108,173,133.31
May 2010	103,104,346.86
June 2010	97,787,195.58
July 2010	94,528,775.74
August 2010	89,123,796.62

The Group III Interest Rate Swap Agreement

The Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement (the “Group III Interest Rate Swap Agreement”) with The Royal Bank of Scotland plc (in such capacity, the “Group III Swap Provider”) for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds with regards to the Group III Interest Rate Swap Agreement.

Under the Group III Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in June 2009, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be obligated to pay to the Group III Swap Provider a fixed amount for that Distribution Date, or the Group III Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.37% per annum, (y) the Group III Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Group III Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis, and the denominator of which is 360, and the Group III Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, or the Group III Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group III Interest Rate Swap Agreement for the related calculation period (as defined in the Group III Interest Rate Swap Agreement), (y) the Group III Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Group III Net Swap Payment, will be required to be made on or before each applicable Distribution Date (a) by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to the Group III Swap Provider, if the Group III Fixed Swap Payment for such Distribution Date exceeds the Group III Floating Swap Payment for such Distribution Date or (b) by the Group III Swap Provider to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, if the Group III Floating Swap Payment exceeds the Group III Fixed Swap Payment for such Distribution Date.

If a Group III Net Swap Payment and/or a related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Counterparty Trigger Event) is payable to the Group III Swap Provider with respect to any Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Interest Remittance Amount for Loan Group III the amount of such Group III Net Swap Payment or related Swap Termination Payment as described under clause (1) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group III is insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group III, any additional amounts necessary to make such Group III Net Swap Payment and/or related Swap Termination Payment due to the Group III Swap Provider) and deposit the amount of such Group III Net Swap Payment or related Swap Termination Payment in the Derivative Account maintained on behalf of the Supplemental Interest Trust.

The Group III Swap Notional Amount for each Distribution Date will be equal to the scheduled notional amount as set forth below (the “Group III Swap Notional Amount”):

Month of Distribution Date	Group III Notional Amount ($)
June 2007	134,727,000.00
July 2007	124,800,608.58
August 2007	115,708,680.33
September 2007	107,216,784.94
October 2007	99,267,748.78
November 2007	91,810,816.96
December 2007	84,844,333.18
January 2008	78,308,722.16
February 2008	72,201,779.52
March 2008	66,483,399.06
April 2008	61,109,612.13
May 2008	56,094,410.22
June 2008	51,388,438.57
July 2008	46,988,363.71
August 2008	42,859,156.72
September 2008	38,997,111.66
October 2008	35,378,250.62
November 2008	31,981,521.55
December 2008	28,802,727.96
January 2009	25,818,601.79
February 2009	23,024,656.36
March 2009	20,404,206.99
April 2009	17,940,409.05
May 2009	15,626,651.39
June 2009	13,450,186.99

Interest Rate Swap Agreements Termination

Each Interest Rate Swap Agreement will terminate following the last Distribution Date specified above, unless the related Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, such as described below.

The respective obligations of the related Swap Provider and the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, to pay specified amounts due under the related Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no Early Termination Date (as defined in the related Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the related Interest Rate Swap Agreement.

Events of default under the each Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the related Interest Rate Swap Agreement,

•	failure by the related Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the related Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the related Interest Rate Swap Agreement,

•	certain representations by the related Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the related Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the related Swap Provider and specified for this purpose in the related Interest Rate Swap Agreement,

•
cross-default by the related Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the related Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the related Interest Rate Swap Agreement without an assumption of such party’s obligations under the related Interest Rate Swap Agreement,

each as further described in each Interest Rate Swap Agreement.

Termination events under each Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the related Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the related Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the related Interest Rate Swap Agreement.

Additional termination events under each Interest Rate Swap Agreement (each a “Swap Additional Termination Event”) include the following:

•
failure of the related Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the related Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the related Interest Rate Swap Agreement,

•
failure of the related Swap Provider to comply with the Regulation AB provisions of the related Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the related Interest Rate Swap Agreement),

•	amendment of the Agreement in a manner contrary to the requirement of the related Interest Rate Swap Agreement, and

•	occurrence of an optional termination with respect to the related Loan Group pursuant to the terms of the Agreement,

each as further described in each Interest Rate Swap Agreement.

If a Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the related Interest Rate Swap Agreement, such Swap Provider may be required, at its own expense and in accordance with the requirements of the related Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the related Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the related Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the related Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the related Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, or the related Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the related Interest Rate Swap Agreement computed in accordance with the procedures set forth in the related Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment to the related Swap Provider, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be required to make a payment to the related Swap Provider to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust. In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this prospectus supplement), the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be required to pay such amount on the related Distribution Date, and on any subsequent Distribution Date, until paid in full, prior to distributions to the related Certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Supplemental Interest Trust’s obligation to make such payment generally will be subordinated to distributions to the related Certificateholders to the extent described in the Agreement.

Upon a Swap Early Termination (other than in connection with an optional termination with respect to the related Loan Group), the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor swap provider as so directed, to enter into a new interest rate swap agreement on substantially similar terms as the related Interest Rate Swap Agreement, with a successor swap provider meeting applicable eligibility requirements. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, receives a Swap Termination Payment from the related Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider selected by the Depositor. If the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, is required to pay a Swap Termination Payment to the related Swap Provider in connection with such Swap Early Termination, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If a successor swap provider selected by the Depositor is not appointed within 30 days of the Swap Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Swap Termination Payment received from the original related Swap Provider into a separate, non-interest bearing reserve account established by the Securities Administrator and the Securities Administrator will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the related Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original related Swap Provider calculated in accordance with the terms of the original related Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Agreement.

Upon a related Swap Early Termination in connection with the optional termination of the related Loan Group, if the Supplemental Interest Trust Trustee is required to make a related Swap Termination Payment to the related Swap Provider, the party exercising such optional termination of the related Loan Group will be required to include in its payment an amount equal to such related Swap Termination Payment, as described in this prospectus supplement.

A “Swap Provider Trigger Event” shall mean: (i) a Swap Event of Default under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is a Defaulting Party (as defined in the Group I Interest Rate Swap Agreement), (ii) a Swap Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party (each as defined in the related Interest Rate Swap Agreement) or (iii) a Additional Termination Event under the related Interest Rate Swap Agreement with respect to which the related Swap Provider is the sole Affected Party.

The “significance percentage” of the Group I Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance percentage” of the Group III Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of the each Interest Rate Swap Agreement is based on a reasonable good-faith estimate of the maximum probable exposure of the related Interest Rate Swap Agreement, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. Each Interest Rate Swap Agreement provides that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

Group III Floor Contract

The Supplemental Interest Trust Trustee will enter into an interest rate floor contract (the “Group III Floor Contract”) on behalf of the Supplemental Interest Trust with The Royal Bank of Scotland plc (in such capacity, the “Group III Floor Contract Provider”) primarily for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds in respect of the Group III Floor Contract.

Under the Group III Floor Contract, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in July 2008, the Group III Floor Contract Provider will be obligated to pay to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, a floating amount for that Distribution Date, equal to the product of:

(i)
the excess, if any, of (x) the Floor Contract Strike Rate for such Distribution Date set forth in the table below over (y) One-Month LIBOR (as determined under the Group III Floor Contract) for such distribution date,

(ii)	the Floor Contract Notional Balance for such Distribution Date set forth in the table below, and

(iii)	a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360.

The “Floor Contract Notional Balance” and the “Floor Contract Strike Rate” for each Distribution Date will be as described in the following table:

Month of Distribution Date	Floor Contract Notional Balance ($)	Floor Contract Strike Rate (%)
July 2007	118,555,231.90	4.250000
August 2007	104,334,410.17	4.250000
September 2007	91,678,402.17	4.250000
October 2007	80,399,435.22	4.250000
November 2007	70,334,205.08	4.250000
December 2007	61,373,837.90	4.250000
January 2008	53,376,611.17	4.250000
February 2008	46,255,306.86	4.250000
March 2008	39,905,563.87	4.250000
April 2008	34,232,423.19	4.250000
May 2008	29,181,683.83	4.250000
June 2008	24,671,435.58	4.250000
July 2008	20,650,116.85	4.250000

Group III Floor Contract Termination

The Group III Floor Contract will terminate following the last Distribution Dates specified above, unless the Floor Contract is terminated earlier upon the occurrence of a Floor Contract Event of Default, a Floor Contract Termination Event or a Floor Contract Additional Termination Event, each as defined below.

The obligation of the Group III Floor Contract Provider to pay specified amounts due under the Group III Floor Contract (other than Floor Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Floor Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Floor Contract Event of Default will have occurred and be continuing with respect to the Group III Floor Contract and (2) no Early Termination Date (as defined in the Group III Floor Contract) has occurred or been effectively designated with respect to the Group III Floor Contract.

Events of default under the Group III Floor Contract (each a “Floor Contract Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group III Floor Contract,

•	failure by the Group III Floor Contract Provider to comply with or perform certain agreements or obligations as required under the terms of the Group III Floor Contract,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group III Floor Contract,

•	certain representations by the Group III Floor Contract Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group III Floor Contract Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, and the Group III Floor Contract Provider and specified for this purpose in the Group III Floor Contract,

•
cross-default by the Group III Floor Contract Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group III Floor Contract,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group III Floor Contract without an assumption of such party’s obligations under the Group III Floor Contract,

each as further described in the Group III Floor Contract.

Termination events under the Group III Floor Contract (each a “Floor Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group III Floor Contract),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Floor Contract, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group III Floor Contract as a result of a merger or similar transaction),

each as further described in the Group III Floor Contract.

Additional termination events under the Group III Floor Contract (each a “Floor Contract Additional Termination Event”) include the following:

•
failure of the Group III Floor Contract Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group III Floor Contract (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group III Floor Contract,

•
failure of the Group III Floor Contract Provider to comply with the Regulation AB provisions of the Group III Floor Contract (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group III Floor Contract), and

•	occurrence of an optional termination with respect to the related Loan Group pursuant to the terms of the Agreement,

each as further described in the Group III Floor Contract.

If the Group III Floor Contract Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group III Floor Contract, the Group III Floor Contract Provider may be required, at its own expense and in accordance with the requirements of the Group III Floor Contract, to do one or more of the following: (1) obtain a substitute floor contract provider, or (2) establish any other arrangement as may be specified for such purpose in the Group III Floor Contract.

Upon the occurrence of a Floor Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Floor Contract Termination Event or a Floor Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Group III Floor Contract, and will occur only upon notice (including, in some circumstances, notice to the Rating Agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group III Floor Contract to a related entity within a specified period after notice has been given of the Floor Contract Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer remains capable of acceptance by the offeree, all as set forth in the Group III Floor Contract. The occurrence of an Early Termination Date under the Group III Floor Contract will constitute a “Floor Contract Early Termination.”

Upon a Floor Contract Early Termination, the Group III Floor Contract Provider may be liable to make a termination payment (the “Floor Contract Termination Payment”) to the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (regardless, if applicable, of which of the parties has caused the termination). The Floor Contract Termination Payment will be based on the value of the Group III Floor Contract computed in accordance with the procedures set forth in the Group III Floor Contract.

Upon a Floor Contract Early Termination (other than in connection with an optional termination with respect to the related Loan Group), the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, at the written direction of the Depositor, will use reasonable efforts to appoint a successor floor counterparty to enter into a new floor contract on terms substantially similar to the Group III Floor Contract with a floor counterparty meeting all applicable eligibility requirements. The Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will apply any Floor Contract Termination Payment received from the original Group III Floor Contract Provider in connection with such Floor Contract Early Termination to the upfront payment required to appoint the successor floor counterparty.

If a successor floor counterparty selected by the Depositor is not appointed within 30 days of the Floor Contract Early Termination, then the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit any Floor Contract Termination Payment received from the original Group III Floor Contract Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Issuing Entity by the original Group III Floor Contract Provider calculated in accordance with the terms of the original Group III Floor Contract, and distribute such amount in accordance with the terms of the Agreement.

The “significance percentage” of the Group III Floor Contract, as calculated in accordance with Regulation AB Item 1115, is less than 10%. The “significance estimate” of the Group III Floor Contract is based on a reasonable good-faith estimate of the maximum probable exposure of the Group III Floor Contract, made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. The Group III Floor Contract provides that that it may be terminated in certain circumstances, including if the significance percentage is equal to or more than 10%.

The Derivative Account

The Agreement will establish a supplemental interest trust (the “Supplemental Interest Trust”) and require the Supplemental Interest Trust Trustee to establish an account (the “Derivative Account”) which will be held in the Supplemental Interest Trust by the Supplemental Interest Trust Trustee, on behalf of the holders of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates. The Supplemental Interest Trust and the Derivative Account will not be an asset of the Issuing Entity or of any REMIC.

With respect to each Distribution Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deposit into the Derivative Account the sum of (i) an amount equal to (x) any Group I Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) due to the related Swap Counterparty as described under clause (1) under “—Interest Payments on the Class I-A Certificates and Class I-M Certificates” above (and to the extent that Interest Remittance Amount for Loan Group I-1 and Loan Group I-2 are insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group I-1 and Loan Group I-2, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty and will deposit such amount in the Derivative Account) and/or (y) an amount equal to any related Swap Termination Payment due to the Group I Swap Provider as a result of a related Swap Provider Trigger Event from the Net Monthly Excess Cashflow relating to Loan Group I as described under clause (6) under “—Overcollateralization Provisions for Loan Group I” above that are to be remitted to the Group I Swap Provider, which shall be paid to the related Swap Provider as described below under “—Payments from the Group I Interest Rate Swap Agreement”, (ii) an amount equal to (x) any Group III Net Swap Payment and any related Swap Termination Payment (not caused by a related Swap Provider Trigger Event) due to the related Swap Counterparty as described under clause (2) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that Interest Remittance Amount for Loan Group III are insufficient, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will deduct from the Principal Remittance Amount for Loan Group III, any additional amounts necessary to make such Group III Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty and will deposit such amount in the Derivative Account) and/or (y) an amount equal to any related Swap Termination Payment due to the Group III Swap Provider as a result of a related Swap Provider Trigger Event from the Net Monthly Excess Cashflow relating to Loan Group III as described under clause (10) under “—Overcollateralization Provisions for Loan Group III” above that are to be remitted to the Group III Swap Provider, which shall be paid to the related Swap Provider as described below under ““—Payments from the Group III Cap Contract, Group III Floor Contract and the Group III Interest Rate Swap Agreement”, (iii) any amounts received in respect of the Group I Interest Rate Swap Agreement and Group I Cap Contract which shall be paid to the holders of the Class I-A Certificates and Class I-M Certificates, each as described below under “—Payments from the Group I Cap Contract” and“—Payments from the Group I Interest Rate Swap Agreement” and (iv) any amounts received in respect of the Group III Interest Rate Swap Agreement, Group III Floor Contract and Group III Cap Contract which shall be paid to the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, each as described below under “—Payments from the Group III Cap Contract, Group III Floor Contract and the Group III Interest Rate Swap Agreement”.

With respect to each Distribution Date, following the deposits to the Derivative Account described in the preceding paragraph, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, will make a corresponding withdrawal from the Derivative Account for remittance to (A) the Group I Swap Provider or payment to the holders of the Class I-A Certificates and Class I-M Certificates, as the case may be depending on whether a Group I Net Swap Payment is due to the Group I Swap Provider or from the Group I Swap Provider, as described below under “—Payments from the Group I Cap Contract” and“—Payments from the Group I Interest Rate Swap Agreement” and (B) the Group III Swap Provider or payment to the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, as the case may be depending on whether a Group III Net Swap Payment is due to the Group III Swap Provider or from the Group III Swap Provider, as described below under “—Payments from the Group III Cap Contract, Group III Floor Contract and the Group III Interest Rate Swap Agreement”.

Payments from the Group I Cap Contract

On each Distribution Date, following the distributions of (i) the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group I” above and (ii) payments on the Group I Interest Rate Swap Agreement as described under “—Payments from the Group I Interest Rate Swap Agreement” below, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amounts deposited therein in respect of the Group I Cap Contract (the “Group I Cap Contract Payment Amount”) and shall distribute the Group I Cap Contract Payment Amount in the following order of priority, to the extent of the remaining Group I Cap Contract Payment Amount:

(1) concurrently, to each class of Class I-A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, to the extent needed to pay any remaining Unpaid Realized Loss Amount for each such class;

(2) concurrently, to each class of Class I-M Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, to the extent needed to pay any remaining Unpaid Realized Loss Amount for each such class;

(3) concurrently, to each class of Class I-A Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(4) concurrently, to each class of Class I-M Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(5) to the class or classes of Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of (i) the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group I” and (ii) payments on the Group I Interest Rate Swap Agreement as described under “—Payments from the Group I Interest Rate Swap Agreement” below, payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group I” above; and

(6) to the parties specified in the Agreement.

Payments from the Group I Interest Rate Swap Agreement

On each Distribution Date, following the distributions of the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group I” above but prior to distributions of payments on the Group I Cap Contract as described under “—Payments from the Group I Cap Contract” above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amounts deposited therein in respect of the Group I Interest Rate Swap Agreement and shall distribute such amounts in the following order of priority:

(1) to the Group I Swap Provider, any Group I Net Swap Payment payable to the Group I Swap Provider with respect to such Distribution Date;

(2) to the Group I Swap Provider, any related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Provider Trigger Event) payable to the Group I Swap Provider with respect to such Distribution Date;

(3) concurrently to each class of Class I-A Certificates, any remaining Current Interest and Interest Carry Forward Amount for those classes, pro rata based on their respective entitlements;

(4) sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) concurrently, to each class of Class I-A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(6) sequentially, to the Class I-M-1, Class I-M-2 and I-M-3 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(7) concurrently, to each class of Class I-A Certificates, pro rata, based on the remaining Basis Risk Shortfall Carryforward Amount for those classes, to the extent needed to pay any remaining Basis Risk Shortfall Carryforward Amount for each such class;

(8) sequentially, to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in each case in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(9) to the class or classes of Class I-A Certificates and Class I-M Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group I” payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group I” above;

(10) to the Group I Swap Provider, in an amount equal to any related Swap Termination Payment due to the Group I Swap Provider as a result of a related Swap Provider Trigger Event; and

(11) to the parties specified in the Agreement.

Payments from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement

On each Distribution Date, following the distributions of the related Net Monthly Excess Cashflow as described under “—Overcollateralization Provisions for Loan Group III” above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amount deposited in the Derivative Account pursuant to clause (2) under “—Interest Payments on the Class III-A-1, Class III-A-2 and Class III-M Certificates” above (and to the extent that the Interest Remittance Amount for Loan Group III is insufficient, any additional amounts necessary to make such Group I Net Swap Payment and/or related Swap Termination Payment due to the related Swap Counterparty deducted from the Principal Remittance Amount for Loan Group III by the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust) and shall distribute such amounts in the following order of priority:

(1) to the Group III Swap Provider, any Group III Net Swap Payment payable to the Group III Swap Provider with respect to such Distribution Date;

(2) to the Group III Swap Provider, any related Swap Termination Payment (other than a related Swap Termination Payment due to a related Swap Provider Trigger Event) payable to the Group I Swap Provider with respect to such Distribution Date.

After the distributions (if any) described above, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust, shall withdraw from the Derivative Account any amounts deposited therein (i) in respect of the Group III Cap Contract, (ii) in respect of the Group III Floor Contract and (iii) from the Group III Swap Provider in respect of the Group III Interest Rate Swap Agreement (other than termination payments) and shall distribute such amounts in the following order of priority:

(1) to the Class III-A-1 Certificates, any remaining Current Interest and Interest Carry Forward Amount for such class;

(2) sequentially, to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(3) to the Class III-A-1 Certificates, in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(4) sequentially, to the Class III-A-2, Class III-M-1, Class III-M-2 and Class III-PO Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(5) to the Class III-A-1 Certificates, in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(6) sequentially, to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates, in that order, in each case in an amount equal to the remaining Basis Risk Shortfall Carryforward Amount for the class;

(7) to the class or classes of Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the related Overcollateralization Deficiency Amount remaining unpaid following the distribution of the related Net Monthly Excess Cashflow as described above under “— Overcollateralization Provisions for Loan Group III” payable to each such class in the same manner in which the related Overcollateralization Increase Amount would be distributed to such classes as described under “— Overcollateralization Provisions for Loan Group III” above;

(8) solely from amounts deposited in the Derivative Account pursuant to clause (10) of “—Overcollateralization Provisions for Loan Group III” above, to the Group III Swap Provider, in an amount equal to any related Swap Termination Payment due to the Group III Swap Provider as a result of a related Swap Provider Trigger Event; and

(9) to the parties specified in the Agreement.

Group I Cap Contract Provider

The Group I Cap Contract Provider is The Royal Bank of Scotland plc.

The Royal Bank of Scotland plc (“RBS”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. RBS is an affiliate of Greenwich Capital Markets, Inc., an Underwriter.

Group I Swap Provider

The Royal Bank of Scotland plc is also the Group I Swap Provider. For information regarding The Royal Bank of Scotland plc, see the second paragraph under the heading “—Group I Cap Contract Provider” above.

Group III Cap Contract Provider

The Royal Bank of Scotland plc is also the Group III Cap Contract Provider. For information regarding The Royal Bank of Scotland plc, see the second paragraph under the heading “—Group I Cap Contract Provider” above.

Group III Floor Contract Provider

The Royal Bank of Scotland plc is also the Group III Floor Contract Provider. For information regarding The Royal Bank of Scotland plc, see the second paragraph under the heading “—Group I Cap Contract Provider” above.

Group III Swap Provider

The Royal Bank of Scotland plc is also the Group III Swap Provider Contract Provider. For information regarding The Royal Bank of Scotland plc, see the second paragraph under the heading “—Group I Cap Contract Provider” above.

P&I Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date from its own funds, or funds in the distribution account that are not included in the related Interest Remittance Amount or related Principal Distribution Amount for such Distribution Date, in an amount equal to the P&I Advances for such Distribution Date.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither the Servicer nor the Master Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the distribution account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Master Servicer, as successor servicer, will be obligated to make any such advance, to the extent required in the Agreement.

The Servicer will discontinue making P&I Advances with respect to any Group III Loan that becomes 60 days Delinquent. In addition, the Servicer must charge off a Group III Loan at the time such mortgage loan becomes 180 days Delinquent. Once a Group III Loan is charged off, the Servicer will not be entitled to any additional related Servicing Fee for such mortgage loan, except to the extent of any unpaid related Servicing Fees and expenses which will be reimbursable from any recoveries on such mortgage loan, and such mortgage loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss.

The Class III-A-1 Policy and Class III-A-2 Policy

The Credit Enhancer has made a commitment to issue (i) a financial guaranty insurance policy for the benefit of the Holders of the Class III-A-1 Certificates (the “Class III-A-1 Policy”) and (ii) a financial guaranty insurance policy for the benefit of the Holders of the Class III-A-2 Certificates (the “Class III-A-2 Policy,” and together with the Class III-A-1 Policy, the “Class III-A Policies”). Each of the Class III-A Policies will be issued by the Credit Enhancer by the Closing Date pursuant to the Insurance Agreement. The following summary of the provisions of the Class III-A Policies does not purport to be complete and is qualified in its entirety by reference to the related Class III-A Policies and the definitions included in this section.

The Credit Enhancer, in consideration of the payment of the premium and on the terms and subject to the conditions of the related Class III-A Policy (which includes each endorsement thereto), unconditionally and irrevocably agrees to pay to the Beneficiary, for the benefit of the Holders of the related Insured Obligations, that portion of the related Insured Amounts which shall become Due for Payment during the related Term of the Policy but shall be unpaid by reason of Nonpayment.

The Beneficiary may make a claim under the related Class III-A Policy for the amount of any Deficiency Amount by executing and delivering, or causing to be executed and delivered, to the Credit Enhancer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim under the related Class III-A Policy when Received by the Credit Enhancer.

In the event that any amount shall be received by the Beneficiary in respect of a Deficiency Amount forming the basis of a claim specified in a Notice of Claim submitted under the related Class III-A Policy, which amount had not been received when the Notice of Claim was prepared but which is received by the Beneficiary prior to the receipt of payment from the Credit Enhancer as contemplated by the related Class III-A Policy (any such amount, a “Recovery”), the Beneficiary immediately shall so notify the Credit Enhancer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Credit Enhancer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

The Credit Enhancer will pay each Insured Amount that constitutes a Deficiency Amount to the Beneficiary no later than 2:00 p.m., New York City time, on the later of (i) the Distribution Date on which such Deficiency Amount becomes Due for Payment or (ii) the third Business Day following Receipt by the Credit Enhancer on a Business Day of a Notice of Claim as specified in the related Class III-A Policy.

The Credit Enhancer will pay each Insured Amount that constitutes a Preference Amount on the later of (i) the date on which such Preference Amount is due to be paid pursuant to an applicable Order or (ii)  the fourth Business Day following Receipt by the Credit Enhancer from the Beneficiary of (a) a certified copy of such Order, (b) an opinion of counsel satisfactory to the Credit Enhancer that such Order is final and not subject to appeal, (c) an assignment, in form and substance satisfactory to the Credit Enhancer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Credit Enhancer all rights and claims of the Beneficiary against the estate of the Issuing Entity or otherwise, which rights and claims relate to or arise under or with respect to the subject Preference Amount, and (d) a Notice of Claim appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary directly, unless the Beneficiary has previously paid the Preference Amount over to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy, in which case the Credit Enhancer will pay the Beneficiary subject to the delivery of (1) the items referred to in clauses (a), (b), (c) and (d) above to the Credit Enhancer, and (2) evidence satisfactory to the Credit Enhancer that payment has been made to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the related Order. The Credit Enhancer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class III-A Certificates prior to the time the Credit Enhancer would have been required to make a payment in respect of principal pursuant to the related Class III-A Policy.

The Credit Enhancer’s obligations under the related Class III-A Policy in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Beneficiary (or in the case of a Preference Amount, to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in the related Class III-A Policy or, if the Beneficiary has previously paid the Preference Amount over to any such party, to the Beneficiary) as provided in the Notice of Claim, whether or not such funds are property applied by the Beneficiary or such other party.

In the event the Credit Enhancer is required under law to deduct or withhold any tax or similar charge from or in respect of any amount payable under or in respect of the related Class III-A Policy, the Credit Enhancer will make all such deductions and withholdings and pay the full amount deducted or withheld to the relevant taxation authority in accordance with law, but the Credit Enhancer will not “gross-up” or otherwise pay additional amounts in respect of such taxes, and the Credit Enhancer’s payments to the Beneficiary or the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order relating to a Preference Amount, as the case may be, will be amounts that are net of such deductions or withholdings.

No claim may be made under the related Class III-A Policy except by the Beneficiary.

Upon and to the extent of any payment by the Credit Enhancer under the related Class III-A Policy, the Credit Enhancer shall become the Holder of the related Insured Obligations, any appurtenant coupon thereto and right to payment of principal thereof and interest thereon, and shall be fully subrogated to the Beneficiary’s and each Holder’s right, title and interest thereunder, including the right to receive payments in respect of the related Insured Obligations. Any payment made by or on behalf of the Issuing Entity to, and any amounts received under the transaction documents for the benefit of, the Holders in respect of any Insured Amount forming the basis of a claim hereunder (which claim shall have been paid by the Credit Enhancer) shall be received and held in trust for the benefit of the Credit Enhancer and shall be paid over to the Credit Enhancer in accordance with the Agreement and the Insurance Agreement. The Beneficiary and each Holder shall cooperate, at the expense of the Credit Enhancer, with any request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer’s rights and remedies in respect of the Issuing Entity under the related Insured Obligations, any related security arrangements or otherwise, including, without limitation, any request to (i) institute or participate in any suit, action or other proceeding, (ii) enforce any judgment obtained and collect from the trust fund or the Beneficiary any amounts adjudged due or (iii) transfer to the Credit Enhancer, via absolute legal assignment, the Beneficiary’s or such Holder’s rights in respect of any Insured Amount which may form the basis of a claim hereunder.

The Class III-A Policies do not cover Prepayment Interest Shortfalls, Basis Risk Shortfall Carryforward Amounts (including Basis Risk Shortfall Carryforward Amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related Derivative Provider to make a payment), Relief Act shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities) nor do the Class III-A Policies guarantee to the Holders of the Class III-A-1 Certificates and Class III-A-2 Certificates any particular rate of principal payment.

As used in the related Class III-A Policy and the above description of the Class III-A Policies, the following capitalized terms shall have the following meanings:

“Beneficiary” means the Securities Administrator on behalf of the Trustee, on behalf of, and for the benefit of, the Holders of the related Insured Obligations.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any other day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in the City of New York, the State of Maryland, the State of Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or required by law, executive order or governmental decree to be closed, or (iii) a day on which the Credit Enhancer is closed.

“Deficiency Amount” means, with respect to the related Insured Obligations, an amount, if any, equal to the sum of:

(1) with respect to any Distribution Date, the excess, if any, of (i) the Current Interest for the related Insured Obligations over (ii) the sum of the related Interest Remittance Amount available for payment of Current Interest and any amounts payable by the Swap Provider in respect of the Group III Cap Contract, Group III Interest Rate Swap Agreement and Group III Floor Contract allocable for distribution to the related Insured Obligations for such Distribution Date, and

(2)  (a)  on the final scheduled Distribution Date, the amount needed to pay the outstanding Certificate Principal Balance of the related Insured Obligations (after giving effect to the payment of all amounts actually available to be paid on the related Insured Obligations on that Distribution Date from all sources other than the related Class III-A Policy),

(b)  for any Distribution Date other than the final scheduled Distribution Date, any Applied Realized Loss Amounts allocable to the related Insured Obligations;

provided, however, that “Deficiency Amount” shall not include any amounts available to be paid to the Holders that are not paid to the Holders solely as a result of the failure by the Securities Administrator on behalf of the Trustee to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by reason of such a default. In addition, “Deficiency Amount” does not include Prepayment Interest Shortfalls, Basis Risk Shortfall Carryforward Amounts (including Basis Risk Shortfall Carryforward Amounts remaining unpaid on the Class III-A-1 Certificates and Class III-A-2 Certificates as a result of the failure of the related Derivative Provider to make a payment), Relief Act shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities).

“Due for Payment” means (i) with respect to current interest and principal shortfalls pursuant to clauses (1) and (2)(b) of the definition of “Deficiency Amount,” the Distribution Date on which such amounts are due and payable pursuant to the terms of the Pooling and Servicing Agreement (without giving effect to any acceleration thereof), (ii) with respect to the unpaid principal balance of the Insured Obligations as of the final scheduled Distribution Date, the final scheduled Distribution Date, and (iii) with respect to a Preference Amount, the Business Day on which the documentation described herein has been Received by the Credit Enhancer.

“Holder” means the registered owner of any Insured Obligation, but shall not include the Originator, the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee, any subservicer retained by a Servicer, or any of their respective affiliates, who, on the applicable Distribution Date, is entitled under the terms of such Insured Obligation to a distribution on such Insured Obligation.

“Insolvency Proceeding” means, with respect to any Person, the commencement after the date hereof of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against such Person, or the commencement after the date hereof of any proceedings by or against such Person for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings relating to such Person under Federal or state law or the applicable law of any other jurisdiction.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of June 6, 2007, among the Credit Enhancer, the Sponsor, the Depositor, American Home Mortgage Investment Corp. and any other party thereto, as such agreement may be amended, modified or supplemented from time to time pursuant to the terms thereof.

“Insured Amount” means, (i) with respect to any Distribution Date and the related Insured Obligations, the Deficiency Amount for such Distribution Date and (ii) with respect to any other date, any Preference Amounts.

“Insured Obligations” means either the Class III-A-1 Certificates or the Class III-A-2 Certificates issued under the Agreement.

“Nonpayment” means, with respect to any Distribution Date, an Insured Amount is Due for Payment but the funds, if any, remitted to the Securities Administrator on behalf of the Trustee pursuant to the Pooling and Servicing Agreement are insufficient for payment in full of such Insured Amount.

“Notice of Claim” means a notice of nonpayment and demand for payment of an Insured Amount in the form of Exhibit A to the related Class III-A Policy.

“Order” means a final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the trust fund, to the effect that the Beneficiary or a Holder of the related Insured Obligations is required to return or repay all or any portion of a Preference Amount.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Preference Amount” means any payment of principal or interest previously distributed by or on behalf of the trust fund to the Beneficiary or a Holder of the related Insured Obligations, which would have been covered under the related Class III-A Policy as a Deficiency Amount if there had been a shortfall in funds available to make such payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from the Beneficiary or such Holder pursuant to the United States Bankruptcy Code in accordance with an Order.

“Receipt” and “Received” means actual delivery to the Credit Enhancer prior to 12:00 noon, New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day, shall be deemed to be “Received” on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Credit Enhancer means (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its address set forth in the related Class III-A Policy, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its facsimile number set forth in the related Class III-A Policy. If presentation is made by facsimile transmission, the Beneficiary, (i) promptly shall confirm transmission by telephone to the Credit Enhancer at its telephone number set forth in the related Class III-A Policy, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Credit Enhancer at its address set forth in the related Class III-A Policy. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Class III-A Policy by the Beneficiary, is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim under the related Class III-A Policy, “Receipt” by the Credit Enhancer shall be deemed not to have occurred, and the Credit Enhancer promptly shall so advise the Beneficiary. In such case, the Beneficiary, may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Credit Enhancer.

“Term of the Policy” means the period from and including the Closing Date to and including the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the related Insured Obligations have been paid in full and (ii) the final scheduled Distribution Date; provided, however, that in the event that any amount with respect to any Deficiency Amount paid to the Beneficiary pursuant to the Pooling and Servicing Agreement during the Term of the Policy becomes a Preference Amount, the Credit Enhancer’s obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Credit Enhancer pursuant to the terms hereof

Each Class III-A Policy shall be governed by and construed in accordance with the laws of the State of New York.

THE CLASS III-A POLICIES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Each Class III-A Policy and the obligations of the Credit Enhancer thereunder shall terminate upon the expiration of the Term of the Policy.

Each Class III-A Policy is non-cancelable for any reason. The premium on each Class III-A Policy is not refundable for any reason. The Class III-A Policies do not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of the Credit Enhancer, nor against any risk other than Nonpayment.

YIELD ON THE CERTIFICATES

General

The yield to maturity on and weighted average life of each class of Certificates will be primarily affected by (i) the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Certificates, (ii) Realized Losses and interest shortfalls on the related mortgage loans, (iii) the Pass-Through Rate on such class of Certificates and (iv) the purchase price paid for such class of Certificates.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be primarily related to the rate, amount and timing of payments of principal on the related mortgage loans.

The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 21.51%, 23.74%, 22.99% and 24.17% of the Group I-1 Loans, Group I-2 Loans, Group II-1 Loans and Group II-2 Loans, respectively, approximately 23.16% of the Group I Loans in the aggregate and approximately 23.69% of the Group II Loans in the aggregate, in each case by aggregate Stated Principal Balance of the related Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. The rate of principal prepayments on the mortgage loans with Prepayment Charges may be influenced by whether or not the penalty is a “hard” or “soft” prepayment charge. All Prepayment Charges on the Group I Loans and Group II Loans will be payable to the Class I-P Certificates and Class II-P Certificates, respectively, and will not be part of funds available for distribution to the Offered Certificates for any Distribution Date. All of the mortgage loans contain due-on-sale clauses or are assumable pursuant to the terms of the related mortgage note.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the accompanying prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The Servicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the Issuing Entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The Servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, changes in mortgage interest rates, the timing of changes of interest rates on the related mortgage loan (such as, for example, a change from a fixed interest rate to an adjustable rate with respect to a hybrid mortgage loan), or the location of the mortgaged property. In addition, the Servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans. Any such refinancing programs will be directed at all of the Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the Issuing Entity also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Certificates from the related mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Prepayment Charges

All Prepayment Charges collected with respect to the Group I Loans and Group II Loans will be paid to the holders of the Class I-P Certificates and Class II-P Certificates, respectively, and not be available for distribution on the other Certificates. The amount available for distribution to the holders of the Class P Certificates on any Distribution Date in respect of Prepayment Charges on the related mortgage loans is determined by the amount of Prepayment Charges collected from the mortgagors in connection with principal prepayments on the related mortgage loans during the prepayment period applicable to such Distribution Date. Generally, each Prepayment Charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. None of the mortgage loans provide for a Prepayment Charge beyond five years after date of origination. In addition, under certain instances, the servicer may waive the payment of the Prepayment Charges. Further, some state laws restrict the imposition of Prepayment Charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that Prepayment Charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges.

Allocation of Principal Payments

The yields to maturity of the Certificates will be affected by the allocation of principal payments among the Certificates. The Certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes.

Class I-A Certificates and Class I-M Certificates

Investors in the Class I-A Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class I-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the most subordinate class of Class I-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this prospectus supplement, during certain periods all principal payments on the Group I-1 Loans and Group I-2 Loans will be allocated to the Class I-A Certificates. Unless the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero, the Class I-M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class I-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Certificates, the subordination afforded the Class I-A Certificates by the Class I-M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Certificates will be extended.

If a related Sequential Trigger Event is in effect, all principal payments on the Group I-1 Loans will be allocated first, to the Class I-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second, to the Class I-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero. To the extent that all principal payments on the Group I-1 Loans are distributed to the Class I-1A-1 Certificates, and no principal payments on the Group I-1 Loans are distributed to the Class I-1A-2 Certificates, the weighted average life of the Class I-1A-1 Certificates will be shortened and the weighted average life of the Class I-1A-2 Certificates will be extended.

Class II-A Certificates and Class II-M Certificates

Investors in the Class II-A Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class II-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the most subordinate class of Class II-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this prospectus supplement, during certain periods all principal payments on the Group II-1 Loans and Group II-2 Loans will be allocated to the Class II-A Certificates. Unless the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero, the Class II-M Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class II-M Certificates will not be entitled to receive payments in respect of principal until the aggregate Certificate Principal Balance of the Class II-A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class II-M Certificates, the subordination afforded the Class II-A Certificates by the Class II-M Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class II-M Certificates will be extended.

If a related Sequential Trigger Event is in effect, all principal payments on the Group II-1 Loans will be allocated first, to the Class II-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second, to the Class II-1A-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero. To the extent that all principal payments on the Group II-1 Loans are distributed to the Class II-1A-1 Certificates, and no principal payments on the Group II-1 Loans are distributed to the Class II-1A-2 Certificates, the weighted average life of the Class II-1A-1 Certificates will be shortened and the weighted average life of the Class II-1A-2 Certificates will be extended.

Class III-A-1, Class III-A-2 and Class III-M Certificates

Investors in the Class III-A-1 Certificates should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the Class III-PO Certificates or the most subordinate class of Class III-M Certificates may receive more than such class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the Class III-PO Certificates or the most subordinate class of Class III-M Certificates may be reduced to zero prior to the more senior class or classes of Certificates.

As described in this prospectus supplement, during certain periods all principal payments on the Group III Loans will be allocated to the Class III-A-1 Certificates. Unless the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero, the Class III-A-2, Class III-M and Class III-PO Certificates will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class III-A-2, Class III-M and Class III-PO Certificates will not be entitled to receive payments in respect of principal until the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class III-A-2, Class III-M and Class III-PO Certificates, the subordination afforded the Class III-A-1 Certificates by the Class III-A-2, Class III-M and Class III-PO Certificates, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class III-A-2, Class III-M and Class III-PO Certificates will be extended.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fee on the mortgage loans serviced by it for the related Due Period. Neither the Servicer nor the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Servicemembers Relief Act” in the accompanying prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans in a Loan Group, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest for that Loan Group or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. The Class III-A Policies will not cover any Prepayment Interest Shortfalls or Relief Act Shortfalls on the Class III-A-1 Certificates and Class III-A-2 Certificates.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Offered Certificates could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related Offered Certificates, even if these losses are not allocated to those Offered Certificates. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

If the amount of related overcollateralization has been reduced to zero, the yield to maturity on the Class I-M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class I-M Certificates. Furthermore, because principal distributions are paid to some classes of Class I-M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class I-M Certificates may be made available to protect the holders of the Class I-A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class I-M Certificates with a higher numerical class designation may be made available to protect the holders of Class I-M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class I-M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class I-M Certificates. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class I-M Certificates if it delays the related Stepdown Date.

If the amount of related overcollateralization has been reduced to zero, the yield to maturity on the Class II-M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class II-M Certificates. Furthermore, because principal distributions are paid to some classes of Class II-M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class II-M Certificates may be made available to protect the holders of the Class II-A Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class II-M Certificates with a higher numerical class designation may be made available to protect the holders of Class II-M Certificates with a lower numerical class designation against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class II-M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class II-M Certificates. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class II-M Certificates if it delays the related Stepdown Date.

If the amount of related overcollateralization and the Certificate Principal Balance of the Class III-PO Certificates has been reduced to zero, the yield to maturity on the Class III-M Certificates then outstanding with the lowest payment priority, or, if the aggregate Certificate Principal Balance of the Class III-M Certificates has been reduced to zero, the Class III-A-2 Certificates, will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Certificates. Furthermore, because principal distributions are paid to some classes of Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

As described under “Description of the Certificates,” amounts otherwise distributable to holders of the Class III-A-2, Class III-M and Class III-PO Certificates may be made available to protect the holders of the Class III-A-1 Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Class III-A-2, Class III-M and Class III-PO Certificates with a higher payment priority may be made available to protect the holders of Class III-A-2, Class III-M and Class III-PO Certificates with a lower payment priority against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of the Class III-A-2, Class III-M and Class III-PO Certificates, and amounts otherwise distributable to holders of those classes if it delays the related Stepdown Date.

See “Description of the Certificates—Interest and Principal Distributions on the Certificates” in this prospectus supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the Certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of Certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—General” in this prospectus supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the accompanying prospectus.

Pass-Through Rates

The yields to maturity on the Offered Certificates will be affected by their Pass-Through Rates.

The effective yield to holders of the Class II-A Certificates and Class II-M Certificates will be less than the yields otherwise produced by its Pass-Through Rate and purchase price because interest will not be distributed to these Certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay. Further, the Class II-A Certificates and Class II-M Certificates may not always receive interest at a rate equal to the related fixed rate. If, with respect to the Class II-A Certificates and Class II-M Certificates, the related Net WAC Rate is less than the related fixed rate, the Pass-Through Rate on that class of Certificates will be limited to the related Net WAC Rate. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on the Class II-A Certificates and Class II-M Certificates.

The Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If, with respect to the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, the related Net WAC Rate Cap is less than One-Month LIBOR plus the related Margin, the Pass-Through Rate on that class of Certificates will be limited to the related Net WAC Rate. Thus, the yield to investors in the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the related Net WAC Rate. Therefore, the prepayment of the related mortgage loans with higher mortgage rates or a reduction in One-Month LIBOR may result in a lower Pass-Through Rate on the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates.

Investors in the Class I-A Certificates and Class I-M Certificates should be aware that a substantial majority of the related mortgage loans have interest rates that are fixed for some period of time prior to becoming adjustable based on a specified index subject to caps on the amount by which the interest rate can increase on any adjustment date and a cap on the maximum interest rate. Consequently, the interest that becomes due on these mortgage loans during the related Due Period may be less than interest that would accrue on the Class I-A Certificates and Class I-M Certificates at the rate of One-Month LIBOR. In a rising interest rate environment, the Class I-A Certificates and Class I-M Certificates may receive interest at the related Net WAC Rate for a protracted period of time. Prior to the month in which all of the related mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on the Class I-A Certificates and Class I-M Certificates may be limited by the related Net WAC Rate.

To the extent the related Net WAC Rate is paid on a class of Offered Certificates, the difference between such related Net WAC Rate and One-Month LIBOR plus the related Margin or the related fixed rate, as applicable, will create a Net WAC Shortfall or Basis Risk Shortfall, as applicable, that will carry forward with interest thereon. Net WAC Shortfalls and Basis Risk Shortfalls will be payable from the related Net Monthly Excess Cashflow and (i) in the case of the Class I-A Certificates and Class I-M Certificates only, from the Group I Cap Contract and Group I Interest Rate Swap Agreement and (ii) in the case of the Class III-A-1, Class III-A-2 and Class III-M Certificates only, from the Group III Cap Contract, Group III Floor Contract and Group III Interest Rate Swap Agreement, each as described under “Description of the Certificates” in this prospectus supplement.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Date

The final scheduled Distribution Date for each class of Class I-A Certificates and Class I-M Certificates is the Distribution Date in June 2037. The final scheduled Distribution Date for each class of Class II-A Certificates and Class II-M Certificates is the Distribution Date in June 2037. The final scheduled Distribution Date for each class of Class III-A-1, Class III-A-2 and Class III-M Certificates is the Distribution Date in September 2027. The final scheduled Distribution Date with respect to the Certificates relating to Loan Group I and Loan Group II is the Distribution Date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans with a 360 month original term. The final scheduled Distribution Date with respect to the Certificates relating to Loan Group III is the Distribution Date in the fourth month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Distribution Date.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

With respect to the Group I Loans, the related Certificates were structured assuming, among other things, a 25% CPR. With respect to the Group II Loans, the related Certificates were structured assuming, among other things, of 10% CPR in the first month of the life of such pool, such rate increasing by an additional 1/11th of 12% CPR for each month thereafter, increasing to 22% CPR in month 12 and remaining constant at 22% CPR thereafter (“PPC”). With respect to the Group III Loans, the related Certificates were structured assuming, among other things, a 30% CPR.

We cannot assure you, however, that prepayments on the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

The tables following the next paragraph indicate the percentages of the initial Certificate Principal Balance of each class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of CPR or PPC, as applicable, and the corresponding weighted average life of each such class of Offered Certificates. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool consists of 81 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR or PPC, as applicable,

(3)	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur,

(4)
scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days’ interest thereon,

(5)	the level of One-Month LIBOR remains constant at 5.320% per annum,

(6)
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(7)	scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment,

(8)
scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturing such that the mortgage loans will fully amortize by their stated maturities, subject to any interest only periods,

(9)	payments in respect of the Certificates are received in cash on the 25th day of each month, commencing in June 2007,

(10)	the Certificates are purchased on June 5, 2007,

(11)	no investment income is received,

(12)	the related Servicing Fee remains constant,

(13)	with respect to the Group I-1 Loans and Group I-2 Loans, the levels of One-Year LIBOR, One-Year CMT and Six-Month LIBOR remain constant at 5.340%, 4.920% and 5.370%, respectively,

(14)	Each class of Class P Certificates has a certificate principal balance of $0,

(15)
None of the Servicer or its designee, the Credit Enhancer or the NIM Insurer exercises the option to purchase the related Certificates described under the caption “Pooling and Servicing Agreement—Optional Termination” except where indicated. The related Step-Up Date with respect to the related Certificates is the related Step-Up Date where the related group of mortgage loans may first be purchased, and

(16)	With respect to Loan Group I and Loan Group II, a related Sequential Trigger Event is not in effect.

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Gross Mortgage Rate (%)	Servicing Fee Rate (%)	Original Term to Maturity (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Remaining Term to Maturity (months)	Age (months)	Amortization Term (months)
1	I-1	316,000.00	8.25000	0.37500	360	2.87500	12.00000	2.87500	352	8	360
2	I-1	868,760.75	6.01309	0.25000	360	2.25000	11.00000	2.25000	356	4	360
3	I-1	394,823.86	6.00000	0.25000	360	2.75000	12.00000	2.75000	348	12	360
4	I-1	791,170.59	5.82721	0.25000	360	2.25000	10.82721	2.25000	354	6	360
5	I-1	84,732.35	7.25000	0.25000	360	2.75000	13.25000	2.75000	356	4	360
6	I-1	251,900.00	6.25000	0.25000	360	2.50000	12.25000	2.50000	355	5	360
7	I-1	243,705.28	6.25000	0.25000	360	2.25000	12.25000	2.25000	357	3	360
8	I-1	1,083,759.51	6.41444	0.25000	360	2.47578	11.41444	2.47578	354	6	360
9	I-1	537,949.74	6.62500	0.25000	360	2.44745	11.62500	2.44745	354	6	360
10	I-1	15,549,448.34	7.72998	0.25000	360	4.87040	12.72259	4.87040	359	1	360
11	I-1	80,798.76	8.37500	0.25000	360	4.00000	13.37500	4.00000	352	8	360
12	I-1	71,299,659.59	7.61569	0.25000	360	4.71148	12.61569	4.71148	359	1	360
13	I-1	887,962.85	7.25213	0.25000	360	5.00000	12.25213	5.00000	359	1	360
14	I-1	3,998,433.52	7.44834	0.25000	360	4.82118	12.44834	4.82118	359	1	360
15	I-1	6,044,153.52	7.70852	0.25000	360	5.03100	12.70852	5.03100	359	1	360
16	I-1	12,873,781.66	7.35593	0.25000	360	4.92258	12.35593	4.92258	359	1	360
17	I-1	1,447,900.00	7.18864	0.25000	360	3.66488	12.18864	3.66488	358	2	360
18	I-1	192,232.39	6.87500	0.25000	360	2.25000	11.87500	2.25000	352	8	360
19	I-1	206,167.81	6.12500	0.25000	360	2.50000	11.12500	2.50000	355	5	360
20	I-1	254,700.00	6.75000	0.25000	360	2.50000	11.75000	2.50000	354	6	360
21	I-2	1,260,000.00	9.50000	0.25000	360	4.12500	12.00000	4.12500	352	8	360
22	I-2	143,788.07	5.00000	0.37500	360	2.75000	10.00000	2.75000	345	15	360
23	I-2	215,673.54	6.62500	0.37500	360	2.25000	11.62500	2.25000	345	15	360
24	I-2	540,000.00	7.50000	0.25000	360	2.25000	13.50000	2.25000	357	3	360
25	I-2	2,554,365.50	6.61921	0.25000	360	2.69951	12.61921	2.69951	341	19	360
26	I-2	3,362,166.89	6.54272	0.25000	360	2.39046	12.54272	2.39046	354	6	360
27	I-2	579,200.00	8.37500	0.25000	360	5.00000	13.37500	5.00000	352	8	360
28	I-2	1,756,000.00	8.32118	0.25000	360	3.43394	13.32118	3.43394	354	6	360
29	I-2	1,089,666.91	5.81502	0.25000	360	2.29324	10.90151	2.29324	346	14	360
30	I-2	3,409,700.00	5.79594	0.25000	360	2.25000	10.79594	2.25000	342	18	360
31	I-2	10,595,471.09	6.12416	0.25000	360	2.55314	11.12416	2.55314	355	5	360
32	I-2	30,782,997.90	7.94613	0.25000	360	4.65604	12.94386	4.65604	359	1	360
33	I-2	263,689.77	6.62500	0.25000	360	2.25000	11.62500	2.25000	353	7	360
34	I-2	190,307,098.31	7.64890	0.25000	360	4.16961	12.64890	4.16961	359	1	360
35	I-2	858,437.92	8.27352	0.25000	360	5.00000	13.27352	5.00000	359	1	360
36	I-2	15,858,144.00	7.73573	0.25000	360	4.52823	12.73573	4.52823	358	2	360
37	I-2	7,926,925.11	7.95605	0.25000	360	4.97913	12.95605	4.97913	359	1	360
38	I-2	34,545,404.05	7.71333	0.25000	360	4.56061	12.71333	4.56061	359	1	360
39	I-2	6,447,239.69	7.47284	0.25000	360	3.01605	12.47284	3.01605	358	2	360
40	I-2	2,810,246.74	8.01757	0.25000	360	4.94211	13.01757	4.94211	358	2	360
41	I-2	6,598,594.75	7.48407	0.25000	360	4.92823	12.48407	4.92823	359	1	360
42	I-2	85,039.17	4.75000	0.25000	360	2.75000	9.75000	2.75000	316	44	360
43	I-2	4,804,770.00	6.73550	0.25000	360	2.23264	11.73550	2.23264	354	6	360
44	I-2	323,125.50	6.25000	0.25000	360	2.75000	11.25000	2.75000	354	6	360
45	I-2	364,952.52	4.50000	0.25000	360	2.25000	9.50000	2.25000	315	45	360
46	I-2	680,466.83	6.62500	0.25000	360	1.94580	11.62500	1.94580	353	7	360
47	II-1	2,140,522.67	7.08758	0.25000	180	N/A	N/A	N/A	178	2	180
48	II-1	334,449.19	6.70199	0.25000	180	N/A	N/A	N/A	178	2	180
49	II-1	64,294,550.42	7.27647	0.25000	360	N/A	N/A	N/A	357	3	360
50	II-1	354,036.53	7.00000	0.25000	480	N/A	N/A	N/A	473	7	480
51	II-1	133,647,857.15	7.19153	0.25000	360	N/A	N/A	N/A	359	1	360
52	II-1	831,745.83	6.41624	0.25000	360	N/A	N/A	N/A	354	6	360
53	II-1	2,446,159.63	7.25428	0.25000	360	N/A	N/A	N/A	358	2	360
54	II-1	6,561,112.08	7.03331	0.25000	360	N/A	N/A	N/A	359	1	360
55	II-1	170,824.60	7.61464	0.25000	360	N/A	N/A	N/A	359	1	360
56	II-1	3,355,140.38	7.02729	0.25000	360	N/A	N/A	N/A	359	1	360
57	II-1	13,317,597.92	7.21810	0.25000	360	N/A	N/A	N/A	358	2	360
58	II-1	34,005,646.60	6.90555	0.25000	360	N/A	N/A	N/A	359	1	360
59	II-1	332,038.88	5.75000	0.25000	360	N/A	N/A	N/A	353	7	360
60	II-2	76,626.65	4.50000	0.25000	120	N/A	N/A	N/A	74	46	120
61	II-2	6,989,633.03	5.90319	0.25000	180	N/A	N/A	N/A	173	7	180
62	II-2	1,494,786.88	5.87500	0.25000	180	N/A	N/A	N/A	179	1	180
63	II-2	99,338.89	6.50000	0.25000	180	N/A	N/A	N/A	178	2	180
64	II-2	71,119,414.29	7.11827	0.25000	360	N/A	N/A	N/A	357	3	360
65	II-2	196,232,446.83	7.30196	0.25000	360	N/A	N/A	N/A	359	1	360
66	II-2	1,734,731.14	7.30900	0.25000	360	N/A	N/A	N/A	358	2	360
67	II-2	6,047,063.99	7.46241	0.25000	360	N/A	N/A	N/A	358	2	360
68	II-2	979,844.83	6.86335	0.25000	360	N/A	N/A	N/A	359	1	360
69	II-2	1,578,800.00	6.86411	0.25000	360	N/A	N/A	N/A	359	1	360
70	II-2	12,946,437.72	7.13594	0.25000	360	N/A	N/A	N/A	358	2	360
71	II-2	45,210,219.10	7.03668	0.25000	360	N/A	N/A	N/A	359	1	360
72	II-2	7,214,437.94	7.19796	0.25000	360	N/A	N/A	N/A	359	1	360
73	II-2	14,153,506.91	6.89707	0.25000	360	N/A	N/A	N/A	359	1	360
74	II-2	12,458,694.50	4.81626	0.25000	360	N/A	N/A	N/A	355	5	360
75	III	21,089,228.72	11.48913	0.50000	180	N/A	N/A	N/A	178	2	360
76	III	294,344.21	10.23776	0.50000	180	N/A	N/A	N/A	178	2	180
77	III	789,151.12	11.32923	0.50000	240	N/A	N/A	N/A	238	2	240
78	III	115,777,679.47	12.04615	0.50000	180	N/A	N/A	N/A	179	1	360
79	III	42,594.04	10.25000	0.50000	120	N/A	N/A	N/A	119	1	120
80	III	977,773.07	11.97054	0.50000	180	N/A	N/A	N/A	179	1	180
81	III	714,458.16	12.26088	0.50000	240	N/A	N/A	N/A	239	1	240

Loan Number	Loan Group	Index	Rate Adjustment Frequency (months)	Weighted Average LPMI Fee Rate (%)	Months to Next Rate Adjustment	Initial Periodic Interest Rate Cap (%)	Subsequent Periodic Interest Rate Cap (%)	Original Interest Only Period (months)	Prepayment Penalty Term Original (months)
1	I-1	1 Month LIBOR	1	N/A	1	N/A	N/A	120	N/A
2	I-1	1 Year LIBOR	12	N/A	8	2.00000	2.00000	120	N/A
3	I-1	1 Year CMT	12	N/A	24	2.00000	2.00000	N/A	N/A
4	I-1	1 Year CMT	12	N/A	30	1.00000	1.00000	N/A	N/A
5	I-1	1 Year LIBOR	12	N/A	32	2.00000	2.00000	N/A	N/A
6	I-1	1 Year LIBOR	12	N/A	31	2.00000	2.00000	36	N/A
7	I-1	1 Year LIBOR	12	N/A	33	2.00000	2.00000	120	N/A
8	I-1	1 Year LIBOR	12	N/A	54	5.00000	2.00000	60	N/A
9	I-1	1 Year LIBOR	12	0.10741	54	5.00000	2.00000	120	N/A
10	I-1	6 Month LIBOR	6	0.43460	59	5.00000	1.00000	N/A	N/A
11	I-1	6 Month LIBOR	6	N/A	52	6.00000	2.00000	60	N/A
12	I-1	6 Month LIBOR	6	0.42446	59	5.00000	1.00000	120	N/A
13	I-1	6 Month LIBOR	6	0.36332	59	5.00000	1.00000	N/A	12
14	I-1	6 Month LIBOR	6	0.39590	59	5.00000	1.00000	120	12
15	I-1	6 Month LIBOR	6	0.39959	59	5.00000	1.00000	N/A	24
16	I-1	6 Month LIBOR	6	0.43263	59	5.00000	1.00000	120	24
17	I-1	6 Month LIBOR	6	0.38891	58	5.00000	1.00000	120	36
18	I-1	1 Year LIBOR	12	0.59000	76	5.00000	2.00000	N/A	N/A
19	I-1	1 Year LIBOR	12	N/A	115	5.00000	2.00000	N/A	N/A
20	I-1	1 Year LIBOR	12	N/A	114	5.00000	2.00000	120	N/A
21	I-2	1 Month LIBOR	1	N/A	1	N/A	N/A	120	N/A
22	I-2	1 Year CMT	12	N/A	3	5.00000	5.00000	N/A	N/A
23	I-2	6 Month LIBOR	6	N/A	3	5.00000	5.00000	N/A	N/A
24	I-2	1 Year LIBOR	12	0.59000	9	2.00000	2.00000	120	36
25	I-2	1 Year LIBOR	12	N/A	17	2.00000	2.00000	36	N/A
26	I-2	1 Year LIBOR	12	0.29307	30	2.00000	2.00000	120	N/A
27	I-2	6 Month LIBOR	6	0.59000	28	3.00000	1.00000	120	12
28	I-2	6 Month LIBOR	6	0.30998	30	3.00000	1.00000	120	24
29	I-2	1 Year LIBOR	12	N/A	46	5.00000	2.00000	N/A	N/A
30	I-2	1 Year LIBOR	12	0.08525	42	5.00000	2.00000	60	N/A
31	I-2	1 Year LIBOR	12	0.05980	55	5.00000	2.00000	120	N/A
32	I-2	6 Month LIBOR	6	0.43979	59	5.00000	1.00000	N/A	N/A
33	I-2	6 Month LIBOR	6	N/A	53	5.00000	5.00000	60	N/A
34	I-2	6 Month LIBOR	6	0.45426	59	5.00000	1.00000	120	N/A
35	I-2	6 Month LIBOR	6	0.28848	59	5.00000	1.00000	N/A	12
36	I-2	6 Month LIBOR	6	0.45373	58	5.00000	1.00000	120	12
37	I-2	6 Month LIBOR	6	0.59413	59	5.00000	1.00000	N/A	24
38	I-2	6 Month LIBOR	6	0.53159	59	5.00000	1.00000	120	24
39	I-2	6 Month LIBOR	6	0.59341	58	5.00000	1.00000	120	36
40	I-2	6 Month LIBOR	6	0.55689	58	5.00000	1.00000	N/A	60
41	I-2	6 Month LIBOR	6	0.52815	59	5.00000	1.00000	120	60
42	I-2	1 Year CMT	12	N/A	40	5.00000	2.00000	N/A	N/A
43	I-2	1 Year LIBOR	12	0.30829	78	5.00000	2.00000	120	N/A
44	I-2	1 Year CMT	12	N/A	114	5.00000	2.00000	N/A	N/A
45	I-2	1 Year LIBOR	12	0.59000	75	5.00000	2.00000	N/A	N/A
46	I-2	1 Year LIBOR	12	0.11139	113	5.00000	2.00000	120	N/A
47	II-1	Fixed Rate	N/A	0.23067	N/A	N/A	N/A	N/A	N/A
48	II-1	Fixed Rate	N/A	0.23834	N/A	N/A	N/A	N/A	36
49	II-1	Fixed Rate	N/A	0.26885	N/A	N/A	N/A	N/A	N/A
50	II-1	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	II-1	Fixed Rate	N/A	0.39234	N/A	N/A	N/A	120	N/A
52	II-1	Fixed Rate	N/A	0.59000	N/A	N/A	N/A	180	N/A
53	II-1	Fixed Rate	N/A	0.34231	N/A	N/A	N/A	N/A	12
54	II-1	Fixed Rate	N/A	0.41586	N/A	N/A	N/A	120	12
55	II-1	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	24
56	II-1	Fixed Rate	N/A	0.16764	N/A	N/A	N/A	120	24
57	II-1	Fixed Rate	N/A	0.29326	N/A	N/A	N/A	N/A	36
58	II-1	Fixed Rate	N/A	0.35205	N/A	N/A	N/A	120	36
59	II-1	Fixed Rate	N/A	1.11000	N/A	N/A	N/A	120	N/A
60	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	II-2	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	36
63	II-2	Fixed Rate	N/A	0.59000	N/A	N/A	N/A	N/A	60
64	II-2	Fixed Rate	N/A	0.30762	N/A	N/A	N/A	N/A	N/A
65	II-2	Fixed Rate	N/A	0.47022	N/A	N/A	N/A	120	N/A
66	II-2	Fixed Rate	N/A	0.63882	N/A	N/A	N/A	N/A	12
67	II-2	Fixed Rate	N/A	0.50182	N/A	N/A	N/A	120	12
68	II-2	Fixed Rate	N/A	0.07572	N/A	N/A	N/A	N/A	24
69	II-2	Fixed Rate	N/A	0.45597	N/A	N/A	N/A	120	24
70	II-2	Fixed Rate	N/A	0.25311	N/A	N/A	N/A	N/A	36
71	II-2	Fixed Rate	N/A	0.44481	N/A	N/A	N/A	120	36
72	II-2	Fixed Rate	N/A	0.39619	N/A	N/A	N/A	N/A	60
73	II-2	Fixed Rate	N/A	0.38165	N/A	N/A	N/A	120	60
74	II-2	Fixed Rate	N/A	0.09964	N/A	N/A	N/A	120	N/A
75	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
78	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
79	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A
81	III	Fixed Rate	N/A	N/A	N/A	N/A	N/A	N/A	N/A

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Certificates may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Certificates and set forth the percentage of the initial Certificate Principal Balance of each such class that would be outstanding after each of the Distribution Dates shown, at specified percentages of CPR or PPC, as applicable. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in Issuing Entity. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR or PPC, as applicable. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class I-1A Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	89	84	78	73	67	62
May 2009	79	70	61	52	45	37
May 2010	70	58	47	37	29	21
May 2011	62	48	37	29	22	16
May 2012	55	40	30	22	15	11
May 2013	49	34	24	16	11	7
May 2014	43	29	19	12	7	4
May 2015	39	25	15	9	5	3
May 2016	35	21	12	7	4	2
May 2017	31	18	10	5	3	1
May 2018	28	15	8	4	2	1
May 2019	24	12	6	3	1	*
May 2020	21	10	5	2	1	0
May 2021	19	8	4	1	*	0
May 2022	17	7	3	1	*	0
May 2023	14	6	2	1	0	0
May 2024	13	5	2	*	0	0
May 2025	11	4	1	*	0	0
May 2026	9	3	1	0	0	0
May 2027	8	3	*	0	0	0
May 2028	7	2	*	0	0	0
May 2029	6	1	*	0	0	0
May 2030	5	1	0	0	0	0
May 2031	4	1	0	0	0	0
May 2032	3	*	0	0	0	0
May 2033	2	*	0	0	0	0
May 2034	1	0	0	0	0	0
May 2035	1	0	0	0	0	0
May 2036	*	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.94	5.54	4.13	3.23	2.60	2.14
Weighted Average Life in years (to the Optional Termination Date)**	6.90	4.63	3.38	2.63	2.11	1.73

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class I-2A Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	89	84	78	73	67	62
May 2009	79	70	61	53	45	37
May 2010	70	58	47	37	29	21
May 2011	62	48	37	29	22	16
May 2012	55	40	30	22	15	11
May 2013	49	34	24	16	11	7
May 2014	43	29	19	12	7	4
May 2015	39	25	15	9	5	3
May 2016	35	21	12	7	4	2
May 2017	31	18	10	5	3	1
May 2018	28	15	8	4	2	1
May 2019	24	12	6	3	1	*
May 2020	22	10	5	2	1	0
May 2021	19	8	4	1	*	0
May 2022	17	7	3	1	*	0
May 2023	14	6	2	1	0	0
May 2024	12	5	2	*	0	0
May 2025	11	4	1	*	0	0
May 2026	9	3	1	0	0	0
May 2027	8	3	1	0	0	0
May 2028	7	2	*	0	0	0
May 2029	5	1	*	0	0	0
May 2030	5	1	0	0	0	0
May 2031	4	1	0	0	0	0
May 2032	3	*	0	0	0	0
May 2033	2	*	0	0	0	0
May 2034	1	0	0	0	0	0
May 2035	1	0	0	0	0	0
May 2036	*	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.96	5.55	4.14	3.24	2.61	2.15
Weighted Average Life in years (to the Optional Termination Date)**	6.92	4.64	3.39	2.63	2.11	1.73

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-1A Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	90	85	81	76	71
May 2009	79	69	61	52	44
May 2010	69	56	45	35	27
May 2011	60	45	35	27	20
May 2012	52	38	27	19	13
May 2013	45	31	21	14	9
May 2014	40	26	16	10	6
May 2015	35	22	13	7	4
May 2016	31	18	10	5	3
May 2017	28	15	8	4	2
May 2018	24	12	6	3	1
May 2019	21	10	4	2	1
May 2020	18	8	3	1	*
May 2021	15	6	3	1	0
May 2022	13	5	2	*	0
May 2023	11	4	1	*	0
May 2024	10	3	1	0	0
May 2025	8	3	1	0	0
May 2026	7	2	*	0	0
May 2027	6	2	*	0	0
May 2028	5	1	0	0	0
May 2029	4	1	0	0	0
May 2030	3	*	0	0	0
May 2031	2	*	0	0	0
May 2032	2	*	0	0	0
May 2033	1	0	0	0	0
May 2034	1	0	0	0	0
May 2035	*	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.32	5.14	3.88	3.07	2.51
Weighted Average Life in years (to the Optional Termination Date)**	6.32	4.31	3.22	2.53	2.08

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-2A Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	90	85	80	76	71
May 2009	79	69	61	52	44
May 2010	69	56	45	35	27
May 2011	60	45	35	27	20
May 2012	52	38	27	19	13
May 2013	45	31	21	14	9
May 2014	40	26	16	10	6
May 2015	35	22	13	7	4
May 2016	31	18	10	5	3
May 2017	28	15	8	4	2
May 2018	24	12	6	3	1
May 2019	21	10	4	2	*
May 2020	18	8	3	1	*
May 2021	15	6	2	1	0
May 2022	13	5	2	*	0
May 2023	11	4	1	*	0
May 2024	10	3	1	0	0
May 2025	8	3	1	0	0
May 2026	7	2	*	0	0
May 2027	6	2	*	0	0
May 2028	5	1	0	0	0
May 2029	4	1	0	0	0
May 2030	3	*	0	0	0
May 2031	2	*	0	0	0
May 2032	2	*	0	0	0
May 2033	1	0	0	0	0
May 2034	1	0	0	0	0
May 2035	*	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.31	5.13	3.87	3.07	2.50
Weighted Average Life in years (to the Optional Termination Date)**	6.32	4.30	3.22	2.53	2.07

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class III-A-1 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	79	65	58	51	37
May 2009	61	39	29	20	3
May 2010	46	19	9	0	0
May 2011	33	19	9	0	0
May 2012	27	14	9	0	0
May 2013	23	11	7	0	0
May 2014	19	8	5	0	0
May 2015	16	6	3	0	0
May 2016	13	4	2	0	0
May 2017	11	3	2	0	0
May 2018	9	2	1	0	0
May 2019	8	2	1	0	0
May 2020	7	1	*	0	0
May 2021	5	1	*	0	0
May 2022	0	0	0	0	0
May 2023	0	0	0	0	0
May 2024	0	0	0	0	0
May 2025	0	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	4.07	2.44	1.83	1.18	0.86
Weighted Average Life in years (to the Optional Termination Date)**	3.64	2.05	1.52	1.18	0.86

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class I-M-1 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	35
May 2012	100	88	65	47	33	23
May 2013	100	75	52	35	23	15
May 2014	95	63	41	26	16	10
May 2015	85	54	33	20	11	3
May 2016	76	46	26	15	7	0
May 2017	68	39	21	11	2	0
May 2018	60	32	17	7	0	0
May 2019	53	27	13	3	0	0
May 2020	47	22	10	0	0	0
May 2021	41	18	7	0	0	0
May 2022	36	15	3	0	0	0
May 2023	31	13	*	0	0	0
May 2024	27	10	0	0	0	0
May 2025	23	8	0	0	0	0
May 2026	20	4	0	0	0	0
May 2027	17	2	0	0	0	0
May 2028	14	0	0	0	0	0
May 2029	12	0	0	0	0	0
May 2030	10	0	0	0	0	0
May 2031	7	0	0	0	0	0
May 2032	3	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.79	9.67	7.20	5.70	4.80	4.26
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.54	3.85	3.48

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class I-M-2 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	35
May 2012	100	88	65	47	33	23
May 2013	100	75	52	35	23	14
May 2014	95	63	41	26	16	1
May 2015	85	54	33	20	5	0
May 2016	76	46	26	14	0	0
May 2017	68	39	21	4	0	0
May 2018	60	32	17	0	0	0
May 2019	53	27	9	0	0	0
May 2020	47	22	2	0	0	0
May 2021	41	18	0	0	0	0
May 2022	36	15	0	0	0	0
May 2023	31	8	0	0	0	0
May 2024	27	3	0	0	0	0
May 2025	23	0	0	0	0	0
May 2026	20	0	0	0	0	0
May 2027	17	0	0	0	0	0
May 2028	13	0	0	0	0	0
May 2029	7	0	0	0	0	0
May 2030	2	0	0	0	0	0
May 2031	0	0	0	0	0	0
May 2032	0	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.54	9.40	6.98	5.51	4.62	4.06
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.53	3.82	3.41

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class I-M-3 Certificates
	10%	15%	20%	25%	30%	35%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100	100
May 2009	100	100	100	100	100	100
May 2010	100	100	100	100	100	100
May 2011	100	100	81	63	48	33
May 2012	100	88	65	47	30	12
May 2013	100	75	52	33	13	0
May 2014	95	63	41	18	1	0
May 2015	85	54	29	7	0	0
May 2016	76	46	18	0	0	0
May 2017	68	38	9	0	0	0
May 2018	60	28	2	0	0	0
May 2019	53	19	0	0	0	0
May 2020	47	11	0	0	0	0
May 2021	41	5	0	0	0	0
May 2022	34	0	0	0	0	0
May 2023	26	0	0	0	0	0
May 2024	19	0	0	0	0	0
May 2025	13	0	0	0	0	0
May 2026	8	0	0	0	0	0
May 2027	3	0	0	0	0	0
May 2028	0	0	0	0	0	0
May 2029	0	0	0	0	0	0
May 2030	0	0	0	0	0	0
May 2031	0	0	0	0	0	0
May 2032	0	0	0	0	0	0
May 2033	0	0	0	0	0	0
May 2034	0	0	0	0	0	0
May 2035	0	0	0	0	0	0
May 2036	0	0	0	0	0	0
May 2037	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.81	8.78	6.48	5.10	4.27	3.75
Weighted Average Life in years (to the Optional Termination Date)**	11.66	7.88	5.75	4.53	3.80	3.37

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-1 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	9
May 2016	69	39	22	11	3
May 2017	61	33	17	8	0
May 2018	53	27	13	4	0
May 2019	46	22	10	0	0
May 2020	39	17	7	0	0
May 2021	34	14	3	0	0
May 2022	29	11	0	0	0
May 2023	25	9	0	0	0
May 2024	21	7	0	0	0
May 2025	18	3	0	0	0
May 2026	15	1	0	0	0
May 2027	13	0	0	0	0
May 2028	10	0	0	0	0
May 2029	8	0	0	0	0
May 2030	6	0	0	0	0
May 2031	2	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.64	8.88	6.67	5.34	4.56
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.28	3.71

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-2 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	7
May 2016	69	39	22	11	0
May 2017	61	33	17	4	0
May 2018	53	27	13	0	0
May 2019	46	22	10	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	11	0	0	0
May 2023	25	9	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	13	0	0	0	0
May 2028	10	0	0	0	0
May 2029	6	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.53	8.77	6.57	5.25	4.47
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.68

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-3 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	13
May 2015	78	47	28	16	0
May 2016	69	39	22	11	0
May 2017	61	33	17	0	0
May 2018	53	27	13	0	0
May 2019	46	22	4	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	11	0	0	0
May 2023	25	1	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	13	0	0	0	0
May 2028	7	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.45	8.69	6.51	5.20	4.43
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.68

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-4 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	11
May 2015	78	47	28	16	0
May 2016	69	39	22	1	0
May 2017	61	33	17	0	0
May 2018	53	27	10	0	0
May 2019	46	22	0	0	0
May 2020	39	17	0	0	0
May 2021	34	14	0	0	0
May 2022	29	*	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	15	0	0	0	0
May 2027	9	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.33	8.59	6.43	5.13	4.35
Weighted Average Life in years (tothe Optional Termination Date)**	10.59	7.21	5.37	4.26	3.66

(*)	Indicates a number that is greater than zero but less than 0.5%.

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-5 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	19
May 2014	88	57	36	22	0
May 2015	78	47	28	15	0
May 2016	69	39	22	0	0
May 2017	61	33	17	0	0
May 2018	53	27	0	0	0
May 2019	46	22	0	0	0
May 2020	39	17	0	0	0
May 2021	34	5	0	0	0
May 2022	29	0	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	18	0	0	0	0
May 2026	11	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.21	8.48	6.35	5.06	4.28
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.65

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PPC

	Class II-M-6 Certificates
	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	77	59	44
May 2012	100	83	60	42	29
May 2013	99	69	46	30	15
May 2014	88	57	36	22	0
May 2015	78	47	28	0	0
May 2016	69	39	22	0	0
May 2017	61	33	4	0	0
May 2018	53	27	0	0	0
May 2019	46	22	0	0	0
May 2020	39	7	0	0	0
May 2021	34	0	0	0	0
May 2022	29	0	0	0	0
May 2023	25	0	0	0	0
May 2024	21	0	0	0	0
May 2025	9	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	12.00	8.31	6.21	4.95	4.19
Weighted Average Life in years (to the Optional Termination Date)**	10.59	7.21	5.37	4.26	3.65

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class III-A-2 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	50	74	85	89	0
May 2011	0	0	0	0	0
May 2012	0	0	0	0	0
May 2013	0	0	0	0	0
May 2014	0	0	0	0	0
May 2015	0	0	0	0	0
May 2016	0	0	0	0	0
May 2017	0	0	0	0	0
May 2018	0	0	0	0	0
May 2019	0	0	0	0	0
May 2020	0	0	0	0	0
May 2021	0	0	0	0	0
May 2022	0	0	0	0	0
May 2023	0	0	0	0	0
May 2024	0	0	0	0	0
May 2025	0	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	3.02	3.09	3.20	3.27	2.60
Weighted Average Life in years (to the Optional Termination Date)**	3.02	3.09	3.20	3.27	2.57

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class III-M-1 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	100	100	100	100	100
May 2009	8	28	38	48	67
May 2010	0	0	0	0	0
May 2011	0	0	0	0	0
May 2012	0	0	0	0	0
May 2013	0	0	0	0	0
May 2014	0	0	0	0	0
May 2015	0	0	0	0	0
May 2016	0	0	0	0	0
May 2017	0	0	0	0	0
May 2018	0	0	0	0	0
May 2019	0	0	0	0	0
May 2020	0	0	0	0	0
May 2021	0	0	0	0	0
May 2022	0	0	0	0	0
May 2023	0	0	0	0	0
May 2024	0	0	0	0	0
May 2025	0	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	1.59	1.75	1.87	2.01	2.06
Weighted Average Life in years (to the Optional Termination Date)**	1.59	1.75	1.87	2.01	2.06

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

	Class III-M-2 Certificates
	15%	25%	30%	35%	45%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 2008	7	11	14	16	21
May 2009	0	0	0	0	0
May 2010	0	0	0	0	0
May 2011	0	0	0	0	0
May 2012	0	0	0	0	0
May 2013	0	0	0	0	0
May 2014	0	0	0	0	0
May 2015	0	0	0	0	0
May 2016	0	0	0	0	0
May 2017	0	0	0	0	0
May 2018	0	0	0	0	0
May 2019	0	0	0	0	0
May 2020	0	0	0	0	0
May 2021	0	0	0	0	0
May 2022	0	0	0	0	0
May 2023	0	0	0	0	0
May 2024	0	0	0	0	0
May 2025	0	0	0	0	0
May 2026	0	0	0	0	0
May 2027	0	0	0	0	0
May 2028	0	0	0	0	0
May 2029	0	0	0	0	0
May 2030	0	0	0	0	0
May 2031	0	0	0	0	0
May 2032	0	0	0	0	0
May 2033	0	0	0	0	0
May 2034	0	0	0	0	0
May 2035	0	0	0	0	0
May 2036	0	0	0	0	0
May 2037	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	0.53	0.55	0.57	0.58	0.62
Weighted Average Life in years (to the Optional Termination Date)**	0.53	0.55	0.57	0.58	0.62

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

POOLING AND SERVICING AGREEMENT

The following summary describes some of the terms of the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement. Whenever particular defined terms of the Agreement are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the accompanying prospectus.

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement, as executed will be filed by the Depositor with the SEC as soon as practicable after the initial issuance of the Certificates. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Issuing Entity, the terms and conditions of the Agreement and the Certificates. The Certificates will be transferable and exchangeable at the designated office of the certificate registrar located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: AHMA 2007-3. See “The Trustee, the Securities Administrator and the Master Servicer” in this prospectus supplement.

The Trustee, the Securities Administrator and the Master Servicer

Deutsche Bank National Trust Company (“DBNTC”) will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AH07A3, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Securities Administrator.

DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a Custodian of the mortgage files pursuant to the Agreement and a custodial agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the Agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders of the Certificates or as Custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

Wells Fargo Bank, N.A., a national banking association, will act as Master Servicer and will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator will also act as paying agent and certificate registrar. The Securities Administrator’s office for purposes of transfer, exchange and presentment of the Certificates will initially be located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: AHMA 2007-3, for all other purposes and for notices to the Master Servicer, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services - American Home Mortgage Assets Trust 2007-3. As Securities Administrator, Wells Fargo Bank, N.A. will perform certain administrative duties with respect to the Certificates, on behalf of the Issuing Entity, including preparing distribution statements and tax information for Certificateholders, and preparing certain tax and SEC filings for the Issuing Entity.

Pursuant to the Agreement, the Master Servicer will be required to monitor and oversee the performance of the Servicer. In the event of the occurrence of an event of default under the Servicing Agreement, under certain circumstances specified therein, the Master Servicer will either appoint a successor servicer acceptable to the Credit Enhancer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 100 days) for the transfer of actual servicing to such successor servicer.

The Agreement will provide that for so long as the Master Servicer and the Securities Administrator are the same person, then at any time either such party resigns or is terminated in its respective capacity, the other party in its respective capacity will likewise be removed.

The Depositor, the Master Servicer, the Trustee, the Custodian, the Securities Administrator and the Supplemental Interest Trust Trustee, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Trustee, the Custodian, the Securities Administrator or the Supplemental Interest Trust Trustee shall be indemnified and held harmless by the Issuing Entity against any loss, liability or expense incurred in connection with the Agreement, the custodial agreement, the Certificates, the Derivative Contracts or the mortgage loans (including reasonable legal fees and disbursements of counsel), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such party’s duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. None of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Supplemental Interest Trust Trustee or the Custodian shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Trustee, the Supplemental Interest Trust Trustee, the Custodian or the Securities Administrator may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

Except as otherwise provided in the Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Issuing Entity against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts under the Agreement or the Trustee’s performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement for which it indemnifies the Trustee, or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

The Master Servicer shall indemnify the Depositor, the Trustee, the Custodian and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with the Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties under the Agreement.

For additional information regarding the Trustee and its rights and obligations under the Agreement, see “The Agreements” in the accompanying prospectus.

Reports to Certificateholders

The Securities Administrator may make available each month, to any interested party (including the Credit Enhancer), the monthly statement to Certificateholders via the Securities Administrator’s website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or overnight deliveries at 9062 Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

Each report will set forth the information specifically described in the Agreement, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general Distribution Dates;

•	the total cash flows received;

•	the amount, if any, of fees or expenses accrued and paid;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the Distribution Date;

•	the overcollateralized amount and the overcollateralization target amount;

•	number and amount of pool assets, together with updated pool composition information;

•
the amount payable on each Distribution Date from the Supplemental Interest Trust to the related Swap Provider pursuant to the related Interest Rate Swap Agreement, and the amount payable to the Supplemental Interest Trust from the related Swap Provider pursuant to the related Interest Rate Swap Agreement on such Distribution Date;

•
the amount received on each Distribution Date from each of (A) the Group I Cap Contract Provider in respect in the Group I Cap Contract, (B) the Group III Cap Contract Provider in respect in the Group III Cap Contract and (C) the Group III Floor Contract Provider in respect in the Group III Floor Contract,

•
(A) with respect to the Class III-A-1 Certificates, the amount of payments, if any, to holders of such Certificates provided under the Class III-A-1 Policy and (B) with respect to the Class III-A-2 Certificates, the amount of payments, if any, to holders of such Certificates provided under the Class III-A-2 Policy;

•	the aggregate amount of P&I Advances included in the distributions on the Distribution Date, the aggregate amount of unreimbursed advances at the close of business on the Distribution Date; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which, using the OTS method of calculation, (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Certificateholders will contain other information as is set forth in the Agreement, which may include prepayments, reimbursements to the Servicer and the Master Servicer and losses borne by the Issuing Entity. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

Servicing and Other Compensation and Payment of Expenses

As compensation for its services under the Agreement, the Master Servicer shall be entitled to investment income or other earnings on the funds on deposit in the distribution account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the Certificateholders. The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the protected account and any escrow accounts in respect of mortgage loans serviced by it. The Servicer is not entitled to retain any Prepayment Charges; these will be distributed to the holders of each class of Class P Certificates. The Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans in a Loan Group on any Distribution Date with Compensating Interest to the extent of the Servicing Fee for such Loan Group and Distribution Date. The Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. However, the Servicer is entitled to reimbursement therefor as provided in the Servicing Agreement. The Issuing Entity may also be required to reimburse the Servicer for expenses incurred in connection with certain claims against the Servicer arising out of the Servicing Agreement.

Voting Rights

At all times 94% of all voting rights will be allocated among the holders of the Offered Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 0.5% of all voting rights will be allocated to the holders of each class of Class C, Class P and Class R Certificates and the Class III-PO Certificates. The voting rights allocated to any class of Certificates shall be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Optional Termination

Loan Group I-1 and Loan Group I-2

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group I Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator and any amounts owed to any related swap provider (including a termination payment in connection with such optional termination), provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes. Holders of each class of Class I-A Certificates and Class I-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class I-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

The NIM Insurer may also have the right to purchase all remaining Group I Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group I Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Loan Group II-1 and Loan Group II-2

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group II Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator, provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes. Holders of each class of Class II-A Certificates and Class II-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class II-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

The NIM Insurer may also have the right to purchase all remaining Group II Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group II Loans prior to the exercise of the option), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Loan Group III

On or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group III Loans and any related REO property, as of the end of the related Due Period, in is less than or equal to 20% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date, the Servicer or its designee may purchase from the Issuing Entity the related mortgage loans and all property acquired in respect of any related mortgage loan remaining in the Issuing Entity, generally at a purchase price equal to the par plus accrued interest net of certain unreimbursed costs and expenses of the Servicer, the Trustee, Master Servicer and Securities Administrator and any amounts owed to any related swap provider (including a termination payment in connection with such optional termination), provided, however, that unless the NIM Insurer otherwise consents, the purchase price will in no event be less than an amount that would result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay the notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to the notes, or if the Servicer fails to exercise this right 60 days after such related optional termination date, the Credit Enhancer may exercise this right; provided that, in the case of optional purchase by the Servicer, no such purchase may be made without the consent of the Credit Enhancer unless the Class III-A-1 Policy and Class III-A-2 Policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it pursuant to the Insurance Agreement. Holders of each class of Class III-A-1, Class III-A-2 and Class III-M Certificates will be entitled to receive one month’s interest at the related Pass-Through Rate and holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates will be entitled to principal in an amount equal to the Certificate Principal Balance thereof. Any remaining amounts will be distributable to the Class III-C Certificates to the extent the purchase price exceeds the amount required to retire the other classes of related Certificates.

With the Credit Enhancer’s consent, the NIM Insurer may also have the right to purchase all remaining Group III Loans and related REO properties in the issuing entity at the price set forth above (plus any unreimbursed P&I Advances made on the Group III Loans prior to the exercise of the option and unpaid reimbursement amounts to the credit enhancer), subject to the same restrictions and subject to the consent of the Servicer. The identity of any NIM Insurer is not known as of the date of this prospectus supplement. It is possible that the NIM Insurer will be an affiliate of one of the Underwriters.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Servicer, on behalf of the Issuing Entity, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the related Certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Loan Purchase Right

The servicing agreements provide that the Servicer will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the Issuing Entity at a purchase price equal to the aggregate fair market value.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

As to any mortgage loan which is delinquent in payment by 90 days or more, the Servicer at its option and in accordance with the terms of the Agreement, may purchase such mortgage loan from Issuing Entity at the purchase price for such mortgage loan. Any mortgage loan so purchased will not be considered delinquent for any purpose.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement to one or more lenders (each referred to as a Servicing Rights Pledgee) selected by the Servicer. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee is an approved servicer for Fannie Mae or Freddie Mac or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies, the Credit Enhancer and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or other successor appointed pursuant to the Servicing Agreement then would become the Servicer.

Investors in the Offered Certificates should be aware that the Servicing Rights Pledgee will have certain rights in connection with an event of default under the Servicing Agreement, including the right to select a new Servicer.

Assignment of the Mortgage Loans

On or prior to the date the Certificates are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Agreement, will in turn, convey each mortgage loan, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Depositor will deliver to the Trustee, or Custodian on behalf of the Trustee, with respect to each mortgage loan (1) the mortgage note endorsed without recourse in blank or to the Trustee to reflect the transfer of the mortgage loan (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan. On the Closing Date, the Sponsor will make representations and warranties with respect to the mortgage loans.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interest of the Certificateholders, the Servicer may modify the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final scheduled Distribution Date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies and the Credit Enhancer.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Current Interest (as defined in the prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning in 2008, each party responsible for the servicing function will provide to the Master Servicer, the Securities Administrator, the Sponsor and the Depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Credit Enhancer, the Master Servicer, the Securities Administrator, the Sponsor and the Depositor, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Securities Administrator, if not available on the Securities Administrator’s website. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Rights of the NIM Insurer Under the Pooling and Servicing Agreement

On or after the Closing Date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the (i) the Class I-P Certificates and Class I-C Certificates, (ii) the Class II-P Certificates and Class II-C Certificates or (iii) the Class III-C Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. The insurer or insurers (the “NIM Insurer”) that would issue a policy will be a third party beneficiary of the Agreement and the Servicing Agreement and will have a number of rights under the Agreement and the Servicing Agreement, which will include the following:

•
the right to consent to the Servicer’s exercise of its discretion to waive assumption fees, late payment or other charges in connection with a related mortgage loan or to arrange for the extension of due dates for payments due on a mortgage note for no more than 270 days, if the waivers or extensions relate to more than 5% of the related mortgage loans;

•
the right to direct the Trustee to terminate all of the rights and obligations of the Servicer under the Servicing Agreement relating to the related assets of the issuing entity following the occurrence of an event of default under the Servicing Agreement;

•
the right to approve or reject the appointment of any successor servicer other than the Master Servicer, if the Servicer is required to be replaced and the Master Servicer is unwilling or unable to act as successor servicer;

•	the right to consent to any amendment to the Servicing Agreement and Servicing Agreement; and

•	each of the rights under “Risk Factors—Rights of the NIM Insurer” in this prospectus supplement.

You should note the rights that the NIM Insurer would have and carefully evaluate its potential impact on your investment.

Any rights of a NIM Insurer relating to Loan Group III will be subject to the rights of the Credit Enhancer as provided for in the Agreement.

THE CREDIT ENHANCER

Assured Guaranty Corp. (“Assured Guaranty”) is a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration and licensed to conduct financial guaranty insurance business in forty-nine states, the District of Columbia and Puerto Rico. Assured Guaranty commenced operations in 1988. Assured Guaranty is a wholly owned, indirect subsidiary of Assured Guaranty Ltd. (“AGL”), a Bermuda-based holding company whose shares are publicly traded and are listed on the New York Stock Exchange under the symbol “AGO.” AGL, through its operating subsidiaries, provides credit enhancement products to the U.S. and global public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of Assured Guaranty or any claims under any insurance policy issued by Assured Guaranty.

Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit Assured Guaranty’s business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

Assured Guaranty’s financial strength is rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies Inc., “Aa1” by Moody’s Investors Service, Inc. and “AAA” by Fitch, Inc. Each rating of Assured Guaranty should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

Capitalization of Assured Guaranty Corp.

The following table sets forth the capitalization of Assured Guaranty as of December 31, 2005 and 2006 (audited) and as of March 31, 2007 (unaudited), on the basis of accounting principles generally accepted in the United States of America (“GAAP”):

	December 31, 2005(1) (2)	December 31, 2006(2)	March 31, 2007
	(in millions)
Unearned Premiums	$196	$267	$280
Other Liabilities	161	203	179
Shareholder’s Equity:
Common Stock	15	15	15
Additional Paid-in Capital	380	380	380
Unrealized Gain on Bonds, Net of Tax	29	29	27
Retained Earnings	629	693	712
Total Shareholder’s Equity	$1,053	$1,117	$1,134
Total Liabilities and Shareholder’s Equity	$1,411	$1,588	$1,593

(1) 2005 amounts include reclassifications to conform to 2006 presentation.
(2) Amounts may not add due to rounding.

The following documents are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof:

•
The consolidated balance sheets of Assured Guaranty as of December 31, 2006 and December 31, 2005 and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Annual Report on Form 10-K of AGL for the fiscal year ended December 31, 2006 (which was filed by AGL with the Securities and Exchange Commission (the “SEC”) on February 28, 2007), as amended by the Form 10-K/A filed by AGL on March 1, 2007;

•
The unaudited consolidated balance sheet and statement of shareholder’s equity of Assured Guaranty as of and for the period ended March 31, 2007, respectively, and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2007 and March 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (which was filed by AGL with the SEC on May 7, 2007); and

•	The Current Reports on Form 8-K filed by AGL with the SEC, as they relate to Assured Guaranty.

Any statement contained in a document incorporated herein by reference or contained in this prospectus supplement under the heading “ The Credit Enhancer” shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All consolidated financial statements of Assured Guaranty included in documents filed by AGL with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class III-A-1 Certificates and Class III-A-2 Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The Maryland Insurance Administration recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Maryland Insurance Code, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Maryland Insurance Administration to financial statements prepared in accordance with GAAP in making such determinations.

Copies of the consolidated financial statements of Assured Guaranty incorporated by reference herein and of the statutory financial statements filed by Assured Guaranty with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at 1325 Avenue of the Americas, New York, New York 10019 or by calling Assured Guaranty at (212) 974-0100.

Assured Guaranty makes no representation regarding the Certificates or the advisability of investing in the Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Assured Guaranty supplied by Assured Guaranty and presented under the heading “Credit Enhancer.”

CONTROL RIGHTS OF THE CREDIT ENHANCER

The Credit Enhancer shall be subrogated to (i) the rights of each holder of a Class III-A-1 Certificate to receive distributions on the Class III-A-1 Certificates to the extent of any payment by the Credit Enhancer under the Class III-A-1 Policy and (ii) the rights of each holder of a Class III-A-2 Certificate to receive distributions on the Class III-A-2 Certificates to the extent of any payment by the Credit Enhancer under the Class III-A-2 Policy.

Unless it is in default under the terms of the Class III-A-1 Policy or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Agreement, each Class III-A-1 Certificateholder agrees that the Credit Enhancer shall be treated by the Depositor and the Trustee as if the Credit Enhancer were the holder of all Class III-A-1 Certificates and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class III-A-1 Certificateholders under the Agreement and other transaction documents thereunder without any further consent of the holders of the Class III-A-1 Certificates and the holders of the Class III-A-1 Certificates will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class III-A-1 Certificates have been paid in full, and any amount owed to the Credit Enhancer, pursuant to the Insurance Agreement, has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Class III-A-1 Certificates or the rights or obligations of the Credit Enhancer under the Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class III-A-1 Certificateholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class III-A-1 Certificates have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class III-A-1 Certificates shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class III-A-1 Certificates under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Agreement.

Unless it is in default under the terms of the Class III-A-2 Policy or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Agreement, each Class III-A-2 Certificateholder agrees that the Credit Enhancer shall be treated by the Depositor and the Trustee as if the Credit Enhancer were the holder of all Class III-A-2 Certificates and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class III-A-2 Certificateholders under the Agreement and other transaction documents thereunder without any further consent of the holders of the Class III-A-2 Certificates and the holders of the Class III-A-2 Certificates will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class III-A-2 Certificates have been paid in full, and any amount owed to the Credit Enhancer, pursuant to the Insurance Agreement, has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer’s sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Trustee with respect to any matter that could adversely affect the Class III-A-2 Certificates or the rights or obligations of the Credit Enhancer under the Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class III-A-2 Certificateholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class III-A-2 Certificates have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class III-A-2 Certificates shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class III-A-2 Certificates under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Agreement.

EXPERTS

The consolidated balance sheets of Assured Guaranty Corp. as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

FEDERAL INCOME TAX CONSEQUENCES

General

Elections will be made to treat the Issuing Entity, exclusive of the Carryover Reserve Fund, the Derivative Contracts, the Derivative Account and the Supplemental Interest Trust, as multiple REMICs for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Class R Certificates will represent the sole class of “residual interests” in the related REMIC elected by the Issuing Entity and (ii) the Offered Certificates (exclusive of the right to receive payments of Net WAC Shortfall Carryforward Amounts or Basis Risk Shortfall Carryforward Amounts, as applicable, or the obligation of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates to make payments to the Supplemental Interest Trust) will represent the “regular interests” in, and which generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For federal income tax reporting purposes, based on expected issue prices, the Class II-A1-1 Certificates and Class II-2A-1 Certificates will not, the Class II-1A-2, Class II-2A-2 and Class II-M Certificates will and the remaining classes of Offered Certificates may be treated as having been issued with original issue discount. The original issue discount on the Certificates will equal all payments made on such classes in excess of their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination (i) the Group I Loans will prepay at a rate of 25% CPR (ii) the Group II Loans will prepay at a rate of 100% PPC and (iii) the Group III Loans will prepay at a rate of 30% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the accompanying prospectus.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any Certificateholders, the amount of original issue discount allocable to such period would be zero, and such Certificateholders will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholders is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See “Federal Income Tax Consequences— REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of such Offered Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates.

With respect to the Offered Certificates, this paragraph applies exclusive of any rights in respect of Net WAC Shortfall Carryforward Amounts or Basis Risk Shortfall Carryforward Amounts, as applicable, and in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, exclusive of the obligation to make payments to the Supplemental Interest Trust. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets of the REMIC underlying the Certificates would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. See “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs—Classification of REMICs” in the accompanying prospectus.

Special Tax Considerations Applicable to the Class A and Class M Certificates

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from a reserve fund and, in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts, as applicable, or the obligation to make payments to the Supplemental Interest Trust, in the case of the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates, (collectively, the “Carryover Certificates”). The carryover reserve fund, the derivative account, cap agreements, the swap agreements and the supplemental interest trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) with respect to the Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates the maximum interest rate of that REMIC regular interest will equal the related Net WAC Rate, computed for this purpose by limiting the Swap Notional Amount of the related Interest Rate Swap Agreement to the aggregate principal balance of the related Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificates.

The treatment of amounts received by a holder of a Carryover Certificate under such holder’s right to receive any Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts (referred to in this section as “Carryover Amounts”), will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for the Carryover Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of any Carryover Amounts in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Carryover Certificates with respect to any Carryover Amounts, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Amounts with respect to the Carryover Certificates may be treated as having more than a de minimis value as provided in the Agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest and the right to receive payments in respect of any Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Carryover Amounts is respected, ownership of the right to any Carryover Amounts will entitle the owner to amortize the price paid for the right to any Carryover Amounts under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to any Carryover Amounts should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Offered Certificate will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of any Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Carryover Certificate, as the case may be. A holder of a Carryover Certificate will have gain or loss from such a termination of the right to receive Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of any Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of any Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Carryover Amounts could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Carryover Amounts. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

It is not anticipated that any REMIC elected by the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any such REMIC, such tax will be borne (1) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See “Description of the Certificates—General” and “Federal Income Tax Consequences—REMICs—Prohibited Transactions and Other Possible Taxes” in the accompanying prospectus.

The responsibility for filing annual federal information returns and other tax reports will be borne by the Securities Administrator. See “Federal Income Tax Consequences—REMICs—Reporting and Other Administrative Matters” in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the accompanying prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Certificates will be passed upon for the Depositor and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, Securities Administrator, the Servicer or the Originator, or with respect to which the property of any of the foregoing transaction parties is subject, that would have a material adverse impact on investors in these Certificates. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Issuing Entity, the Depositor, the Sponsor, the Originator and the Servicer are affiliated parties. Deutsche Bank National Trust Company is acting as Custodian and as Trustee. There are no other affiliated parties. Wells Fargo Bank, N.A. is acting as both the Master Servicer and as Securities Administrator. Each Derivative Provider is an affiliate of Greenwich Capital Markets, Inc., an Underwriter. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the Trustee or the Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive at least the following ratings from S&P and Moody’s:

Offered Certificates	S&P	Moody’s
I-1A-1	AAA	Aaa
I-1A-2	AAA	Aaa
I-2A-1	AAA	Aaa
I-2A-2	AAA	Aaa
I-M-1	AA	Aa2
I-M-2	A	A2
I-M-3	BBB-	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-2A-1	AAA	Aaa
II-2A-2	AAA	Aaa
II-M-1	AA	Aa2
II-M-2	AA-	Aa3
II-M-3	A+	A2
II-M-4	A	A3
II-M-5	A-	Baa2
II-M-6	BBB+	Baa3
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
III-M-1	A	A2
III-M-2	BBB	A3

The ratings of S&P and Moody’s assigned to mortgage-backed certificates address the likelihood of the receipt by Certificateholders of all distributions to which the Certificateholders are entitled other than Basis Risk Shortfall Carryforward Amounts or Net WAC Shortfall Carryforward Amounts. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to Certificateholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates—Reports to Certificateholders” and “Pooling and Servicing Agreement—Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports prepared by the Securities Administrator, together with such other reports to Certificateholders or information about the securities as shall have been prepared and filed with the Commission by the Securities Administrator will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO CERTIFICATEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Certificates — Reports to Certificateholders” in this prospectus supplement. In addition, the Master Servicer and the Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Pooling and Servicing Agreement —Evidence as to Compliance” in this prospectus supplement. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the statement described above available each month to Certificateholders and the other parties to the Agreement via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Description of the Certificates — Reports to Certificateholders” relating to the Issuing Entity available through its website as soon as practicable after date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

INCORPORATION BY REFERENCE

There are incorporated into this prospectus supplement and in the related prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Certificates shall also be deemed incorporated by reference into this prospectus supplement and the related prospectus; provided, however, this prospectus supplement does not incorporate by reference any of the Issuing Entity’s annual reports filed on Form 10-K.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

LEGAL INVESTMENT

The Class I-A, Class II-A, Class I-M-1, Class II-M-1 and Class II-M-2 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by any Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-2, Class I-M-3, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class III-A-1, Class III-A-2 and Class III-M Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement dated June 1, 2007, the Depositor has agreed to sell, and Greenwich Capital Markets, Inc., JP Morgan Securities Inc., Morgan Stanley & Co., Incorporated and Bear, Stearns & Co. Inc. have agreed to purchase approximately 80.00%, 6.66%, 6.66% and 6.66%, respectively, of each class of Underwritten Certificates. Distribution of the Underwritten Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates, before deducting expenses payable by the Depositor, will be approximately 98.99% of the aggregate initial Certificate Principal Balance of the Underwritten Certificates, plus accrued interest from the Cut-off Date on the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates.

The aggregate expenses payable by the Depositor in connection with the Underwritten Certificates are estimated to be $800,000.

In connection with the purchase and sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Underwritten Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters’ right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Underwritten Certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about the Closing Date.

The underwriting agreement provides that the Depositor and AHMC, jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

The Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6, Class III-M-1 and Class III-M-2 Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these Certificates. This prospectus supplement will be appropriately supplemented in connection with any future offering of these Certificates. Proceeds to the Depositor from any sale of these Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent. On the Closing Date, the Depositor intends to transfer these Certificates to an affiliate of the Sponsor as partial consideration for the mortgage loans. The Sponsor or one of its affiliates intends on the Closing Date to enter into repurchase or secured financing transactions with respect to the Certificates so retained with one or more of the Underwriters.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. For purposes of ERISA, the Group I, Group II and Group III Loans are deemed to be held in separate subtrusts. The purchase and holding of certain of the offered certificates, by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus and as amended on March 20, 2007 by Prohibited Transaction Exemption 2007-05 at 72 Fed. Reg. 13130, provided that those certificates are rated at least “AA-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”), in the case of the Class II-1A-1 and Class II-2A-1 Certificates, and at least “BBB-” (or its equivalent), in the case of the Class I-A, Class I-M-1, Class III-A-1 and Class III-A-2 Certificates, at the time of purchase, that the purchaser is an accredited investor and that the other requirements are met. As noted in the prospectus, one requirement for eligibility under the Exemption is that all of the related mortgage loans must have a loan-to-value ratio of not more than 125%, in the case of the Class I-A, Class II-1A-1, Class II-2A-1 and Class III-A-1 Certificates, and 100%, in the case of the Class I-M-1 Certificates and Class III-A-2 Certificates, based on the outstanding principal balance of the mortgage loan and the fair market value of the related mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the related mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. It is not expected that the Exemption would apply to the Class II-1A-2, Class II-2A-2 or Class II-M Certificates or any class of Certificates that has not been underwritten.

Some of the second lien mortgage loans represented by the Class III-A-1, Class III-A-2 and Class III-M Certificates are related to first liens that provide for negative amortization. Consequently, it is conceivable that, after the closing date, some of the second lien mortgage loans could, due to negative amortization of the related first lien mortgage loans, have combined loan-to-value ratios that exceed 100%, but not 125%. The probability that such a result would occur, however, has been determined to be an immaterial level.

Transfer Restrictions on the Class I-A, Class I-M-1, Class III-A-1 and Class III-A-2 Certificates.

For so long as the holder of a Class I-A, Class I-M-1, Class III-A-1 or Class III-A-2 Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Class I-A, Class I-M-1, Class III-A-1 or Class III-A-2 Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class I-A, Class I-M-1, Class III-A-1 or Class III-A-2 Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption, or PTCE, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class I-A, Class I-M-1, Class III-A-1 or Class III-A-2 Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Subsequent to the termination of the Supplemental Interest Trust, it is expected that the Exemption will apply to the acquisition and holding of the Class I-A, Class I-M-1, Class III-A-1 and Class III-A-2 Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such Certificate must make its own determination that the conditions described above will be satisfied.

Each beneficial owner of a Class I-M-1 Certificate or Class III-A-2 Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency or (iii) (A) it is an insurance company, (B) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Transfer Restrictions for the Class II-1A-2, Class II-2A-2, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates.

Each beneficial owner of a Class II-1A-2, Class II-2A-2, Class II-M-1, Class II-M-2, Class II-M-3 or Class II-M-4 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (A) it is an insurance company, (B) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Transfer Restrictions for the Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6 and Class III-M Certificates.

Because the Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6 and Class III-M Certificates are not being purchased by any Underwriter to whom the Exemption has been granted, as of the Closing Date, those classes of Certificates do not meet the requirements of the Exemption. Each beneficial owner of a Class I-M-2, Class I-M-3, Class II-M-5, Class II-M-6 or Class III-M Certificate shall be deemed to have represented that it is not a plan investor.

If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraphs shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Custodian, the Securities Administrator, the Servicer, any subservicer, the Underwriter and the Issuing Entity from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of or with plan assets of any Plan is encouraged to consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. See“ERISA Considerations” in the related base prospectus.

The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrual Period— With respect to any Distribution Date and each class of the LIBOR Certificates, the period commencing on the prior Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding that Distribution Date. With respect to each class of Fixed Rate Certificates, the prior calendar month.

Agreement— The pooling and servicing agreement, dated as of the Cut-off Date, among American Home Mortgage Assets LLC, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Deutsche Bank National Trust Company, as trustee.

AHMC— American Home Mortgage Corp.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Basis Risk Shortfall CarryForward Amount— For the LIBOR Certificates on any Distribution Date is equal to the sum of:

(a) the excess, if any, of:

(i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net WAC Rate, over

(ii) the amount of interest such class accrued on such Distribution Date based on the related Net WAC Rate, and

(b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate).

Book-Entry Certificates— Each class of Offered Certificates issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contract— The Group I Cap Contract and Group III Cap Contract, as applicable.

Cap Contract Provider — The Group I Cap Contract Provider and Group III Cap Contract Provider, as applicable.

Carryover Reserve Fund— The reserve fund established on the Closing Date which will be held in trust by the Securities Administrator, on behalf of the holders of the Offered Certificates. On the Closing Date, Greenwich Capital Markets, Inc. will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of the Issuing Entity or of any REMIC.

Certificate — Any Class A, Class M, Class III-PO, Class C, Class P or Class R Certificate.

Certificateholder— A holder of a Certificate.

Certificate Owner— Any person who is the beneficial owner of a Book-Entry Certificate.

Certificate Principal Balance— With respect to any Offered Certificate as of any date of determination, the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of related Realized Losses in the manner described in this prospectus supplement, provided, however, that, the Certificate Principal Balance of any Offered Certificate outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate, and the Certificate Principal Balance of the class of Class M Certificates (and Class III-PO Certificates, in the case of Loan Group III), with a Certificate Principal Balance greater than zero and the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of the related Class A Certificates (including the Class III-A-2 Certificates in the case of Loan Group III) and related Class M Certificates (and Class III-PO Certificates, in the case of Loan Group III) then outstanding over (ii) the aggregate Stated Principal Balance of all of the related mortgage loans as of such date; provided further that the amount of such Subsequent Recoveries relating to Loan Group III will be paid to the Credit Enhancer to the extent that the Credit Enhancer has paid a claim in respect of any Applied Realized Loss Amount previously allocated to the Class III-A-1 Certificates and Class III-A-2 Certificates and then, after the Credit Enhancer has been reimbursed for all draws previously made in respect of Applied Realized Loss Amounts in respect of the Class III-A-1 Certificates and Class III-A-2 Certificates.

Class A Certificates — The Class I-A, Class II-A and Class III-A-1 Certificates.

Class C Certificates — The Class I-C, Class II-C and Class III-C Certificates.

Class I-A Certificates — The Class I-1A Certificates and Class I-2A Certificates.

Class I-A Principal Allocation Fraction— For any Distribution Date and (i) the Class I-1A Certificates and (ii) the Class I-2A Certificates, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Group I-1 Loans or Group I-2 Loans, as applicable, to be distributed on that Distribution Date, and (y) the denominator of which is the Principal Remittance Amount for the Group I-1 Loans and Group I-2 Loans to be distributed on that Distribution Date.

Class I-A Principal Distribution Amount — For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates, over (2) the lesser of (A) the product of approximately 84.90% and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-1A Certificates — The Class I-1A-1 Certificates and Class I-1A-2 Certificates.

Class I-1A Net WAC Rate — On any Distribution Date and for the Class I-1A Certificates, the product of (a) (A) the Weighted Average Net Mortgage Rate on the Group I-1 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group I Net Swap Payment owed to the Group I Swap Provider divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group I Swap Provider, divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Class I-2A Certificates — The Class I-2A-1 Certificates and Class I-2A-2 Certificates.

Class I-2A Net WAC Rate — On any Distribution Date and for and any class of Class I-2A Certificates, the product of (a) (A) the Weighted Average Net Mortgage Rate on the Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any group I Net Swap Payment owed to the Group I Swap Provider divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event), payable by the Trust to the Group I Swap Provider, divided by the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Class I-M Certificates — The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Class I-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.40% and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 95.50% and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class I-M-3 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount on such Distribution Date)and (iv) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 98.20% and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-1A Certificates — The Class II-1A-1 Certificates and Class II-1A-2 Certificates.

Class II-2A Certificates — The Class II-2A-1 Certificates and Class II-2A-2 Certificates.

Class II-A Certificates — The Class II-1A Certificates and Class II-2A Certificates.

Class II-A Principal Allocation Fraction— For any Distribution Date and (i) the Class II-1A Certificates and (ii) the Class II-2A Certificates, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Group II-1 Loans or Group II-2 Loans, as applicable, to be distributed on that Distribution Date, and (y) the denominator of which is the Principal Remittance Amount for the Group II-1 Loans and Group II-2 Loans to be distributed on that Distribution Date.

Class II-A Principal Distribution Amount — For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates, over (2) the lesser of (A) the product of approximately 83.40% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M Certificates — The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates.

Class II-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 90.90% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.00% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-3 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 93.80% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-4 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 94.70% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-5 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 95.60% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class II-M-6 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the distribution of the Class II-A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the distribution of the Class II-M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the distribution of the Class II-M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the distribution of the Class II-M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the distribution of the Class II-M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the distribution of the Class II-M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 96.60% and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-1 Policy — The financial guaranty insurance policy (No.D-2007-86) with respect to the Class III-A-1 Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class III-A-1 Certificates only.

Class III-A-1 Policy Premium Rate — The rate per annum set forth in the premium letter.

Class III-A-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class III-A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 44.70% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class III-A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 62.50% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-A-2 Policy — The financial guaranty insurance policy (No. D-2007-87) with respect to the Class III-A-2 Certificates and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class III-A-2 Certificates only.

Class III-A-2 Policy Premium Rate — The rate per annum set forth in the premium letter.

Class III-M Certificates — The Class III-M-1 Certificates and Class III-M-2 Certificates.

Class III-M-1 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class III-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 72.90% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-M-2 Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class III-M-1 Certificates (after taking into account the distribution of the Class III-M-1 Principal Distribution Amount on such Distribution Date)and (iv) the Certificate Principal Balance of the Class III-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 85.10% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class III-PO Principal Distribution Amount— For any applicable Distribution Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the Certificate Principal Balance of the Class III-A-1 Certificates (after taking into account the distribution of the Class III-A-1 Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class III-A-2 Certificates (after taking into account the distribution of the Class III-A-2 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class III-M-1 Certificates (after taking into account the distribution of the Class III-M-1 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class III-M-2 Certificates (after taking into account the distribution of the Class III-M-2 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class III-PO Certificates immediately prior to such Distribution Date over (y) the lesser of (i) the product of approximately 92.90% and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) minus the related OC Floor.

Class M Certificates — The Class I-M, Class II-M and Class III-M Certificates.

Class P Certificates — The Class I-P Certificates and Class II-P Certificates.

Class R Certificates — The Class I-R, Class II-R, Class II-R, Class I-RX, Class II-RX and Class III-RX Certificates.

Closing Date— June 6, 2007.

Code— The Internal Revenue Code of 1986.

Compensating Interest— Any payments made by the Master Servicer or the Servicer, pursuant to the Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls in the related Loan Group.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancer— Assured Guaranty Corp., a Maryland-domiciled insurance company, or its successor in interest.

Cumulative Loss Trigger Event— With respect to Loan Group I-1 and Loan Group I-2, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group I Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group I Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group I Loans, as set forth below:

Distribution Date	Percentage
June 2009 — May 2010	0.25%
June 2010 — May 2011	0.65%
June 2011 — May 2012	1.10%
June 2012 — May 2013	1.55%
June 2013 and thereafter	1.85%

With respect to Loan Group II-1 and Loan Group II-2, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group II Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group II Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group II Loans, as set forth below:

Distribution Date	Percentage
June 2009 — May 2010	0.25%
June 2010 — May 2011	0.65%
June 2011 — May 2012	1.10%
June 2012 — May 2013	1.50%
June 2013 and thereafter	1.60%

With respect to Loan Group III, a Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Group III Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group III Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group III Loans, as set forth below:

Distribution Date	Percentage
June 2009 — May 2010	3.40%
June 2010 — May 2011	5.50%
June 2011 — May 2012	7.00%
June 2012 — May 2013	8.50%
June 2013 and thereafter	9.00%

Current Interest— With respect to each class of Offered Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such class immediately prior to such Distribution Date. Current Interest for each class of LIBOR Certificates shall be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year. Current Interest each class of Fixed Rate Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Custodian— Deutsche Bank National Trust Company, or its successor in interest.

Cut-Off Date— May 1, 2007.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Trigger Test — With respect to Loan Group I-1 and Loan Group I-2, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group I-1 and Loan Group I-2 equals or exceeds the product of (x) 40.00% and (y) the related Senior Enhancement Percentage. With respect to Loan Group II-1 and Loan Group II-2, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group II-1 and Loan Group II-2 equals or exceeds the product of (x) 42.17% and (y) the related Senior Enhancement Percentage. With respect to Loan Group III, a Delinquency Trigger Test is in effect with respect to a Distribution Date on or after the Stepdown Date if (i) the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group III equals or exceeds the product of (x) 14.50% and (y) the Senior Enhancement Percentage for the Class III-A-1 Certificates or (ii) the Rolling Sixty Day Delinquency Rate for the outstanding mortgage loans in Loan Group III equals or exceeds the product of (x) 21.53% and (y) the Senior Enhancement Percentage for the Class III-A-2 Certificates.

Delinquent— A mortgage loan is considered to be: “30 to 59 days” or “30 or more days” delinquent, in accordance with the “OTS” method, when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Depositor— American Home Mortgage Assets LLC.

Derivative Contract— The Group I Cap Contract, Group III Cap Contract, Group III Floor Contract, Group I Interest Rate Swap Agreement and Group III Interest Rate Swap Agreement, as applicable.

Derivative Provider— The Group I Cap Contract Provider, Group III Cap Contract Provider, Group III Floor Contract Provider, Group I Swap Provider and Group III Swap Provider, as applicable.

Distribution Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day, commencing in June 2007.

Due Date— With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any Distribution Date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Excess Overcollateralization Amount— For any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the excess, if any, of the related Overcollateralized Amount for the Distribution Date over the related Overcollateralization Target Amount for the Distribution Date.

Fitch— Fitch Ratings.

Fixed Rate Certificates— The Class II-A Certificates and Class II-M Certificates.

Group I Cap Contract— The interest rate cap contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group I Cap Contract Provider primarily for the benefit of the Class I-A Certificates and Class I-M Certificates.

Group I Cap Contract Provider — The Royal Bank of Scotland plc.

Group I Interest Rate Swap Agreement— The interest rate swap agreement, dated as of June 6, 2007, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group I Swap Provider, for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates.

Group I Swap Provider — The Royal Bank of Scotland plc.

Group I Subordinate Net WAC Rate — For any Distribution Date and any class of Class I-M Certificates, (a) the weighted average of the Class I-1A Net WAC Rate and Class I-2A Net WAC Rate, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans, the aggregate Certificate Principal Balance of the related classes of Class I-A Certificates.

Group II Net WAC Rate — With respect to any Distribution Date and the Class II-A Certificates and Class II-M Certificates, the Weighted Average Adjusted Net Mortgage Rate on the Group II Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date).

Group III Cap Contract — The interest rate cap contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Cap Contract Provider primarily for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Cap Contract Provider — The Royal Bank of Scotland plc.

Group III Floor Contract — The interest rate floor contract between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Floor Contract Provider primarily for the benefit of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Floor Contract Provider — The Royal Bank of Scotland plc.

Group III Interest Rate Swap Agreement— The interest rate swap agreement, dated as of June 6, 2007, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, and the Group III Swap Provider, for the benefit of the holders of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates.

Group III Net WAC Rate — With respect to any Distribution Date and the Class III-A-1 Certificates and the Class III-A-2 Certificates, the product of (a) (A) Weighted Average Adjusted Net Mortgage Rate on the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus the sum of (B) the product of (x) the sum of the Class III-A-1 Policy Premium Rate and Class III-A-2 Policy Premium Rate and (y) a fraction, the numerator of which is aggregate Certificate Principal Balance of the Class III-A-1 Certificates and Class III-A-2 Certificates (prior to any distributions of the related Principal Distribution Amount for such Distribution Date) and the denominator of which is the aggregate Stated Principal Balance of the Group III Loans and (C) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group III Net Swap Payment owed to the Group III Swap Provider divided by the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group III Swap Provider, divided by the aggregate Stated Principal Balance of the Group III Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

With respect to any Distribution Date and the Class III-M-1 Certificates and Class III-M-2 Certificates, the product of (a) (A) the Weighted Average Adjusted Net Mortgage Rate on the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) minus (B) an amount, expressed as a per annum rate, the numerator of which is equal to the sum of (x) the product of (I) any Group III Net Swap Payment owed to the Group III Swap Provider divided by the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the prior calendar month (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date) and (II) 12 and (y) the product of (I) any related Swap Termination Payment (other than any related Swap Termination Payment resulting from a related Swap Provider Trigger Event) payable by the Trust to the Group III Swap Provider, divided by the aggregate Stated Principal Balance of the Group III Loans and (II) 12 and (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Group III Swap Provider — The Royal Bank of Scotland plc.

Insurance Agreement — The Insurance Agreement dated as of June 6, 2007 among the Sponsor, the Servicer, the Depositor, the Credit Enhancer, American Home Mortgage Investment Corp. and any other party thereto, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Carry Forward Amount— With respect to each class of Offered Certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Interest Rate Swap Agreement— The Group I Interest Rate Swap Agreement and Group III Interest Rate Swap Agreement, as applicable.

Interest Remittance Amount— For any Distribution Date and each Loan Group, the sum of:

(i)
the interest portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced, less the related Servicing Fee Rate and the related LPMI Insurer Fee Rate (if any);

(ii)
the interest portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month;

(iii)
the interest portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of interest; and

(iv)	Compensating Interest payments on the related mortgage loans by the Master Servicer or the Servicer, as applicable;

net of

(v)
fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Supplemental Interest Trust Trustee, the Servicer or the Custodian, as applicable.

Issuing Entity— American Home Mortgage Assets Trust 2007-3.

Loan Group— Loan Group I-1, Loan Group I-2, Loan Group II-1, Loan Group II-2 or Loan Group III, as applicable.

LIBOR Certificates— The Class I-A, Class I-M, Class III-A-1, Class III-A-2 and Class III-M Certificates.

LIBOR Determination Date— With respect to each class of LIBOR Certificates and (i) the first Accrual Period, the second LIBOR business day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR business day preceding the date on which such Accrual Period commences. As used in this definition, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

LPMI Insurer — MGIC or Radian Guaranty, as applicable.

LPMI Insurer Fee Rate — In the case of a mortgage loan covered by the MGIC Policy, the MGIC Insurance Fee Rate, in the case of a mortgage loan covered by the Radian Modified Pool Policy, the Radian Guaranty Fee Rate and in the case of any mortgage loan covered by a lender-paid mortgage insurance policy other than the MGIC Policy or the Radian Modified Pool Policy, the related mortgage insurance premium rate.

Margin — For each class of LIBOR Certificates listed below, the per annum rate indicated in the following table:

	Margin			Margin
Class	(1)	(2)	Class	(1)	(2)
Class I-1A-1	0.210%	0.420%	Class I-M-3	2.000%	3.000%
Class I-1A-2	0.350%	0.700%	Class III-A-1	0.350%	0.700%
Class I-2A-1	0.230%	0.460%	Class III-A-2	0.600%	0.900%
Class I-2A-2	0.350%	0.700%	Class III-M-1	2.500%	3.750%
Class I-M-1	0.550%	0.825%	Class III-M-2	2.500%	3.750%
Class I-M-2	1.500%	2.250%
________________
(1) On any Distribution Date on or prior to the related Step-Up Date.
(2) On any Distribution Date after the related Step-Up Date.

Master Servicer— Wells Fargo Bank, N.A., or its successor in interest.

MGIC — Mortgage Guaranty Insurance Corporation, or its successor in interest.

MGIC Fee — With respect to any Distribution Date and each mortgage loan covered by the MGIC Policy, the fee payable to MGIC at a rate equal to 1/12th of the MGIC Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

MGIC Fee Rate — With respect to each mortgage loan covered by the MGIC Policy, 0.72% per annum.

MGIC Policy — The mortgage insurance policy issued by MGIC in favor of the Trustee on behalf of the Certificateholders.

Monthly Advance— The aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the related mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Sponsor and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Liquidation Proceeds — With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the Servicer Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow— With respect to any Distribution Date and Loan Group I-1 and Loan Group I-2, the sum of (i) the amounts remaining as set forth in clause (5) in “Description of the Certificates—Interest and Principal Payments on the Certificates — Interest Payments on the Class I-A Certificates and Class I-M Certificates”, (ii) the amounts remaining as set forth in (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (4) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (6), in “Description of the Certificates—Interest and Principal Payments on the Certificates — Principal Payments on the Class I-A Certificates and Class I-M Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any. With respect to any Distribution Date and Loan Group II-1 and Loan Group II-2, the sum of (i) the amounts remaining as set forth in clause (4) in “Description of the Certificates—Interest and Principal Payments on the Certificates—Interest Payments on the Class II-A Certificates and Class II-M Certificates”, (ii) the amounts remaining as set forth (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (4) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (9), in “Description of the Certificates—Interest and Principal Payments on the Certificates—Principal Payments on the Class II-A Certificates and Class II-M Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any. With respect to any Distribution Date and Loan Group III, the sum of (i) the amounts remaining as set forth in clause (7) in “Description of the Certificates—Interest and Principal Payments on the Certificates—Interest Payments on the Class III-A-1, Class III-A-2 Certificates and Class III-M Certificates”, (ii) the amounts remaining as set forth in (x) for any Distribution Date prior to the related Stepdown Date or on which a related Trigger Event is in effect, clause (5) or (y) for any Distribution Date on or after to the related Stepdown Date or on which a related Trigger Event is not in effect, clause (7), in “Description of the Certificates—Interest and Principal Payments on the Certificates—Principal Payments on the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates” and (iii) the related Overcollateralization Reduction Amount for that Distribution Date, if any.

Net Mortgage Rate— For any mortgage loan, the then applicable mortgage rate thereon less (a) the Servicing Fee Rate and (b) the related LPMI Insurer Fee Rate (if any).

Net WAC Rate— The Class I-1A Net WAC Rate, Class I-2A Net WAC Rate, Group I Subordinate Net WAC Rate, Group II Net WAC Rate or Group III Net WAC Rate, as applicable.

Net WAC Shortfall Carryforward Amount — For the Fixed Rate Certificates on any Distribution Date is equal to the sum of:

(a) the excess, if any, of:

(i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the related Net WAC Rate, over

(ii) the amount of interest such class accrued on such Distribution Date based on the related Net WAC Rate, and

(b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net WAC Rate).

OC Floor — With respect to Loan Group I-1 and Loan Group I-2, an amount equal to 0.35% of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Cut-Off Date. With respect to Loan Group II-1 and Loan Group II-2, an amount equal to 0.35% of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Cut-Off Date. With respect to Loan Group III, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-Off Date.

Offered Certificates — The Class A, Class III-A-2 and Class M Certificates.

Optional Termination Date — With respect to the Class I-A Certificates and Class I-M Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group I Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-Off Date. With respect to the Class II-A Certificates and Class II-M Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group II Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-Off Date. With respect to the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates, the distribution on which the aggregate outstanding Stated Principal Balance of the Group III Loans, as of the end of the related Due Period, has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-Off Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Overcollateralization Deficiency Amount — With respect to any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Principal Remittance Amount on such Distribution Date).

Overcollateralization Increase Amount— With respect to any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, the lesser of (1) the related Overcollateralization Deficiency Amount and (2) the related Net Monthly Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement.

Overcollateralization Reduction Amount — For any Distribution Date and each of Loan Group I, Loan Group II and Loan Group III, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for the Distribution Date and (ii) the related Principal Remittance Amount for the Distribution Date.

Overcollateralization Target Amount — With respect to Loan Group I and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to 0.90% of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Cut-off Date and (b) on or after the related Stepdown Date, the greater of (i) an amount equal to 1.80% of the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group I will be the Overcollateralization Target Amount with respect to Loan Group I as in effect for the prior Distribution Date.

With respect to Loan Group II and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to 1.70% of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Cut-off Date and (b) on or after the related Stepdown Date, the greater of (i) an amount equal to 3.40% of the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group II will be the Overcollateralization Target Amount with respect to Loan Group II as in effect for the prior Distribution Date.

With respect to Loan Group III and any Distribution Date (a) prior to the related Stepdown Date, an amount equal to the sum of (x) 3.55% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and (y) the cumulative amount distributed on all prior distribution dates pursuant to clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above and (b) on or after the related Stepdown Date, the lesser of (x) the sum of (i) 3.55% of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and (ii) the cumulative amount distributed on all prior distribution dates pursuant to clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above and (y) the greater of (i) the excess of (A) an amount equal to 47.50% of the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments received in the related Prepayment Period) over (B) the excess of (I) the aggregate Certificate Principal Balance of the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates as of the Closing Date over (II) the aggregate of all distributions of principal made to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates on all prior Distribution Dates and (ii) the related OC Floor; provided, however, that if a related Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount with respect to Loan Group III will be the Overcollateralization Target Amount with respect to Loan Group III as in effect for the prior Distribution Date (after taking into account any distributions made to the Class III-A-2, Class III-M-1 and Class III-M-2 Certificates as set forth in clause (9) in “Description of the Certificates—Overcollateralization Provisions for Loan Group III” above.

Overcollateralized Amount — For any Distribution Date and Loan Group I, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class I-A, Class I-P and Class I-M Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date). For any Distribution Date and Loan Group II, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class II-A, Class II-P and Class II-M Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date). For any Distribution Date and Loan Group III, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group III Loans as of the Due Date in the month of that Distribution Date (after giving effect to Principal Prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Certificate Principal Balance of the Class III-A-1, Class III-A-2, Class III-M and Class III-PO Certificates (after giving effect to distributions of the related Principal Remittance Amount to be made on such Distribution Date).

P&I Advances— The aggregate of all payments of principal and interest, net of the Servicing Fee, if the Servicer makes the advance, that were due during the related Due Period on the mortgage loans master serviced or serviced by it and that were delinquent on the related Due Date.

Pass-Through Rate— The Pass-Through Rate of each class of LIBOR Certificates for each Distribution Date will be equal to the lesser of (i) One-Month LIBOR plus the related Margin for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date. The Pass-Through Rate of each class of Fixed Rate Certificates for each Distribution Date will be equal to the lesser of (i) the fixed rate for such class for such Distribution Date as set forth on page 8 herein and (ii) the related Net WAC Rate for such Distribution Date.

Prepayment Interest Shortfalls— With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Charge— Any prepayment premium, penalty or charge payable by a mortgagor in connection with any Principal Prepayment on a mortgage loan pursuant to the terms of the related mortgage note.

Prepayment Period— With respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount— With respect to each Distribution Date and a Loan Group, the sum of:

(1) the related Principal Remittance Amount for the Distribution Date, less (i) in the case of Loan Group I only, any portion of such amount used to cover any payment due to the Group I Swap Provider with respect to such Distribution Date not covered by the related Interest Remittance Amount and (ii) in the case of Loan Group III only, any portion of such amount used to cover any payment due to the Group III Swap Provider with respect to such Distribution Date not covered by the related Interest Remittance Amount, and

(2) the related Overcollateralization Increase Amount for such Distribution Date, and minus

(3) the related Overcollateralization Reduction Amount for the Distribution Date.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any Distribution Date and each Loan Group, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

net of

(iv)
fees payable to, and other amounts reimbursable to, the Trustee, the Master Servicer, the Securities Administrator, the Supplemental Interest Trust Trustee, the Servicer or the Custodian, as applicable, in each case to the extent not paid or reimbursed from the related Interest Remittance Amount for such Distribution Date.

Radian Guaranty — Radian Guaranty Inc., or its successor in interest.

Radian Guaranty Fee — With respect to any Distribution Date and each mortgage loan covered by the Radian Modified Pool Policy, the fee payable to Radian Guaranty at a rate equal to 1/12th of the Radian Guaranty Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

Radian Guaranty Fee Rate — With respect to each mortgage loan covered by the Radian Modified Pool Policy, 0.59% per annum.

Radian Modified Pool Policy — The mortgage insurance policy issued by Radian Guaranty in favor of the Trustee on behalf of the Certificateholders.

Rating Agencies— S&P and Moody’s.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— With respect to the Fixed Rate Certificates and (i) the Distribution Date in June 2007, the Closing Date and (ii) any Distribution Date after the Distribution Date in June 2007, the close of business on the last business day of the calendar month preceding such Distribution Date. With respect to each Distribution Date and the LIBOR Certificates, and so long as such Certificates are Book-Entry Certificates, the business day immediately prior to such Distribution Date, and if any such Certificates are no longer Book-Entry Certificates, then the close of business on the last business day of the calendar month preceding such Distribution Date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Terminal Telerate Successor Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REO Property— A mortgaged property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum, without duplication, of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the mortgage rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such mortgage loan, (iv) any other amounts owed to the Servicer or Master Servicer pursuant to the Servicing Agreement or Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the Issuing Entity in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities — Assignment of Trust Fund Assets” in the accompanying prospectus.

Reserve Interest Rate — With respect to any LIBOR Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

Rolling Sixty Day Delinquency Rate — With respect to any Distribution Date is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

S&P— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator— Wells Fargo Bank, N.A., or its successor in interest.

Sequential Trigger Event— With respect to Loan Group I-1, a Sequential Trigger Event is in effect on any Distribution Date if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred on the Group I-1 Loans since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group I-1 Loans as of the Cut-off Date exceeds 0.25%, (y) on any Distribution Date on or after the 37th Distribution Date, a related Trigger Event is in effect or (z) on any Distribution Date before the 37th Distribution Date the Rolling Sixty Day Delinquency Rate equals or exceeds 40.00% of the prior Distribution Date’s related Senior Enhancement Percentage.

With respect to Loan Group II-1, a Sequential Trigger Event is in effect on any Distribution Date if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred on the Group II-1 Loans since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group II-1 Loans as of the Cut-off Date exceeds 0.25%, (y) on any Distribution Date on or after the 37th Distribution Date, a related Trigger Event is in effect or (z) on any Distribution Date before the 37th Distribution Date the Rolling Sixty Day Delinquency Rate equals or exceeds 42.17% of the prior Distribution Date’s related Senior Enhancement Percentage.

Senior Certificates— The Class A Certificates.

Senior Enhancement Percentage — With respect to Loan Group I and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)  the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class I-M Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)  the denominator of which is the aggregate Stated Principal Balance of the Group I-1 Loans and Group I-2 Loans for such Distribution Date.

With respect to Loan Group II and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)  the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class II-M Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)  the denominator of which is the aggregate Stated Principal Balance of the Group II-1 Loans and Group II-2 Loans for such Distribution Date.

With respect to the Class III-A-1 Certificates and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)  the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class III-A-2, Class III-M and Class III-PO Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)  the denominator of which is the aggregate Stated Principal Balance of the Group III Loans for such Distribution Date.

With respect to the Class III-A-2 Certificates and any Distribution Date on or after the related Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)  the numerator of which is the sum of:

(a) the related Overcollateralization Amount for such Distribution Date and

(b) the aggregate Certificate Principal Balance of the Class III-M and Class III-PO Certificates (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date), and

(2)  the denominator of which is the aggregate Stated Principal Balance of the Group III Loans for such Distribution Date.

Servicer — American Home Mortgage Servicing, Inc., or its successor in interest.

Servicer Termination Event — One of the following: (a) The occurrence of a draw on the Class III-A Policies greater than or equal to 1.50% of the initial aggregate Certificate Principal Balance of the Class III-A-1 Certificates and Class III-A-2 Certificates, or

(b) if the aggregate amount of Realized Losses on the Group III Loans from (and including) the Cut-Off Date for each such mortgage loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries on the Group III Loans received from the Cut-Off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Group III Loans, as set forth below:

Months	Percentage
0- 12	3.00%
13 - 24	6.00%
25 - 36	8.00%
37 - 48	10.00%
49+	12.50%

or

(c) American Home Mortgage Investment Corp. fails to have a net worth of at least $530 million.

Servicing Agreement — The Servicing Agreement dated as of June 6, 2007, among the Sponsor, Servicer, Master Servicer and Trustee.

Servicing Fee — With respect to each mortgage loan and any Distribution Date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

Servicing Fee Rate — With respect to each Group I Loan, 0.250% per annum during the initial fixed period and increasing to 0.375% per annum after the first interest rate change date. With respect to each Group II Loan, 0.250% per annum. With respect to each Group III Loan, 0.500% per annum.

Servicing Rights Pledgee — One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Sixty-Day Delinquency Rate — With respect to any Distribution Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all mortgage loans in the related Loan Group that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including related mortgage loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the mortgage loans in the related Loan Group as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Sponsor — American Home Mortgage Corp., an affiliate of the Depositor.

Stated Principal Balance— With respect to any mortgage loan and any Distribution Date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — With respect to Loan Group I, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-A Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the related Senior Enhancement Percentage (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 15.10%. With respect to Loan Group II, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class II-A Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the related Senior Enhancement Percentage (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 16.60%. With respect to Loan Group III, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class III-A-1 Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage for the Class III-A-1 Certificates (calculated for this purpose without taking into account distributions of the related Principal Distribution Amount to such Certificates on such Distribution Date) is greater or equal to 55.30%.

Step-Up Date — With respect to the Certificates related to each Loan Group, the Distribution Date after the first Distribution Date on which the aggregate Stated Principal Balance of the related mortgage loans has been reduced to less than or equal to 20% of the aggregate Stated Principal Balance of the mortgage loans in such Loan Group as of the Cut-Off Date.

Subsequent Recoveries — Any liquidation proceeds received after the final liquidation of a mortgage loan.

Supplemental Interest Trust— The corpus of a trust created pursuant to the Agreement consisting of the Derivative Contracts and the Derivative Account.

Supplemental Interest Trust Trustee— Wells Fargo Bank, N.A., and its successors and assigns or any successor securities administrator appointed pursuant to the terms of the Agreement.

Swap Provider — The Group I Swap Provider and Group III Swap Provider, as applicable.

Trigger Event— A Trigger Event with respect to each of Loan Group I, Loan Group II and Loan Group III is in effect with respect to any Distribution Date on or after the related Stepdown Date if either a related Delinquency Trigger Test is in effect with respect to that Distribution Date or a related Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Trustee— Deutsche Bank National Trust Company, and its successors and assigns or any successor Trustee appointed pursuant to the terms of the Agreement.

Underwritten Certificates— The Class I-A, Class II-A, Class III-A-1, Class I-M-1, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class III-A-2 Certificates.

Underwriters— Greenwich Capital Markets, Inc., JP Morgan Securities Inc., Morgan Stanley & Co., Incorporated and Bear, Stearns & Co. Inc.

Unpaid Realized Loss Amount — For each class of Offered Certificates and the Class III-PO Certificates, (x) the portion of the related aggregate Applied Realized Loss Amount previously allocated to that class or amount remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of related Subsequent Recoveries.

Weighted Average Adjusted Net Mortgage Rate— With respect to any Distribution Date and any Loan Group, the weighted average of the Net Mortgage Rates of each mortgage loan in that Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to Principal Prepayments in the Prepayment Period related to that prior Due Date).

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Certificates offered by this prospectus supplement, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(1)
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(2)
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(a)  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(b)  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(c)  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(d)  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(e)  Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(f)  a citizen or resident of the United States;

(g)  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(h)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(i)  a trust if a court within the United States is able to exercise primary supervision of the administration of the Issuing Entity and one or more United States persons have the authority to control all substantial decisions of the Issuing Entity.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

SCHEDULE A

Current Principal Balances for the Group I-1 Loans and Group I-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	23	$942,943.92	0.21%	8.096	358	81.55	675
50,000.01 - 100,000.00	112	8,498,126.07	1.91	7.857	358	76.75	695
100,000.01 - 150,000.00	211	26,539,046.95	5.96	7.650	358	79.58	701
150,000.01 - 200,000.00	241	41,821,867.24	9.39	7.613	358	78.57	700
200,000.01 - 250,000.00	189	42,585,343.88	9.56	7.509	359	79.79	696
250,000.01 - 300,000.00	158	42,997,029.15	9.65	7.434	358	78.78	701
300,000.01 - 350,000.00	93	30,526,079.53	6.85	7.543	358	81.75	691
350,000.01 - 400,000.00	89	33,303,403.79	7.47	7.462	358	79.25	693
400,000.01 - 450,000.00	63	26,674,637.77	5.99	7.601	358	78.70	702
450,000.01 - 500,000.00	51	24,385,442.00	5.47	7.642	358	78.10	708
500,000.01 - 550,000.00	30	15,807,645.49	3.55	7.585	358	77.19	700
550,000.01 - 600,000.00	31	17,747,492.99	3.98	7.654	358	77.49	709
600,000.01 - 650,000.00	35	21,983,501.57	4.93	7.586	358	76.99	704
650,000.01 - 700,000.00	18	12,107,854.29	2.72	7.671	358	79.02	720
700,000.01 - 750,000.00	17	12,345,209.69	2.77	7.831	358	76.67	706
750,000.01 - 800,000.00	21	16,256,189.18	3.65	7.942	358	79.52	724
800,000.01 - 850,000.00	11	9,100,321.36	2.04	7.796	357	75.73	716
850,000.01 - 900,000.00	11	9,655,953.47	2.17	7.374	357	77.65	701
900,000.01 - 950,000.00	7	6,513,921.09	1.46	7.551	358	78.27	680
950,000.01 - 1,000,000.00	19	18,782,695.35	4.22	7.916	358	74.93	711
1,000,000.01 - 1,050,000.00	2	2,065,000.00	0.46	7.936	358	70.00	726
1,100,000.01 - 1,150,000.00	1	1,138,000.00	0.26	6.625	359	69.97	745
1,150,000.01 - 1,200,000.00	1	1,200,000.00	0.27	5.750	339	68.57	774
1,200,000.01 - 1,250,000.00	3	3,675,000.00	0.82	7.875	359	70.00	768
1,250,000.01 - 1,300,000.00	2	2,560,000.00	0.57	8.802	353	67.46	705
1,300,000.01 - 1,350,000.00	1	1,320,500.00	0.30	8.000	359	66.86	706
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.31	7.375	354	68.29	757
1,850,000.01 - 1,900,000.00	1	1,885,000.00	0.42	8.250	359	65.00	693
1,950,000.01 - 2,000,000.00	1	1,988,000.00	0.45	5.875	356	59.79	751
2,450,000.01 - 2,500,000.00	1	2,500,000.00	0.56	5.625	339	77.44	728
2,550,000.01 - 2,600,000.00	1	2,600,000.00	0.58	7.000	353	65.00	707
3,000,000.01+	1	4,665,000.00	1.05	6.000	354	54.56	712
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the average principal balance of the Group I-1 Loans and Group I-2 Loans was approximately $308,141. The maximum balance for any Group I-1 Loan and Group I-2 Loan was approximately $4,665,000.

Gross Coupons for the Group I-1 Loans and Group I-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.04%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.30	4.516	342	79.27	750
5.000 - 5.499	2	290,913.51	0.07	5.063	348	92.19	716
5.500 - 5.999	17	9,710,487.21	2.18	5.767	350	71.89	726
6.000 - 6.499	39	16,240,260.72	3.64	6.168	356	69.24	719
6.500 - 6.999	158	45,764,314.34	10.27	6.735	358	76.14	711
7.000 - 7.499	290	88,481,505.48	19.86	7.223	358	77.02	712
7.500 - 7.999	500	152,969,502.86	34.33	7.729	359	78.62	698
8.000 - 8.499	376	113,085,124.01	25.38	8.196	358	78.92	699
8.500 - 8.999	39	11,813,945.88	2.65	8.518	358	81.87	705
9.000 - 9.499	10	2,478,412.30	0.56	9.064	359	85.15	646
9.500 - 9.999	11	3,218,265.86	0.72	9.609	356	84.23	656
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-1 Loans and Group I-2 Loans was approximately 7.575%.

Original Coupons for the Group I-1 Loans and Group I-2 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.04%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.30	4.516	342	79.27	750
5.000 - 5.499	2	290,913.51	0.07	5.063	348	92.19	716
5.500 - 5.999	17	9,710,487.21	2.18	5.767	350	71.89	726
6.000 - 6.499	39	16,240,260.72	3.64	6.168	356	69.24	719
6.500 - 6.999	159	46,080,314.34	10.34	6.745	357	76.17	711
7.000 - 7.499	290	88,481,505.48	19.86	7.223	358	77.02	712
7.500 - 7.999	501	154,229,502.86	34.61	7.744	358	78.55	698
8.000 - 8.499	375	112,769,124.01	25.31	8.196	358	78.91	699
8.500 - 8.999	39	11,813,945.88	2.65	8.518	358	81.87	705
9.000 - 9.499	10	2,478,412.30	0.56	9.064	359	85.15	646
9.500 - 9.999	10	1,958,265.86	0.44	9.679	359	93.39	648
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-1 Loans and Group I-2 Loans was approximately 7.569%.

Credit Scores for the Group I-1 Loans and Group I-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
525-549	1	$313,250.00	0.07%	8.375	351	72.01	542
550-574	1	183,116.61	0.04	5.625	355	98.45	572
600-624	33	10,315,566.27	2.32	7.691	358	80.84	620
625-649	179	49,090,188.13	11.02	7.863	358	81.37	637
650-674	264	70,006,275.13	15.71	7.744	358	79.61	664
675-699	262	76,786,081.53	17.23	7.593	358	77.11	687
700-724	277	96,360,819.75	21.63	7.484	358	76.22	711
725-749	195	63,047,616.02	14.15	7.484	358	77.71	737
750-774	144	49,084,368.16	11.02	7.283	357	76.97	761
775-799	66	22,009,640.75	4.94	7.494	358	74.58	785
800+	24	8,374,282.43	1.88	7.804	358	76.76	805
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-1 Loans and Group I-2 Loans was approximately 704.

Original Loan to Value of the Group I-1 Loans and Group I-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	15	$2,961,197.10	0.66%	6.870	356	37.49	698
50.00- 54.99	8	6,741,726.72	1.51	6.491	355	53.81	710
55.00- 59.99	5	3,113,000.00	0.70	6.409	356	58.92	731
60.00- 64.99	17	4,713,989.60	1.06	7.152	358	62.08	681
65.00- 69.99	33	18,967,662.86	4.26	7.315	355	67.22	725
70.00- 74.99	195	57,830,136.18	12.98	7.550	358	70.96	710
75.00- 79.99	226	78,775,603.55	17.68	7.444	357	76.55	707
80.00	749	228,201,184.68	51.22	7.661	358	80.00	705
80.01- 84.99	2	472,516.00	0.11	7.337	349	84.14	708
85.00- 89.99	34	9,329,890.85	2.09	7.552	358	87.15	681
90.00- 94.99	80	17,643,074.31	3.96	7.948	359	90.55	664
95.00- 99.99	79	16,174,245.89	3.63	7.949	358	95.16	670
100.00	3	646,977.04	0.15	6.824	355	100.00	679
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-1 Loans and Group I-2 Loans was approximately 77.81%.

Loan to Value Over 80 of the Group I-1 Loans and Group I-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,248	$401,304,500.69	90.07%	7.545	358	76.29	707
LTV > 80 FHA	3	465,454.91	0.10	5.794	353	98.92	638
LTV > 80 GEMICO	5	1,604,719.97	0.36	7.891	358	89.81	689
LTV > 80 MGIC	34	7,286,485.43	1.64	7.710	358	90.89	670
LTV > 80 PMI	4	813,512.66	0.18	7.271	356	91.34	659
LTV > 80 Radian	22	3,974,637.61	0.89	7.412	358	91.46	675
LTV > 80 Republic	2	524,475.00	0.12	7.549	359	89.90	679
LTV > 80 Triad Guaranty Ins. Co.	112	26,055,976.80	5.85	8.022	358	91.67	671
LTV > 80 United Guaranty	15	3,215,726.03	0.72	7.878	359	92.64	663
LTV > 80 VA	1	325,715.68	0.07	5.875	356	93.59	612
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Silent Second Flag of the Group I-1 Loans and Group I-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	622	$160,140,047.28	35.94%	7.500	357	78.83	689
Silent Seconds	824	285,431,157.50	64.06	7.616	358	77.24	712
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Total Loan to Value of the Group I-1 Loans and Group I-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	15	$2,961,197.10	0.66%	6.870	356	37.49	698
50.00- 54.99	8	6,741,726.72	1.51	6.491	355	53.81	710
55.00- 59.99	5	3,113,000.00	0.70	6.409	356	58.92	731
60.00- 64.99	13	3,431,149.60	0.77	6.955	358	62.48	678
65.00- 69.99	14	7,886,215.76	1.77	6.832	353	66.83	715
70.00- 74.99	44	11,507,737.07	2.58	7.462	358	72.30	686
75.00- 79.99	79	25,775,663.76	5.78	7.314	356	76.62	700
80.00	258	63,759,714.28	14.31	7.748	358	78.78	693
80.01- 84.99	9	4,346,402.00	0.98	7.500	356	71.36	708
85.00- 89.99	73	25,002,134.23	5.61	7.582	358	79.93	686
90.00- 94.99	245	72,260,984.49	16.22	7.650	358	79.49	705
95.00- 99.99	291	84,832,676.44	19.04	7.748	359	81.05	708
100.00	392	133,952,603.33	30.06	7.558	358	78.48	709
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Original Terms to Maturity of the Group I-1 Loans and Group I-2 Loans (1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-1 Loans and Group I-2 Loans was approximately 360 months.

Remaining Term to Stated Maturity of the Group I-1 Loans and Group I-2 Loans (1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group I-1 Loans and Group I-2 Loans was approximately 358 months.

Debt Ratio of the Group I-1 Loans and Group I-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	39	$12,552,986.95	2.82%	6.761	350	75.01	722
20.01 -25.00	45	13,654,003.18	3.06	7.290	357	73.33	723
25.01 -30.00	58	18,752,782.10	4.21	7.669	358	77.92	712
30.01 -35.00	119	47,168,514.68	10.59	7.410	357	75.19	695
35.01 -40.00	179	59,200,312.48	13.29	7.590	358	78.14	693
40.01 -45.00	230	69,131,803.93	15.52	7.572	358	78.85	693
45.01 -50.00	72	19,794,241.50	4.44	7.400	357	78.08	692
50.01 -55.00	5	2,036,319.54	0.46	7.185	353	82.23	728
None	699	203,280,240.42	45.62	7.691	359	78.36	710
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Product of the Group I-1 Loans and Group I-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1 Yr CMT	1	143,788.07	0.03	5.000	345	85.00	770
1 Yr LIBOR IO	4	1,408,760.75	0.32	6.583	356	75.41	689
10/1 CMT	1	323,125.50	0.07	6.250	354	100.00	614
10/1 LIBOR	2	571,120.33	0.13	5.087	329	69.82	725
10/1 LIBOR IO	3	935,166.83	0.21	6.659	353	45.51	732
3/1 CMT	5	1,185,994.45	0.27	5.885	352	80.19	640
3/1 LIBOR	1	84,732.35	0.02	7.250	356	42.53	689
3/1 LIBOR IO	10	6,412,137.67	1.44	6.551	349	76.48	740
3/6 LIBOR IO	3	2,335,200.00	0.52	8.335	354	74.29	743
5/1 LIBOR	3	1,089,666.91	0.24	5.815	346	64.21	786
5/1 LIBOR IO	16	15,626,880.34	3.51	6.090	352	69.30	726
5/6 LIBOR	277	64,860,172.38	14.56	7.871	359	79.84	694
5/6 LIBOR IO	1,109	343,720,744.10	77.14	7.630	359	78.10	703
6 MO LIBOR	1	215,673.54	0.05	6.625	345	80.00	796
7/1 CMT	1	85,039.17	0.02	4.750	316	68.56	771
7/1 LIBOR	1	192,232.39	0.04	6.875	352	75.00	663
7/1 LIBOR IO	6	4,804,770.00	1.08	6.735	354	71.81	702
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Interest Only of the Group I-1 Loans and Group I-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	1,153	$376,819,659.69	84.57%	7.541	358	77.49	705
Not Interest Only	293	68,751,545.09	15.43	7.756	358	79.55	695
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Prepayment Penalty Original Term of the Group I-1 Loans and Group I-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	1,089	$342,398,780.97	76.84%	7.547	358	77.30	705
Prepay Penalty: 12 months	60	22,182,178.29	4.98	7.702	358	77.97	718
Prepay Penalty: 24 months	232	63,146,264.34	14.17	7.687	359	79.88	695
Prepay Penalty: 36 months	28	8,435,139.69	1.89	7.426	358	78.46	702
Prepay Penalty: 60 months	37	9,408,841.49	2.11	7.643	358	81.61	674
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Documentation Programs of the Group I-1 Loans and Group I-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	119	$30,313,545.43	6.80%	6.911	354	79.72	697
FISA	1	467,701.57	0.10	8.250	359	80.00	735
NINA	3	664,304.11	0.15	8.035	358	77.18	756
NO DOC	334	84,919,609.44	19.06	7.799	359	79.27	713
NO RATIO	362	117,696,326.87	26.41	7.610	359	77.70	707
SIFA	443	156,387,285.81	35.10	7.504	358	76.45	701
SISA	184	55,122,431.55	12.37	7.706	358	78.58	690
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Loan Purpose of the Group I-1 Loans and Group I-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	431	$129,199,205.74	29.00%	7.558	358	76.13	688
Purchase	915	280,897,339.03	63.04	7.641	358	79.13	711
Rate/Term Refinance	100	35,474,660.01	7.96	7.108	356	73.44	700
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Property Types for the Group I-1 Loans and Group I-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	235	$60,580,874.69	13.60%	7.661	358	78.66	703
Cooperative	1	84,732.35	0.02	7.250	356	42.53	689
PUD	322	112,066,593.62	25.15	7.451	358	78.96	707
Single Family	760	230,368,831.54	51.70	7.578	358	76.99	699
Two-Four Family	128	42,470,172.58	9.53	7.756	358	78.10	723
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Occupancy Types for the Group I-1 and Group I-2 Mortgage Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	480	$99,595,605.99	22.35%	7.777	358	77.48	709
Primary	890	322,363,618.61	72.35	7.518	358	78.05	701
Second Home	76	23,611,980.18	5.30	7.496	358	75.87	711
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-1 Loans and Group I-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	4	$376,897.63	0.08%	7.674	358	78.46	690
Arizona	91	28,062,555.54	6.30	7.474	358	76.76	713
Arkansas	2	312,052.57	0.07	7.753	359	82.55	693
California	176	70,394,565.59	15.80	7.454	358	76.99	710
Colorado	21	8,540,527.53	1.92	6.868	353	79.93	712
Connecticut	16	4,581,830.69	1.03	7.550	357	77.25	689
Delaware	5	1,608,591.13	0.36	7.620	357	77.02	656
District of Columbia	4	1,213,416.84	0.27	7.947	358	83.47	643
Florida	358	119,184,274.54	26.75	7.702	358	78.94	703
Georgia	39	8,769,918.97	1.97	7.870	358	81.96	695
Hawaii	3	1,960,625.50	0.44	7.648	358	77.56	666
Idaho	4	922,229.53	0.21	7.429	359	81.11	687
Illinois	72	20,352,092.18	4.57	7.663	357	75.20	709
Indiana	14	2,013,743.44	0.45	7.898	357	80.20	665
Iowa	2	207,298.97	0.05	8.041	359	82.08	703
Kansas	2	139,500.00	0.03	8.181	359	84.84	676
Kentucky	8	1,000,965.41	0.22	7.351	354	80.43	704
Louisiana	13	2,534,579.30	0.57	7.906	358	80.00	691
Maine	8	1,368,430.55	0.31	8.181	358	83.68	661
Maryland	59	16,731,526.33	3.76	7.397	358	79.48	681
Massachusetts	37	10,981,817.31	2.46	7.791	359	79.44	681
Michigan	44	8,825,507.89	1.98	7.691	358	76.59	708
Minnesota	10	2,565,478.62	0.58	7.753	358	78.24	696
Mississippi	3	619,751.88	0.14	8.274	359	90.37	656
Missouri	19	2,801,596.98	0.63	7.888	359	73.40	717
Montana	1	169,880.02	0.04	7.750	359	67.73	640
Nebraska	1	56,000.00	0.01	8.250	359	80.00	674
Nevada	36	11,645,357.35	2.61	7.293	358	76.30	708
New Hampshire	5	1,343,291.68	0.30	7.247	357	58.55	720
New Jersey	34	12,891,875.33	2.89	7.815	357	79.97	691
New Mexico	2	309,700.00	0.07	7.605	359	76.41	727
New York	44	27,573,872.11	6.19	7.382	357	72.16	726
North Carolina	51	12,894,587.37	2.89	7.571	358	77.68	695
Ohio	28	3,838,561.25	0.86	7.829	358	78.88	693
Oklahoma	3	365,872.02	0.08	7.068	359	71.49	740
Oregon	21	4,480,157.01	1.01	7.409	358	79.88	707
Pennsylvania	14	1,700,232.44	0.38	7.675	357	81.88	679
Rhode Island	8	2,239,332.17	0.50	7.481	359	74.71	712
South Carolina	19	3,375,678.90	0.76	7.633	359	82.99	707
Tennessee	14	2,647,968.05	0.59	7.651	358	84.26	716
Texas	22	3,563,647.03	0.80	7.601	358	80.01	697
Utah	21	10,378,777.89	2.33	7.909	358	76.27	729
Vermont	1	124,000.00	0.03	8.125	359	80.00	691
Virginia	53	15,938,839.51	3.58	7.367	358	78.93	691
Washington	41	11,884,217.95	2.67	7.425	359	77.70	693
West Virginia	4	766,042.16	0.17	7.513	357	82.49	724
Wisconsin	9	1,313,539.62	0.29	7.385	359	81.88	693
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Interest Only Term for the Group I-1 Loans and Group I-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	293	$68,751,545.09	15.43%	7.756	358	79.55	695
36	5	2,806,265.50	0.63	6.586	342	75.07	744
60	9	4,837,948.04	1.09	6.023	346	78.75	726
120	1,139	369,175,446.15	82.85	7.568	358	77.49	705
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Gross Margin for the Group I-1 Loans and Group I-2 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.17%	6.410	353	40.66	763
2.000 - 2.499	283	105,267,096.65	23.63	7.187	357	73.09	722
2.500 - 2.999	20	11,105,455.79	2.49	6.403	353	67.89	706
3.000 - 3.499	3	1,656,546.07	0.37	7.306	349	83.99	738
4.000 - 4.499	2	1,340,798.76	0.30	9.432	352	70.60	666
5.000 - 5.499	1,135	325,052,185.69	72.95	7.736	359	79.76	697
5.500 - 5.999	1	374,721.82	0.08	8.250	356	77.46	616
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Minimum Interest Rate for the Group I-1 Loans and Group I-2 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.17%	6.410	353	40.66	763
2.000 - 2.499	283	105,267,096.65	23.63	7.187	357	73.09	722
2.500 - 2.999	20	11,105,455.79	2.49	6.403	353	67.89	706
3.000 - 3.499	3	1,656,546.07	0.37	7.306	349	83.99	738
4.000 - 4.499	2	1,340,798.76	0.30	9.432	352	70.60	666
5.000 - 5.499	1,135	325,052,185.69	72.95	7.736	359	79.76	697
5.500 - 5.999	1	374,721.82	0.08	8.250	356	77.46	616
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Maximum Interest Rate for the Group I-1 Loans and Group I-2 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
9.500 - 9.999	4	$1,518,472.61	0.34%	4.467	339	79.36	753
10.000 -10.499	2	290,913.51	0.07	5.063	348	92.19	716
10.500 -10.999	14	7,921,287.21	1.78	5.773	351	72.60	721
11.000 -11.499	37	15,179,122.01	3.41	6.156	357	68.91	721
11.500 -11.999	155	44,180,087.52	9.92	6.714	357	75.87	710
12.000 -12.499	297	92,034,070.23	20.66	7.238	358	76.90	711
12.500 -12.999	500	153,761,772.93	34.51	7.713	359	78.59	699
13.000 -13.499	375	112,722,458.72	25.30	8.195	358	78.88	699
13.500 -13.999	42	13,526,341.88	3.04	8.397	357	81.53	707
14.000 -14.499	10	2,478,412.30	0.56	9.064	359	85.15	646
14.500 -14.999	10	1,958,265.86	0.44	9.679	359	93.39	648
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Next Rate Change Date for the Group I-1 Loans and Group I-2 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	2	$1,576,000.00	0.35%	9.249	352	72.01	689
08/01/07	2	359,461.61	0.08	5.975	345	82.00	786
12/01/07	1	279,560.75	0.06	6.625	355	79.87	697
01/01/08	2	589,200.00	0.13	5.723	356	69.08	694
02/01/08	1	540,000.00	0.12	7.500	357	80.00	678
06/01/08	1	188,480.92	0.04	4.125	313	80.00	773
08/01/08	1	1,200,000.00	0.27	5.750	339	68.57	774
09/01/08	1	181,969.50	0.04	6.125	340	79.21	701
11/01/08	1	802,880.00	0.18	7.625	342	76.46	751
03/01/09	1	369,516.00	0.08	7.500	346	84.06	711
05/01/09	1	394,823.86	0.09	6.000	348	47.06	666
08/01/09	1	147,125.44	0.03	5.125	351	99.22	664
09/01/09	1	579,200.00	0.13	8.375	352	80.00	675
11/01/09	4	2,892,713.68	0.65	7.086	354	71.69	762
12/01/09	5	2,795,682.68	0.63	7.021	355	83.33	710
01/01/10	2	410,448.03	0.09	6.159	356	83.05	628
02/01/10	1	243,705.28	0.05	6.250	357	80.00	732
08/01/10	1	2,500,000.00	0.56	5.625	339	77.44	728
09/01/10	1	85,039.17	0.02	4.750	316	68.56	771
05/01/11	1	417,000.00	0.09	6.875	348	88.72	736
08/01/11	1	313,250.00	0.07	8.375	351	72.01	542
09/01/11	7	2,801,209.06	0.63	7.744	352	75.03	744
10/01/11	10	3,003,501.91	0.67	6.917	353	72.67	709
11/01/11	18	11,539,689.34	2.59	6.801	354	65.80	717
12/01/11	34	11,215,912.33	2.52	7.675	355	76.35	703
01/01/12	42	16,867,246.99	3.79	7.132	356	76.22	710
02/01/12	36	12,669,665.94	2.84	7.514	357	79.74	689
03/01/12	165	46,806,558.06	10.50	7.610	358	79.10	698
04/01/12	1,002	289,144,273.18	64.89	7.691	359	78.42	703
05/01/12	87	27,830,676.00	6.25	7.607	360	78.79	701
08/01/13	1	364,952.52	0.08	4.500	315	80.00	694
09/01/13	2	294,552.39	0.07	7.049	352	76.74	698
10/01/13	2	3,060,000.00	0.69	7.038	353	67.14	696
11/01/13	2	714,400.00	0.16	6.305	354	80.00	704
01/01/14	1	928,050.00	0.21	6.000	356	80.00	714
09/01/16	1	128,466.83	0.03	6.625	352	80.00	720
10/01/16	1	552,000.00	0.12	6.625	353	24.81	785
11/01/16	2	577,825.50	0.13	6.470	354	88.09	618
12/01/16	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Next Payment Change Date for the Group I-1 Loans and Group I-2 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
09/01/07	2	$359,461.61	0.08%	5.975	345	82.00	786
10/01/07	2	1,576,000.00	0.35	9.249	352	72.01	689
01/01/08	1	279,560.75	0.06	6.625	355	79.87	697
02/01/08	2	589,200.00	0.13	5.723	356	69.08	694
03/01/08	1	540,000.00	0.12	7.500	357	80.00	678
07/01/08	1	188,480.92	0.04	4.125	313	80.00	773
09/01/08	1	1,200,000.00	0.27	5.750	339	68.57	774
10/01/08	1	181,969.50	0.04	6.125	340	79.21	701
12/01/08	1	802,880.00	0.18	7.625	342	76.46	751
04/01/09	1	369,516.00	0.08	7.500	346	84.06	711
06/01/09	1	394,823.86	0.09	6.000	348	47.06	666
09/01/09	1	147,125.44	0.03	5.125	351	99.22	664
10/01/09	1	579,200.00	0.13	8.375	352	80.00	675
12/01/09	4	2,892,713.68	0.65	7.086	354	71.69	762
01/01/10	5	2,795,682.68	0.63	7.021	355	83.33	710
02/01/10	2	410,448.03	0.09	6.159	356	83.05	628
03/01/10	1	243,705.28	0.05	6.250	357	80.00	732
09/01/10	1	2,500,000.00	0.56	5.625	339	77.44	728
10/01/10	1	85,039.17	0.02	4.750	316	68.56	771
06/01/11	1	417,000.00	0.09	6.875	348	88.72	736
09/01/11	1	313,250.00	0.07	8.375	351	72.01	542
10/01/11	7	2,801,209.06	0.63	7.744	352	75.03	744
11/01/11	10	3,003,501.91	0.67	6.917	353	72.67	709
12/01/11	18	11,539,689.34	2.59	6.801	354	65.80	717
01/01/12	34	11,215,912.33	2.52	7.675	355	76.35	703
02/01/12	42	16,867,246.99	3.79	7.132	356	76.22	710
03/01/12	36	12,669,665.94	2.84	7.514	357	79.74	689
04/01/12	165	46,806,558.06	10.50	7.610	358	79.10	698
05/01/12	1,002	289,144,273.18	64.89	7.691	359	78.42	703
06/01/12	87	27,830,676.00	6.25	7.607	360	78.79	701
09/01/13	1	364,952.52	0.08	4.500	315	80.00	694
10/01/13	2	294,552.39	0.07	7.049	352	76.74	698
11/01/13	2	3,060,000.00	0.69	7.038	353	67.14	696
12/01/13	2	714,400.00	0.16	6.305	354	80.00	704
02/01/14	1	928,050.00	0.21	6.000	356	80.00	714
10/01/16	1	128,466.83	0.03	6.625	352	80.00	720
11/01/16	1	552,000.00	0.12	6.625	353	24.81	785
12/01/16	2	577,825.50	0.13	6.470	354	88.09	618
01/01/17	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Months to Next Rate Change Date for the Group I-1 Loans and Group I-2 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	2	$1,576,000.00	0.35%	9.249	352	72.01	689
3	2	359,461.61	0.08	5.975	345	82.00	786
7	1	279,560.75	0.06	6.625	355	79.87	697
8	2	589,200.00	0.13	5.723	356	69.08	694
9	1	540,000.00	0.12	7.500	357	80.00	678
13	1	188,480.92	0.04	4.125	313	80.00	773
15	1	1,200,000.00	0.27	5.750	339	68.57	774
16	1	181,969.50	0.04	6.125	340	79.21	701
18	1	802,880.00	0.18	7.625	342	76.46	751
22	1	369,516.00	0.08	7.500	346	84.06	711
24	1	394,823.86	0.09	6.000	348	47.06	666
27	1	147,125.44	0.03	5.125	351	99.22	664
28	1	579,200.00	0.13	8.375	352	80.00	675
30	4	2,892,713.68	0.65	7.086	354	71.69	762
31	5	2,795,682.68	0.63	7.021	355	83.33	710
32	2	410,448.03	0.09	6.159	356	83.05	628
33	1	243,705.28	0.05	6.250	357	80.00	732
39	1	2,500,000.00	0.56	5.625	339	77.44	728
40	1	85,039.17	0.02	4.750	316	68.56	771
48	1	417,000.00	0.09	6.875	348	88.72	736
51	1	313,250.00	0.07	8.375	351	72.01	542
52	7	2,801,209.06	0.63	7.744	352	75.03	744
53	10	3,003,501.91	0.67	6.917	353	72.67	709
54	18	11,539,689.34	2.59	6.801	354	65.80	717
55	34	11,215,912.33	2.52	7.675	355	76.35	703
56	42	16,867,246.99	3.79	7.132	356	76.22	710
57	36	12,669,665.94	2.84	7.514	357	79.74	689
58	165	46,806,558.06	10.50	7.610	358	79.10	698
59	1,002	289,144,273.18	64.89	7.691	359	78.42	703
60	87	27,830,676.00	6.25	7.607	360	78.79	701
75	1	364,952.52	0.08	4.500	315	80.00	694
76	2	294,552.39	0.07	7.049	352	76.74	698
77	2	3,060,000.00	0.69	7.038	353	67.14	696
78	2	714,400.00	0.16	6.305	354	80.00	704
80	1	928,050.00	0.21	6.000	356	80.00	714
112	1	128,466.83	0.03	6.625	352	80.00	720
113	1	552,000.00	0.12	6.625	353	24.81	785
114	2	577,825.50	0.13	6.470	354	88.09	618
115	1	206,167.81	0.05	6.125	355	51.80	781
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Initial Periodic Rate Cap for the Group I-1 Loans and Group I-2 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1.000	4	791,170.59	0.18	5.827	354	96.72	627
2.000	16	8,300,454.63	1.86	6.537	350	74.55	727
3.000	3	2,335,200.00	0.52	8.335	354	74.29	743
5.000	1,420	432,487,580.80	97.06	7.587	358	77.88	703
6.000	1	80,798.76	0.02	8.375	352	80.00	627
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Subsequent Periodic Rate Cap for the Group I-1 Loans and Group I-2 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	2	$1,576,000.00	0.35%	9.249	352	72.01	689
1.000	1,391	411,362,798.54	92.32	7.669	359	78.40	702
2.000	50	32,009,254.86	7.18	6.301	351	70.55	723
5.000	3	623,151.38	0.14	6.250	348	72.72	787
Total	1,446	$445,571,204.78	100.00%	7.575	358	77.81	704

Current Principal Balances for the Group I-1 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	15	$626,399.29	0.53%	8.095	358	80.16	674
50,000.01 - 100,000.00	80	6,053,548.08	5.16	7.904	358	76.65	689
100,000.01 - 150,000.00	117	14,698,734.78	12.52	7.620	359	78.90	698
150,000.01 - 200,000.00	122	21,316,598.29	18.16	7.679	359	77.53	697
200,000.01 - 250,000.00	79	18,143,780.74	15.45	7.468	359	78.58	693
250,000.01 - 300,000.00	70	19,152,857.37	16.31	7.397	358	78.24	695
300,000.01 - 350,000.00	40	13,146,362.70	11.20	7.528	358	81.31	688
350,000.01 - 400,000.00	48	17,974,606.76	15.31	7.350	358	77.76	691
400,000.01 - 450,000.00	9	3,753,052.51	3.20	7.577	359	77.18	686
450,000.01 - 500,000.00	3	1,427,000.00	1.22	8.334	359	78.27	687
500,000.01 - 550,000.00	1	533,500.00	0.45	6.875	359	77.32	650
550,000.01 - 600,000.00	1	581,600.00	0.50	7.375	359	80.00	757
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the average principal balance of the Group I-1 Loans was approximately $200,698. The maximum balance for any Group I-1 Mortgage Loan was approximately $581,600.

Gross Coupons for the Group I-1 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.000 - 5.499	1	$147,125.44	0.13%	5.125	351	99.22	664
5.500 - 5.999	7	1,816,736.52	1.55	5.800	356	80.25	689
6.000 - 6.499	14	3,351,103.00	2.85	6.251	357	69.83	709
6.500 - 6.999	70	16,153,828.19	13.76	6.715	358	77.35	697
7.000 - 7.499	115	26,883,321.29	22.90	7.223	359	76.77	708
7.500 - 7.999	201	39,312,567.92	33.48	7.700	359	79.82	689
8.000 - 8.499	152	25,222,782.61	21.48	8.235	358	78.42	684
8.500 - 8.999	16	2,514,163.25	2.14	8.549	359	80.91	683
9.000 - 9.499	8	1,691,412.30	1.44	9.066	359	89.39	649
9.500 - 9.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-1 Loans was approximately 7.539%.

Original Coupons for the Group I-1 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.000 - 5.499	1	$147,125.44	0.13%	5.125	351	99.22	664
5.500 - 5.999	7	1,816,736.52	1.55	5.800	356	80.25	689
6.000 - 6.499	14	3,351,103.00	2.85	6.251	357	69.83	709
6.500 - 6.999	71	16,469,828.19	14.03	6.745	358	77.40	699
7.000 - 7.499	115	26,883,321.29	22.90	7.223	359	76.77	708
7.500 - 7.999	201	39,312,567.92	33.48	7.700	359	79.82	689
8.000 - 8.499	151	24,906,782.61	21.21	8.234	358	78.40	683
8.500 - 8.999	16	2,514,163.25	2.14	8.549	359	80.91	683
9.000 - 9.499	8	1,691,412.30	1.44	9.066	359	89.39	649
9.500 - 9.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-1 Loans was approximately 7.534%.

Credit Scores for the Group I-1 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
525-549	1	$313,250.00	0.27%	8.375	351	72.01	542
550-574	1	183,116.61	0.16	5.625	355	98.45	572
600-624	15	3,883,829.78	3.31	7.719	358	80.31	620
625-649	89	16,762,293.47	14.28	7.778	358	79.80	637
650-674	115	23,356,584.22	19.89	7.550	358	78.67	664
675-699	114	23,079,169.25	19.66	7.538	358	77.64	686
700-724	112	21,789,763.71	18.56	7.589	359	77.58	711
725-749	60	11,562,588.96	9.85	7.353	359	77.61	737
750-774	53	11,671,307.55	9.94	7.276	358	78.86	759
775-799	13	1,970,729.91	1.68	7.081	358	77.17	787
800+	12	2,835,407.06	2.42	7.604	359	79.99	804
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-1 Loans was approximately 693.

Original Loan to Value of the Group I-1 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	10	$1,686,469.39	1.44%	7.218	356	44.21	658
50.00- 54.99	5	1,095,034.08	0.93	7.292	358	51.86	709
55.00- 59.99	3	475,000.00	0.40	7.321	359	58.54	701
60.00- 64.99	12	2,388,759.83	2.03	6.683	358	62.94	682
65.00- 69.99	9	1,767,568.12	1.51	7.179	358	67.59	681
70.00- 74.99	81	14,934,046.84	12.72	7.449	358	71.40	697
75.00- 79.99	88	20,464,977.08	17.43	7.476	359	77.11	693
80.00	297	58,733,175.61	50.02	7.595	359	80.00	701
80.01- 84.99	1	103,000.00	0.09	6.750	359	84.43	698
85.00- 89.99	18	4,081,921.85	3.48	7.574	358	87.47	670
90.00- 94.99	47	8,984,244.98	7.65	7.911	358	90.21	668
95.00- 99.99	13	2,523,893.00	2.15	7.424	358	95.72	664
100.00	1	169,949.74	0.14	6.625	355	100.00	797
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-1 Loans was approximately 78.42%.

Loan to Value Over 80 of the Group I-1 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	505	$101,545,030.95	86.49%	7.510	358	76.54	697
LTV > 80 FHA	3	465,454.91	0.40	5.794	353	98.92	638
LTV > 80 GEMICO	3	688,969.97	0.59	7.672	359	91.89	677
LTV > 80 MGIC	14	2,813,595.50	2.40	7.748	358	90.07	672
LTV > 80 PMI	3	594,262.66	0.51	6.956	355	90.00	657
LTV > 80 Radian	9	1,389,348.66	1.18	7.420	358	89.07	670
LTV > 80 Triad Guaranty Ins. Co.	40	8,334,099.43	7.10	7.961	359	90.13	672
LTV > 80 United Guaranty	7	1,251,562.76	1.07	8.040	359	90.39	669
LTV > 80 VA	1	325,715.68	0.28	5.875	356	93.59	612
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Silent Second Flag of the Group I-1 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	352	$67,155,787.42	57.20%	7.598	358	79.08	686
Silent Seconds	233	50,252,253.10	42.80	7.461	358	77.53	703
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Total Loan to Value of the Group I-1 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	10	$1,686,469.39	1.44%	7.218	356	44.21	658
50.00- 54.99	5	1,095,034.08	0.93	7.292	358	51.86	709
55.00- 59.99	3	475,000.00	0.40	7.321	359	58.54	701
60.00- 64.99	10	2,160,459.83	1.84	6.605	358	62.92	681
65.00- 69.99	6	1,030,228.12	0.88	7.332	358	67.54	660
70.00- 74.99	32	5,839,940.77	4.97	7.379	359	72.40	695
75.00- 79.99	46	10,136,597.71	8.63	7.541	358	77.11	685
80.00	161	29,035,297.95	24.73	7.716	359	80.00	696
80.01- 84.99	4	1,001,000.00	0.85	7.065	359	77.31	665
85.00- 89.99	41	8,879,990.97	7.56	7.523	359	82.03	678
90.00- 94.99	130	26,398,258.45	22.48	7.667	358	81.12	694
95.00- 99.99	87	17,625,426.61	15.01	7.523	358	80.38	709
100.00	50	12,044,336.64	10.26	7.244	359	78.94	692
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Original Terms to Maturity of the Group I-1 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-1 Loans was approximately 360 months.

Stated Remaining Terms to Maturity of the Group I-1 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group I-1 Loans was approximately 358 months.

Debt Ratio of the Group I-1 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	25	$4,341,219.95	3.70%	7.403	357	76.64	729
20.01 -25.00	29	5,673,252.43	4.83	7.602	359	79.43	716
25.01 -30.00	30	5,324,066.69	4.53	7.684	359	80.37	683
30.01 -35.00	63	13,119,159.86	11.17	7.515	358	79.11	691
35.01 -40.00	89	17,800,181.42	15.16	7.501	358	79.37	690
40.01 -45.00	125	25,521,385.07	21.74	7.535	358	79.38	696
45.01 -50.00	47	8,992,084.25	7.66	7.429	358	78.18	685
50.01 -55.00	2	409,149.74	0.35	5.967	356	88.31	793
None	175	36,227,541.11	30.86	7.600	359	76.74	689
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Product of the Group I-1 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	1	$316,000.00	0.27%	8.250	352	80.00	771
1 Yr LIBOR IO	3	868,760.75	0.74	6.013	356	72.55	695
10/1 LIBOR	1	206,167.81	0.18	6.125	355	51.80	781
10/1 LIBOR IO	1	254,700.00	0.22	6.750	354	72.98	622
3/1 CMT	5	1,185,994.45	1.01	5.885	352	80.19	640
3/1 LIBOR	1	84,732.35	0.07	7.250	356	42.53	689
3/1 LIBOR IO	2	495,605.28	0.42	6.250	356	82.74	694
5/1 LIBOR IO	6	1,621,709.25	1.38	6.484	354	83.32	725
5/6 LIBOR	136	22,481,564.71	19.15	7.705	359	79.12	679
5/6 LIBOR IO	428	89,700,573.53	76.40	7.565	359	78.27	697
7/1 LIBOR	1	192,232.39	0.16	6.875	352	75.00	663
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Interest Only of the Group I-1 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	441	$93,257,348.81	79.43%	7.525	358	78.32	697
Not Interest Only	144	24,150,691.71	20.57	7.594	358	78.78	678
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Prepayment Penalty Original Term of the Group I-1 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	451	$92,155,808.97	78.49%	7.566	358	78.09	695
Prepay Penalty: 12 months	24	4,886,396.37	4.16	7.413	359	77.37	704
Prepay Penalty: 24 months	103	18,917,935.18	16.11	7.469	359	80.45	683
Prepay Penalty: 36 months	7	1,447,900.00	1.23	7.189	358	76.46	698
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Documentation Programs of the Group I-1 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	85	$17,759,810.75	15.13%	7.128	357	80.66	704
NINA	1	183,879.64	0.16	8.125	359	80.00	681
NO DOC	79	14,123,961.42	12.03	7.635	359	75.00	694
NO RATIO	95	21,919,700.05	18.67	7.572	359	77.83	686
SIFA	231	43,710,787.23	37.23	7.559	358	79.29	694
SISA	94	19,709,901.43	16.79	7.754	359	77.55	691
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Loan Purpose of the Group I-1 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	343	$71,122,479.20	60.58%	7.531	359	77.80	684
Purchase	175	32,383,958.20	27.58	7.666	358	80.08	712
Rate/Term Refinance	67	13,901,603.12	11.84	7.283	358	77.69	699
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Property Types for the Group I-1 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	96	$18,216,954.49	15.52%	7.706	358	77.63	701
Cooperative	1	84,732.35	0.07	7.250	356	42.53	689
PUD	77	18,163,695.13	15.47	7.320	358	79.25	695
Single Family	342	63,830,660.92	54.37	7.507	358	78.51	687
Two-Four Family	69	17,111,997.63	14.57	7.716	358	78.19	706
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Occupancy Types for the Group I-1 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	330	$57,415,445.86	48.90%	7.733	359	77.74	704
Primary	225	53,522,256.78	45.59	7.343	358	78.82	680
Second Home	30	6,470,337.88	5.51	7.435	357	81.09	710
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-1 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	3	$255,797.63	0.22%	7.756	358	70.68	684
Arizona	22	4,314,637.98	3.67	7.438	358	80.62	697
Arkansas	1	155,400.00	0.13	7.125	359	70.00	717
California	60	15,536,874.95	13.23	7.583	359	74.39	715
Colorado	11	2,205,752.33	1.88	7.117	358	82.23	698
Connecticut	9	1,832,180.69	1.56	7.200	355	73.65	683
District of Columbia	4	1,213,416.84	1.03	7.947	358	83.47	643
Florida	131	27,842,050.37	23.71	7.554	359	79.52	698
Georgia	12	2,347,476.87	2.00	7.941	359	81.55	683
Idaho	3	817,999.53	0.70	7.468	359	82.52	683
Illinois	29	6,035,288.29	5.14	7.546	358	75.91	675
Indiana	9	577,959.90	0.49	8.194	359	79.29	661
Iowa	1	86,638.81	0.07	7.750	359	85.00	673
Kansas	2	139,500.00	0.12	8.181	359	84.84	676
Kentucky	5	310,565.90	0.26	7.862	358	75.86	682
Louisiana	12	2,397,002.32	2.04	7.908	358	79.14	691
Maine	5	923,926.87	0.79	7.929	358	78.23	662
Maryland	37	8,358,369.79	7.12	7.501	358	81.85	670
Massachusetts	19	5,038,963.57	4.29	7.680	359	78.17	674
Michigan	29	3,238,906.69	2.76	7.600	358	76.33	713
Minnesota	5	1,242,187.00	1.06	7.650	357	77.55	670
Missouri	7	627,755.40	0.53	7.905	359	78.51	676
Montana	1	169,880.02	0.14	7.750	359	67.73	640
Nebraska	1	56,000.00	0.05	8.250	359	80.00	674
Nevada	9	2,155,709.26	1.84	6.988	358	76.84	703
New Hampshire	1	152,000.00	0.13	7.875	359	80.00	682
New Jersey	11	2,923,675.08	2.49	7.783	358	77.95	702
New Mexico	1	198,400.00	0.17	7.875	359	80.00	692
New York	9	2,241,213.45	1.91	7.695	359	77.54	676
North Carolina	20	3,371,162.23	2.87	7.588	358	82.82	696
Ohio	13	1,572,970.37	1.34	7.950	358	81.79	684
Oregon	15	2,965,357.01	2.53	7.304	358	77.84	721
Pennsylvania	9	622,275.12	0.53	7.634	358	82.64	700
Rhode Island	3	817,200.00	0.70	7.355	359	78.35	714
South Carolina	5	583,490.67	0.50	7.472	359	73.64	719
Tennessee	4	438,414.51	0.37	7.184	357	75.02	716
Texas	12	2,046,835.33	1.74	7.433	358	80.38	692
Utah	4	681,065.00	0.58	7.361	358	79.62	694
Virginia	17	3,610,360.00	3.08	7.445	359	76.61	679
Washington	25	6,147,841.12	5.24	7.187	359	77.29	698
West Virginia	1	112,000.00	0.10	7.875	357	80.00	669
Wisconsin	8	1,043,539.62	0.89	7.129	358	79.78	701
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Interest Only Term for the Group I-1 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	144	$24,150,691.71	20.57%	7.594	358	78.78	678
36	1	251,900.00	0.21	6.250	355	85.39	658
60	5	1,164,558.27	0.99	6.550	353	81.71	696
120	435	91,840,890.54	78.22	7.540	359	78.26	698
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Gross Margin for the Group I-1 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
2.000 - 2.499	60	$11,735,054.06	10.00%	6.890	357	72.96	698
2.500 - 2.999	11	2,913,035.04	2.48	6.700	353	74.59	701
3.000 - 3.499	1	224,000.00	0.19	7.375	358	80.00	661
4.000 - 4.499	1	80,798.76	0.07	8.375	352	80.00	627
5.000 - 5.499	511	102,080,430.84	86.95	7.634	359	79.15	693
5.500 - 5.999	1	374,721.82	0.32	8.250	356	77.46	616
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Minimum Interest Rate for the Group I-1 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
2.000 - 2.499	60	$11,735,054.06	10.00%	6.890	357	72.96	698
2.500 - 2.999	11	2,913,035.04	2.48	6.700	353	74.59	701
3.000 - 3.499	1	224,000.00	0.19	7.375	358	80.00	661
4.000 - 4.499	1	80,798.76	0.07	8.375	352	80.00	627
5.000 - 5.499	511	102,080,430.84	86.95	7.634	359	79.15	693
5.500 - 5.999	1	374,721.82	0.32	8.250	356	77.46	616
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Maximum Interest Rate for the Group I-1 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
10.000 -10.499	1	$147,125.44	0.13%	5.125	351	99.22	664
10.500 -10.999	5	1,227,536.52	1.05	5.838	356	85.60	686
11.000 -11.499	14	3,329,434.61	2.84	6.219	358	71.32	713
11.500 -11.999	69	15,874,267.44	13.52	6.717	358	77.30	697
12.000 -12.499	119	28,136,415.72	23.96	7.204	359	76.64	708
12.500 -12.999	201	39,312,567.92	33.48	7.700	359	79.82	689
13.000 -13.499	151	24,860,117.32	21.17	8.232	358	78.24	683
13.500 -13.999	16	2,514,163.25	2.14	8.549	359	80.91	683
14.000 -14.499	8	1,691,412.30	1.44	9.066	359	89.39	649
14.500 -14.999	1	315,000.00	0.27	9.500	359	90.00	621
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Next Rate Change Date for the Group I-1 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	1	$316,000.00	0.27%	8.250	352	80.00	771
12/01/07	1	279,560.75	0.24	6.625	355	79.87	697
01/01/08	2	589,200.00	0.50	5.723	356	69.08	694
05/01/09	1	394,823.86	0.34	6.000	348	47.06	666
08/01/09	1	147,125.44	0.13	5.125	351	99.22	664
11/01/09	1	135,212.86	0.12	6.750	354	99.22	698
12/01/09	2	435,016.61	0.37	5.987	355	90.89	622
01/01/10	2	410,448.03	0.35	6.159	356	83.05	628
02/01/10	1	243,705.28	0.21	6.250	357	80.00	732
08/01/11	1	313,250.00	0.27	8.375	351	72.01	542
09/01/11	3	297,798.76	0.25	7.599	352	72.71	677
10/01/11	4	884,792.66	0.75	6.877	353	84.90	700
11/01/11	6	1,054,357.51	0.90	6.687	354	77.44	728
12/01/11	18	3,600,976.52	3.07	7.820	355	78.32	695
01/01/12	14	2,800,560.04	2.39	7.380	356	76.71	668
02/01/12	13	2,994,822.95	2.55	7.248	357	79.72	668
03/01/12	65	12,129,027.67	10.33	7.645	358	80.03	681
04/01/12	405	81,212,411.38	69.17	7.583	359	78.32	699
05/01/12	41	8,515,850.00	7.25	7.658	360	78.34	685
09/01/13	1	192,232.39	0.16	6.875	352	75.00	663
11/01/16	1	254,700.00	0.22	6.750	354	72.98	622
12/01/16	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Next Payment Change Date for the Group I-1 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
10/01/07	1	$316,000.00	0.27%	8.250	352	80.00	771
01/01/08	1	279,560.75	0.24	6.625	355	79.87	697
02/01/08	2	589,200.00	0.50	5.723	356	69.08	694
06/01/09	1	394,823.86	0.34	6.000	348	47.06	666
09/01/09	1	147,125.44	0.13	5.125	351	99.22	664
12/01/09	1	135,212.86	0.12	6.750	354	99.22	698
01/01/10	2	435,016.61	0.37	5.987	355	90.89	622
02/01/10	2	410,448.03	0.35	6.159	356	83.05	628
03/01/10	1	243,705.28	0.21	6.250	357	80.00	732
09/01/11	1	313,250.00	0.27	8.375	351	72.01	542
10/01/11	3	297,798.76	0.25	7.599	352	72.71	677
11/01/11	4	884,792.66	0.75	6.877	353	84.90	700
12/01/11	6	1,054,357.51	0.90	6.687	354	77.44	728
01/01/12	18	3,600,976.52	3.07	7.820	355	78.32	695
02/01/12	14	2,800,560.04	2.39	7.380	356	76.71	668
03/01/12	13	2,994,822.95	2.55	7.248	357	79.72	668
04/01/12	65	12,129,027.67	10.33	7.645	358	80.03	681
05/01/12	405	81,212,411.38	69.17	7.583	359	78.32	699
06/01/12	41	8,515,850.00	7.25	7.658	360	78.34	685
10/01/13	1	192,232.39	0.16	6.875	352	75.00	663
12/01/16	1	254,700.00	0.22	6.750	354	72.98	622
01/01/17	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693
Months to Next Rate Change Date for the Group I-1 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	1	$316,000.00	0.27%	8.250	352	80.00	771
7	1	279,560.75	0.24	6.625	355	79.87	697
8	2	589,200.00	0.50	5.723	356	69.08	694
24	1	394,823.86	0.34	6.000	348	47.06	666
27	1	147,125.44	0.13	5.125	351	99.22	664
30	1	135,212.86	0.12	6.750	354	99.22	698
31	2	435,016.61	0.37	5.987	355	90.89	622
32	2	410,448.03	0.35	6.159	356	83.05	628
33	1	243,705.28	0.21	6.250	357	80.00	732
51	1	313,250.00	0.27	8.375	351	72.01	542
52	3	297,798.76	0.25	7.599	352	72.71	677
53	4	884,792.66	0.75	6.877	353	84.90	700
54	6	1,054,357.51	0.90	6.687	354	77.44	728
55	18	3,600,976.52	3.07	7.820	355	78.32	695
56	14	2,800,560.04	2.39	7.380	356	76.71	668
57	13	2,994,822.95	2.55	7.248	357	79.72	668
58	65	12,129,027.67	10.33	7.645	358	80.03	681
59	405	81,212,411.38	69.17	7.583	359	78.32	699
60	41	8,515,850.00	7.25	7.658	360	78.34	685
76	1	192,232.39	0.16	6.875	352	75.00	663
114	1	254,700.00	0.22	6.750	354	72.98	622
115	1	206,167.81	0.18	6.125	355	51.80	781
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Initial Periodic Rate Cap for the Group I-1 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$316,000.00	0.27%	8.250	352	80.00	771
1.000	4	791,170.59	0.67	5.827	354	96.72	627
2.000	7	1,843,922.24	1.57	6.131	354	68.45	688
5.000	572	114,376,148.93	97.42	7.571	359	78.45	694
6.000	1	80,798.76	0.07	8.375	352	80.00	627
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Subsequent Periodic Rate Cap for the Group I-1 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$316,000.00	0.27%	8.250	352	80.00	771
1.000	567	112,892,510.07	96.15	7.580	359	78.57	693
2.000	17	4,199,530.45	3.58	6.382	354	74.17	701
Total	585	$117,408,040.52	100.00%	7.539	358	78.42	693

Current Principal Balances for the Group I-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	8	$316,544.63	0.10%	8.098	358	84.32	676
50,000.01 - 100,000.00	32	2,444,577.99	0.74	7.743	358	76.99	709
100,000.01 - 150,000.00	94	11,840,312.17	3.61	7.687	358	80.42	705
150,000.01 - 200,000.00	119	20,505,268.95	6.25	7.545	358	79.64	704
200,000.01 - 250,000.00	110	24,441,563.14	7.45	7.540	358	80.69	698
250,000.01 - 300,000.00	88	23,844,171.78	7.27	7.464	359	79.21	705
300,000.01 - 350,000.00	53	17,379,716.83	5.30	7.555	359	82.08	694
350,000.01 - 400,000.00	41	15,328,797.03	4.67	7.593	357	80.99	696
400,000.01 - 450,000.00	54	22,921,585.26	6.98	7.605	358	78.94	704
450,000.01 - 500,000.00	48	22,958,442.00	7.00	7.599	358	78.09	710
500,000.01 - 550,000.00	29	15,274,145.49	4.65	7.610	358	77.18	702
550,000.01 - 600,000.00	30	17,165,892.99	5.23	7.663	358	77.41	707
600,000.01 - 650,000.00	35	21,983,501.57	6.70	7.586	358	76.99	704
650,000.01 - 700,000.00	18	12,107,854.29	3.69	7.671	358	79.02	720
700,000.01 - 750,000.00	17	12,345,209.69	3.76	7.831	358	76.67	706
750,000.01 - 800,000.00	21	16,256,189.18	4.95	7.942	358	79.52	724
800,000.01 - 850,000.00	11	9,100,321.36	2.77	7.796	357	75.73	716
850,000.01 - 900,000.00	11	9,655,953.47	2.94	7.374	357	77.65	701
900,000.01 - 950,000.00	7	6,513,921.09	1.98	7.551	358	78.27	680
950,000.01 - 1,000,000.00	19	18,782,695.35	5.72	7.916	358	74.93	711
1,000,000.01 - 1,050,000.00	2	2,065,000.00	0.63	7.936	358	70.00	726
1,100,000.01 - 1,150,000.00	1	1,138,000.00	0.35	6.625	359	69.97	745
1,150,000.01 - 1,200,000.00	1	1,200,000.00	0.37	5.750	339	68.57	774
1,200,000.01 - 1,250,000.00	3	3,675,000.00	1.12	7.875	359	70.00	768
1,250,000.01 - 1,300,000.00	2	2,560,000.00	0.78	8.802	353	67.46	705
1,300,000.01 - 1,350,000.00	1	1,320,500.00	0.40	8.000	359	66.86	706
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.43	7.375	354	68.29	757
1,850,000.01 - 1,900,000.00	1	1,885,000.00	0.57	8.250	359	65.00	693
1,950,000.01 - 2,000,000.00	1	1,988,000.00	0.61	5.875	356	59.79	751
2,450,000.01 - 2,500,000.00	1	2,500,000.00	0.76	5.625	339	77.44	728
2,550,000.01 - 2,600,000.00	1	2,600,000.00	0.79	7.000	353	65.00	707
3,000,000.01+	1	4,665,000.00	1.42	6.000	354	54.56	712
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the average principal balance of the Group I-2 Loans was approximately $381,142. The maximum balance for any Group I-2 Mortgage Loan was approximately $4,665,000.

Gross Coupons for the Group I-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.06%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.41	4.516	342	79.27	750
5.000 - 5.499	1	143,788.07	0.04	5.000	345	85.00	770
5.500 - 5.999	10	7,893,750.69	2.41	5.759	348	69.97	735
6.000 - 6.499	25	12,889,157.72	3.93	6.146	356	69.09	721
6.500 - 6.999	88	29,610,486.15	9.02	6.746	357	75.49	718
7.000 - 7.499	175	61,598,184.19	18.77	7.224	358	77.12	714
7.500 - 7.999	299	113,656,934.94	34.63	7.739	358	78.21	701
8.000 - 8.499	224	87,862,341.40	26.77	8.185	358	79.06	703
8.500 - 8.999	23	9,299,782.63	2.83	8.510	358	82.13	711
9.000 - 9.499	2	787,000.00	0.24	9.061	359	76.02	640
9.500 - 9.999	10	2,903,265.86	0.88	9.621	356	83.61	660
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average gross coupon of the Group I-2 Loans was approximately 7.587%.

Original Coupons for the Group I-2 Loans(1)

Original Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	1	$188,480.92	0.06%	4.125	313	80.00	773
4.500 - 4.999	3	1,329,991.69	0.41	4.516	342	79.27	750
5.000 - 5.499	1	143,788.07	0.04	5.000	345	85.00	770
5.500 - 5.999	10	7,893,750.69	2.41	5.759	348	69.97	735
6.000 - 6.499	25	12,889,157.72	3.93	6.146	356	69.09	721
6.500 - 6.999	88	29,610,486.15	9.02	6.746	357	75.49	718
7.000 - 7.499	175	61,598,184.19	18.77	7.224	358	77.12	714
7.500 - 7.999	300	114,916,934.94	35.02	7.759	358	78.12	701
8.000 - 8.499	224	87,862,341.40	26.77	8.185	358	79.06	703
8.500 - 8.999	23	9,299,782.63	2.83	8.510	358	82.13	711
9.000 - 9.499	2	787,000.00	0.24	9.061	359	76.02	640
9.500 - 9.999	9	1,643,265.86	0.50	9.714	358	94.04	653
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original gross coupon of the Group I-2 Loans was approximately 7.581%.

Credit Scores for the Group I-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
600-624	18	$6,431,736.49	1.96%	7.673	358	81.17	620
625-649	90	32,327,894.66	9.85	7.907	358	82.18	637
650-674	149	46,649,690.91	14.22	7.842	358	80.08	664
675-699	148	53,706,912.28	16.37	7.617	358	76.88	687
700-724	165	74,571,056.04	22.72	7.454	358	75.82	710
725-749	135	51,485,027.06	15.69	7.513	357	77.73	738
750-774	91	37,413,060.61	11.40	7.286	356	76.38	761
775-799	53	20,038,910.84	6.11	7.535	358	74.33	785
800+	12	5,538,875.37	1.69	7.906	358	75.10	806
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group I-2 Loans was approximately 707.

Original Loan to Value of the Group I-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	5	$1,274,727.71	0.39%	6.411	355	28.59	751
50.00- 54.99	3	5,646,692.64	1.72	6.336	355	54.18	710
55.00- 59.99	2	2,638,000.00	0.80	6.245	356	58.98	736
60.00- 64.99	5	2,325,229.77	0.71	7.633	358	61.21	681
65.00- 69.99	24	17,200,094.74	5.24	7.329	355	67.19	730
70.00- 74.99	114	42,896,089.34	13.07	7.586	358	70.80	714
75.00- 79.99	138	58,310,626.47	17.77	7.433	357	76.36	712
80.00	452	169,468,009.07	51.64	7.684	358	80.00	707
80.01- 84.99	1	369,516.00	0.11	7.500	346	84.06	711
85.00- 89.99	16	5,247,969.00	1.60	7.535	357	86.91	690
90.00- 94.99	33	8,658,829.33	2.64	7.986	359	90.91	661
95.00- 99.99	66	13,650,352.89	4.16	8.046	359	95.05	671
100.00	2	477,027.30	0.15	6.895	356	100.00	637
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group I-2 Loans was approximately 77.59%.

Loan to Value Over 80 of the Group I-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	743	$299,759,469.74	91.34%	7.557	358	76.21	711
LTV > 80 GEMICO	2	915,750.00	0.28	8.056	358	88.24	698
LTV > 80 MGIC	20	4,472,889.93	1.36	7.687	357	91.40	669
LTV > 80 PMI	1	219,250.00	0.07	8.125	359	94.98	665
LTV > 80 Radian	13	2,585,288.95	0.79	7.407	358	92.75	677
LTV > 80 Republic	2	524,475.00	0.16	7.549	359	89.90	679
LTV > 80 Triad Guaranty Ins. Co.	72	17,721,877.37	5.40	8.050	358	92.39	671
LTV > 80 United Guaranty	8	1,964,163.27	0.60	7.775	359	94.08	659
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Silent Second Flag of the Group I-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	270	$92,984,259.86	28.33%	7.430	356	78.64	691
Silent Seconds	591	235,178,904.40	71.67	7.649	358	77.18	713
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Total Loan to Value of the Group I-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	5	$1,274,727.71	0.39%	6.411	355	28.59	751
50.00- 54.99	3	5,646,692.64	1.72	6.336	355	54.18	710
55.00- 59.99	2	2,638,000.00	0.80	6.245	356	58.98	736
60.00- 64.99	3	1,270,689.77	0.39	7.552	358	61.73	672
65.00- 69.99	8	6,855,987.64	2.09	6.757	352	66.72	723
70.00- 74.99	12	5,667,796.30	1.73	7.549	357	72.20	678
75.00- 79.99	33	15,639,066.05	4.77	7.167	354	76.30	710
80.00	97	34,724,416.33	10.58	7.775	357	77.76	691
80.01- 84.99	5	3,345,402.00	1.02	7.630	355	69.58	721
85.00- 89.99	32	16,122,143.26	4.91	7.614	357	78.77	690
90.00- 94.99	115	45,862,726.04	13.98	7.641	359	78.55	712
95.00- 99.99	204	67,207,249.83	20.48	7.807	359	81.22	707
100.00	342	121,908,266.69	37.15	7.589	358	78.44	711
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Original Terms to Maturity of the Group I-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
360	861	$328,163,164.26	100.00%	7.587	358	77.59	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group I-2 Loans was approximately 360 months.

Stated Remaining Terms to Maturity of the Group I-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
301-360	861	$328,163,164.26	100.00%	7.587	358	77.59	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group I-2 Loans was approximately 358 months.

Debt Ratio of the Group I-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	14	$8,211,767.00	2.50%	6.421	346	74.15	719
20.01 -25.00	16	7,980,750.75	2.43	7.068	355	68.99	728
25.01 -30.00	28	13,428,715.41	4.09	7.663	358	76.94	724
30.01 -35.00	56	34,049,354.82	10.38	7.370	357	73.68	696
35.01 -40.00	90	41,400,131.06	12.62	7.628	358	77.62	695
40.01 -45.00	105	43,610,418.86	13.29	7.593	359	78.55	692
45.01 -50.00	25	10,802,157.25	3.29	7.375	357	77.99	698
50.01 -55.00	3	1,627,169.80	0.50	7.491	353	80.71	712
None	524	167,052,699.31	50.91	7.710	359	78.71	714
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Product of the Group I-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1 Mo LIBOR IO	1	$1,260,000.00	0.38%	9.500	352	70.00	668
1 Yr CMT	1	143,788.07	0.04	5.000	345	85.00	770
1 Yr LIBOR IO	1	540,000.00	0.16	7.500	357	80.00	678
10/1 CMT	1	323,125.50	0.10	6.250	354	100.00	614
10/1 LIBOR	1	364,952.52	0.11	4.500	315	80.00	694
10/1 LIBOR IO	2	680,466.83	0.21	6.625	353	35.23	773
3/1 LIBOR IO	8	5,916,532.39	1.80	6.576	349	75.95	744
3/6 LIBOR IO	3	2,335,200.00	0.71	8.335	354	74.29	743
5/1 LIBOR	3	1,089,666.91	0.33	5.815	346	64.21	786
5/1 LIBOR IO	10	14,005,171.09	4.27	6.044	352	67.68	727
5/6 LIBOR	141	42,378,607.67	12.91	7.959	359	80.23	702
5/6 LIBOR IO	681	254,020,170.57	77.41	7.653	359	78.04	706
6 MO LIBOR	1	215,673.54	0.07	6.625	345	80.00	796
7/1 CMT	1	85,039.17	0.03	4.750	316	68.56	771
7/1 LIBOR IO	6	4,804,770.00	1.46	6.735	354	71.81	702
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Interest Only of the Group I-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	712	$283,562,310.88	86.41%	7.547	358	77.22	708
Not Interest Only	149	44,600,853.38	13.59	7.844	358	79.97	704
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Prepayment Penalty Original Term of the Group I-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	638	$250,242,972.00	76.26%	7.540	358	77.01	709
Prepay Penalty: 12 months	36	17,295,781.92	5.27	7.784	358	78.14	722
Prepay Penalty: 24 months	129	44,228,329.16	13.48	7.781	358	79.63	700
Prepay Penalty: 36 months	21	6,987,239.69	2.13	7.475	358	78.88	702
Prepay Penalty: 60 months	37	9,408,841.49	2.87	7.643	358	81.61	674
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Documentation Programs of the Group I-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	34	$12,553,734.68	3.83%	6.605	350	78.40	688
FISA	1	467,701.57	0.14	8.250	359	80.00	735
NINA	2	480,424.47	0.15	8.000	357	76.11	784
NO DOC	255	70,795,648.02	21.57	7.832	359	80.12	716
NO RATIO	267	95,776,626.82	29.19	7.619	359	77.68	712
SIFA	212	112,676,498.58	34.34	7.482	357	75.35	704
SISA	90	35,412,530.12	10.79	7.680	358	79.15	690
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Loan Purpose of the Group I-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	88	$58,076,726.54	17.70%	7.592	357	74.09	692
Purchase	740	248,513,380.83	75.73	7.638	358	79.01	711
Rate/Term Refinance	33	21,573,056.89	6.57	6.995	355	70.70	701
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Property Types for the Group I-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	139	$42,363,920.20	12.91%	7.642	358	79.10	704
PUD	245	93,902,898.49	28.61	7.477	358	78.90	709
Single Family	418	166,538,170.62	50.75	7.606	358	76.40	703
Two-Four Family	59	25,358,174.95	7.73	7.783	358	78.04	734
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Occupancy Types for the Group I-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	150	$42,180,160.13	12.85%	7.836	358	77.12	715
Primary	665	268,841,361.83	81.92	7.553	358	77.90	706
Second Home	46	17,141,642.30	5.22	7.519	358	73.89	711
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group I-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	1	$121,100.00	0.04%	7.500	358	94.91	701
Arizona	69	23,747,917.56	7.24	7.481	358	76.06	716
Arkansas	1	156,652.57	0.05	8.375	359	95.00	670
California	116	54,857,690.64	16.72	7.418	358	77.73	709
Colorado	10	6,334,775.20	1.93	6.782	351	79.13	717
Connecticut	7	2,749,650.00	0.84	7.783	359	79.65	693
Delaware	5	1,608,591.13	0.49	7.620	357	77.02	656
Florida	227	91,342,224.17	27.83	7.747	358	78.77	704
Georgia	27	6,422,442.10	1.96	7.844	358	82.11	700
Hawaii	3	1,960,625.50	0.60	7.648	358	77.56	666
Idaho	1	104,230.00	0.03	7.125	359	70.00	721
Illinois	43	14,316,803.89	4.36	7.712	356	74.90	723
Indiana	5	1,435,783.54	0.44	7.779	356	80.57	667
Iowa	1	120,660.16	0.04	8.250	359	79.98	725
Kentucky	3	690,399.51	0.21	7.122	352	82.49	714
Louisiana	1	137,576.98	0.04	7.875	359	95.00	691
Maine	3	444,503.68	0.14	8.705	359	95.00	661
Maryland	22	8,373,156.54	2.55	7.294	358	77.11	693
Massachusetts	18	5,942,853.74	1.81	7.885	359	80.51	687
Michigan	15	5,586,601.20	1.70	7.744	358	76.74	705
Minnesota	5	1,323,291.62	0.40	7.850	358	78.89	720
Mississippi	3	619,751.88	0.19	8.274	359	90.37	656
Missouri	12	2,173,841.58	0.66	7.883	359	71.92	729
Nevada	27	9,489,648.09	2.89	7.362	358	76.17	710
New Hampshire	4	1,191,291.68	0.36	7.167	356	55.82	725
New Jersey	23	9,968,200.25	3.04	7.824	357	80.56	688
New Mexico	1	111,300.00	0.03	7.125	359	70.00	788
New York	35	25,332,658.66	7.72	7.355	357	71.69	730
North Carolina	31	9,523,425.14	2.90	7.564	358	75.86	695
Ohio	15	2,265,590.88	0.69	7.745	358	76.86	699
Oklahoma	3	365,872.02	0.11	7.068	359	71.49	740
Oregon	6	1,514,800.00	0.46	7.614	359	83.85	681
Pennsylvania	5	1,077,957.32	0.33	7.698	356	81.44	667
Rhode Island	5	1,422,132.17	0.43	7.554	359	72.61	711
South Carolina	14	2,792,188.23	0.85	7.667	359	84.95	705
Tennessee	10	2,209,553.54	0.67	7.744	359	86.09	717
Texas	10	1,516,811.70	0.46	7.826	359	79.50	705
Utah	17	9,697,712.89	2.96	7.947	358	76.04	731
Vermont	1	124,000.00	0.04	8.125	359	80.00	691
Virginia	36	12,328,479.51	3.76	7.344	358	79.61	695
Washington	16	5,736,376.83	1.75	7.680	359	78.13	688
West Virginia	3	654,042.16	0.20	7.450	357	82.91	733
Wisconsin	1	270,000.00	0.08	8.375	360	90.00	662
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Interest Only Term for the Group I-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	149	$44,600,853.38	13.59%	7.844	358	79.97	704
36	4	2,554,365.50	0.78	6.619	341	74.05	752
60	4	3,673,389.77	1.12	5.855	343	77.82	735
120	704	277,334,555.61	84.51	7.578	358	77.24	707
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Gross Margin for the Group I-2 Loans

Gross Margin	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.24%	6.410	353	40.66	763
2.000 - 2.499	223	93,532,042.59	28.50	7.224	357	73.10	725
2.500 - 2.999	9	8,192,420.75	2.50	6.297	352	65.51	707
3.000 - 3.499	2	1,432,546.07	0.44	7.295	348	84.61	751
4.000 - 4.499	1	1,260,000.00	0.38	9.500	352	70.00	668
5.000 - 5.499	624	222,971,754.85	67.95	7.782	359	80.05	699
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Minimum Interest Rate for the Group I-2 Loans

Minimum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1.500 - 1.999	2	$774,400.00	0.24%	6.410	353	40.66	763
2.000 - 2.499	223	93,532,042.59	28.50	7.224	357	73.10	725
2.500 - 2.999	9	8,192,420.75	2.50	6.297	352	65.51	707
3.000 - 3.499	2	1,432,546.07	0.44	7.295	348	84.61	751
4.000 - 4.499	1	1,260,000.00	0.38	9.500	352	70.00	668
5.000 - 5.499	624	222,971,754.85	67.95	7.782	359	80.05	699
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Maximum Interest Rate for the Group I-2 Loans

Maximum Interest Rate	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
9.500 - 9.999	4	$1,518,472.61	0.46%	4.467	339	79.36	753
10.000 -10.499	1	143,788.07	0.04	5.000	345	85.00	770
10.500 -10.999	9	6,693,750.69	2.04	5.761	350	70.22	728
11.000 -11.499	23	11,849,687.40	3.61	6.139	356	68.23	723
11.500 -11.999	86	28,305,820.08	8.63	6.713	357	75.07	717
12.000 -12.499	178	63,897,654.51	19.47	7.252	358	77.01	713
12.500 -12.999	299	114,449,205.01	34.88	7.718	359	78.16	702
13.000 -13.499	224	87,862,341.40	26.77	8.185	358	79.06	703
13.500 -13.999	26	11,012,178.63	3.36	8.362	357	81.68	712
14.000 -14.499	2	787,000.00	0.24	9.061	359	76.02	640
14.500 -14.999	9	1,643,265.86	0.50	9.714	358	94.04	653
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Next Rate Change Date for the Group I-2 Loans

Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
06/01/07	1	$1,260,000.00	0.38%	9.500	352	70.00	668
08/01/07	2	359,461.61	0.11	5.975	345	82.00	786
02/01/08	1	540,000.00	0.16	7.500	357	80.00	678
06/01/08	1	188,480.92	0.06	4.125	313	80.00	773
08/01/08	1	1,200,000.00	0.37	5.750	339	68.57	774
09/01/08	1	181,969.50	0.06	6.125	340	79.21	701
11/01/08	1	802,880.00	0.24	7.625	342	76.46	751
03/01/09	1	369,516.00	0.11	7.500	346	84.06	711
09/01/09	1	579,200.00	0.18	8.375	352	80.00	675
11/01/09	3	2,757,500.82	0.84	7.102	354	70.34	766
12/01/09	3	2,360,666.07	0.72	7.212	355	81.94	726
08/01/10	1	2,500,000.00	0.76	5.625	339	77.44	728
09/01/10	1	85,039.17	0.03	4.750	316	68.56	771
05/01/11	1	417,000.00	0.13	6.875	348	88.72	736
09/01/11	4	2,503,410.30	0.76	7.761	352	75.31	753
10/01/11	6	2,118,709.25	0.65	6.933	353	67.56	714
11/01/11	12	10,485,331.83	3.20	6.813	354	64.63	716
12/01/11	16	7,614,935.81	2.32	7.606	355	75.42	707
01/01/12	28	14,066,686.95	4.29	7.082	356	76.12	719
02/01/12	23	9,674,842.99	2.95	7.597	357	79.75	695
03/01/12	100	34,677,530.39	10.57	7.599	358	78.77	705
04/01/12	597	207,931,861.80	63.36	7.734	359	78.46	705
05/01/12	46	19,314,826.00	5.89	7.584	360	78.99	708
08/01/13	1	364,952.52	0.11	4.500	315	80.00	694
09/01/13	1	102,320.00	0.03	7.375	352	80.00	763
10/01/13	2	3,060,000.00	0.93	7.038	353	67.14	696
11/01/13	2	714,400.00	0.22	6.305	354	80.00	704
01/01/14	1	928,050.00	0.28	6.000	356	80.00	714
09/01/16	1	128,466.83	0.04	6.625	352	80.00	720
10/01/16	1	552,000.00	0.17	6.625	353	24.81	785
11/01/16	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Next Payment Change Date for the Group I-2 Loans

Next Payment Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
09/01/07	2	$359,461.61	0.11%	5.975	345	82.00	786
10/01/07	1	1,260,000.00	0.38	9.500	352	70.00	668
03/01/08	1	540,000.00	0.16	7.500	357	80.00	678
07/01/08	1	188,480.92	0.06	4.125	313	80.00	773
09/01/08	1	1,200,000.00	0.37	5.750	339	68.57	774
10/01/08	1	181,969.50	0.06	6.125	340	79.21	701
12/01/08	1	802,880.00	0.24	7.625	342	76.46	751
04/01/09	1	369,516.00	0.11	7.500	346	84.06	711
10/01/09	1	579,200.00	0.18	8.375	352	80.00	675
12/01/09	3	2,757,500.82	0.84	7.102	354	70.34	766
01/01/10	3	2,360,666.07	0.72	7.212	355	81.94	726
09/01/10	1	2,500,000.00	0.76	5.625	339	77.44	728
10/01/10	1	85,039.17	0.03	4.750	316	68.56	771
06/01/11	1	417,000.00	0.13	6.875	348	88.72	736
10/01/11	4	2,503,410.30	0.76	7.761	352	75.31	753
11/01/11	6	2,118,709.25	0.65	6.933	353	67.56	714
12/01/11	12	10,485,331.83	3.20	6.813	354	64.63	716
01/01/12	16	7,614,935.81	2.32	7.606	355	75.42	707
02/01/12	28	14,066,686.95	4.29	7.082	356	76.12	719
03/01/12	23	9,674,842.99	2.95	7.597	357	79.75	695
04/01/12	100	34,677,530.39	10.57	7.599	358	78.77	705
05/01/12	597	207,931,861.80	63.36	7.734	359	78.46	705
06/01/12	46	19,314,826.00	5.89	7.584	360	78.99	708
09/01/13	1	364,952.52	0.11	4.500	315	80.00	694
10/01/13	1	102,320.00	0.03	7.375	352	80.00	763
11/01/13	2	3,060,000.00	0.93	7.038	353	67.14	696
12/01/13	2	714,400.00	0.22	6.305	354	80.00	704
02/01/14	1	928,050.00	0.28	6.000	356	80.00	714
10/01/16	1	128,466.83	0.04	6.625	352	80.00	720
11/01/16	1	552,000.00	0.17	6.625	353	24.81	785
12/01/16	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Months to Next Rate Change Date for the Group I-2 Loans

Months to Next Rate Change Date	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
1	1	$1,260,000.00	0.38%	9.500	352	70.00	668
3	2	359,461.61	0.11	5.975	345	82.00	786
9	1	540,000.00	0.16	7.500	357	80.00	678
13	1	188,480.92	0.06	4.125	313	80.00	773
15	1	1,200,000.00	0.37	5.750	339	68.57	774
16	1	181,969.50	0.06	6.125	340	79.21	701
18	1	802,880.00	0.24	7.625	342	76.46	751
22	1	369,516.00	0.11	7.500	346	84.06	711
28	1	579,200.00	0.18	8.375	352	80.00	675
30	3	2,757,500.82	0.84	7.102	354	70.34	766
31	3	2,360,666.07	0.72	7.212	355	81.94	726
39	1	2,500,000.00	0.76	5.625	339	77.44	728
40	1	85,039.17	0.03	4.750	316	68.56	771
48	1	417,000.00	0.13	6.875	348	88.72	736
52	4	2,503,410.30	0.76	7.761	352	75.31	753
53	6	2,118,709.25	0.65	6.933	353	67.56	714
54	12	10,485,331.83	3.20	6.813	354	64.63	716
55	16	7,614,935.81	2.32	7.606	355	75.42	707
56	28	14,066,686.95	4.29	7.082	356	76.12	719
57	23	9,674,842.99	2.95	7.597	357	79.75	695
58	100	34,677,530.39	10.57	7.599	358	78.77	705
59	597	207,931,861.80	63.36	7.734	359	78.46	705
60	46	19,314,826.00	5.89	7.584	360	78.99	708
75	1	364,952.52	0.11	4.500	315	80.00	694
76	1	102,320.00	0.03	7.375	352	80.00	763
77	2	3,060,000.00	0.93	7.038	353	67.14	696
78	2	714,400.00	0.22	6.305	354	80.00	704
80	1	928,050.00	0.28	6.000	356	80.00	714
112	1	128,466.83	0.04	6.625	352	80.00	720
113	1	552,000.00	0.17	6.625	353	24.81	785
114	1	323,125.50	0.10	6.250	354	100.00	614
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Initial Periodic Rate Cap for the Group I-2 Loans

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$1,260,000.00	0.38%	9.500	352	70.00	668
2.000	9	6,456,532.39	1.97	6.653	349	76.29	739
3.000	3	2,335,200.00	0.71	8.335	354	74.29	743
5.000	848	318,111,431.87	96.94	7.593	358	77.67	706
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Subsequent Periodic Rate Cap for the Group I-2 Loans

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.000	1	$1,260,000.00	0.38%	9.500	352	70.00	668
1.000	824	298,470,288.47	90.95	7.703	359	78.34	705
2.000	33	27,809,724.41	8.47	6.288	351	70.00	727
5.000	3	623,151.38	0.19	6.250	348	72.72	787
Total	861	$328,163,164.26	100.00%	7.587	358	77.59	707

Current Principal Balances for the Group II-1 Loans and Group II-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	66	$2,733,834.17	0.43%	7.987	346	75.09	670
50,000.01 - 100,000.00	396	29,988,914.39	4.68	7.472	354	76.30	673
100,000.01 - 150,000.00	516	64,892,780.96	10.14	7.224	355	75.09	685
150,000.01 - 200,000.00	471	82,702,461.35	12.92	7.199	357	77.04	681
200,000.01 - 250,000.00	317	71,247,884.23	11.13	7.149	357	76.73	686
250,000.01 - 300,000.00	259	70,879,894.33	11.07	7.131	357	77.37	682
300,000.01 - 350,000.00	166	53,987,658.09	8.43	7.124	358	75.96	688
350,000.01 - 400,000.00	129	48,544,383.24	7.58	7.108	359	77.73	673
400,000.01 - 450,000.00	89	37,607,702.48	5.88	7.030	359	74.27	696
450,000.01 - 500,000.00	74	35,360,222.31	5.52	6.959	358	76.97	695
500,000.01 - 550,000.00	39	20,292,674.42	3.17	6.820	349	75.62	707
550,000.01 - 600,000.00	47	26,933,874.12	4.21	7.128	358	76.48	690
600,000.01 - 650,000.00	33	20,870,520.82	3.26	7.014	353	74.04	708
650,000.01 - 700,000.00	14	9,534,104.28	1.49	6.647	358	68.41	689
700,000.01 - 750,000.00	14	10,291,992.64	1.61	7.091	357	72.57	699
750,000.01 - 800,000.00	11	8,523,356.50	1.33	6.910	341	74.58	688
800,000.01 - 850,000.00	5	4,110,197.09	0.64	6.800	322	69.79	719
850,000.01 - 900,000.00	4	3,547,670.64	0.55	7.691	357	78.74	697
900,000.01 - 950,000.00	6	5,611,204.82	0.88	7.183	358	70.36	687
950,000.01 - 1,000,000.00	15	14,811,093.11	2.31	7.281	358	69.89	704
1,000,000.01 - 1,050,000.00	1	1,050,000.00	0.16	7.000	358	70.00	670
1,050,000.01 - 1,100,000.00	1	1,085,000.00	0.17	6.875	358	67.81	698
1,150,000.01 - 1,200,000.00	1	1,190,000.00	0.19	7.375	359	70.00	707
1,300,000.01 - 1,350,000.00	1	1,330,000.00	0.21	7.875	357	70.00	672
1,350,000.01 - 1,400,000.00	4	5,466,226.93	0.85	7.033	358	72.98	679
1,450,000.01 - 1,500,000.00	2	2,994,786.88	0.47	6.752	269	65.34	741
1,650,000.01 - 1,700,000.00	1	1,698,571.79	0.27	6.875	359	59.13	681
2,800,000.01 - 2,850,000.00	1	2,840,654.99	0.44	5.875	176	79.92	769
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the average principal balance of the Group II-1 Loans and Group II-2 Loans was approximately $238,587. The maximum balance for any Group II-1 Loan and Group II-2 Loan was approximately $2,840,655.

Gross Coupons for the Group II-1 Loans and Group II-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	5	$2,141,085.87	0.33%	4.330	356	63.80	751
4.500 - 4.999	13	6,743,567.01	1.05	4.689	347	70.49	730
5.000 - 5.499	6	3,227,185.84	0.50	5.179	355	74.19	755
5.500 - 5.999	25	12,651,740.43	1.98	5.813	256	70.96	745
6.000 - 6.499	219	60,012,218.38	9.38	6.273	354	69.91	716
6.500 - 6.999	751	188,789,678.46	29.49	6.715	358	73.99	696
7.000 - 7.499	655	153,265,506.08	23.94	7.200	357	77.18	680
7.500 - 7.999	598	134,010,403.68	20.93	7.665	358	78.00	674
8.000 - 8.499	336	65,534,715.31	10.24	8.183	358	79.23	670
8.500 - 8.999	68	12,601,402.91	1.97	8.607	358	79.65	653
9.000 - 9.499	5	822,953.97	0.13	9.070	359	91.79	635
9.500 - 9.999	2	327,206.64	0.05	9.558	359	82.57	717
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-1 Loans and Group II-2 Loans was approximately 7.126%.

Credit Scores for the Group II-1 Loans and Group II-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
400-499	1	$141,995.81	0.02%	7.750	290	98.45	472
500-524	1	124,576.32	0.02	6.875	356	41.67	517
525-549	3	284,171.94	0.04	7.347	355	91.72	539
550-574	14	1,482,421.73	0.23	7.112	350	87.14	566
575-599	12	1,275,280.16	0.20	7.434	356	93.52	592
600-624	146	28,731,410.79	4.49	7.494	357	78.71	619
625-649	625	136,664,520.31	21.35	7.419	358	78.47	637
650-674	507	118,437,718.56	18.50	7.272	357	76.98	663
675-699	466	122,022,842.94	19.06	7.086	357	75.10	686
700-724	310	75,057,630.67	11.73	6.991	355	74.47	712
725-749	265	70,216,740.16	10.97	6.922	358	72.97	735
750-774	199	52,579,205.33	8.21	6.686	340	73.09	762
775-799	101	25,931,903.05	4.05	6.614	340	71.24	787
800+	29	6,869,251.91	1.07	6.722	358	73.69	806
None	4	307,994.90	0.05	7.198	355	78.90	N/A
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-1 Loans and Group II-2 Loans was approximately 688.

Original Loan to Value of the Group II-1 Loans and Group II-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	89	$17,247,589.64	2.69%	6.842	349	39.21	705
50.00- 54.99	36	8,000,511.90	1.25	6.854	359	52.39	694
55.00- 59.99	53	13,611,162.80	2.13	6.526	356	57.84	708
60.00- 64.99	90	28,658,379.99	4.48	6.406	342	62.47	709
65.00- 69.99	149	43,172,852.08	6.74	6.745	348	68.10	698
70.00- 74.99	343	83,911,595.48	13.11	6.885	355	70.91	705
75.00- 79.99	392	101,313,630.61	15.83	7.168	353	77.46	691
80.00	1,259	296,621,631.86	46.34	7.327	358	80.00	681
80.01- 84.99	23	4,811,151.70	0.75	6.528	350	83.09	679
85.00- 89.99	59	12,112,569.30	1.89	7.302	355	86.88	660
90.00- 94.99	81	13,547,607.64	2.12	7.526	357	91.02	652
95.00- 99.99	82	13,243,819.93	2.07	7.414	356	95.93	657
100.00	12	1,857,597.74	0.29	7.131	371	100.00	647
100.00+	15	2,017,563.91	0.32	7.110	353	105.17	669
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-1 Loans and Group II-2 Loans was approximately 75.76%.

Loan to Value Over 80 of the Group II-1 Loans and Group II-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	2,411	$592,537,354.36	92.57%	7.111	355	74.49	690
LTV > 80 FHA	56	6,663,677.72	1.04	7.204	352	97.70	645
LTV > 80 GEMICO	4	400,589.55	0.06	7.708	358	91.44	637
LTV > 80 MGIC	52	9,207,451.60	1.44	7.276	356	91.16	660
LTV > 80 No MI	5	546,987.37	0.09	7.117	354	85.99	620
LTV > 80 PMI	5	793,548.55	0.12	6.832	351	88.62	677
LTV > 80 Radian	31	6,872,524.90	1.07	6.793	357	91.30	671
LTV > 80 Republic	4	608,111.84	0.09	7.578	358	92.20	669
LTV > 80 Triad Guaranty Ins. Co.	93	18,293,610.26	2.86	7.493	358	89.98	658
LTV > 80 United Guaranty	20	3,962,503.12	0.62	7.660	350	89.53	662
LTV > 80 VA	2	241,305.31	0.04	6.119	345	103.18	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Silent Second Flag of the Group II-1 Loans and Group II-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	1,296	$274,282,205.56	42.85%	7.005	351	73.72	685
Silent Seconds	1,387	365,845,459.02	57.15	7.216	358	77.28	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Total Loan to Value of the Group II-1 Loans and Group II-2 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	85	$16,563,990.31	2.59%	6.826	348	39.24	705
50.00- 54.99	34	7,514,131.91	1.17	6.887	359	52.44	697
55.00- 59.99	50	12,330,589.56	1.93	6.555	356	57.87	708
60.00- 64.99	81	25,590,930.97	4.00	6.414	340	62.45	711
65.00- 69.99	111	27,256,232.34	4.26	6.506	342	67.79	701
70.00- 74.99	113	29,259,552.62	4.57	6.677	351	71.54	699
75.00- 79.99	185	45,092,893.57	7.04	7.057	346	76.88	683
80.00	394	73,461,588.97	11.48	7.402	357	79.17	675
80.01- 84.99	40	10,387,177.22	1.62	6.833	355	75.55	672
85.00- 89.99	121	32,954,760.00	5.15	7.121	357	79.22	676
90.00- 94.99	302	73,369,748.96	11.46	7.330	358	79.65	679
95.00- 99.99	403	92,241,316.72	14.41	7.213	358	80.00	691
100.00	742	191,266,950.93	29.88	7.257	358	78.47	688
100.00+	22	2,837,800.50	0.44	7.094	353	100.99	660
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Original Terms to Maturity of the Group II-1 Loans and Group II-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
120	1	$76,626.65	0.01%	4.500	74	63.67	769
180	34	11,058,730.66	1.73	6.158	175	68.53	746
360	2,647	628,638,270.74	98.21	7.143	358	75.87	687
480	1	354,036.53	0.06	7.000	473	100.00	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-1 Loans and Group II-2 Loans was approximately 357 months.

Stated Remaining Terms to Maturity of the Group II-1 Loans and Group II-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
61-120	1	$76,626.65	0.01%	4.500	74	63.67	769
121-180	34	11,058,730.66	1.73	6.158	175	68.53	746
241-300	1	141,995.81	0.02	7.750	290	98.45	472
301-360	2,646	628,496,274.93	98.18	7.143	358	75.87	687
361+	1	354,036.53	0.06	7.000	473	100.00	635
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-1 Loans and Group II-2 Loans was approximately 355 months.

Debt Ratio of the Group II-1 Loans and Group II-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	73	$15,940,771.19	2.49%	6.705	316	70.38	735
20.01 -25.00	80	17,324,111.44	2.71	7.131	352	72.32	693
25.01 -30.00	173	36,729,406.16	5.74	6.982	357	75.73	693
30.01 -35.00	272	68,532,738.23	10.71	7.154	355	75.52	684
35.01 -40.00	431	110,486,146.64	17.26	7.074	355	76.40	685
40.01 -45.00	543	138,029,903.19	21.56	7.078	356	77.70	677
45.01 -50.00	176	44,594,506.70	6.97	7.274	358	78.80	668
50.01 -55.00	8	1,867,289.40	0.29	6.305	354	75.20	707
55.01 -60.00	7	2,081,955.34	0.33	6.138	354	78.00	704
60.01+	8	1,085,540.77	0.17	6.396	321	86.90	685
None	912	203,455,295.52	31.78	7.225	358	74.14	696
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Product of the Group II-1 Loans and Group II-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	941	$185,713,392.33	29.01%	7.129	347	74.83	680
Fixed Rate IO	1,742	454,414,272.25	70.99	7.125	358	76.14	691
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Interest Only of the Group II-1 Loans and Group II-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	1,742	$454,414,272.25	70.99%	7.125	358	76.14	691
Not Interest Only	941	185,713,392.33	29.01	7.129	347	74.83	680
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Prepayment Penalty Original Term of the Group II-1 Loans and Group II-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	2,021	$488,477,566.78	76.31%	7.154	355	76.08	688
Prepay Penalty: 12 months	75	16,789,066.84	2.62	7.249	358	76.47	663
Prepay Penalty: 24 months	29	6,084,609.81	0.95	6.975	359	66.51	714
Prepay Penalty: 36 months	450	107,309,137.41	16.76	7.012	355	74.50	689
Prepay Penalty: 60 months	108	21,467,283.74	3.35	6.996	358	76.81	677
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Documentation Programs of the Group II-1 Loans and Group II-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	359	$83,587,678.28	13.06%	6.631	345	77.47	698
FISA	18	2,992,275.07	0.47	6.919	359	78.57	656
NINA	10	1,745,271.01	0.27	7.276	357	68.49	696
NO DOC	442	81,228,534.55	12.69	7.272	357	70.65	687
NO RATIO	460	120,481,489.96	18.82	7.192	358	76.57	703
SIFA	1,071	276,907,715.35	43.26	7.158	356	76.31	683
SISA	323	73,184,700.36	11.43	7.304	356	76.11	671
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Loan Purpose of the Group II-1 Loans and Group II-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	969	$228,356,606.54	35.67%	7.072	354	71.97	679
Purchase	1,404	327,100,347.65	51.10	7.246	356	78.34	693
Rate/Term Refinance	310	84,670,710.39	13.23	6.808	353	75.98	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Property Types for the Group II-1 Loans and Group II-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	202	$38,576,907.39	6.03%	7.079	354	75.20	696
Cooperative	11	2,702,654.03	0.42	6.615	341	53.81	690
PUD	513	156,861,217.35	24.50	7.011	351	76.47	694
Single Family	1,628	353,282,781.87	55.19	7.131	356	75.83	684
Two-Four Family	329	88,704,103.94	13.86	7.341	357	75.10	689
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Occupancy Types for the Group II-1 Loans and Group II-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	678	$101,789,361.28	15.90%	7.435	356	73.96	694
Primary	1,904	511,837,764.22	79.96	7.072	355	76.33	685
Second Home	101	26,500,539.08	4.14	6.974	347	71.63	716
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-1 Loans and Group II-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	19	$2,317,306.74	0.36%	7.494	358	74.83	691
Alaska	2	623,999.19	0.10	7.078	359	80.00	652
Arizona	115	28,851,990.51	4.51	7.176	358	77.39	676
Arkansas	2	260,120.27	0.04	7.591	359	76.81	669
California	221	82,145,725.53	12.83	6.745	351	73.96	704
Colorado	59	14,700,383.75	2.30	7.137	358	78.10	692
Connecticut	43	10,542,267.47	1.65	7.370	358	76.50	666
Delaware	13	2,122,288.05	0.33	7.136	321	70.34	689
District of Columbia	17	5,028,027.14	0.79	6.860	351	69.40	699
Florida	370	90,770,053.19	14.18	7.212	358	75.52	684
Georgia	90	14,472,984.91	2.26	7.326	358	77.74	679
Hawaii	8	3,695,818.50	0.58	6.692	359	69.48	752
Idaho	8	1,175,816.54	0.18	6.870	359	70.78	697
Illinois	122	26,831,492.28	4.19	7.430	355	77.02	683
Indiana	39	3,002,450.54	0.47	7.612	358	82.67	659
Iowa	6	856,053.78	0.13	5.742	355	87.17	686
Kansas	5	669,088.99	0.10	7.601	357	82.94	625
Kentucky	7	1,324,736.92	0.21	7.109	359	67.90	717
Louisiana	30	3,910,520.18	0.61	7.159	353	77.12	671
Maine	18	3,630,886.22	0.57	7.682	349	78.54	664
Maryland	156	44,727,982.49	6.99	6.948	358	75.64	692
Massachusetts	67	20,081,031.87	3.14	7.238	358	74.01	673
Michigan	56	7,770,763.92	1.21	7.675	357	79.52	666
Minnesota	37	8,282,806.17	1.29	7.226	358	77.52	671
Mississippi	14	1,207,545.14	0.19	7.729	358	82.12	681
Missouri	34	5,481,302.46	0.86	6.929	320	76.99	706
Montana	4	955,980.00	0.15	7.419	359	80.00	672
Nebraska	1	141,497.51	0.02	7.625	359	80.00	698
Nevada	75	19,632,465.02	3.07	7.072	358	78.01	678
New Hampshire	25	5,557,628.03	0.87	7.049	341	77.13	682
New Jersey	97	27,925,498.31	4.36	7.231	356	75.39	676
New Mexico	5	719,902.12	0.11	7.002	358	77.96	719
New York	117	46,074,173.73	7.20	7.332	356	73.42	693
North Carolina	143	21,353,683.23	3.34	7.301	356	78.54	686
Ohio	73	7,879,838.61	1.23	7.349	358	78.53	672
Oklahoma	8	816,695.35	0.13	7.109	348	75.59	745
Oregon	68	15,346,040.87	2.40	7.049	358	75.94	686
Pennsylvania	71	9,286,526.82	1.45	7.215	347	77.48	679
Rhode Island	20	5,946,579.77	0.93	7.155	358	76.86	697
South Carolina	68	13,638,114.83	2.13	6.967	335	74.57	711
Tennessee	40	6,162,768.27	0.96	7.307	358	77.59	698
Texas	66	12,689,837.49	1.98	7.303	352	75.13	684
Utah	19	4,791,615.37	0.75	6.852	358	72.19	705
Vermont	2	244,502.43	0.04	7.965	359	80.00	643
Virginia	140	35,333,100.29	5.52	6.997	358	76.73	691
Washington	70	18,424,402.99	2.88	6.920	350	73.97	688
West Virginia	4	516,212.83	0.08	7.288	358	75.59	703
Wisconsin	7	1,505,185.36	0.24	7.441	358	83.69	655
Wyoming	2	701,972.60	0.11	6.934	356	75.34	670
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Interest Only Term for the Group II-1 Loans and Group II-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	941	$185,713,392.33	29.01%	7.129	347	74.83	680
120	1,738	453,582,526.42	70.86	7.126	358	76.13	691
180	4	831,745.83	0.13	6.416	354	79.10	735
Total	2,683	$640,127,664.58	100.00%	7.126	355	75.76	688

Current Principal Balances for the Group II-1 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	51	$2,126,369.94	0.81%	7.928	345	74.21	668
50,000.01 - 100,000.00	300	22,474,464.03	8.58	7.513	355	76.28	670
100,000.01 - 150,000.00	326	40,820,355.69	15.59	7.178	355	72.99	682
150,000.01 - 200,000.00	274	48,050,647.67	18.35	7.133	356	75.23	679
200,000.01 - 250,000.00	177	39,590,810.04	15.12	7.158	356	75.52	684
250,000.01 - 300,000.00	132	35,883,095.67	13.71	7.090	357	75.79	677
300,000.01 - 350,000.00	86	28,149,215.75	10.75	7.147	358	74.15	679
350,000.01 - 400,000.00	74	27,896,593.85	10.66	7.063	360	76.37	671
400,000.01 - 450,000.00	25	10,389,519.55	3.97	6.971	358	70.00	681
450,000.01 - 500,000.00	5	2,420,651.22	0.92	7.345	358	73.19	668
500,000.01 - 550,000.00	4	2,096,019.97	0.80	6.879	358	79.36	740
600,000.01 - 650,000.00	3	1,893,938.50	0.72	7.281	357	71.14	685
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the average principal balance of the Group II-1 Loans was approximately $179,679. The maximum balance for any Group II-1 Loan was approximately $650,000.

Gross Coupons for the Group II-1 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
5.500 - 5.999	9	$1,813,008.36	0.69%	5.835	335	68.90	702
6.000 - 6.499	118	23,838,092.11	9.11	6.294	358	68.80	709
6.500 - 6.999	401	80,971,610.24	30.93	6.714	357	72.85	690
7.000 - 7.499	380	72,718,171.10	27.78	7.203	356	76.39	669
7.500 - 7.999	323	53,593,411.86	20.47	7.632	357	77.32	670
8.000 - 8.499	186	23,706,978.80	9.06	8.194	358	77.19	660
8.500 - 8.999	38	4,850,930.48	1.85	8.600	358	79.12	652
9.000 - 9.499	1	123,249.93	0.05	9.000	359	85.00	620
9.500 - 9.999	1	176,229.00	0.07	9.500	359	71.93	739
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-1 Loans was approximately 7.165%.

Credit Scores for the Group II-1 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
500-524	1	$124,576.32	0.05%	6.875	356	41.67	517
525-549	3	284,171.94	0.11	7.347	355	91.72	539
550-574	13	1,374,949.01	0.53	7.101	349	86.39	567
575-599	12	1,275,280.16	0.49	7.434	356	93.52	592
600-624	94	15,155,046.30	5.79	7.398	357	78.46	619
625-649	359	65,572,473.01	25.05	7.334	358	77.08	636
650-674	306	55,751,314.46	21.30	7.268	357	76.01	662
675-699	245	46,331,634.38	17.70	7.092	356	74.21	685
700-724	153	27,629,536.62	10.55	7.033	357	72.99	711
725-749	114	21,095,858.37	8.06	6.992	356	71.40	736
750-774	89	15,524,132.08	5.93	6.814	358	69.61	760
775-799	49	8,314,211.55	3.18	6.802	350	68.66	787
800+	15	3,050,502.78	1.17	6.720	358	69.83	804
None	4	307,994.90	0.12	7.198	355	78.90	N/A
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-1 Loans was approximately 679.

Original Loan to Value of the Group II-1 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	70	$11,473,122.15	4.38%	6.912	350	38.64	705
50.00- 54.99	30	6,135,143.94	2.34	6.939	359	52.62	694
55.00- 59.99	33	5,098,232.35	1.95	6.882	357	57.79	702
60.00- 64.99	59	10,795,748.21	4.12	6.976	353	62.59	680
65.00- 69.99	104	20,667,030.25	7.89	6.871	355	67.71	687
70.00- 74.99	176	32,300,713.21	12.34	6.997	357	71.02	694
75.00- 79.99	215	41,640,580.32	15.91	7.138	357	77.47	675
80.00	624	111,709,765.88	42.67	7.311	357	80.00	675
80.01- 84.99	13	1,919,639.12	0.73	7.193	358	83.40	635
85.00- 89.99	44	7,886,812.82	3.01	7.404	358	86.90	661
90.00- 94.99	40	5,727,177.72	2.19	7.641	357	90.77	650
95.00- 99.99	26	3,471,480.68	1.33	7.075	355	97.16	643
100.00	10	1,523,724.61	0.58	6.927	375	100.00	646
100.00+	13	1,442,510.62	0.55	7.260	354	105.34	629
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-1 Loans was approximately 74.87%.

Loan to Value Over 80 of the Group II-1 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,311	$239,820,336.31	91.61%	7.148	357	73.36	681
LTV > 80 FHA	44	4,526,964.02	1.73	7.256	354	97.98	631
LTV > 80 GEMICO	2	176,763.71	0.07	7.190	356	93.46	634
LTV > 80 MGIC	22	3,198,817.20	1.22	7.336	353	90.33	672
LTV > 80 No MI	5	546,987.37	0.21	7.117	354	85.99	620
LTV > 80 PMI	2	322,239.14	0.12	6.726	359	85.81	672
LTV > 80 Radian	15	3,084,110.98	1.18	7.243	371	91.68	644
LTV > 80 Triad Guaranty Ins. Co.	48	8,967,060.94	3.43	7.514	358	88.99	652
LTV > 80 United Guaranty	7	1,029,683.19	0.39	7.199	359	87.52	675
LTV > 80 VA	1	118,719.02	0.05	6.500	352	104.24	625
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Silent Second Flag of the Group II-1 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	894	$150,784,659.00	57.60%	7.187	356	73.08	676
Silent Seconds	563	111,007,022.88	42.40	7.136	358	77.29	682
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Total Loan to Value of the Group II-1 Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	67	$10,902,011.74	4.16%	6.898	350	38.62	706
50.00- 54.99	29	5,793,763.95	2.21	6.965	359	52.64	698
55.00- 59.99	32	4,948,232.35	1.89	6.879	357	57.76	703
60.00- 64.99	54	9,794,635.34	3.74	6.998	352	62.58	680
65.00- 69.99	86	16,731,493.07	6.39	6.822	355	67.44	686
70.00- 74.99	83	15,869,907.51	6.06	7.020	355	71.45	689
75.00- 79.99	136	26,340,860.47	10.06	7.188	356	76.84	669
80.00	276	41,270,738.99	15.76	7.492	356	79.92	669
80.01- 84.99	27	5,784,750.42	2.21	7.055	358	73.89	659
85.00- 89.99	83	17,389,319.56	6.64	7.214	358	81.27	670
90.00- 94.99	185	34,135,688.21	13.04	7.262	358	79.45	676
95.00- 99.99	174	33,371,876.40	12.75	7.121	358	79.73	684
100.00	205	37,195,656.66	14.21	7.140	358	79.33	681
100.00+	20	2,262,747.21	0.86	7.186	354	100.03	632
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Original Terms to Maturity of the Group II-1 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
180	20	$2,474,971.86	0.95%	7.035	178	62.45	692
360	1,436	258,962,673.49	98.92	7.167	358	74.95	679
480	1	354,036.53	0.14	7.000	473	100.00	635
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-1 Loans was approximately 358 months.

Stated Remaining Terms to Maturity of the Group II-1 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
121-180	20	$2,474,971.86	0.95%	7.035	178	62.45	692
301-360	1,436	258,962,673.49	98.92	7.167	358	74.95	679
361 +	1	354,036.53	0.14	7.000	473	100.00	635
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-1 Loans was approximately 357 months.

Debt Ratio of the Group II-1 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	51	$5,873,537.19	2.24%	7.117	348	68.76	731
20.01 -25.00	55	8,656,261.40	3.31	7.066	358	70.01	699
25.01 -30.00	120	18,620,383.32	7.11	7.123	357	75.06	686
30.01 -35.00	163	29,091,549.25	11.11	7.198	357	76.34	685
35.01 -40.00	229	40,185,493.30	15.35	7.203	357	77.22	674
40.01 -45.00	324	61,245,135.10	23.39	7.142	357	78.33	672
45.01 -50.00	117	21,003,526.40	8.02	7.218	358	79.68	664
50.01 -55.00	5	965,230.46	0.37	6.776	353	84.50	666
55.01 -60.00	6	1,314,713.34	0.50	7.021	356	86.81	679
60.01+	5	613,947.01	0.23	6.670	353	82.93	669
None	382	74,221,905.11	28.35	7.174	356	69.40	680
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Product of the Group II-1 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	580	$83,058,140.96	31.73%	7.259	353	75.30	663
Fixed Rate IO	877	178,733,540.92	68.27	7.122	359	74.67	686
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Interest Only of the Group II-1 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	877	$178,733,540.92	68.27%	7.122	359	74.67	686
Not Interest Only	580	83,058,140.96	31.73	7.259	353	75.30	663
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Prepayment Penalty Original Term of the Group II-1 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	1,117	$201,600,751.48	77.01%	7.212	356	75.30	677
Prepay Penalty: 12 months	49	9,007,271.71	3.44	7.093	359	74.48	661
Prepay Penalty: 24 months	20	3,525,964.98	1.35	7.056	359	64.68	703
Prepay Penalty: 36 months	271	47,657,693.71	18.20	6.991	357	73.84	686
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Documentation Programs of the Group II-1 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	245	$36,990,662.40	14.13%	6.923	356	80.65	681
FISA	12	1,866,612.41	0.71	7.019	359	78.95	652
NINA	6	672,291.25	0.26	7.576	358	74.54	654
NO DOC	223	40,705,386.90	15.55	7.157	356	64.17	678
NO RATIO	153	32,844,226.96	12.55	7.188	357	75.76	684
SIFA	587	105,673,185.34	40.37	7.177	358	76.09	684
SISA	231	43,039,316.62	16.44	7.336	355	76.16	663
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Loan Purpose of the Group II-1 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	829	$159,892,121.00	61.08%	7.179	357	72.49	675
Purchase	390	51,825,565.60	19.80	7.243	357	79.85	687
Rate/Term Refinance	238	50,073,995.28	19.13	7.041	357	77.30	681
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Property Types for the Group II-1 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	93	$14,652,477.44	5.60%	7.151	356	74.20	702
Cooperative	7	1,008,261.24	0.39	6.713	328	50.10	706
PUD	176	39,725,917.18	15.17	7.029	358	76.27	684
Single Family	972	160,224,386.39	61.20	7.186	357	75.36	675
Two-Four Family	209	46,180,639.63	17.64	7.224	357	72.72	680
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Occupancy Types for the Group II-1 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	559	$80,143,394.89	30.61%	7.389	356	73.87	693
Primary	852	173,576,394.52	66.30	7.065	357	75.43	671
Second Home	46	8,071,892.47	3.08	7.094	357	72.59	703
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-1 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	17	$1,599,456.74	0.61%	7.461	358	73.32	660
Alaska	1	235,999.19	0.09	7.000	359	80.00	684
Arizona	33	6,546,104.80	2.50	7.194	358	77.19	662
Arkansas	1	177,200.00	0.07	7.750	359	80.00	697
California	72	19,730,037.04	7.54	6.884	357	69.54	693
Colorado	42	8,587,330.06	3.28	7.160	359	78.38	680
Connecticut	25	5,124,929.12	1.96	7.490	357	76.64	665
Delaware	8	1,198,996.06	0.46	7.076	292	69.57	686
District of Columbia	8	1,514,275.54	0.58	7.026	341	65.78	670
Florida	187	35,003,230.51	13.37	7.082	358	73.26	684
Georgia	60	8,618,256.53	3.29	7.338	358	77.20	681
Hawaii	5	2,305,318.50	0.88	6.672	359	64.75	761
Idaho	5	788,115.00	0.30	6.898	359	66.25	690
Illinois	79	15,305,326.69	5.85	7.459	357	75.91	677
Indiana	21	1,412,140.07	0.54	7.485	358	81.41	650
Iowa	5	382,257.78	0.15	7.281	354	95.68	616
Kansas	4	543,250.24	0.21	7.450	357	83.62	623
Kentucky	6	649,736.92	0.25	7.482	358	80.00	708
Louisiana	15	1,830,071.21	0.70	7.117	348	72.96	690
Maine	14	2,022,121.11	0.77	7.377	341	76.79	655
Maryland	101	19,593,879.13	7.48	7.097	357	75.08	681
Massachusetts	38	10,086,856.86	3.85	7.128	357	75.76	667
Michigan	42	5,073,434.74	1.94	7.707	357	80.15	655
Minnesota	26	4,750,102.94	1.81	7.152	358	79.13	676
Mississippi	11	1,006,261.41	0.38	7.650	359	81.34	686
Missouri	24	2,976,997.10	1.14	7.286	358	79.20	672
Montana	4	955,980.00	0.37	7.419	359	80.00	672
Nebraska	1	141,497.51	0.05	7.625	359	80.00	698
Nevada	35	7,522,691.69	2.87	7.036	358	77.09	670
New Hampshire	16	3,163,855.64	1.21	6.970	371	74.91	673
New Jersey	49	11,777,329.77	4.50	7.195	354	72.68	668
New Mexico	3	400,939.14	0.15	6.812	357	80.40	699
New York	50	13,795,537.39	5.27	7.087	357	69.29	679
North Carolina	90	11,182,042.76	4.27	7.325	353	78.34	680
Ohio	42	3,446,900.78	1.32	7.302	357	80.74	671
Oklahoma	6	546,434.44	0.21	7.170	343	77.31	766
Oregon	50	10,144,923.61	3.88	7.080	358	74.28	678
Pennsylvania	53	6,253,265.02	2.39	7.408	357	78.04	669
Rhode Island	12	2,850,789.40	1.09	6.974	358	74.49	684
South Carolina	26	2,784,086.68	1.06	7.202	351	74.38	701
Tennessee	19	2,310,376.74	0.88	7.213	358	79.63	684
Texas	27	3,442,449.99	1.31	7.508	344	77.46	676
Utah	10	1,806,872.59	0.69	6.987	359	70.86	685
Vermont	2	244,502.43	0.09	7.965	359	80.00	643
Virginia	69	13,689,838.95	5.23	7.044	358	76.03	678
Washington	34	6,985,507.18	2.67	6.980	358	72.13	680
West Virginia	3	251,969.72	0.10	7.327	356	78.88	714
Wisconsin	5	829,326.10	0.32	7.246	357	86.70	658
Wyoming	1	202,879.06	0.08	8.000	352	80.00	747
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Interest Only Term for the Group II-1 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	580	$83,058,140.96	31.73%	7.259	353	75.30	663
120	873	177,901,795.09	67.96	7.125	359	74.65	686
180	4	831,745.83	0.32	6.416	354	79.10	735
Total	1,457	$261,791,681.88	100.00%	7.165	357	74.87	679

Current Principal Balances for the Group II-2 Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	15	$607,464.23	0.16%	8.195	350	78.20	674
50,000.01 - 100,000.00	96	7,514,450.36	1.99	7.350	351	76.38	684
100,000.01 - 150,000.00	190	24,072,425.27	6.36	7.302	356	78.63	691
150,000.01 - 200,000.00	197	34,651,813.68	9.16	7.290	357	79.55	684
200,000.01 - 250,000.00	140	31,657,074.19	8.37	7.138	357	78.25	688
250,000.01 - 300,000.00	127	34,996,798.66	9.25	7.173	357	78.99	688
300,000.01 - 350,000.00	80	25,838,442.34	6.83	7.100	359	77.94	699
350,000.01 - 400,000.00	55	20,647,789.39	5.46	7.169	359	79.57	676
400,000.01 - 450,000.00	64	27,218,182.93	7.19	7.052	359	75.91	702
450,000.01 - 500,000.00	69	32,939,571.09	8.71	6.931	358	77.25	697
500,000.01 - 550,000.00	35	18,196,654.45	4.81	6.814	348	75.19	703
550,000.01 - 600,000.00	47	26,933,874.12	7.12	7.128	358	76.48	690
600,000.01 - 650,000.00	30	18,976,582.32	5.02	6.988	352	74.32	710
650,000.01 - 700,000.00	14	9,534,104.28	2.52	6.647	358	68.41	689
700,000.01 - 750,000.00	14	10,291,992.64	2.72	7.091	357	72.57	699
750,000.01 - 800,000.00	11	8,523,356.50	2.25	6.910	341	74.58	688
800,000.01 - 850,000.00	5	4,110,197.09	1.09	6.800	322	69.79	719
850,000.01 - 900,000.00	4	3,547,670.64	0.94	7.691	357	78.74	697
900,000.01 - 950,000.00	6	5,611,204.82	1.48	7.183	358	70.36	687
950,000.01 - 1,000,000.00	15	14,811,093.11	3.91	7.281	358	69.89	704
1,000,000.01 - 1,050,000.00	1	1,050,000.00	0.28	7.000	358	70.00	670
1,050,000.01 - 1,100,000.00	1	1,085,000.00	0.29	6.875	358	67.81	698
1,150,000.01 - 1,200,000.00	1	1,190,000.00	0.31	7.375	359	70.00	707
1,300,000.01 - 1,350,000.00	1	1,330,000.00	0.35	7.875	357	70.00	672
1,350,000.01 - 1,400,000.00	4	5,466,226.93	1.44	7.033	358	72.98	679
1,450,000.01 - 1,500,000.00	2	2,994,786.88	0.79	6.752	269	65.34	741
1,650,000.01 - 1,700,000.00	1	1,698,571.79	0.45	6.875	359	59.13	681
2,800,000.01 - 2,850,000.00	1	2,840,654.99	0.75	5.875	176	79.92	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the average principal balance of the Group II-2 Loans was approximately $308,594. The maximum balance for any Group II-2 Loan was approximately $2,840,665.

Gross Coupons for the Group II-2 Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
4.000 - 4.499	5	$2,141,085.87	0.57%	4.330	356	63.80	751
4.500 - 4.999	13	6,743,567.01	1.78	4.689	347	70.49	730
5.000 - 5.499	6	3,227,185.84	0.85	5.179	355	74.19	755
5.500 - 5.999	16	10,838,732.07	2.86	5.809	243	71.31	752
6.000 - 6.499	101	36,174,126.27	9.56	6.259	351	70.65	720
6.500 - 6.999	350	107,818,068.22	28.50	6.716	358	74.85	700
7.000 - 7.499	275	80,547,334.98	21.29	7.198	358	77.89	689
7.500 - 7.999	275	80,416,991.82	21.26	7.687	358	78.46	677
8.000 - 8.499	150	41,827,736.51	11.06	8.177	359	80.39	676
8.500 - 8.999	30	7,750,472.43	2.05	8.611	359	79.98	653
9.000 - 9.499	4	699,704.04	0.18	9.082	359	92.99	637
9.500 - 9.999	1	150,977.64	0.04	9.625	359	95.00	691
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average gross coupon of the Group II-2 Loans was approximately 7.098%.

Credit Scores for the Group II-2 Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
400-499	1	$141,995.81	0.04%	7.750	290	98.45	472
550-574	1	107,472.72	0.03	7.250	355	96.74	554
600-624	52	13,576,364.49	3.59	7.600	358	78.99	620
625-649	266	71,092,047.30	18.79	7.497	358	79.75	637
650-674	201	62,686,404.10	16.57	7.275	358	77.85	663
675-699	221	75,691,208.56	20.01	7.083	358	75.65	687
700-724	157	47,428,094.05	12.54	6.967	354	75.33	712
725-749	151	49,120,881.79	12.98	6.892	358	73.64	735
750-774	110	37,055,073.25	9.79	6.632	332	74.54	762
775-799	52	17,617,691.50	4.66	6.525	335	72.46	787
800+	14	3,818,749.13	1.01	6.723	358	76.78	808
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group II-2 Loans was approximately 694.

Original Loan to Value of the Group II-2 Loans(1)

Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	19	$5,774,467.49	1.53%	6.703	346	40.34	704
50.00- 54.99	6	1,865,367.96	0.49	6.575	359	51.63	694
55.00- 59.99	20	8,512,930.45	2.25	6.312	356	57.87	712
60.00- 64.99	31	17,862,631.78	4.72	6.061	335	62.40	727
65.00- 69.99	45	22,505,821.83	5.95	6.629	342	68.45	707
70.00- 74.99	167	51,610,882.27	13.64	6.815	354	70.84	711
75.00- 79.99	177	59,673,050.29	15.77	7.189	350	77.44	702
80.00	635	184,911,865.98	48.88	7.337	359	80.00	684
80.01- 84.99	10	2,891,512.58	0.76	6.086	345	82.88	709
85.00- 89.99	15	4,225,756.48	1.12	7.112	350	86.86	657
90.00- 94.99	41	7,820,429.92	2.07	7.443	357	91.20	653
95.00- 99.99	56	9,772,339.25	2.58	7.535	357	95.49	662
100.00	2	333,873.13	0.09	8.061	351	100.00	654
100.00+	2	575,053.29	0.15	6.734	351	104.73	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group II-2 Loans was approximately 76.37%.

Loan to Value Over 80 of the Group II-2 Loans

LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
LTV <= 80	1,100	$352,717,018.05	93.23%	7.087	354	75.27	696
LTV > 80 FHA	12	2,136,713.70	0.56	7.091	349	97.11	674
LTV > 80 GEMICO	2	223,825.84	0.06	8.117	358	89.84	639
LTV > 80 MGIC	30	6,008,634.40	1.59	7.244	358	91.60	653
LTV > 80 PMI	3	471,309.41	0.12	6.905	346	90.55	680
LTV > 80 Radian	16	3,788,413.92	1.00	6.427	347	90.98	694
LTV > 80 Republic	4	608,111.84	0.16	7.578	358	92.20	669
LTV > 80 Triad Guaranty Ins. Co.	45	9,326,549.32	2.47	7.473	358	90.94	664
LTV > 80 United Guaranty	13	2,932,819.93	0.78	7.822	347	90.23	657
LTV > 80 VA	1	122,586.29	0.03	5.750	338	102.15	645
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Silent Second Flag of the Group II-2 Loans

Silent Second Flag	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
No Silent Seconds	402	$123,497,546.56	32.64%	6.783	345	74.51	697
Silent Seconds	824	254,838,436.14	67.36	7.252	358	77.28	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Total Loan to Value of the Group II-2 Mortgage Loans

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01- 49.99	18	$5,661,978.57	1.50%	6.688	345	40.43	704
50.00- 54.99	5	1,720,367.96	0.45	6.623	359	51.77	694
55.00- 59.99	18	7,382,357.21	1.95	6.339	356	57.95	712
60.00- 64.99	27	15,796,295.63	4.18	6.053	332	62.37	731
65.00- 69.99	25	10,524,739.27	2.78	6.003	323	68.36	725
70.00- 74.99	30	13,389,645.11	3.54	6.270	347	71.64	710
75.00- 79.99	49	18,752,033.10	4.96	6.874	330	76.93	702
80.00	118	32,190,849.98	8.51	7.288	358	78.21	682
80.01- 84.99	13	4,602,426.80	1.22	6.554	351	77.65	688
85.00- 89.99	38	15,565,440.44	4.11	7.018	356	76.94	683
90.00- 94.99	117	39,234,060.75	10.37	7.390	358	79.84	682
95.00- 99.99	229	58,869,440.32	15.56	7.266	358	80.15	696
100.00	537	154,071,294.27	40.72	7.285	358	78.27	690
100.00+	2	575,053.29	0.15	6.734	351	104.73	769
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Original Terms to Maturity of the Group II-2 Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
120	1	$76,626.65	0.02%	4.500	74	63.67	769
180	14	8,583,758.80	2.27	5.905	174	70.28	762
360	1,211	369,675,597.25	97.71	7.127	358	76.52	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group II-2 Loans was approximately 356 months.

Stated Remaining Terms to Maturity of the Group II-2 Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
61-120	1	$76,626.65	0.02%	4.500	74	63.67	769
121-180	14	8,583,758.80	2.27	5.905	174	70.28	762
241-300	1	141,995.81	0.04	7.750	290	98.45	472
301-360	1,210	369,533,601.44	97.67	7.126	358	76.51	692
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group II-2 Loans was approximately 354 months.

Debt Ratio of the Group II-2 Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0.01 -20.00	22	$10,067,234.00	2.66%	6.464	297	71.33	738
20.01 -25.00	25	8,667,850.04	2.29	7.197	347	74.63	687
25.01 -30.00	53	18,109,022.84	4.79	6.837	356	76.43	701
30.01 -35.00	109	39,441,188.98	10.42	7.122	353	74.92	683
35.01 -40.00	202	70,300,653.34	18.58	7.000	353	75.94	691
40.01 -45.00	219	76,784,768.09	20.30	7.026	355	77.20	681
45.01 -50.00	59	23,590,980.30	6.24	7.325	358	78.02	671
50.01 -55.00	3	902,058.94	0.24	5.801	355	65.25	751
55.01 -60.00	1	767,242.00	0.20	4.625	352	62.89	746
60.01 +	3	471,593.76	0.12	6.038	280	92.07	703
None	530	129,233,390.41	34.16	7.254	358	76.86	706
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Product of the Group II-2 Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Fixed Rate	361	$102,655,251.37	27.13%	7.023	342	74.44	693
Fixed Rate IO	865	275,680,731.33	72.87	7.126	358	77.09	694
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Interest Only of the Group II-2 Loans

Interest Only	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Interest Only	865	$275,680,731.33	72.87%	7.126	358	77.09	694
Not Interest Only	361	102,655,251.37	27.13	7.023	342	74.44	693
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Prepayment Penalty Original Term of the Group II-2 Loans

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Prepay Penalty: 0 months	904	$286,876,815.30	75.83%	7.114	353	76.62	696
Prepay Penalty: 12 months	26	7,781,795.13	2.06	7.428	358	78.78	665
Prepay Penalty: 24 months	9	2,558,644.83	0.68	6.864	359	69.02	730
Prepay Penalty: 36 months	179	59,651,443.70	15.77	7.029	354	75.02	691
Prepay Penalty: 60 months	108	21,467,283.74	5.67	6.996	358	76.81	677
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Documentation Programs of the Group II-2 Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
FIFA	114	$46,597,015.88	12.32%	6.399	337	74.94	712
FISA	6	1,125,662.66	0.30	6.753	359	77.93	662
NINA	4	1,072,979.76	0.28	7.088	356	64.70	722
NO DOC	219	40,523,147.65	10.71	7.387	358	77.15	696
NO RATIO	307	87,637,263.00	23.16	7.194	359	76.88	710
SIFA	484	171,234,530.01	45.26	7.146	355	76.44	682
SISA	92	30,145,383.74	7.97	7.258	356	76.04	683
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Loan Purpose of the Group II-2 Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Cash Out Refinance	140	$68,464,485.54	18.10%	6.822	350	70.75	690
Purchase	1,014	275,274,782.05	72.76	7.246	356	78.06	694
Rate/Term Refinance	72	34,596,715.11	9.14	6.471	347	74.09	702
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Property Types for the Group II-2 Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Condominium	109	$23,924,429.95	6.32%	7.036	353	75.81	693
Cooperative	4	1,694,392.79	0.45	6.556	349	56.02	680
PUD	337	117,135,300.17	30.96	7.006	349	76.54	697
Single Family	656	193,058,395.48	51.03	7.086	356	76.23	691
Two-Four Family	120	42,523,464.31	11.24	7.468	357	77.70	698
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Occupancy Types for the Group II-2 Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Investor	119	$21,645,966.39	5.72%	7.605	358	74.27	700
Primary	1,052	338,261,369.70	89.41	7.076	354	76.79	692
Second Home	55	18,428,646.61	4.87	6.922	343	71.21	721
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group II-2 Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
Alabama	2	$717,850.00	0.19%	7.569	358	78.19	761
Alaska	1	388,000.00	0.10	7.125	359	80.00	633
Arizona	82	22,305,885.71	5.90	7.170	359	77.45	680
Arkansas	1	82,920.27	0.02	7.250	359	70.00	609
California	149	62,415,688.49	16.50	6.702	350	75.36	707
Colorado	17	6,113,053.69	1.62	7.104	357	77.70	709
Connecticut	18	5,417,338.35	1.43	7.256	359	76.37	666
Delaware	5	923,291.99	0.24	7.214	359	71.35	693
District of Columbia	9	3,513,751.60	0.93	6.789	356	70.96	712
Florida	183	55,766,822.68	14.74	7.293	358	76.94	684
Georgia	30	5,854,728.38	1.55	7.307	358	78.54	675
Hawaii	3	1,390,500.00	0.37	6.726	359	77.31	737
Idaho	3	387,701.54	0.10	6.812	359	80.00	711
Illinois	43	11,526,165.59	3.05	7.391	353	78.49	691
Indiana	18	1,590,310.47	0.42	7.724	358	83.79	666
Iowa	1	473,796.00	0.13	4.500	355	80.30	743
Kansas	1	125,838.75	0.03	8.250	358	80.00	632
Kentucky	1	675,000.00	0.18	6.750	359	56.25	727
Louisiana	15	2,080,448.97	0.55	7.197	358	80.79	655
Maine	4	1,608,765.11	0.43	8.065	358	80.72	675
Maryland	55	25,134,103.36	6.64	6.833	358	76.08	700
Massachusetts	29	9,994,175.01	2.64	7.349	359	72.24	680
Michigan	14	2,697,329.18	0.71	7.616	358	78.34	688
Minnesota	11	3,532,703.23	0.93	7.326	359	75.37	664
Mississippi	3	201,283.73	0.05	8.123	358	86.03	652
Missouri	10	2,504,305.36	0.66	6.504	274	74.36	745
Nevada	40	12,109,773.33	3.20	7.094	359	78.58	683
New Hampshire	9	2,393,772.39	0.63	7.153	301	80.06	694
New Jersey	48	16,148,168.54	4.27	7.258	357	77.36	682
New Mexico	2	318,962.98	0.08	7.242	359	74.89	743
New York	67	32,278,636.34	8.53	7.437	356	75.19	699
North Carolina	53	10,171,640.47	2.69	7.273	358	78.75	692
Ohio	31	4,432,937.83	1.17	7.386	358	76.80	673
Oklahoma	2	270,260.91	0.07	6.986	359	72.10	703
Oregon	18	5,201,117.26	1.37	6.990	357	79.17	701
Pennsylvania	18	3,033,261.80	0.80	6.816	327	76.31	700
Rhode Island	8	3,095,790.37	0.82	7.321	358	79.05	709
South Carolina	42	10,854,028.15	2.87	6.907	330	74.62	714
Tennessee	21	3,852,391.53	1.02	7.363	358	76.36	706
Texas	39	9,247,387.50	2.44	7.226	355	74.26	687
Utah	9	2,984,742.78	0.79	6.770	357	72.99	717
Virginia	71	21,643,261.34	5.72	6.968	359	77.18	700
Washington	36	11,438,895.81	3.02	6.883	345	75.10	692
West Virginia	1	264,243.11	0.07	7.250	359	72.45	692
Wisconsin	2	675,859.26	0.18	7.680	359	80.00	652
Wyoming	1	499,093.54	0.13	6.500	358	73.45	639
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Interest Only Term for the Group II-2 Loans

Interest Only Term	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Original LTV (%)	Weighted Average FICO
0	361	$102,655,251.37	27.13%	7.023	342	74.44	693
120	865	275,680,731.33	72.87	7.126	358	77.09	694
Total	1,226	$378,335,982.70	100.00%	7.098	354	76.37	694

Current Principal Balances for the Group III Loans(1)

Current Principal Balance ($)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01 - 50,000.00	1,038	$33,850,837.18	24.23%	11.927	179	95.18	697
50,000.01 - 100,000.00	815	57,503,466.00	41.17	11.854	179	97.42	697
100,000.01 - 150,000.00	188	23,233,871.08	16.63	12.179	179	97.86	703
150,000.01 - 200,000.00	90	16,093,836.35	11.52	12.203	179	97.24	711
200,000.01 - 250,000.00	11	2,552,200.43	1.83	11.723	179	93.62	702
250,000.01 - 300,000.00	14	3,984,538.34	2.85	12.045	179	95.27	711
300,000.01 - 350,000.00	1	349,888.15	0.25	11.500	179	90.00	712
350,000.01 - 400,000.00	3	1,181,973.81	0.85	11.380	179	89.44	721
400,000.01 - 450,000.00	1	434,827.13	0.31	10.500	179	80.00	693
450,000.01 - 500,000.00	1	499,790.32	0.36	10.250	179	73.53	708
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the average principal balance of the Group III Loans was approximately $64,609. The maximum balance for any Group III Loan was approximately $499,790.

Gross Coupons for the Group III Loans(1)

Current Gross Coupon (%)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
7.000 - 7.499	14	$730,863.45	0.52%	7.214	176	91.61	730
7.500 - 7.999	23	985,968.04	0.71	7.711	184	95.87	720
8.000 - 8.499	27	1,531,855.73	1.10	8.194	178	93.07	708
8.500 - 8.999	39	2,057,078.36	1.47	8.750	177	94.11	709
9.000 - 9.499	40	2,359,628.08	1.69	9.187	178	90.43	717
9.500 - 9.999	117	6,494,136.52	4.65	9.741	179	95.95	715
10.000 -10.499	237	14,967,276.07	10.72	10.185	179	97.15	715
10.500 -10.999	224	15,631,880.87	11.19	10.683	179	96.62	715
11.000 -11.499	166	14,533,459.53	10.40	11.185	179	97.34	710
11.500 -11.999	152	11,599,697.79	8.30	11.678	179	95.89	705
12.000 -12.499	184	11,793,635.34	8.44	12.176	180	95.54	694
12.500 -12.999	213	13,379,120.90	9.58	12.652	180	96.10	696
13.000 -13.499	210	12,521,960.96	8.96	13.185	179	96.87	693
13.500 -13.999	201	11,330,062.52	8.11	13.689	179	97.50	693
14.000 -14.499	138	8,809,498.73	6.31	14.172	179	97.58	679
14.500 -14.999	76	4,967,930.97	3.56	14.620	178	98.07	684
15.000 -15.499	31	1,999,484.84	1.43	15.120	179	98.00	670
15.500 -15.999	50	2,812,632.94	2.01	15.671	180	97.66	668
16.000 -16.499	13	789,845.43	0.57	16.069	186	100.00	634
16.500 -16.999	7	389,211.72	0.28	16.632	179	97.36	653
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average gross coupon of the Group III Loans was approximately 11.954%.

Credit Scores for the Group III Loans(1)

FICO	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
525-549	1	$29,874.38	0.02%	8.875	175	100.00	545
600-624	31	1,490,895.32	1.07	13.814	179	96.14	622
625-649	277	15,651,046.98	11.20	13.481	179	97.27	640
650-674	394	23,172,135.74	16.59	12.793	179	96.28	664
675-699	450	32,362,214.88	23.17	11.366	179	96.13	687
700-724	412	28,001,792.73	20.05	11.585	179	96.71	710
725-749	302	20,047,190.60	14.35	11.418	179	96.70	736
750-774	174	10,693,293.37	7.66	11.693	179	97.21	761
775-799	92	6,621,803.80	4.74	11.710	179	95.87	785
800+	29	1,614,980.99	1.16	11.029	181	98.18	808
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the non-zero weighted average FICO Credit Score of the Group III Loans was approximately 701.

Combined Original Loan to Value of the Group III Loans(1)

Combined Original LTV	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01- 49.99	2	$122,406.13	0.09%	9.143	179	36.70	672
50.00- 54.99	1	58,981.15	0.04	11.500	179	50.05	742
55.00- 59.99	1	49,986.85	0.04	12.375	179	59.36	672
60.00- 64.99	1	34,951.95	0.03	11.250	176	63.43	739
65.00- 69.99	1	58,926.40	0.04	8.375	178	69.38	717
70.00- 74.99	7	765,603.31	0.55	10.425	179	73.26	695
75.00- 79.99	9	561,916.45	0.40	9.840	178	78.36	688
80.00	12	1,130,462.52	0.81	10.505	177	80.00	686
80.01- 84.99	21	965,935.55	0.69	11.096	178	83.12	686
85.00- 89.99	116	6,526,342.33	4.67	11.185	179	87.74	688
90.00- 94.99	397	21,209,780.88	15.18	11.945	179	91.32	702
95.00- 99.99	588	34,759,048.89	24.88	12.197	179	96.35	706
100.00	1,006	73,440,886.38	52.58	11.984	179	100.00	699
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average original combined Loan-to-Value Ratio of the Group III Loans was approximately 96.58%.

Combined Loan to Value Over 80 of the Group III Loans

Combined LTV Over 80	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
LTV <= 80	34	$2,783,234.76	1.99%	10.308	178	74.47	691
LTV > 80 No MI	2,128	136,901,994.03	98.01	11.988	179	97.02	701
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Original Terms to Maturity of the Group III Loans(1)

Original Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
120	1	$42,594.04	0.03%	10.250	119	94.98	701
180	2,130	138,139,025.47	98.89	11.957	178	96.57	701
240	31	1,503,609.28	1.08	11.772	239	96.71	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average original stated term to maturity of the Group III Loans was approximately 181 months.

Stated Remaining Terms to Maturity of the Group III Loans(1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
61-120	1	$42,594.04	0.03%	10.250	119	94.98	701
121-180	2,130	138,139,025.47	98.89	11.957	178	96.57	701
181-240	31	1,503,609.28	1.08	11.772	239	96.71	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) As of the Cut-off Date, the weighted average remaining stated term to maturity of the Group III Loans was approximately 179 months.

Debt Ratio of the Group III Loans

Debt Ratio	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
0.01 -20.00	46	$2,408,262.42	1.72%	12.307	178	95.18	698
20.01 -25.00	73	4,154,961.30	2.97	11.714	180	93.23	694
25.01 -30.00	154	8,872,457.35	6.35	11.758	179	95.47	705
30.01 -35.00	298	18,699,437.43	13.39	11.771	179	96.52	697
35.01 -40.00	447	28,326,261.64	20.28	11.985	179	96.32	691
40.01 -45.00	425	26,495,211.89	18.97	12.201	179	97.26	689
45.01 -50.00	89	5,185,417.50	3.71	11.828	178	96.42	677
50.01 -55.00	8	329,604.64	0.24	8.973	176	90.69	759
55.01 -60.00	4	185,016.05	0.13	9.764	177	87.60	714
60.01+	1	24,466.17	0.02	7.875	178	90.00	709
None	617	45,004,132.40	32.22	11.955	180	97.06	717
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Product of the Group III Loans

Product	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
30/15 Balloon 2ND	2,108	$136,866,908.19	97.98%	11.960	178	96.58	701
Fixed Rate 2ND	54	2,818,320.60	2.02	11.658	210	96.27	693
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Documentation Programs of the Group III Loans

Documentation Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
FIFA	334	$16,535,910.79	11.84%	10.841	179	95.32	685
FISA	3	151,367.74	0.11	13.345	179	95.91	696
NO DOC	125	8,639,989.40	6.19	13.234	179	95.72	736
NO RATIO	492	36,364,143.00	26.03	11.651	180	97.38	712
SIFA	1,057	68,411,933.70	48.98	12.156	179	96.51	694
SISA	151	9,581,884.16	6.86	12.413	179	96.93	698
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Loan Purpose of the Group III Loans

Loan Purpose	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Cash Out Refinance	521	$33,811,727.14	24.21%	11.533	179	93.52	685
Purchase	1,572	102,912,748.46	73.67	12.112	179	97.65	706
Rate/Term Refinance	69	2,960,753.19	2.12	11.299	181	94.07	691
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Property Types for the Group III Loans

Property Type	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Condominium	284	$15,982,516.37	11.44%	12.422	179	96.58	708
PUD	528	39,020,790.27	27.93	11.943	179	97.07	699
Single Family	1,182	72,730,228.21	52.07	11.720	179	96.41	698
Two-Four Family	168	11,951,693.94	8.56	12.792	179	95.95	710
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

Occupancy Types for the Group III Loans(1)

Occupancy Status	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Investor	379	$15,681,145.86	11.23%	13.294	179	92.17	725
Primary	1,643	114,579,919.98	82.03	11.724	179	97.23	696
Second Home	140	9,424,162.95	6.75	12.519	179	95.92	716
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701
(1) Based on representations of the related borrower at the time of origination.

Geographic Distribution of the Mortgaged Properties for the Group III Loans

Geographic Distribution	# of Loans	Current Principal Balance	% of Pool by Principal Balance	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO
Alabama	8	$615,677.08	0.44%	12.788	179	98.36	703
Alaska	1	96,988.25	0.07	15.750	179	100.00	633
Arizona	146	9,156,550.97	6.56	12.299	179	97.41	699
California	249	21,178,106.99	15.16	11.345	178	96.76	708
Colorado	57	2,811,720.03	2.01	12.862	178	97.15	683
Connecticut	35	2,535,583.34	1.82	11.767	178	91.93	701
Delaware	11	730,284.17	0.52	12.734	178	95.45	674
District of Columbia	5	391,654.58	0.28	13.113	179	99.09	727
Florida	336	24,793,184.08	17.75	12.638	179	97.51	699
Georgia	79	3,663,965.83	2.62	12.113	180	96.62	699
Hawaii	10	1,370,229.49	0.98	11.068	179	95.47	732
Idaho	6	262,414.65	0.19	10.269	176	92.31	704
Illinois	124	8,238,293.24	5.90	11.392	179	96.36	703
Indiana	13	397,369.55	0.28	12.505	179	98.19	671
Iowa	2	66,053.07	0.05	10.384	178	95.01	652
Kansas	1	28,565.71	0.02	12.000	179	100.00	650
Kentucky	11	329,201.80	0.24	11.266	178	95.80	688
Louisiana	11	557,780.45	0.40	11.942	179	98.30	695
Maine	11	465,540.39	0.33	11.495	199	95.92	713
Maryland	101	6,825,540.04	4.89	11.776	179	96.53	690
Massachusetts	64	3,721,782.05	2.66	12.025	180	95.36	689
Michigan	40	2,230,248.84	1.60	11.080	180	92.28	697
Minnesota	34	1,831,797.29	1.31	11.894	178	96.96	688
Mississippi	9	261,786.11	0.19	12.303	178	97.90	723
Missouri	22	885,359.91	0.63	13.262	179	92.07	711
Montana	5	384,275.87	0.28	11.356	179	94.84	690
Nebraska	5	193,905.37	0.14	14.589	180	99.29	715
Nevada	64	4,183,785.76	3.00	11.936	179	98.49	695
New Hampshire	16	863,662.95	0.62	11.906	181	95.06	699
New Jersey	67	5,726,992.79	4.10	12.064	179	96.06	691
New Mexico	9	408,327.33	0.29	11.110	177	97.46	713
New York	75	7,067,062.80	5.06	11.915	180	96.06	706
North Carolina	99	4,383,580.14	3.14	11.568	178	96.33	702
North Dakota	1	22,930.10	0.02	13.125	239	95.00	632
Ohio	39	1,310,828.67	0.94	11.949	185	96.69	703
Oklahoma	3	45,687.34	0.03	12.222	179	93.11	747
Oregon	62	3,262,620.30	2.34	12.096	179	95.06	705
Pennsylvania	33	1,653,926.13	1.18	11.506	182	98.03	701
Rhode Island	14	660,404.20	0.47	11.756	181	97.34	734
South Carolina	42	2,121,222.87	1.52	12.027	185	96.21	696
Tennessee	19	563,744.49	0.40	11.467	179	94.66	710
Texas	37	1,198,888.85	0.86	11.792	179	95.60	715
Utah	23	1,883,455.59	1.35	12.134	179	95.36	726
Vermont	2	103,161.64	0.07	11.017	178	96.90	710
Virginia	94	6,642,995.42	4.76	11.767	178	97.22	697
Washington	47	2,750,377.57	1.97	12.071	179	95.76	700
West Virginia	4	204,459.04	0.15	11.920	178	99.48	668
Wisconsin	11	437,142.65	0.31	10.672	178	95.98	694
Wyoming	5	166,113.01	0.12	12.445	178	97.35	702
Total	2,162	$139,685,228.79	100.00%	11.954	179	96.58	701

AMERICAN HOME MORTGAGE ASSETS LLC
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more issuing entities to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by an issuing entity, which will be a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2007.

                                                                          TABLE OF CONTENTS

INTRODUCTION
General

THE MORTGAGE POOLS
General
The Mortgage Loans
Underwriting Standards
FICO Scores
Qualifications of Originators and Sellers
Representations by Sellers
Optional Purchase of Defaulted Mortgage Loans

STATIC POOL INFORMATION

SERVICING OF MORTGAGE LOANS
General
The Master Servicer
The Servicers
Collection and Other Servicing Procedures; Mortgage Loan Modifications
Special Servicers
Realization Upon or Sale of Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses; Retained Interest
Evidence as to Compliance

DESCRIPTION OF THE SECURITIES
General
Form of Securities
Global Securities
Assignment of Trust Fund Assets
Distribution Account
Distributions
Distributions of Interest and Principal on the Securities
Pre-Funding Account
Distributions on the Securities in Respect of Prepayment Premiums
Allocation of Losses and Shortfalls
Advances
Modifications
Reports to Securityholders

DESCRIPTION OF CREDIT ENHANCEMENT
General
Subordinate Securities
Cross-Collateralization
Overcollateralization
Financial Guaranty Insurance Policy
Mortgage Pool Insurance Policies
Letter of Credit
Special Hazard Insurance Policies
Reserve Funds
Cash Flow Agreements
Maintenance of Credit Enhancement
Reduction or Substitution of Credit Enhancement

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
Derivatives
Purchase Obligations

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
General
Primary Mortgage Insurance Policies
Hazard Insurance Policies
FHA Mortgage Insurance
VA Mortgage Guaranty

THE DEPOSITOR

THE AGREEMENTS
General
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default and Rights Upon Event of Default
Amendment
Termination; Retirement of Securities
The Trustee
Duties of the Trustee
Some Matters Regarding the Trustee
Resignation and Removal of the Trustee

YIELD CONSIDERATIONS

MATURITY AND PREPAYMENT CONSIDERATIONS

LEGAL ASPECTS OF MORTGAGE LOANS
Mortgages
Cooperative Mortgage Loans
Tax Aspects of Cooperative Ownership
Leases and Rents
Contracts
Foreclosure on Mortgages and Some Contracts
Foreclosure on Shares of Cooperatives
Repossession with respect to Contracts
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations on Lenders
Environmental Legislation
Consumer Protection Laws
Homeownership Act and Similar State Laws
Additional Consumer Protections Laws with Respect to Contracts
Enforceability of Certain Provisions
Subordinate Financing
Installment Contracts
Applicability of Usury Laws
Alternative Mortgage Instruments
Formaldehyde Litigation with Respect to Contracts
Servicemembers Relief Act
Forfeitures in Drug and RICO Proceedings
Junior Mortgages
Negative Amortization Loans

FEDERAL INCOME TAX CONSEQUENCES
General
REMICS
Notes
Grantor Trust Funds
Callable Classes

Penalty Avoidance

STATE AND OTHER TAX CONSEQUENCES

ERISA CONSIDERATIONS
Class Exemptions
Underwriter Exemption
Other Exemptions
ERISA Considerations Relating to Notes
Callable Securities
Tax Exempt Investors
Consultation with Counsel

LEGAL INVESTMENT MATTERS

USE OF PROCEEDS

METHODS OF DISTRIBUTION

LEGAL MATTERS

FINANCIAL INFORMATION

RATING

INCORPORATION OF INFORMATION BY REFERENCE

GLOSSARY

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The issuing entity assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans will not include “sub-prime” mortgage loans.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the issuing entity. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term.

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•
the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•
to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

The master servicer or another entity identified in the prospectus supplement may, at its option, purchase from the issuing entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

(1)  the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)  there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the issuing entity as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the issuing entity may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with the issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•
hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to the issuing entity, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the issuing entity (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that an issuing entity has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related issuing entity for any one or more of the following purposes described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Distribution Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related issuing entity or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related issuing entity are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in the issuing entity. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related issuing entity, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the issuing entity, and in some cases by the issuing entity to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the issuing entity on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four-family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Issuing Entity assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the issuing entity or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC for each series of securities. The depositor was formed in the State of Delaware on May 20, 2005 as a wholly-owned subsidiary of American Home Mortgage Corp., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related issuing entity and the trustee. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the issuing entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the issuing entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuing entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the issuing entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will an issuing entity created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the issuing entity for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the issuing entity, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its issuing entities under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The issuing entity with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in an issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

•
Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

•
Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

•
Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such issuing entity assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in an issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of an issuing entity as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the issuing entity in proportion to the dividends received by the shareholders from the issuing entity, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding, the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the issuing entity will be classified as a TMP, the issuing entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates and any notes that the related prospectus supplement designates as required to also be 100% owned directly or indirectly, through one or more wholly owned qualified REIT subsidiaries (together with the Trust Certificates, the “Equity Securities”). For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries (each, a “Disregarded Entity”), classification of the issuing entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuing entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities (a “TMP Trigger Event”), the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, no transfer of the Equity Securities will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities and (ii) if one or more classes of Equity Securities serve as collateral security for a financing transaction entered into by the REIT, qualified REIT subsidiary, or Disregarded Entity that owns such Equity Securities, in the event of default under the financing arrangement, the secured party would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, the assets of the issuing entity (exclusive of any assets which must be sold, as described below) will be transferred to a new trust (the “REMIC Trust”) and one or more REMIC elections will be made with respect to such REMIC Trust at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the issuing entity any REO property at the fair market value, and either restrict foreclosure on (within the REMIC Trust) or sell from the issuing entity any loan that is delinquent for 60 days or more.

Following a TMP Trigger Event, on the effective date of the REMIC election, each beneficial owner of an offered note will exchange its interest in the offered note for two things: a REMIC regular interest, which may be in the form of a certificate or a note, and a separate contractual right to receive payments from a reserve fund. The economic attributes and entitlements of the REMIC regular interest coupled with the contractual rights to receive payments from a reserve fund would be identical to those of the non-REMIC offered note exchanged therefor. The exchange would, nevertheless, be considered to be one on which the beneficial owner recognizes gain or loss equal to the difference, if any, between such beneficial owner’s adjusted basis in the non-REMIC offered note and the aggregate fair market value of the REMIC regular interest coupled with the contractual right to receive payments from a reserve fund.

See “Material Income Tax Consequences-Taxation of the REMIC” herein for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in an issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including an issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.
•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the issuing entity exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the issuing entity (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield supplement agreement to be held by the issuing entity if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the issuing entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted issuing entity asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the issuing entity to supplement the interest rates otherwise payable on obligations held by the issuing entity, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the issuing entity meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of an issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for issuing entities issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(1)  the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)  be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)  have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new issuing entity will be formed, and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to an issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York, 11747, or by telephone at (516) 396-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— American Home Mortgage Corp., the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream - Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity, which may be a Master Servicer Collection Account.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC - The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount— The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related issuing entity.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets —“Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related issuing entity.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Relief Act, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$1,200,086,000
(Approximate)

American Home Mortgage Assets LLC
Depositor

American Home Mortgage Assets Trust 2007-3,
Mortgage-Backed Pass-Through Certificates,
Series 2007-3

_______________________________

PROSPECTUS SUPPLEMENT
________________________________

RBS Greenwich Capital

JPMorgan	Morgan Stanley	Bear, Stearns & Co. Inc.

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.